   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 19, 1996

                                                     REGISTRATION NO. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                             SERVICE EXPERTS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                             7623                            62-1639453
 (State or Other Jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 Incorporation or Organization)       Classification Code Number)          Identification Number)

                             1134 MURFREESBORO ROAD
                           NASHVILLE, TENNESSEE 37217
                                 (615) 391-4600
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                ALAN R. SIELBECK
                             CHAIRMAN OF THE BOARD
                          AND CHIEF EXECUTIVE OFFICER
                             SERVICE EXPERTS, INC.
                             1134 MURFREESBORO ROAD
                           NASHVILLE, TENNESSEE 37217
                                 (615) 391-4600
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                             ---------------------
                                    COPY TO:

                              J. CHASE COLE, ESQ.
                         WALLER LANSDEN DORTCH & DAVIS,
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                           2100 NASHVILLE CITY CENTER
                                511 UNION STREET
                           NASHVILLE, TENNESSEE 37219
                                 (615) 244-6380

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.
                             ---------------------
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                        CALCULATION OF REGISTRATION FEE

- ---------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------
                                                                 PROPOSED MAXIMUM
               TITLE OF EACH CLASS OF SECURITIES                AGGREGATE OFFERING        AMOUNT OF
                       TO BE REGISTERED                              PRICE(1)        REGISTRATION FEE(2)
- ---------------------------------------------------------------------------------------------------------
Common Stock ($.01 par value per share)(3), Common Stock
  Warrants and Debt Securities.................................      $50,000,000           $17,242
- ---------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------

(1) The amount to be registered is the same as the proposed maximum aggregate offering price.
(2) Calculated pursuant to Rule 457(o) under the Securities Act of 1933 as amended.
(3) Includes shares of Common Stock to be resold upon exercise of Common Stock Warrants and conversion of Debt Securities issued pursuant to this Registration Statement.
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

PROSPECTUS
                                  $50,000,000

                        [LOGO] SERVICE EXPERTS LOGO(R)

            COMMON STOCK, COMMON STOCK WARRANTS AND DEBT SECURITIES
                             ---------------------

     This Prospectus relates to the offer by Service Experts, Inc., a Delaware corporation (the "Company"), of shares of the Company's Common Stock, $.01 par value per share ("Common Stock"), warrants to purchase Common Stock ("Common Stock Warrants") and the shares of Common Stock issued thereunder upon the exercise of such Common Stock Warrants, or debt securities ("Debt Securities"), and the shares of Common Stock issued thereunder upon the conversion thereof, with a collective aggregate offering price of up to $50,000,000 on terms to be determined at the time of any such offering. The Company may offer Common Stock, Common Stock Warrants, or Debt Securities (collectively, "Securities") from time to time in connection with the acquisitions of the assets or stock of heating, ventilating and air conditioning ("HVAC") service and replacement businesses. The consideration for the acquisition of the assets or stock of such entities may consist of cash, the assumption of liabilities, Securities, or any combination thereof, as determined pursuant to arms-length negotiations between the Company and the sellers of the assets or stock to be acquired. The Securities may be offered in such amounts, at such prices and on such terms to be set forth in a supplement to this Prospectus (a "Prospectus Supplement") or post-effective amendment (a "Post-Effective Amendment"), and will include, where applicable: (i) in the case of Common Stock, the specific number of shares and issuance price per share, (ii) in the case of Common Stock Warrants, the duration, offering price, exercise price and detachability, and (iii) in the case of Debt Securities, the specific title, aggregate principal amount, form, authorized denomination, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for any sinking fund payments and terms, if any for conversion into Common Stock.

     Common Stock issued pursuant to this Prospectus and any applicable Prospectus Supplement or Post-Effective Amendment to acquire the assets or stock of individual HVAC service and replacement businesses, as described above, may be reoffered pursuant hereto by the holders thereof (the "Selling Stockholders") from time to time in transactions on the Nasdaq Stock Market's National Market (the "Nasdaq National Market"), in negotiated transactions, through the writing of options on Securities, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices, or negotiated prices. The Selling Stockholders may effect such transactions by selling the Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of shares from whom such broker-dealer may act as agent or to whom they may sell as principal or both. See "Selling Stockholders".

     The Company will not receive any part of the proceeds from the resale by the Selling Stockholders of any Common Stock thereof pursuant hereto. The Company will bear all expenses (other than selling discounts and commissions and fees and expenses of the Selling Stockholders) in connection with the registration of the Common Stock being reoffered by the Selling Stockholders. The terms for the issuance of Securities may include provisions for the indemnification of the Selling Stockholders for certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").
                            ---------------------
         THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
             SEE "RISK FACTORS" APPEARING ON PAGES 8 THROUGH 11.
                            ---------------------
                  THESE SECURITIES HAVE NOT BEEN APPROVED OR
                  DISAPPROVED BY THE SECURITIES AND EXCHANGE
              COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
                ACCURACY AND ADEQUACY OF THIS PROSPECTUS. ANY
                      REPRESENTATION TO THE CONTRARY IS
                             A CRIMINAL OFFENSE.
                             ---------------------
       THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES
                 UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

September 19, 1996

                             AVAILABLE INFORMATION

     The Company has filed a Registration Statement on Form S-4, including amendments thereto, if any, with respect to the Securities (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"). This Prospectus and any accompanying Prospectus Supplement do not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus and any accompanying Prospectus Supplement concerning the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or as previously filed with the Commission and incorporated herein by reference. For further information with respect to the Company and the Securities, reference is made to the Registration Statement, exhibits and schedules. A copy of the Registration Statement may be inspected by anyone without charge at the Commission's principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Commission upon payment of certain fees prescribed by the Commission.

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, as well as the following Commission Regional Offices:
Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, and the address of such site is http://www.sec.gov. The Company's Common Stock is listed on the Nasdaq National Market, and such reports, proxy statements and other information can also be inspected at the offices of the National Association of Securities Dealers, Inc., located at 1735 K Street, N.W., Washington, D.C. 20549, at prescribed rates.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Simultaneously with the closing of its initial public offering, which occurred on August 21, 1996 (the "IPO"), the Company acquired, in separate transactions, 12 HVAC service and replacement businesses and Contractor Success Group, Inc. ("CSG") (collectively, the "Subsidiaries") in exchange for shares of Common Stock and cash (the "Combination"). Unless the context otherwise requires, all references herein to the "Company" or "Service Experts" shall mean Service Experts, Inc., a Delaware corporation, and the Subsidiaries. The term "Service Centers" refers to HVAC service and replacement businesses owned and operated by the Company.

                                  THE COMPANY

     Simultaneously with the completion of its IPO, the Company purchased all of the outstanding capital stock of the Subsidiaries. Management believes that the Company is one of the leading providers of residential HVAC services and replacement equipment in the United States. The Company's 1995 pro forma net revenues were approximately $59.7 million and 1995 pro forma cost of goods sold was approximately $36.1 million resulting in a gross margin of approximately $23.6 million. The Subsidiaries have experienced compounded annual revenue growth of approximately 31.6% from 1991 to 1995. Prior to the Combination, each of the Subsidiaries operated independently and was not under common control or management; accordingly, such results may not be comparable to or indicative of the Company's future performance. See "Summary Combined Financial Data."

     The Service Centers install, service and maintain central air conditioners, furnaces and heat pumps, primarily in existing homes. Management estimates that in 1995 over 80% of the Company's pro forma net revenue was derived from replacing, maintaining and servicing HVAC equipment at existing residences and commercial businesses and less than 20% was derived from installing new equipment at newly constructed homes and businesses. The Company focuses on the service and replacement segment of the HVAC industry rather than the new construction segment because management believes that the service and replacement segment exposes the Company to less credit risk and offers higher margins as a result of opportunities for more attractive pricing because of customers' demands for immediate, convenient and reliable service.

     CSG was formed in 1991 to offer HVAC companies proprietary products as well as marketing, management, educational and advisory services not available from industry trade associations. CSG currently has over 270 members serving distinct market areas of the United States. Management estimates that the aggregate annual revenues of the CSG members not owned by the Company are in excess of $500 million. CSG seeks to provide its members with a competitive advantage over other HVAC contractors in each member's market area by enabling members to operate their businesses with a higher degree of professionalism and by providing proven marketing and operational strategies designed for the HVAC industry. All of the Service Centers are members of CSG and operate in accordance with its recommended methods and procedures.

     The market for HVAC services and replacement equipment is large and growing. Management estimates, based on industry information, that the market for the service and replacement of HVAC systems in existing homes is approximately $24 billion annually. The installation and replacement segment of the industry has increased in size as a result of the aging of the installed base of residential systems, the introduction of new, energy efficient systems and the upgrading of existing homes to central air conditioning.

     The residential HVAC industry is highly fragmented, and management believes that this creates an opportunity for further acquisitions of HVAC businesses. Management believes these businesses are typically closely held, single-center operations that serve a limited geographic area. The businesses are heavily dependent upon referrals to generate businesses. In many cases, these businesses are operated by service technicians who lack the business and marketing expertise to expand their businesses, increase their profitability and compete effectively with larger operators.

     Management believes that the Company is positioned to capitalize on the fragmentation and growth of the HVAC service and replacement industry. The Company is implementing an aggressive acquisition strategy which targets for acquisition as "hubs" CSG members that are geographically desirable, financially stable, experienced in the industry and CSG operating methods and characterized by strong management. The Company also plans to increase market presence through acquisitions of other HVAC businesses that have long operating histories, large customer bases, experienced management and present opportunities to reduce overhead expenses or dispose of fixed assets to improve profitability. In addition, management believes that it will be able to improve the financial performance of acquired companies through the implementation of the methods and procedures developed by CSG.

     The Company's principal executive offices are located at 1134 Murfreesboro Road, Nashville, Tennessee 37217, and its telephone number is (615) 391-4600.

                        SUMMARY COMBINED FINANCIAL DATA

     The following table presents summary combined financial and operating data of the combined AC Service & Installation Co., Inc. and Donelson Air Conditioning Company, Inc. ("Acquiror"). Prior to the Combination, each of the Subsidiaries operated independently and was not under common control or management and some were not taxable entities; accordingly, the data may not be comparable to or indicative of post-combination results. The following should be read with the historical financial statements, the Pro Forma Combining Financial Statements and Notes thereto appearing elsewhere in this Prospectus. As a result of the adoption of Securities and Exchange Commission Staff Accounting Bulletin No. 97 ("SAB 97") on July 31, 1996, the presentation of financial information of the Company reflects AC Service & Installation Co., Inc. and Donelson Air Conditioning Company, Inc. as the acquiror of the other Subsidiaries because the stockholders of these companies received the largest ownership interest in the Company of any Subsidiary pursuant to the Combination. Notwithstanding this presentation, the Combination has been accounted for using the historical cost basis of the Subsidiaries in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 48 ("SAB 48").

                               COMBINED ACQUIROR

                                       YEAR ENDED DECEMBER 31,                        SIX MONTHS ENDED JUNE 30,
                        -----------------------------------------------------   --------------------------------------
                                                                   PRO FORMA                                PRO FORMA
                                                                  AS ADJUSTED                              AS ADJUSTED
                           1993          1994          1995       1995(1)(2)       1995          1996      1996(1)(2)
                        -----------   -----------   -----------   -----------   -----------   -----------  -----------
INCOME STATEMENT DATA:
  Net revenue.......... $10,292,295   $14,298,906   $16,452,622   $59,651,163   $ 7,671,638   $ 8,634,712  $32,204,438
  Cost of goods sold...   7,280,075    10,245,039    11,122,350    36,095,710     5,316,352     5,741,935   19,498,220
  Gross margin.........   3,012,220     4,053,867     5,330,272    23,555,453     2,355,286     2,892,777   12,706,218
  Selling, general and
    administrative
    expenses...........   2,908,741     3,786,221     4,591,636    15,670,975     2,252,947     3,024,184    8,632,488
  Income (loss) from
    operations.........     103,479       267,646       738,636     7,884,478       102,339      (131,407)   4,073,730
  Interest (expense)
    income, net........     (69,637)      (64,541)      (53,963)      256,206       (30,703)      (28,621)     140,396
  Pro forma net income
    (loss)(3)..........      88,746       162,129       423,354     5,201,787        55,709       (93,087)   2,733,337
  Pro forma net income
    per share(4).......                                           $      0.67                              $      0.35
  Pro forma weighted
    average shares
    outstanding(4).....                                             7,710,234                                7,710,234

                                                                                        JUNE 30,
                                                                                -------------------------
                                                                                               PRO FORMA
                                                                                              AS ADJUSTED
                                                                                   1996         1996(2)
                                                                                -----------   -----------
BALANCE SHEET DATA:
  Working capital.............................................................  $ 1,101,872   $11,181,890
  Total assets................................................................    5,028,844    26,925,452
  Total debt..................................................................       43,901            --
  Stockholders' equity........................................................    1,676,424    16,211,966

- ---------------

(1) The Combination was accounted for using the historical cost basis of the combined subsidiaries, in accordance with SAB 48.
(2) Pro forma, as adjusted, gives effect to the Combination as if such Combination had occurred as of January 1, 1995. In addition, the pro forma information is based on certain assumptions and adjustments. See notes to the Pro Forma Combining Financial Statements.
(3) Historical net income and income tax expense have been omitted because these amounts are not meaningful as a result of the different tax status of the Combined Acquiror and Subsidiaries. Pro forma net income represents the effect of taxing the entities under Subchapter C of the Internal Revenue Code.
(4) The computation of pro forma net income per share is based upon 7,710,234 weighted average shares of Common Stock outstanding, which includes (i) 4,527,010 shares distributed to the shareholders of the Subsidiaries, (ii) 1,462,100 shares held by existing stockholders of Service Experts, Inc. and
    (iii) 1,721,124 shares sold in the IPO to cover the cash portion of the distribution to be paid to the stockholders of the Subsidiaries, debt to be paid at closing, and associated costs of the IPO on shares used for the distribution and the paydown of debt.

                        CERTAIN INDIVIDUAL SUBSIDIARIES

                                                               YEAR ENDED DECEMBER 31,           SIX MONTHS ENDED JUNE 30,
                                                       ---------------------------------------   -------------------------
                                                          1993          1994          1995          1995          1996
                                                       -----------   -----------   -----------   -----------   -----------
CONTRACTOR SUCCESS GROUP, INC.
  Net revenue........................................  $ 2,414,497   $ 2,740,976   $ 3,229,558   $1,570,089    $1,693,636
  Cost of goods sold.................................      466,196       414,938       615,245      263,124       300,528
                                                       -----------   -----------   -----------   -----------   -----------
  Gross margin.......................................    1,948,301     2,326,038     2,614,313    1,306,965     1,393,108
  Selling, general and administrative expenses(1)....    1,224,819     1,456,424     1,339,221      537,366       732,524
                                                       -----------   -----------   -----------   -----------   -----------
  Income from operations.............................      723,482       869,614     1,275,092      769,599       660,584
  Interest (expense) income, net.....................      118,004       104,537       115,295       49,092        61,869
  Pro forma net income(2)............................      555,749       602,151       861,187      480,061       454,696
HARDWICK AIR MASTERS, INC.
  Net revenue........................................  $ 3,989,626   $ 4,797,873   $ 6,377,285   $2,964,718    $3,877,541
  Cost of goods sold.................................    2,986,702     3,418,062     4,556,146    2,083,397     2,856,457
                                                       -----------   -----------   -----------   -----------   -----------
  Gross margin.......................................    1,002,924     1,379,811     1,821,139      881,821     1,021,084
  Selling, general and administrative expenses(1)....      917,796     1,310,967     1,577,312      742,156       778,801
                                                       -----------   -----------   -----------   -----------   -----------
  Income from operations.............................       85,128        68,844       243,827      139,165       242,283
  Interest (expense) income, net.....................      (57,064)      (68,947)      (71,587)     (32,423 )     (51,526 )
  Net income.........................................       35,217         8,319       138,060       83,281       127,940
NORRELL HEATING & AIR CONDITIONING, INC.
  Net revenue........................................  $ 3,274,267   $ 3,508,903   $ 4,265,726   $1,971,802    $2,047,437
  Cost of goods sold.................................    2,285,621     2,436,732     2,852,690    1,334,641     1,406,695
                                                       -----------   -----------   -----------   -----------   -----------
  Gross margin.......................................      988,646     1,072,171     1,413,036      637,161       640,742
  Selling, general and administrative expenses(1)....      992,486     1,071,992     1,383,949      686,185       587,754
                                                       -----------   -----------   -----------   -----------   -----------
  Income (loss) from operations......................       (3,840)          179        29,087      (49,024 )      52,988
  Interest (expense) income, net.....................       10,360        17,949        26,772        6,673        22,313
  Net income (loss)..................................       34,527        27,088        79,550       (2,260 )      75,643
VISION HOLDING COMPANY, INC.(3)
  Net revenue........................................  $ 2,792,574   $ 3,525,119   $ 4,261,485   $2,008,262    $2,309,356
  Cost of goods sold.................................    1,751,998     2,400,309     2,738,022    1,385,883     1,542,173
                                                       -----------   -----------   -----------   -----------   -----------
  Gross margin.......................................    1,040,576     1,124,810     1,523,463      622,379       767,183
  Selling, general and administrative expenses(1)....      771,085       847,319     1,093,175      475,393       483,353
                                                       -----------   -----------   -----------   -----------   -----------
  Income from operations.............................      269,491       277,491       430,288      146,986       283,830
  Interest (expense) income, net.....................      (14,518)      (58,068)      (49,919)     (28,859 )     (28,234 )
  Net income.........................................      189,957       163,388       261,881       89,307       142,732
COMERFORD'S HEATING AND AIR CONDITIONING, INC.
  Net revenue........................................  $ 3,532,089   $ 3,715,214   $ 4,232,962   $1,904,167    $2,551,967
  Cost of goods sold.................................    2,031,910     2,113,176     2,271,332    1,106,727     1,293,770
                                                       -----------   -----------   -----------   -----------   -----------
  Gross margin.......................................    1,500,179     1,602,038     1,961,630      797,440     1,258,197
  Selling, general and administrative expenses(1)....    1,859,319     1,468,513     1,652,784      765,863       855,268
                                                       -----------   -----------   -----------   -----------   -----------
  Income (loss) from operations......................     (359,140)      133,525       308,846       31,577       402,929
  Interest (expense) income, net.....................       17,007        32,677        21,142        7,061        13,712
  Pro forma net income (loss)(2).....................     (190,963)       95,174       187,629       18,908       222,961
ROLF COAL AND FUEL CORP.
  Net revenue........................................  $ 3,036,009   $ 3,977,013   $ 4,104,580   $2,161,613    $2,448,305
  Cost of goods sold.................................    1,516,213     1,940,213     1,866,607    1,058,267       949,703
                                                       -----------   -----------   -----------   -----------   -----------
  Gross margin.......................................    1,519,796     2,036,800     2,237,973    1,103,346     1,498,602
  Selling, general and administrative expenses(1)....    1,568,095     1,941,143     2,142,778    1,290,320     1,528,166
                                                       -----------   -----------   -----------   -----------   -----------
  Income (loss) from operations......................      (48,299)       95,657        95,195     (186,974 )     (29,564 )
  Interest (expense) income, net.....................      (13,576)       (7,560)       (2,043)     (20,159 )     (19,867 )
  Net income (loss)..................................      (19,954)       69,952        44,107     (143,177 )     (15,481 )

                                                               YEAR ENDED DECEMBER 31,           SIX MONTHS ENDED JUNE 30,
                                                       ---------------------------------------   -------------------------
                                                          1993          1994          1995          1995          1996
                                                       -----------   -----------   -----------   -----------   -----------
ALL REMAINING SUBSIDIARIES(4)(5)
  Net revenue........................................  $ 6,592,940   $12,052,834   $16,866,945   $7,940,353    $8,711,484
  Cost of goods sold.................................    4,193,584     7,949,692    10,193,651    4,996,687     5,406,959
                                                       -----------   -----------   -----------   -----------   -----------
  Gross margin.......................................    2,399,356     4,103,142     6,673,294    2,943,666     3,304,525
  Selling, general and administrative expenses(1)....    2,077,692     3,526,100     5,065,741    2,337,681     3,157,645
                                                       -----------   -----------   -----------   -----------   -----------
  Income from operations.............................      321,664       577,042     1,607,553      605,985       146,880
  Interest (expense) income, net.....................      (39,852)      (65,873)      (88,393)     (32,036 )     (40,929 )
  Pro forma net income(2)............................      190,060       298,226       970,385      387,713       145,975

- ---------------

(1) Includes bad debt expense.
(2) Pro forma net income (loss) represents the effect of taxing the entity under Subchapter C of the Internal Revenue Code.
(3) 1993 represents period from March 1, 1993 through December 31, 1993.
(4) Air Experts, a United Services Co., Inc., Arrow Heating & Air Conditioning, Inc., Brand Heating & Air Conditioning, Inc., Coastal Air Conditioning Service, Inc., Gilley's Heating & Cooling, Inc., and Service Experts of Palm Springs, Inc.
(5) The selected financial data above represents the six smallest (by revenue) Subsidiaries which have been combined for the period from January 1, 1993 through June 30, 1996 except for the following Subsidiaries which are included from the date operations commenced as follows: Air Experts, a United Services Co., Inc. -- January 1, 1994; Arrow Heating & Air Conditioning, Inc. -- January 29, 1993; and Service Experts of Palm Springs, Inc. -- October 15, 1993.

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus, the following risk factors should be considered carefully in evaluating an investment in the shares of Common Stock offered hereby and any accompanying Prospectus Supplement or Post-Effective Amendment, as applicable. This discussion also identifies important cautionary factors that could cause the Company's actual results to differ materially from those projected in forward looking statements of the Company made by, or on behalf of the Company. In particular, the Company's forward looking statements, including those regarding the successful integration of the businesses of the Subsidiaries, the effective implementation of the Company's operating strategy, the availability of additional HVAC businesses for acquisition, the adequacy of the Company's capital resources and other statements regarding trends relating to various revenue and expense items, could be affected by a number of risks and uncertainties including those described below.

ABSENCE OF COMBINED OPERATING HISTORY; PRIOR SUBSIDIARY OPERATING LOSSES AND DEFICITS

     The Company was incorporated in March 1996 in connection with its IPO. Simultaneously with the closing of the IPO, the Company consummated the acquisition of the Subsidiaries. The Company did not conduct any operations of the Subsidiaries as a combined entity until the Combination was consummated. Accordingly, there can be no assurance that the Company will be able to integrate successfully the businesses of the Subsidiaries or to operate profitably. There can be no assurance that the Company's management group will be able to effectively manage the combined entity and effectively implement the Company's operating and acquisition strategies. Failure to integrate successfully the Subsidiaries and to implement the Company's operating and acquisition strategies could have a material adverse effect on the Company's net revenue and earnings. See "The Company -- Strategy." In addition, certain Subsidiaries have experienced operating losses and working capital deficits in the last several years. For the six months ended June 30,1996, AC Service & Installation Co., Inc./Donelson Air Conditioning Company, Inc., Rolf Coal and Fuel Corp., Coastal Air Conditioning Service, Inc. and Brand Heating & Air Conditioning, Inc. had operating losses of $131,407, $29,564, $136,899 and $221,905, respectively. At June 30, 1996 and December 31, 1995, Air Experts, a United Services Co., Inc., had working capital deficits of $71,965 and $245,381, respectively. There can be no assurance that such operating losses and working capital deficits will not continue. See the historical financial statements of the Subsidiaries and the notes thereto appearing elsewhere in this Prospectus.

RISKS ASSOCIATED WITH EXPANSION

     The success of the Company's acquisition strategy will depend on a number of factors, including (i) the Company's ability to locate existing HVAC service and replacement businesses for acquisitions and to successfully integrate the operations of companies acquired in the future into the Company's operations and
(ii) the availability of adequate financing to develop or acquire additional HVAC service and replacement businesses. The Company plans to incur indebtedness and to issue, from time to time, additional debt or equity securities, including the issuance of Securities in connection with the types of transactions identified on the cover page of this Prospectus. There can be no assurance that the Company's acquisition strategy will be successful, that modifications to the Company's strategy will not be required, that the Company will be able to effectively manage and enhance the profitability of additional Service Centers or that the Company will be able to obtain adequate financing on reasonable terms to develop or acquire additional HVAC service businesses. See "The
Company -- Strategy."

COMPETITION

     The HVAC service and replacement industry is highly competitive. The Company's Service Centers compete with other full-service HVAC businesses primarily on the basis of quality, reliability, customer service and price. In certain markets, the Company competes with utility companies which have access to capital, personnel, marketing and technological resources that are equal to or greater than those of the Company. Because of the fragmented nature of the industry and relatively low barriers to entry, additional competitors, including companies that offer other home improvement services in addition to HVAC services, may emerge that have greater access than the Company to capital, personnel and technological resources. There can be no assurance that the Company will be able to compete successfully with such competitors.

DEPENDENCE ON KEY PERSONNEL

     The success of the Company is dependent upon the continued services of the Company's senior management, particularly upon its Chairman of the Board and Chief Executive Officer, Alan R. Sielbeck, and its President and Chief Operating Officer, James D. Abrams. The loss of the services of Messrs. Sielbeck, Abrams or any of the Company's senior management would have a material adverse effect upon the Company's business and prospects. See "Management."

LABOR AVAILABILITY

     The timely provision of high-quality service by the Service Centers requires an adequate supply of skilled labor. In addition, the operating costs of each Service Center may be adversely affected by high turnover in skilled positions. Accordingly, the Company's ability to increase productivity and net earnings is limited to a degree by its ability to employ the skilled laborers necessary to meet the Company's service requirements. There can be no assurance that the Company will be able to maintain an adequate skilled labor force necessary to efficiently operate its Services Centers or that the Company's labor expenses will not increase as a result of a shortage in the supply of skilled workers.

SEASONAL AND CYCLICAL NATURE OF THE INDUSTRY

     The HVAC service industry generally experiences increased demand during the summer and winter months. The Company may, in certain periods, be affected by these seasonal trends. The residential HVAC service and replacement industry historically has been highly cyclical and is influenced by many of the same national and regional economic and demographic factors which affect demand for durable consumer goods, including consumer confidence, interest rates, availability of financing, regional population and employment trends, and general economic conditions. There can be no assurance that the HVAC service and replacement industry will not experience future declines or that such declines will not have a material adverse affect on the Company. See "The Company -- HVAC Service and Replacement Industry."

CONTROL BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     Directors, officers and 5% stockholders of the Company beneficially own approximately 43.0% of the outstanding Common Stock. See "Principal Stockholders." Accordingly, these persons will have substantial influence over the affairs of the Company, including the ability to influence the election of directors and other matters requiring stockholder approval.

CONFLICTS OF INTEREST

     Certain executive officers of the Company are owners of HVAC companies that are not affiliated with the Company. While such executive officers have agreed to devote their full time efforts to the operations of the Company, there can be no assurance that they will not periodically devote time and attention to the operations of HVAC companies that are not affiliated with the Company. Currently none of the unaffiliated companies owned by such executive officers are located in geographic areas served by the Company. There can be no assurance that the Company will not enter the markets served by these companies in the future. See "Management" and "Certain Transactions."

ABSENCE OF INTEGRATED OPERATING SYSTEMS

     The Company is implementing and integrating certain information and operating systems of the Subsidiaries. The Company may experience delays, complications and expenses in implementing, integrating and operating such systems, any of which could have a material adverse effect on the Company's operations, net revenue and earnings. See "The Company -- Services and Operations."

REGULATION

     HVAC systems are subject to various environmental statutes and regulations, including, but not limited to, laws and regulations implementing the Clean Air Act, as amended, relating to minimum energy efficiency standards of HVAC systems and the production, servicing and disposal of certain ozone depleting refrigerants used in such systems. In connection with the entry into new markets, the Company may become subject to compliance with additional regulations, and there can be no assurance that the regulatory environment in which the Company operates will not change significantly in the future.

     Various local, state and federal laws and regulations, including, but not limited to, laws and regulations implementing the Clean Air Act, as amended, impose licensing standards on technicians who service heating and air conditioning units. While the installers and technicians employed by the Service Centers are duly certified by applicable local, state and federal agencies and have been able to meet or exceed such standards to date, there can be no assurance that they will be able to meet future standards.

     In some states, warranties provided for in the Company's service agreements may be deemed insurance contracts by applicable state insurance regulatory agencies thereby subjecting the Company and the service agreements to the insurance laws and regulations of such state.

CERTAIN ANTI-TAKEOVER PROVISIONS

     Certain provisions of the Company's Restated Certificate of Incorporation and Bylaws and Delaware law may make a change in the control of the Company more difficult to effect, even if a change in control were in the stockholders' interest. Section 203 of the Delaware General Corporation Law would prevent an "interested stockholder" (defined in Section 203, generally, as a person owning 15% or more of the Company's outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with the Company for three years following the date such person became an interested stockholder unless certain conditions, including approval by the Company's Board of Directors, are met. The Company's Restated Certificate of Incorporation and Bylaws include certain super-majority voting requirements and, in addition, the Company's Restated Certificate of Incorporation allows the Board to determine the terms of the preferred stock which may be issued by the Company without approval of the holders of the Common Stock. The ability of the Company to issue preferred stock in such manner could enable the Board to prevent changes in management and control of the Company. The Board of the Company is divided into three classes of directors, with directors being elected for staggered three-year terms. Such staggered terms may affect the ability of the holders of the Common Stock to change control of the Company. See "Description of Capital Stock -- Anti-Takeover Provisions." In addition, certain provisions of the employment agreements between the Company and the executive officers of the Company may make a change of control more difficult. Pursuant to these employment agreements, upon a change in control of the Company, each executive officer shall be paid as severance pay such officer's base salary for the remaining term of the employment agreement. See "Management -- Employment Agreements."

VOLATILITY OF MARKET PRICE

     From time to time, there may be significant volatility in the market price of the Common Stock. Quarterly operating results of the Company, changes in earnings estimated by analysts, changes in general conditions in the economy or the financial markets or other developments affecting the Company could cause the market price of the Common Stock to fluctuate substantially. In addition, in recent years the stock market has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to their operating performance.

SHARES ELIGIBLE FOR FUTURE SALE

     Sales of a substantial number of shares of Common Stock in the public market could adversely affect the market price for the Common Stock. The number of shares of Common Stock available for sale in the public market is limited by restrictions under the Securities Act of 1933, as amended (the "Securities Act"), and lock-up agreements under which the holders of such shares have agreed not to sell or otherwise dispose of any of their shares for a period of 180 days after August 16, 1996 without the prior written consent of Equitable Securities Corporation on behalf of the underwriters of the IPO. On the date of this Prospectus, no shares other than the 2,587,500 shares sold in the IPO are eligible for sale. A total of 3,502,158 additional shares are subject to lock-up agreements and will be eligible for sale subject to the volume and holding period limitations of Rule 144 beginning two years after August 16, 1996.

                        SELECTED COMBINED FINANCIAL DATA

     Simultaneously with, and as a condition to, the closing of the IPO, the Company acquired the Subsidiaries. The Combination was accounted for using the historical cost basis of the Subsidiaries, in accordance with SAB 48. As a result of the adoption of SAB 97 on July 31, 1996, the presentation of financial information of the Company reflects the combined AC Service & Installation Co., Inc. and Donelson Air Conditioning Company, Inc. as the acquiror of the other Subsidiaries because the stockholders of these companies received the largest ownership interest in the Company pursuant to the Combination.

     Prior to the Combination, each of the Subsidiaries operated independently and was not under common control or management and some were not taxable entities; accordingly, the data may not be comparable to or indicative of post-combination results. Management believes that a combined presentation of financial information is most meaningful to investors' understanding of the results of operations, financial condition and cash flows of the Subsidiaries. The Company has adopted a December 31 fiscal year and has obtained audits for all of the Subsidiaries' financial statements for the years ended December 31, 1993, 1994 and 1995, or from the date operations commenced if subsequent to January 1, 1993.

     The Selected Combined Financial Data for the fiscal years ended December 31, 1993, 1994 and 1995 (except for pro forma amounts) have been derived from the financial statements of the combined AC Service & Installation Co., Inc. and Donelson Air Conditioning Company, Inc. which have been audited by Ernst & Young LLP, independent auditors. The Selected Combined Financial Data for the six months ended June 30, 1995 and 1996 have been derived from unaudited combined financial statements that appear elsewhere in this Prospectus. The Selected Combined Financial Data for the fiscal years ended December 31, 1991 and 1992 have been derived from unaudited combined financial statements not included elsewhere in this Prospectus. The unaudited combined financial statements have been prepared on the same basis as the audited combined financial statements and, in the opinion of management, contain all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the combined financial position and combined results of operations for the periods presented. The pro forma data gives effect to the Combination and distributions to the stockholders of the Subsidiaries. The pro forma data, as adjusted, gives effect to the sale of the shares of Common Stock in the IPO and the application of the net proceeds thereof and the consummation of the Combination, as if each transaction had occurred at the beginning of the periods presented. In addition, the pro forma information is based on available information and certain assumptions and adjustments. See notes to the Pro Forma Combining Financial Statements. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements of the Subsidiaries, including the related notes thereto, that appear elsewhere in this Prospectus.

     The selected financial data presented for each of the Subsidiaries for the years ended December 31, 1993, 1994 and 1995, or from the date operations commenced if subsequent to January 1, 1993, have been derived from the audited financial statements of each of these companies that have been audited by Ernst & Young LLP, independent auditors. The selected financial data presented for each of the Subsidiaries for the six months ended June 30, 1995 and 1996 have been derived from the unaudited financial statements of each of these companies that appear elsewhere in this Prospectus. The selected financial data presented for each of the Subsidiaries for the years ended December 31, 1991 and 1992, or from the date operations commenced if subsequent to January 1, 1991, have been derived from the unaudited financial statements of each of these companies not included elsewhere in this Prospectus. The unaudited financial statements have been prepared on the same basis as the audited financial statements, and in the opinion of the Subsidiaries' management, contain all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial position and results of operations for the periods presented. The selected financial data of the Subsidiaries have been presented as follows:

     - Combined AC Service & Installation Co., Inc. and Donelson Air Conditioning Company, Inc., including pro forma information
     - Contractor Success Group, Inc.
     - Hardwick Air Masters, Inc.
     - Norrell Heating & Air Conditioning, Inc.
     - Vision Holding Company, Inc.
     - Comerford's Heating and Air Conditioning, Inc.
     - Rolf Coal and Fuel Corp.
     - All remaining Subsidiaries are included on a combined basis and include the following:
          - Air Experts, a United Services Co., Inc.
          - Arrow Heating & Air Conditioning, Inc.
          - Brand Heating & Air Conditioning, Inc.
          - Coastal Air Conditioning Service, Inc.
          - Gilley's Heating & Cooling, Inc.
          - Service Experts of Palm Springs, Inc.

                              COMBINED ACQUIROR(1)

                                                                                                              SIX MONTHS ENDED
                                                YEAR ENDED DECEMBER 31,                                           JUNE 30,
                ---------------------------------------------------------------------------------------   -------------------------
                                                                                          PRO FORMA
                                                                                      AS ADJUSTED(2)(3)
                   1991          1992          1993          1994          1995             1995             1995          1996
                -----------   -----------   -----------   -----------   -----------   -----------------   -----------   -----------
INCOME STATEMENT
  DATA:
Net revenue...  $ 5,781,768   $ 8,197,690   $10,292,295   $14,298,906   $16,452,622      $59,651,163      $ 7,671,638   $ 8,634,712
Cost of goods
  sold........    3,977,827     5,991,098     7,280,075    10,245,039    11,122,350       36,095,710        5,316,352     5,741,935
                -----------   -----------   -----------   -----------   -----------   -----------------   -----------   -----------
Gross
  margin......    1,803,941     2,206,592     3,012,220     4,053,867     5,330,272       23,555,453        2,355,286     2,892,777
Selling,
  general and
administrative
  expenses....    1,602,061     2,163,084     2,908,741     3,786,221     4,591,636       15,670,975        2,252,947     3,024,184
                -----------   -----------   -----------   -----------   -----------   -----------------   -----------   -----------
Income (loss)
  from
 operations...      201,880        43,508       103,479       267,646       738,636        7,884,478          102,339      (131,407)
Other income
  (expense):
  Interest
    expense...      (21,917)      (36,026)      (74,631)      (71,600)      (77,149)              --          (32,698)      (40,484)
  Interest
    income....        7,846        16,613         4,994         7,059        23,186          256,206            1,995        11,863
  Other income
   (expense)..      (51,751)       26,662        68,450        17,065        25,569          298,736           21,101        20,855
                -----------   -----------   -----------   -----------   -----------   -----------------   -----------   -----------
                    (65,822)        7,249        (1,187)      (47,476)      (28,394)         554,942           (9,602)       (7,766)
Income (loss)
  before
  tax.........      136,058        50,757       102,292       220,170       710,242        8,439,420           92,737      (139,173)
Pro forma
  income tax
 expense(4)...       34,681        17,845        13,546        58,041       286,888        3,237,633           37,028       (46,086)
                -----------   -----------   -----------   -----------   -----------   -----------------   -----------   -----------
Pro forma net
  income
  (loss)(4)...  $   101,377   $    32,912   $    88,746   $   162,129   $   423,354      $ 5,201,787      $    55,709   $   (93,087)
                 ==========    ==========    ==========    ==========    ==========   ===============      ==========    ==========
Pro forma net
  income per
  share(5)....                                                                           $      0.67
Pro forma
  weighted
  average
  shares
  outstanding(5)                                                                           7,710,234


                    PRO FORMA
                AS ADJUSTED(2)(3)
                      1996
                -----------------
INCOME STATEME
  DATA:
Net revenue...     $32,204,438
Cost of goods
  sold........      19,498,220
                -----------------
Gross
  margin......      12,706,218
Selling,
  general and
administrative
  expenses....       8,632,488
                -----------------
Income (loss)
  from
 operations...       4,073,730
Other income
  (expense):
  Interest
    expense...              --
  Interest
    income....         140,396
  Other income
   (expense)..         112,944
                -----------------
                       253,340
Income (loss)
  before
  tax.........       4,327,070
Pro forma
  income tax
 expense(4)...       1,593,733
                -----------------
Pro forma net
  income
  (loss)(4)...     $ 2,733,337
                ===============
Pro forma net
  income per
  share(5)....     $      0.35
Pro forma
  weighted
  average
  shares
  outstanding(5)     7,710,234

                                                                                                               JUNE 30,
                                                                                                      ---------------------------
                                       DECEMBER 31,                                                                  PRO FORMA
                ----------------------------------------------------------                                         AS ADJUSTED(3)
                   1991        1992        1993        1994        1995                                  1996           1996
                ----------  ----------  ----------  ----------  ----------                            -----------  --------------
BALANCE SHEET
 DATA:
 Working
   capital..... $  527,905  $  870,155  $  758,049  $  614,770  $1,182,653                            $ 1,101,872   $ 11,181,890
 Total
   assets......  1,507,497   2,796,279   3,313,115   3,931,581   4,569,910                              5,028,844     26,925,452
 Total debt....    356,982   1,163,006   1,141,709   1,070,812   1,289,602                                 43,901             --
 Stockholders'
   equity......    471,858     940,514     921,060   1,100,104   1,728,658                              1,676,424     16,211,966

- ---------------

(1) The selected financial data above includes AC Service & Installation Co., Inc., from the period January 1, 1991 through June 30, 1996 and Donelson Air Conditioning Company, Inc. from the period beginning December 2, 1991 through June 30, 1996.
(2) The Combination was accounted for using historical cost basis of the Combined Subsidiaries, in accordance with SAB 48. Accordingly, the Company will record the net assets acquired at the Subsidiaries' historical cost basis.
(3) Pro forma information gives effect to the Combination prior to the IPO. Pro forma data, as adjusted, gives effect to the IPO, the sale of the shares of Common Stock offered thereby and the application of the net proceeds therefrom as if such sale had occurred at the beginning of the periods presented. See the notes to the Pro Forma Combining Financial Statements.
(4) Historical net income and income tax expense have been omitted because these amounts are not meaningful due to the different tax status of the Combined Acquiror and Subsidiaries. Pro forma net income represents the effect of taxing the entity under Subchapter C of the Internal Revenue Code.
(5) The computation of pro forma net income per share is based upon 7,710,234 weighted average shares of Common Stock outstanding, which includes (i) 4,527,010 shares distributed to the stockholders of the Subsidiaries, (ii) 1,462,100 shares outstanding held by existing stockholders of Service Experts, Inc. and (iii) 1,721,124 shares sold in the IPO to cover the cash portion of the distribution to be paid to the stockholders of the Subsidiaries, debt to be paid at closing, and associated costs of the offering on shares used for the distribution and the paydown of debt.

                         CONTRACTOR SUCCESS GROUP, INC.

                                                                                                           SIX MONTHS ENDED
                                                          YEAR ENDED DECEMBER 31,                              JUNE 30,
                                      ---------------------------------------------------------------   -----------------------
                                         1991          1992         1993         1994         1995         1995         1996
                                      -----------   ----------   ----------   ----------   ----------   ----------   ----------
INCOME STATEMENT DATA:
  Net revenue.......................  $1,105,805    $2,445,839   $2,414,497   $2,740,976   $3,229,558   $1,570,089   $1,693,636
  Cost of goods sold................     341,823       195,161      466,196      414,938      615,245      263,124      300,528
                                      -----------   ----------   ----------   ----------   ----------   ----------   ----------
  Gross margin......................     763,982     2,250,678    1,948,301    2,326,038    2,614,313    1,306,965    1,393,108
  Selling, general and
    administrative expenses.........     397,106     1,422,338    1,224,819    1,456,424    1,339,221      537,366      732,524
                                      -----------   ----------   ----------   ----------   ----------   ----------   ----------
  Income from operations............     366,786       828,340      723,482      869,614    1,275,092      769,599      660,584
  Interest (expense) income,
    net.............................          --       101,341      118,004      104,537      115,295       49,092       61,869
  Pro forma net income(2)...........     226,276       576,402      555,749      602,151      861,187      480,061      454,696

                                                           DECEMBER 31,
                                  ---------------------------------------------------------------                    JUNE 30,
                                     1991          1992         1993         1994         1995                        1996
                                  -----------   ----------   ----------   ----------   ----------                 -----------
BALANCE SHEET DATA:
  Working capital...............  $   35,613    $  337,829   $  314,315   $  418,050   $  250,703                   $ 527,301
  Total assets..................      42,449       795,452      788,063      995,212    1,410,691                   1,174,821
  Total debt....................          --         1,658        5,295        5,835      263,277                          --
  Stockholders' equity..........      42,449       736,044      660,821      784,972      731,159                     986,612

- ---------------

(1) Pro forma net income represents the effect of taxing the entity under Subchapter C of the Internal Revenue Code.

                           HARDWICK AIR MASTERS, INC.

                                                                                                          SIX MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                               JUNE 30,
                                    ----------------------------------------------------------------   -----------------------
                                       1991          1992          1993         1994         1995         1995         1996
                                    -----------   -----------   ----------   ----------   ----------   ----------   ----------
INCOME STATEMENT DATA:
  Net revenue.....................  $2,595,495    $3,007,132    $3,989,626   $4,797,873   $6,377,285   $2,964,718   $3,877,541
  Cost of goods sold..............   1,975,923     2,315,556     2,986,702    3,418,062    4,556,146    2,083,397    2,856,457
                                    -----------   -----------   ----------   ----------   ----------   ----------   ----------
  Gross margin....................     619,572       691,576     1,002,924    1,379,811    1,821,139      881,821    1,021,084
  Selling, general and
    administrative expenses.......     563,099       720,758       917,796    1,310,967    1,577,312      742,156      778,801
                                    -----------   -----------   ----------   ----------   ----------   ----------   ----------
  Income (loss) from operations...      56,473       (29,182 )      85,128       68,844      243,827      139,165      242,283
  Interest (expense) income,
    net...........................     (49,607 )     (40,493 )     (57,064)     (68,947)     (71,587)     (32,423)     (51,526)
  Net income (loss)...............      32,060       (31,175 )      35,217        8,319      138,060       83,281      127,940

                                                          DECEMBER 31,
                                ----------------------------------------------------------------                     JUNE 30,
                                   1991          1992          1993         1994         1995                         1996
                                -----------   -----------   ----------   ----------   ----------                  -----------
BALANCE SHEET DATA:
  Working capital.............  $   36,209    $   87,376    $ (114,513)  $  (32,955)  $  164,691                   $ 288,063
  Total assets................     812,860       935,769     1,398,397    1,494,644    1,979,439                   2,394,270
  Total debt..................     323,226       351,278       520,662      473,094      607,237                     441,867
  Stockholders' equity........     101,471        70,296       105,513      113,832      251,892                     596,849

                    NORRELL HEATING & AIR CONDITIONING, INC.

                                                                                                         SIX MONTHS ENDED
                                                    YEAR ENDED DECEMBER 31,                                  JUNE 30,
                                ----------------------------------------------------------------     -------------------------
                                   1991          1992          1993         1994         1995           1995           1996
                                -----------   -----------   ----------   ----------   ----------     ----------     ----------
INCOME STATEMENT DATA:
  Net revenue.................  $2,010,678    $2,752,019    $3,274,267   $3,508,903   $4,265,726     $1,971,802     $2,047,437
  Cost of goods sold..........   1,262,311     1,963,704     2,285,621    2,436,732    2,852,690      1,334,641      1,406,695
                                -----------   -----------   ----------   ----------   ----------     ----------     ----------
  Gross margin................     748,367       788,315       988,646    1,072,171    1,413,036        637,161        640,742
  Selling, general and
    administrative expenses...     745,321       781,042       992,486    1,071,992    1,383,949        686,185        587,754
                                -----------   -----------   ----------   ----------   ----------     ----------     ----------
  Income (loss) from
    operations................       3,046         7,273        (3,840)         179       29,087        (49,024)        52,988
  Interest (expense) income,
    net.......................      (2,171 )       3,251        10,360       17,949       26,772          6,673         22,313
  Net income (loss)...........      16,716        22,702        34,527       27,088       79,550         (2,260)        75,643

                                                             DECEMBER 31,
                                  ------------------------------------------------------------------                   JUNE 30,
                                     1991          1992          1993          1994          1995                       1996
                                  ----------    ----------    ----------    ----------    ----------                  -----------
BALANCE SHEET DATA:
  Working capital...............  $  (43,564)   $   (6,634)   $   23,270    $   46,105    $  171,001                 $ 350,460
  Total assets..................     431,936       514,769       770,727       776,738     1,594,242                 1,318,443
  Total debt....................      40,000            --            --            --            --                        --
  Stockholders' equity..........     138,275       120,977       155,504       177,812       268,300                   343,943

                          VISION HOLDING COMPANY, INC.

                                                         PERIOD FROM            YEAR ENDED             SIX MONTHS ENDED
                                                        MARCH 1, 1993          DECEMBER 31,                JUNE 30,
                                                           THROUGH        -----------------------   -----------------------
                                                      DECEMBER 31, 1993      1994         1995         1995         1996
                                                      -----------------   ----------   ----------   ----------   ----------
INCOME STATEMENT DATA:
  Net revenue.......................................     $ 2,792,574      $3,525,119   $4,261,485   $2,008,262   $2,309,356
  Cost of goods sold................................       1,751,998       2,400,309    2,738,022    1,385,883    1,542,173
                                                      -----------------   ----------   ----------   ----------   ----------
  Gross margin......................................       1,040,576       1,124,810    1,523,463      622,379      767,183
  Selling, general and administrative expenses......         771,085         847,319    1,093,175      475,393      483,353
                                                      -----------------   ----------   ----------   ----------   ----------
  Income from operations............................         269,491         277,491      430,288      146,986      283,830
  Interest (expense) income, net....................         (14,518)        (58,068)     (49,919)     (28,859)     (28,234)
  Net income........................................         189,957         163,388      261,881       89,307      142,732

                                                                     DECEMBER 31,
                                                      -------------------------------------------                  JUNE 30,
                                                            1993             1994         1995                      1996
                                                      -----------------   ----------   ----------                -----------
BALANCE SHEET DATA:
  Working capital...................................     $   188,308      $   46,537   $  348,606                 $ 518,707
  Total assets......................................       1,883,541       1,952,778    2,128,703                 2,582,475
  Total debt........................................       1,091,136         906,688      783,431                   763,648
  Stockholders' equity..............................         209,557         372,945      634,826                   777,558

                 COMERFORD'S HEATING AND AIR CONDITIONING, INC.

                                                                                                           SIX MONTHS ENDED
                                                          YEAR ENDED DECEMBER 31,                              JUNE 30,
                                       --------------------------------------------------------------   -----------------------
                                          1991         1992         1993         1994         1995         1995         1996
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
INCOME STATEMENT DATA:
  Net revenue........................  $1,748,734   $2,542,455   $3,532,089   $3,715,214   $4,232,962   $1,904,167   $2,551,967
  Cost of goods sold.................     944,305    1,555,190    2,031,910    2,113,176    2,271,332    1,106,727    1,293,770
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Gross margin.......................     804,429      987,265    1,500,179    1,602,038    1,961,630      797,440    1,258,197
  Selling, general and administrative
    expenses.........................     859,036      857,398    1,859,319    1,468,513    1,652,784      765,863      855,268
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Income (loss) from operations......     (54,607)     129,867     (359,140)     133,525      308,846       31,577      402,929
  Interest (expense) income,
    net..............................      39,375       23,470       17,007       32,677       21,142        7,061       13,712
  Pro forma net income (loss)(1).....       1,984       98,982     (190,963)      95,174      187,629       18,908      222,961

                                                                DECEMBER 31,
                                       --------------------------------------------------------------          JUNE 30,
                                          1991         1992         1993         1994         1995               1996
                                       ----------   ----------   ----------   ----------   ----------          ---------
BALANCE SHEET DATA:
  Working capital....................  $  629,897   $  709,011   $  316,350   $  466,420   $  655,395          $ 738,022
  Total assets.......................     786,820    1,127,656    1,633,407    1,277,526    1,348,321          1,614,829
  Total debt.........................          --           --           --       43,185       31,699             47,805
  Stockholders' equity...............     722,077      840,627      542,391      717,884      851,038            922,765

- ---------------

(1) Pro forma net income (loss) represents the effect of taxing the entity under Subchapter C of the Internal Revenue Code.

                            ROLF COAL AND FUEL CORP.

                                                                                                           SIX MONTHS ENDED
                                                          YEAR ENDED DECEMBER 31,                              JUNE 30,
                                       --------------------------------------------------------------   -----------------------
                                          1991         1992         1993         1994         1995         1995         1996
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
INCOME STATEMENT DATA:
  Net revenue........................  $2,880,070   $2,860,888   $3,036,009   $3,977,013   $4,104,580   $2,161,613   $2,448,305
  Cost of goods sold.................   1,539,195    1,527,438    1,516,213    1,940,213    1,866,607    1,058,267      949,703
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Gross margin.......................   1,340,875    1,333,450    1,519,796    2,036,800    2,237,973    1,103,346    1,498,602
  Selling, general and administrative
    expenses.........................   1,269,951    1,361,967    1,568,095    1,941,143    2,142,778    1,290,320    1,528,166
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Income (loss) from operations......      70,924      (28,517)     (48,299)      95,657       95,195     (186,974)     (29,564)
  Interest (expense) income, net.....     (16,881)     (16,113)     (13,576)      (7,560)      (2,043)     (20,159)     (19,867)
  Net income (loss)..................      40,045      (33,836)     (19,954)      69,952       44,107     (143,177)     (15,481)

                                                                DECEMBER 31,
                                       --------------------------------------------------------------           JUNE 30,
                                          1991         1992         1993         1994         1995                1996
                                       ----------   ----------   ----------   ----------   ----------          -------------
BALANCE SHEET DATA:
  Working capital....................  $  123,514   $  182,473   $  205,142   $  110,102   $   93,231          $   55,633
  Total assets.......................     794,309      760,296      761,224    1,031,011    1,405,081           1,312,853
  Total debt.........................     278,000      175,518       83,424      118,148       39,037             151,277
  Stockholders' equity...............     285,544      251,708      231,754      301,706      345,813             300,332

                        ALL REMAINING SUBSIDIARIES(1)(2)

                                                                                                           SIX MONTHS ENDED
                                                         YEAR ENDED DECEMBER 31,                               JUNE 30,
                                     ----------------------------------------------------------------   -----------------------
                                        1991         1992         1993         1994          1995          1995         1996
                                     ----------   ----------   ----------   -----------   -----------   ----------   ----------
INCOME STATEMENT DATA:
  Net revenue......................  $3,746,174   $4,641,432   $6,592,940   $12,052,834   $16,866,945   $7,940,353   $8,711,484
  Cost of goods sold...............   2,454,816    3,101,999    4,193,584     7,949,692    10,193,651    4,996,687    5,406,959
                                     ----------   ----------   ----------   -----------   -----------   ----------   ----------
  Gross margin.....................   1,291,358    1,539,433    2,399,356     4,103,142     6,673,294    2,943,666    3,304,525
  Selling, general and
    administrative expenses........   1,224,871    1,489,548    2,077,692     3,526,100     5,065,741    2,337,681    3,157,645
                                     ----------   ----------   ----------   -----------   -----------   ----------   ----------
  Income from operations...........      66,487       49,885      321,664       577,042     1,607,553      605,985      146,880
  Interest (expense) income,
    net............................     (29,664)     (29,540)     (39,852)      (65,873)      (88,393)     (32,036)     (40,929)
  Pro forma net income(3)..........       8,624        7,732      190,060       298,226       970,385      387,713      145,975

                                                            DECEMBER 31,
                                  ----------------------------------------------------------------            JUNE 30,
                                     1991         1992         1993         1994          1995                  1996
                                  ----------   ----------   ----------   -----------   -----------           ----------
BALANCE SHEET DATA:
  Working capital...............  $  261,100   $  226,982   $  602,539   $   319,557   $ 1,317,893           $1,100,260
  Total assets..................   1,028,014    1,219,557    1,866,168     3,709,972     4,992,214            5,779,951
  Total debt....................     376,446      697,147      482,866     1,173,567     1,081,892            1,087,904
  Stockholders' equity..........     462,303      456,511      732,384     1,214,560     2,463,709            2,388,133

- ---------------

(1) Air Experts, a United Services Co., Inc., Arrow Heating & Air Conditioning, Inc., Brand Heating & Air Conditioning, Inc., Coastal Air Conditioning Service, Inc., Gilley's Heating & Cooling, Inc., and Service Experts of Palm Springs, Inc.
(2) The selected financial data above represents the six smallest (by revenue) Subsidiaries which have been combined for the period from January 1, 1991 through June 30, 1996 except for the following Subsidiaries which are included from the date operations commenced as follows: Air Experts, a United Services Co., Inc. -- January 1, 1994; Arrow Heating & Air Conditioning, Inc. -- January 29, 1993; Service Experts of Palm Springs, Inc. -- October 15, 1993.
(3) Pro forma net income represents the effect of taxing the entity under Subchapter C of the Internal Revenue Code.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the information contained in the combined Financial Statements and Pro Forma Combining Financial Information, including the Notes thereto, and the other financial information appearing elsewhere in this Prospectus. As a result of the adoption of SAB 97 on July 31, 1996, the presentation of financial information reflects the combined AC Service & Installation Co., Inc. and Donelson Air Conditioning Company, Inc. as the acquiror of the other Subsidiaries because the stockholders of these companies received the largest ownership interest in the Company of any Subsidiary pursuant to the Combination.

COMBINED SUBSIDIARIES

Overview

     Simultaneously with the completion of the IPO, the Company acquired all of the outstanding capital stock of the Subsidiaries. Management believes that the Subsidiaries, on an individual basis, generally have been successful by implementing the strategies and recommendations of CSG. All of the Service Centers are members of CSG and operate in accordance with its recommended methods and procedures. Management further believes that certain efficiencies are being derived from the consolidation of the Subsidiaries. These efficiencies include centralized negotiation of contracts with major suppliers and insurance carriers, consolidation of certain accounting and administration functions, implementation of a more efficient cash management system and consolidation of employee benefits programs. A portion of any operating efficiencies will be offset by increased general and administrative expenses at the Company's corporate headquarters. There can be no assurance that the Company will be able to integrate successfully the businesses of the Subsidiaries or to operate profitably. In addition, there can be no assurance that management will be able to effectively manage the combined entity and effectively implement the Company's operating and acquisition strategies. Failure to integrate successfully the Subsidiaries and to implement the Company's operating and acquisition strategies could have a material adverse effect on the Company's net revenue and earnings.

     The Subsidiaries have been managed throughout the periods presented as independent private companies, and, as such, their results of operations reflect different tax structures which have influenced, among other things, their historical levels of owner's compensation. These owners and certain key employees have agreed to certain reductions in their compensation in connection with the Combination. These reductions equaled approximately $3.5 million based upon 1995 actual compensation expense.

     Management believes that the Company is positioned to capitalize on the fragmentation and growth of the HVAC service and replacement industry. The Company is implementing an aggressive acquisition strategy which targets for acquisition as "hubs" CSG members with strong management that are within a desirable geographic area, financially stable, experienced in the industry and familiar with CSG operating methods. The Company also plans to increase its market presence through acquisitions of other HVAC businesses that have long operating histories, large customer bases, experienced management and who present opportunities to reduce overhead expenses or dispose of fixed assets to improve profitability. In addition, management believes that it will be able to improve the financial performance of acquired companies through the implementation of the methods and procedures developed by CSG. There can be no assurance the Company's acquisition strategy will be successful, that modifications to the Company's strategy will not be required or that the Company will be able to obtain adequate financing on reasonable terms to develop or acquire additional HVAC service businesses.

     The Company has a $10 million unsecured revolving credit facility and an additional $10 million unsecured discretionary revolving credit facility with SunTrust Bank, Nashville, N.A. available through September 10, 1998 (together, the "Credit Facilities"). Borrowings under the Credit Facilities bear interest at a variable rate equal to the 30-day LIBOR, as such rate changes from time to time, plus a variable margin of from 125 to 250 basis points depending on the Company's funded debt to EBIDTA ratio determined on a quarterly basis. The Credit Facilities impose customary restrictions on the Company with respect to the maintenance of certain financial ratios and specified net worth, the incurrence of indebtedness, the sale of assets, consolidations, mergers and the payments of dividends.

AC SERVICE & INSTALLATION CO., INC. AND DONELSON AIR CONDITIONING COMPANY, INC.

Results of Operations

     The following table sets forth certain selected financial data and data as a percentage of net revenue for the periods indicated (dollar amounts in thousands):

                                                                                            SIX MONTHS ENDED
                                         YEAR ENDED DECEMBER 31,                                JUNE 30,
                           ----------------------------------------------------     --------------------------------
                                1993               1994               1995              1995               1996
                           --------------     --------------     --------------     -------------     --------------
Net revenue............... $10,292  100.0%    $14,299  100.0%    $16,453  100.0%    $7,671  100.0%    $8,635   100.0%
Cost of goods sold........   7,280   70.7      10,245   71.6      11,122   67.6      5,316   69.3      5,742    66.5
                           -------  -----     -------  -----     -------  -----     ------  -----     ------  ------
Gross margin..............   3,012   29.3       4,054   28.4       5,331   32.4      2,355   30.7      2,893    33.5
Selling, general and
  administrative
  expenses................   2,909   28.3       3,786   26.5       4,592   27.9      2,253   29.4      3,024    35.0
                           -------  -----     -------  -----     -------  -----     ------  -----     ------  ------
Income (loss) from
  operations.............. $   103    1.0%    $   268    1.9%    $   739    4.5%    $  102    1.3%    $ (131)   (1.5)%
                           ======== =====     ======== =====     ======== =====     ======  =====     ======  ======

  Six Months Ended June 30, 1996 Compared to Six Months Ended June 30, 1995

     Net Revenue. Net revenue increased $1.0 million, or 12.6%, from $7.7 million for the six months ended June 30, 1995 to $8.7 million for the six months ended June 30, 1996. The increase in net revenue is primarily attributable to promotion of service contracts and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $426,000, or 8.0%, from $5.3 million for the six months ended June 30, 1995 to $5.7 million for the six months ended June 30, 1996. As a percentage of net revenue, cost of goods sold decreased from 69.3% for the six months ended June 30, 1995 to 66.5% for the six months ended June 30, 1996. The decrease as a percentage of net revenue was primarily attributable to the promotion of higher margin service contracts and volume purchasing discounts.

     Gross Margin/Profit. Gross margin increased $537,000, or 22.8%, from $2.4 million for the six months ended June 30, 1995 to $2.9 million for the six months ended June 30, 1996. As a percentage of net revenue, gross margin increased 2.8% from 30.7% for the six months ended June 30, 1995 to 33.5% for the six months ended June 30, 1996. The increase as a percentage of net revenue was primarily attributable to the promotion of higher margin service contracts and volume purchasing discounts.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $771,000, or 34.2%, from $2.2 million for the six months ended June 30, 1995 to $3.0 million for the six months ended June 30, 1996. As a percentage of net revenue, selling, general and administrative expenses increased from 29.4% for the six months ended June 30, 1995 to 35.0% for the six months ended June 30, 1996. The increase as a percentage of net revenue was primarily attributable to an increase in compensation expense resulting from special S corporation distributions in anticipation of the Combination.

     Income (Loss) from Operations. Income from operations decreased $233,000, or 228.4%, from $102,000 for the six months ended June 30, 1995 to ($131,000) for the six months ended June 30, 1996. As a percentage of net revenue, income from operations decreased from 1.3% for the six months ended June 30, 1995 to (1.5)% for the six months ended June 30, 1996.

  Year Ended December 31, 1995 Compared to December 31, 1994

     Net Revenue. Net revenue increased $2.2 million, or 15.1%, from $14.3 million in 1994 to $16.5 million in 1995. The increase in net revenue was primarily attributable to promotion of service contracts and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $877,000, or 8.6%, from $10.2 million in 1994 to $11.1 million in 1995. As a percentage of net revenue, cost of goods sold decreased from 71.6% in 1994 to 67.6% in 1995. The decrease as a percentage of net revenue was primarily attributable to an emphasis on more profitable products, improved employee training and volume purchasing discounts.

     Gross Margin/Profit. Gross margin increased $1.3 million, or 31.5%, from $4.0 million for the twelve months ended December 31, 1994 to $5.3 million for the twelve months ended December 31, 1995. As a percentage of net revenue, gross margin increased 4.0% from 28.4% for the twelve months ended December 31, 1994 to 32.4% for the twelve months ended December 31, 1995. The increase as a percentage of net revenue was primarily attributable to the emphasis on more profitable products, improved employee training and volume purchasing discounts.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $805,000, or 21.3%, from $3.8 million in 1994 to $4.6 million in 1995. As a percentage of net revenue, selling, general and administrative expenses increased from 26.5% in 1994 to 27.9% in 1995. The increase as a percentage of net revenue was primarily attributable to increased management personnel added to support recent growth.

     Income from Operations. Income from operations increased $471,000, or 176.0%, from $268,000 in 1994 to $739,000 in 1995. As a percentage of net revenue, income from operations increased from 1.9% in 1994 to 4.5% in 1995.

  Year Ended December 31, 1994 Compared to December 31, 1993

     Net Revenue. Net revenue increased $4.0 million, or 38.9%, from $10.3 million in 1993 to $14.3 million in 1994. The increase in net revenue was primarily attributable to the implementation of a 24-hour service policy, promotion of service contracts and increased advertising.

     Cost of Goods Sold. Cost of goods sold increased $2.9 million, or 40.7%, from $7.3 million in 1993 to $10.2 million in 1994. As a percentage of net revenue, cost of goods sold increased slightly from 70.7% in 1993 to 71.6% in 1994.

     Gross Margin/Profit. Gross margin increased $1.0 million, or 34.6%, from $3.0 million for the twelve months ended December 31, 1993 to $4.0 million for the twelve months ended December 31, 1994. As a percentage of net revenue, gross margin decreased .9% from 29.3% for the twelve months ended December 31, 1993 to 28.4% for the twelve months ended December 31, 1994.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $877,000, or 30.2%, from $2.9 million in 1993 to $3.8 million in 1994. As a percentage of net revenue, selling, general and administrative expenses decreased from 28.3% in 1993 to 26.5% in 1994. The decrease as a percentage of net revenue was primarily attributable to the increase in net revenue and the relatively fixed nature of these expenses.

     Income from Operations. Income from operations increased $165,000, or 158.6%, from $103,000 in 1993 to $268,000 in 1994. As a percentage of net revenue, income from operations increased from 1.0% in 1993 to 1.9% in 1994.

Liquidity and Capital Resources

     The following table sets forth selected information from the combined statement of cash flows of AC Service & Installation Co., Inc. and Donelson Air Conditioning Company, Inc. (dollar amounts in thousands):

                                                                                SIX MONTHS
                                                           YEAR ENDED              ENDED
                                                           DECEMBER 31,          JUNE 30,
                                                       ---------------------   -------------
                                                       1993    1994    1995    1995    1996
                                                       -----   -----   -----   -----   -----
    Net cash flow provided by operating activities...  $ 548   $ 264   $ 579   $ 179   $ 783
    Net cash used in investing activities............   (242)   (504)   (613)   (468)    (42)
    Net cash provided by (used in) financing
      activities.....................................   (221)     63     219     291    (448)
                                                       -----   -----   -----   -----   -----
    Increase (decrease) in cash and cash
      equivalents....................................  $  85   $(177)  $ 185   $   2   $ 293
                                                       =====   =====   =====   =====   =====

     From 1993 through the six months ended June 30, 1996, AC Service & Installation Co., Inc. and Donelson Air Conditioning Company, Inc. generated $2.2 million in net cash from operating activities. During this period, $1.9 million was generated from net income plus noncash charges, and working capital did not require any net cash. Cash used in investing activities was primarily attributable to the purchase and replacement of service and delivery trucks. Cash used in financing activities consists primarily of payments on long-term debt and the proceeds from notes payable to stockholders.

                         CONTRACTOR SUCCESS GROUP, INC.

Results of Operations

     The following table sets forth certain selected financial data and data as a percentage of net revenue for the periods indicated (dollar amounts in thousands):

                                                                                                         SIX MONTHS ENDED
                                                          YEAR ENDED DECEMBER 31,                            JUNE 30,
                                             --------------------------------------------------   -------------------------------
                                                  1993              1994              1995             1995             1996
                                             --------------    --------------    --------------   --------------   --------------
Net revenue................................. $2,414   100.0%   $2,741   100.0%   $3,229   100.0%  $1,570   100.0%  $1,694   100.0%
Cost of goods sold..........................    466    19.3       415    15.2       615    19.1      263    16.8      301    17.7
                                             ------   -----    ------   -----    ------   -----   ------   -----   ------   -----
Gross margin................................  1,948    80.7     2,326    84.8     2,614    80.9    1,307    83.2    1,393    82.3
Selling, general and administrative
  expenses..................................  1,225    50.7     1,456    53.1     1,339    41.5      537    34.2      732    43.3
                                             ------   -----    ------   -----    ------   -----   ------   -----   ------   -----
Income from operations...................... $  723    30.0%   $  870    31.7%   $1,275    39.5%  $  770    49.0%  $  661    39.0%
                                             ======   =====    ======   =====    ======   =====   ======   =====   ======   =====

  Six Months Ended June 30, 1996 Compared to Six Months Ended June 30, 1995

     Net Revenue. CSG derives its net revenue from initial membership fees, quarterly dues from members and from sales of proprietary products. Net revenue increased $124,000, or 7.9%, from $1.6 million for the six months ended June 30, 1995 to $1.7 million for the six months ended June 30, 1996. The increase in net revenue was primarily attributable to expanding the number of licensed territories and increased marketing of new products.

     Cost of Goods Sold. Cost of goods sold increased $37,000, or 14.2%, from $263,000 for the six months ended June 30, 1995 to $301,000 for the six months ended June 30, 1996. As a percentage of net revenue, cost of goods sold increased from 16.8% for the six months ended June 30, 1995 to 17.7% for the six months ended June 30, 1996. The increase as a percentage of net revenue was primarily attributable to the product mix.

     Gross Margin/Profit. Gross margin increased $86,000, or 6.6%, from $1.3 million for the six months ended June 30, 1995 to $1.4 million for the six months ended June 30, 1996. As a percentage of net revenue, gross margin remained relatively flat decreasing .9% from 83.2% for the six months ended June 30, 1995 to 82.3% for the six months ended June 30, 1996.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $195,000, or 36.3%, from $537,000 for the six months ended June 30, 1995 to $732,000 for the six months ended June 30, 1996. As a percentage of net revenue, selling, general and administrative expenses increased from 34.2% for the six months ended June 30, 1995 to 43.3% for the six months ended June 30, 1996. The increase as a percentage of net revenue was primarily attributable to increases in legal, rental, travel, printing and promotional expenses.

     Income from Operations. Income from operations decreased $109,000, or 14.2%, from $770,000 for the six months ended June 30, 1995 to $661,000 for the six months ended June 30, 1996. As a percentage of net revenue, income from operations decreased from 49.0% for the six months ended June 30, 1995 to 39.0% for the six months ended June 30, 1996.

  Year Ended December 31, 1995 Compared to December 31, 1994

     Net Revenue. Net revenue increased $489,000, or 17.8%, from $2.7 million in 1994 to $3.2 million in 1995. The increase in net revenue was primarily attributable to expanding the number of licensed territories and increased marketing of new products.

     Cost of Goods Sold. Cost of goods sold increased $200,000, or 48.3%, from $415,000 in 1994 to $615,000 in 1995. As a percentage of net revenue, cost of goods sold increased from 15.2% in 1994 to 19.1% in 1995. The increase as a percentage of net revenue was primarily attributable to costs associated with several new products produced during 1995.

     Gross Margin/Profit. Gross margin increased $300,000, or 12.4%, from $2.3 million for the twelve months ended December 31, 1994 to $2.6 million for the twelve months ended December 31, 1995. As a percentage of net revenue, gross margin decreased 4.0% from 84.9% for the twelve months ended December 31, 1994 to 80.9% for the twelve months ended December 31, 1995. The decrease as a percentage of net revenue is attributable to the costs associated with several new products produced during 1995.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased $117,000, or 8.0%, from $1.5 million in 1994 to $1.3 million in 1995. As a percentage of net revenue, selling, general and administrative expenses decreased from 53.1% in 1994 to 41.5% in 1995. The decrease as a percentage of net revenue was primarily attributable to the increase in net revenue and the relatively fixed nature of CSG's expenses.

     Income from Operations. Income from operations increased $405,000, or 46.6%, from $870,000 in 1994 to $1.3 million in 1995. As a percentage of net revenue, income from operations increased from 31.7% in 1994 to 39.5% in 1995.

  Year Ended December 31, 1994 Compared to December 31, 1993

     Net Revenue. Net revenue increased $326,000, or 13.5%, from $2.4 million in 1993 to $2.7 million in 1994. The increase in net revenue was primarily attributable to expanding the number of territories licensed and increased marketing of proprietary products.

     Cost of Goods Sold. Cost of goods sold decreased $51,000, or 11.0%, from $466,000 in 1993 to $415,000 in 1994. As a percentage of net revenue, cost of goods sold decreased from 19.3% in 1993 to 15.2% in 1994. The decrease as a percentage of net revenue was primarily attributable to the increase in net revenue and the relatively fixed nature of CSG's expenses.

     Gross Margin/Profit. Gross margin increased $378,000, or 19.4%, from $1.9 million for the twelve months ended December 31, 1993 to $2.3 million for the twelve months ended December 31, 1994. As a percentage of net revenue, gross margin increased 4.2% from 80.7% for the twelve months ended December 31, 1993 to 84.9% for the twelve months ended December 31, 1994.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $231,000, or 18.9%, from $1.2 million in 1993 to $1.5 million in 1994. As a percentage of net revenue, selling, general and administrative expenses increased from 50.7% in 1993 to 53.1% in 1994. The increase as a percentage of net revenue was primarily attributable to increased compensation expense.

     Income from Operations. Income from operations increased $147,000, or 20.2%, from $723,000 in 1993 to $870,000 in 1994. As a percentage of net revenue, income from operations increased from 30.0% in 1993 to 31.7% in 1994.

Liquidity and Capital Resources

     The following table sets forth selected information from CSG's statement of cash flows (dollar amounts in thousands):

                                                                                           SIX MONTHS
                                                                                             ENDED
                                                               YEAR ENDED DECEMBER 31,      JUNE 30,
                                                              -------------------------   -------------
                                                              1993     1994      1995     1995    1996
                                                              -----   -------   -------   -----   -----
    Net cash flow provided by operating activities..........  $ 995   $ 1,063   $ 1,552   $ 773   $ 437
    Net cash used in investing activities...................    (34)      (10)     (127)   (120)     (8)
    Net cash used in financing activities...................   (957)   (1,014)   (1,290)   (328)   (511)
                                                              -----   -------   -------   -----   -----
    Increase in cash and cash equivalents...................  $   4   $    39   $   135   $ 325   $  82
                                                              ======  ========  ========  ======  ======

     From 1993 through the six months ended June 30, 1996, CSG generated $4.0 million in net cash from operating activities. During this period, $4.2 million was generated from net income plus non-cash charges. Cash used in investing activities was primarily attributable to the purchase and replacement of office equipment and other property and equipment. Cash used in financing activities consists primarily of distributions to stockholders. From 1993 through the six months ended June 30, 1996, CSG distributed $3.8 million to stockholders.

                           HARDWICK AIR MASTERS, INC.

Results of Operations

     The following table sets forth certain selected financial data and data as a percentage of net revenue for the periods indicated (dollar amounts in thousands):

                                                                                             SIX MONTHS ENDED
                                             YEAR ENDED DECEMBER 31,                             JUNE 30,
                               ---------------------------------------------------   ---------------------------------
                                    1993              1994              1995              1995              1996
                               ---------------   ---------------   ---------------   ---------------   ---------------
Net revenue..................  $3,990    100.0%  $4,798    100.0%  $6,377    100.0%  $2,965    100.0%  $3,878    100.0%
Cost of goods sold...........   2,987     74.9    3.418     71.2    4,556     71.4    2,083     70.3    2,856     73.7
                               ------    -----   ------    -----   ------    -----   ------    -----   ------    -----
Gross margin.................   1,003     25.1    1,380     28.8    1,821     28.6      882     29.7    1,022     26.3
Selling, general and
  administrative expenses....     918     23.0    1,311     27.4    1,577     24.8      742     25.0      779     20.1
                               ------    -----   ------    -----   ------    -----   ------    -----   ------    -----
Income from operations.......  $   85      2.1%  $   69      1.4%  $  244      3.8%  $  140      4.7%  $  243      6.2%
                               ======    =====   ======    =====   ======    =====   ======    =====   ======    =====

  Six Months Ended June 30, 1996 Compared to Six Months Ended June 30, 1995

     Net Revenue. Net revenue increased $913,000, or 30.8%, from $3.0 million for the six months ended June 30, 1995 to $3.9 million for the six months ended June 30, 1996. The increase in net revenue was primarily attributable to increased advertising, sales training and a focus on providing customers a complete service package, resulting in higher average revenue per service visit.

     Cost of Goods Sold. Cost of goods sold increased $773,000, or 37.1%, from $2.1 million for the six months ended June 30, 1995 to $2.9 million for the six months ended June 30, 1996. As a percentage of net revenue, cost of goods sold increased from 70.3% for the six months ended June 30, 1995 to 73.7% for the six months ended June 30, 1996.

     Gross Margin/Profit. Gross margin increased $140,000, or 15.9%, from $900,000 for the six months ended June 30, 1995 to $1.0 million for the six months ended June 30, 1996. As a percentage of net revenue, gross margin decreased 3.4% from 29.7% for the six months ended June 30, 1995 to 26.3% for the six months ended June 30, 1996.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $37,000, or 4.9%, from $742,000 for the six months ended June 30, 1995 to $779,000 for the six months ended June 30, 1996. As a percentage of net revenue, selling, general and administrative expenses decreased from 25.0% for the six months ended June 30, 1995 to 20.1% for the six months ended June 30, 1996. The decrease as a percentage of net revenue was primarily attributable to the increase in net revenue and the relatively fixed nature of these expenses.

     Income from Operations. Income from operations increased $103,000, or 74.1%, from $140,000 for the six months ended June 30, 1995 to $243,000 for the six months ended June 30, 1996. As a percentage of net revenue, income from operations increased from 4.7% for the six months ended June 30, 1995 to 6.2% for the six months ended June 30, 1996.

  Year Ended December 31, 1995 Compared to December 31, 1994

     Net Revenue. Net revenue increased $1.6 million, or 32.9%, from $4.8 million in 1994 to $6.4 million in 1995. The increase in net revenue was primarily attributable to increased advertising, sales training and a focus on providing customers a complete service package, resulting in higher average revenue per service visit.

     Cost of Goods Sold. Cost of goods sold increased $1.2 million, or 33.3%, from $3.4 million in 1994 to $4.6 million in 1995. As a percentage of net revenue, cost of goods sold remained relatively constant at 71.4%.

     Gross Margin/Profit. Gross margin increased $441,000, or 32.0%, from $1.4 million for the twelve months ended December 31, 1994 to $1.8 million for the twelve months ended December 31, 1995. As a percentage of net revenue, gross margin was relatively flat decreasing .2% from 28.8% for the twelve months ended December 31, 1994 to 28.6% for the twelve months ended December 31, 1995.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $266,000, or 20.3%, from $1.3 million in 1994 to $1.6 million in 1995. As a percentage of net revenue, selling, general and administrative expenses decreased from 27.4% in 1994 to 24.8% in 1995. The decrease as a percentage of net revenue was primarily attributable to the increase in net revenue and the relatively fixed nature of these expenses.

     Income from Operations. Income from operations increased $175,000, or 254.2%, from $69,000 in 1994 to $244,000 in 1995. As a percentage of net revenue, income from operations increased from 1.4% in 1994 to 3.9% in 1995.

  Year Ended December 31, 1994 Compared to December 31, 1993

     Net Revenue. Net revenue increased $808,000, or 20.3%, from $4.0 million in 1993 to $4.8 million in 1994. The increase in net revenue was primarily attributable to increased advertising, sales training and a focus on providing customers a complete service package, resulting in higher average revenue per service visit.

     Cost of Goods Sold. Cost of goods sold increased $431,000, or 14.4%, from $3.0 million in 1993 to $3.4 million in 1994. As a percentage of net revenue, cost of goods sold decreased from 74.9% in 1993 to 71.2% in 1994. The decrease as a percentage of net revenue was primarily attributable to increased emphasis on higher margin products and services.

     Gross Margin/Profit. Gross margin increased $377,000, or 37.6%, from $1.0 million for the twelve months ended December 31, 1993 to $1.4 million for the twelve months ended December 31, 1994. As a percentage of net revenue, gross margin increased 3.7% from 25.1% for the twelve months ended December 31, 1993 to 28.8% for the twelve months ended December 31, 1994.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $393,000, or 42.8%, from $918,000 in 1993 to $1.3 million in 1994. As a percentage of net revenue, selling, general and administrative expenses increased from 23.0% in 1993 to 27.4% in 1994. The increase as a percentage of net revenue was primarily attributable to increased compensation expense.

     Income from Operations. Income from operations decreased $16,000, or 19.1%, from $85,000 in 1993 to $69,000 in 1994. As a percentage of net revenue, income from operations decreased from 2.1% in 1993 to 1.4% in 1994.

Liquidity and Capital Resources

     The following table sets forth selected information from the statement of cash flows of Hardwick Air Masters, Inc. (dollar amounts in thousands):

                                                                                 SIX MONTHS
                                                             YEAR ENDED            ENDED
                                                             DECEMBER 31,         JUNE 30,
                                                         --------------------   ------------
                                                         1993    1994   1995    1995    1996
                                                         -----   ----   -----   -----   ----
    Net cash flow provided by operating activities.....  $  60   $154   $ 133   $  67   $336
    Net cash used in investing activities..............   (192)   (90)   (290)   (172)   (37)
    Net cash provided by (used in) financing
      activities.......................................    169    (48)    134      95   (241)
                                                         -----   ----   -----   -----   ----
    Increase (decrease) in cash and cash equivalents...  $  37   $ 16   $ (23)  $ (10)  $ 58
                                                         =====   ====   =====   =====   ====

     From 1993 through the six months ended June 30, 1996, Hardwick Air Masters, Inc. generated $683,000 in net cash from operating activities. During this period, $833,000 was generated from net income plus non-cash charges, and was reduced by $150,000 of cash used to fund increases in working capital. Cash used in investing activities was primarily attributable to the purchase and replacement of service and delivery trucks. Cash provided by (used in) financing activities consists primarily of proceeds from long-term debt.

                    NORRELL HEATING & AIR CONDITIONING, INC.

Results of Operations

     The following table sets forth certain selected financial data and data as a percentage of net revenue for the periods indicated (dollar amounts in thousands):

                                                                                              SIX MONTHS ENDED
                                             YEAR ENDED DECEMBER 31,                              JUNE 30,
                               ---------------------------------------------------    --------------------------------
                                    1993               1994              1995              1995              1996
                               --------------     --------------    --------------    --------------    --------------
Net revenue..................  $3,274   100.0%    $3,509   100.0%   $4,266   100.0%   $1,972     100%   $2,048     100%
Cost of goods sold...........   2,286    69.8      2,437    69.4     2,853    66.9     1,335    67.7     1,407    68.7
                               ------   -----     ------   -----    ------   -----    ------   -----    ------   -----
Gross margin.................     988    30.2      1,072    30.6     1,413    33.1       637    32.3       641    31.3
Selling, general and
  administrative expenses....     992    30.3      1,072    30.6     1,384    32.4       686    34.8       588    28.7
                               ------   -----     ------   -----    ------   -----    ------   -----    ------   -----
Income (loss) from
  operations.................  $   (4)   (0.1)%   $    0     0.0%   $   29     0.7%   $  (49)   (2.5)%  $   53     2.6%
                               ======   =====     ======   =====    ======   =====    ======   =====    ======   =====

  Six Months Ended June 30, 1996 Compared to Six Months Ended June 30, 1995

     Net Revenue. Net revenue increased $76,000, or 3.8%, from $2.0 million for the six months ended June 30, 1995 to $2.1 million for the six months ended June 30, 1996.

     Cost of Goods Sold. Cost of goods sold increased $72,000, or 5.4%, from $1.3 million for the six months ended June 30, 1995 to $1.4 million for the six months ended June 30, 1996. As a percentage of net revenue, cost of goods sold increased from 67.7% for the six months ended June 30, 1995 to 68.7% for the six months ended June 30, 1996.

     Gross Margin/Profit. Gross margin increased $4,000, or .6%, from $637,000 for the six months ended June 30, 1995 to $641,000 for the six months ended June 30, 1996. As a percentage of net revenue, gross margin decreased 1.0% from 32.3% for the six months ended June 30, 1995 to 31.3% for the six months ended June 30, 1996.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased $98,000, or 14.3%, from $686,000 for the six months ended June 30, 1995 to $588,000 for the six months ended June 30, 1996. As a percentage of net revenue, selling, general and administrative expenses decreased from 34.8% for the six months ended June 30, 1995 to 28.7% for the six months ended June 30, 1996.

     Income from Operations. Income from operations increased $102,000, or 208.1%, from $(49,000) for the six months ended June 30, 1995 to $53,000 for the six months ended June 30, 1996. As a percentage of net revenue, income from operations increased from (2.5)% for the six months ended June 30, 1995 to 2.6% for the six months ended June 30, 1996.

  Year Ended December 31, 1995 Compared to December 31, 1994

     Net Revenue. Net revenue increased $757,000, or 21.6%, from $3.5 million in 1994 to $4.3 million in 1995. The increase in net revenue was primarily attributable to increased advertising, sales training and a focus on providing customers a complete service package, resulting in higher average revenue per service visit.

     Cost of Goods Sold. Cost of goods sold increased $416,000, or 17.1%, from $2.4 million in 1994 to $2.9 million in 1995. As a percentage of net revenue, cost of goods sold decreased from 69.4% in 1994 to 66.9% in 1995. The decrease as a percentage of net revenue was primarily attributable to a focus on higher margin products and services.

     Gross Margin/Profit. Gross margin increased $341,000, or 31.8%, from $1.1 million for the twelve months ended December 31, 1994 to $1.4 million for the twelve months ended December 31, 1995. As a percentage of net revenue, gross margin increased 2.5% from 30.6% for the twelve months ended December 31, 1994 to 33.1% for the twelve months ended December 31, 1995. The increase as a percentage of net revenue was primarily attributable to a focus on higher margin products and services.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $312,000, or 29.1%, from $1.1 million in 1994 to $1.4 million in 1995. As a percentage of net revenue, selling, general and administrative expenses increased from 30.6% in 1994 to 32.4% in 1995. The increase as a percentage of net revenue was primarily attributable to increased compensation expense.

     Income from Operations. Income from operations increased $29,000 from $0 in 1994 to $29,000 in 1995. As a percentage of net revenue, income from operations increased from 0.0% in 1994 to 0.7% in 1995.

  Year Ended December 31, 1994 Compared to December 31, 1993

     Net Revenue. Net revenue increased $235,000, or 7.2%, from $3.3 million in 1993 to $3.5 million in 1994. The increase in net revenue was primarily attributable to increased advertising, sales training and a focus on providing customers a complete service package, resulting in higher average revenue per service visit.

     Cost of Goods Sold. Cost of goods sold increased $151,000, or 6.6%, from $2.3 million in 1993 to $2.4 million in 1994. As a percentage of net revenue, cost of goods sold was relatively unchanged at 69.4%.

     Gross Margin/Profit. Gross margin increased $84,000, or 8.4%, from $1.0 million for the twelve months ended December 31, 1993 to $1.1 million for the twelve months ended December 31, 1994. As a percentage of net revenue, gross margin increased .4% from 30.2% for the twelve months ended December 31, 1993 to 30.6% for the twelve months ended December 31, 1994.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased slightly to $1.1 million in 1994.

     Income (Loss) from Operations. Income (loss) from operations increased $4,000 from ($4,000) in 1993 to $0 in 1994.

Liquidity and Capital Resources

     The following table sets forth selected information from the statement of cash flows of Norrell Heating & Air Conditioning, Inc. (dollar amounts in thousands):

                                                                                 SIX MONTHS
                                                                YEAR ENDED          ENDED
                                                               DECEMBER 31,       JUNE 30,
                                                            ------------------   -----------
                                                            1993   1994   1995   1995   1996
                                                            ----   ----   ----   ----   ----
    Net cash flow provided by operating activities........  $310   $ 27   $639   $292   $(63)
    Net cash provided by (used in) investing activities...   (80)   (85)   (56)   (61)    45
                                                            ----   ----   ----   ----   ----
    Increase (decrease) in cash and cash equivalents......  $230   $(58)  $583   $231   $(18)
                                                            ====   ====   ====   ====   ====

     From 1993 through the six months ended June 30, 1996, Norrell Heating & Air Conditioning, Inc. generated $913,000 in net cash from operating activities. During this period, $475,000 was generated from net income plus non-cash charges, and was enhanced by $438,000 of cash from reductions in working capital. Cash used in investing activities was primarily attributable to the purchase and replacement of service and delivery trucks.

                          VISION HOLDING COMPANY, INC.

Results of Operations

     The following table sets forth certain selected financial data and data as a percentage of net revenue for the periods indicated (dollar amounts in thousands):

                                                                                           SIX MONTHS ENDED
                                        YEAR ENDED DECEMBER 31,                                JUNE 30,
                          ----------------------------------------------------     ---------------------------------
                             1993(1)              1994               1995               1995               1996
                          --------------     --------------     --------------     --------------     --------------
Net revenue.............  $2,792   100.0%    $3,525   100.0%    $4,261   100.0%    $2,008   100.0%    $2,309   100.0%
Cost of goods sold......   1,752    62.7      2,401    68.1      2,738    64.3      1,386    69.0      1,542    66.8
                          ------   -----     ------   -----     ------   -----     ------   -----     ------   -----
Gross margin............   1,040    37.3      1,124    31.9      1,523    35.7        622    31.0        767    33.2
Selling, general and
  administrative
  expenses..............     771    27.6        847    24.0      1,093    25.6        475    23.7        483    20.9
                          ------   -----     ------   -----     ------   -----     ------   -----     ------   -----
Income (loss) from
  operations............  $  269     9.7%    $  277     7.9%    $  430    10.1%    $  147     7.3%    $  284    12.3%
                          ======   =====     ======   =====     ======   =====     ======   =====     ======   =====

- ---------------

(1) Period from March 1, 1993 through December 31, 1993.

  Six Months Ended June 30, 1996 Compared to Six Months Ended June 30, 1995

     Net Revenue. Net revenue increased $301,000, or 15.0%, from $2.0 million for the six months ended June 30, 1995 to $2.3 million for the six months ended June 30, 1996. The increase in net revenue was primarily attributable to increased advertising, sales training and a focus on providing customers a complete service package, resulting in higher average revenue per service visit.

     Cost of Goods Sold. Cost of goods sold increased $156,000, or 11.3%, from $1.4 million for the six months ended June 30, 1995 to $1.5 million for the six months ended June 30, 1996. As a percentage of net revenue, cost of goods sold decreased from 69.0% for the six months ended June 30, 1995 to 66.8% for the six months ended June 30, 1996. The decrease as a percentage of net revenue was primarily attributable to an emphasis on higher margin products and services.

     Gross Margin/Profit. Gross margin increased $145,000, or 23.3%, from $622,000 for the six months ended June 30, 1995 to $767,000 for the six months ended June 30, 1996. As a percentage of net revenue, gross margin increased 2.2% from 31.0% for the six months ended June 30, 1995 to 33.2% for the six months ended June 30, 1996.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $8,000, or 1.7%, from $475,000 for the six months ended June 30, 1995 to $483,000 for the six months ended June 30, 1996. As a percentage of net revenue, selling, general and administrative expenses decreased from 23.7% for the six months ended June 30, 1995 to 20.9% for the six months ended June 30, 1996.

     Income from Operations. Income from operations increased from $147,000 for the six months ended June 30, 1995 to $284,000 for the six months ended June 30, 1996. As a percentage of net revenue, income from operations increased from 7.3% for the six months ended June 30, 1995 to 12.3% for the six months ended June 30, 1996.

  Year Ended December 31, 1995 Compared to December 31, 1994

     Net Revenue. Net revenue increased $736,000, or 20.9%, from $3.5 million in 1994 to $4.3 million in 1995. The increase in net revenue was primarily attributable to increased advertising, sales training and a focus on providing customers a complete service package, resulting in higher average revenue per service visit.

     Cost of Goods Sold. Cost of goods sold increased $338,000, or 14.1%, from $2.4 million in 1994 to $2.7 million in 1995. As a percentage of net revenue, cost of goods sold decreased from 68.1% in 1994 to 64.3% in 1995. The decrease as a percentage of net revenue was primarily attributable to an emphasis on higher margin products and services.

     Gross Margin/Profit. Gross margin increased $399,000, or 35.4%, from $1.1 million for the twelve months ended December 31, 1994 to $1.5 million for the twelve months ended December 31, 1995. As a percentage of net revenue, gross margin increased 3.8% from 31.9% for the twelve months ended December 31, 1994 to 35.7% for the twelve months ended December 31, 1995. The increase as a percentage of net revenue was primarily attributable to an emphasis on higher margin products and services.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $246,000, or 29.0%, from $847,000 in 1994 to $1.1 million in 1995. As a percentage of net revenue, selling, general and administrative expenses increased from 24.0% in 1994 to 25.6% in 1995.

     Income from Operations. Income from operations increased $153,000, or 55.1%, from $277,000 in 1994 to $430,000 in 1995. As a percentage of net revenue, income from operations increased from 7.9% in 1994 to 10.1% in 1995.

  1994 Compared to Period from March 1, 1993 through December 31, 1993

     Net Revenue. Net revenue increased $732,000, or 26.2%, from $2.8 million in 1993 to $3.5 million in 1994. The increase in net revenue was primarily attributable to an additional three months of operation in 1994.

     Cost of Goods Sold. Cost of goods sold increased $648,000, or 37.0%, from $1.8 million in 1993 to $2.4 million in 1994. As a percentage of net revenue, cost of goods sold increased from 62.7% in 1993 to 68.1% in 1994.

     Gross Margin/Profit. Gross margin increased $84,000, or 8.1%, from $1.0 million for the twelve months ended December 31, 1993 to $1.1 million for the twelve months ended December 31, 1994. As a percentage of net revenue, gross margin decreased 5.4% from 37.3% for the twelve months ended December 31, 1993 to 31.9% for the twelve months ended December 31, 1994.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $76,000, or 9.9%, from $771,000 in 1993 to $847,000 in 1994. As a percentage of net revenue, selling, general and administrative expenses decreased from 27.6% in 1993 to 24.0% in 1994. The decrease as a percentage of net revenue was primarily attributable to increased net revenue in 1994.

     Income from Operations. Income from operations increased $8,000, or 3.0%, from $269,000 in 1993 to $277,000 in 1994. As a percentage of net revenue, income from operations decreased from 9.7% in 1993 to 7.9% in 1994.

Liquidity and Capital Resources

     The following table sets forth selected information from the statement of cash flows of Vision Holding Company, Inc. (dollar amounts in thousands):

                                                                                    SIX MONTHS
                                                                                      ENDED
                                                        YEAR ENDED DECEMBER 31,      JUNE 30,
                                                        -----------------------    -----------
                                                        1993(1)   1994    1995     1995   1996
                                                        -------   -----   -----    ----   ----
    Net cash flow provided by operating activities.....  $ 317    $ 445   $ 531    $118   $208
    Net cash provided by (used in) investing
      activities.......................................    (33)    (330)    113     145    (90)
    Net cash provided by (used in) financing
      activities.......................................    (88)    (250)   (123)     12    (20)
                                                        -------   -----   -----    ----   ----
    Increase (decrease) in cash and cash equivalents...  $ 196    $(135)  $ 521    $275   $ 98
                                                        ======    =====   =====    ====   ====

(1) Period from March 1, 1993 through December 31, 1993.

     From March 1, 1993 through the six months ended June 30, 1996, Vision Holding Company, Inc. generated $1.5 million in net cash from operating activities. During this period, $1.3 million was generated from net income plus non-cash charges, and was enhanced by $165,000 of cash from reductions in working capital. Cash used in investing activities was primarily attributable to the purchase and replacement of service and delivery trucks. Cash used in financing activities consists primarily of payments on long-term debt.

                 COMERFORD'S HEATING AND AIR CONDITIONING, INC.

Results of Operations

     The following table sets forth certain selected financial data and data as a percentage of net revenue for the periods indicated (dollar amounts in thousands):

                                                                                             SIX MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,                            JUNE 30,
                                 -------------------------------------------------    ------------------------------
                                      1993              1994             1995             1995             1996
                                 --------------     -------------    -------------    -------------    -------------
Net revenue....................  $3,532   100.0%    $3,715  100.0%   $4,233  100.0%   $1,904  100.0%   $2,552  100.0%
Cost of goods sold.............   2,032    57.6      2,113   56.9     2,271   53.7     1,107   58.1     1,294   50.7
                                 ------   -----     ------  -----    ------  -----    ------  -----    ------  -----
Gross margin...................   1,500    42.4      1,602   43.1     1,962   46.3       797   41.9     1,258   49.3
Selling, general and
  administrative expenses......   1,859    52.6      1,468   39.5     1,653   39.0       766   40.2       855   33.5
                                 ------   -----     ------  -----    ------  -----    ------  -----    ------  -----
Income (loss) from
  operations...................  $ (359)  (10.2)%   $  134    3.6%   $  309    7.3%   $   31    1.7%   $  403   15.8%
                                 ======   =====     ======  =====    ======  =====    ======  =====    ======  =====

  Six Months Ended June 30, 1996 Compared to Six Months Ended June 30, 1995

     Net Revenue. Net revenue increased $648,000, or 34%, from $1.9 million for the six months ended June 30, 1995 to $2.6 million for the six months ended June 30, 1996. The increase in net revenue was primarily attributable to increased advertising, sales training and a focus on providing customers a complete service package, resulting in higher average revenue per service visit.

     Cost of Goods Sold. Cost of goods sold increased $187,000, or 16.9%, from $1.1 million for the six months ended June 30, 1995 to $1.3 million for the six months ended June 30, 1996. As a percentage of net revenue, cost of goods sold decreased from 58.1% for the six months ended June 30, 1995 to 50.7% for the six months ended June 30, 1996. The decrease as a percentage of net revenue was primarily attributable to an emphasis on higher margin products and services.

     Gross Margin/Profit. Gross margin increased $461,000, or 57.8%, from $797,000 for the six months ended June 30, 1995 to $1.3 million for the six months ended June 30, 1996. As a percentage of net revenue, gross margin increased 7.4% from 41.9% for the six months ended June 30, 1995 to 49.3% for the six months ended June 30, 1996.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $89,000, or 11.7%, from $766,000 for the six months ended June 30, 1995 to $855,000 for the six months ended June 30, 1996. As a percentage of net revenue, selling, general and administrative expenses decreased from 40.2% for the six months ended June 30, 1995 to 33.5% for the six months ended June 30, 1996. The decrease as a percentage of net revenue was primarily attributable to the increase in net revenue.

     Income from Operations. Income from operations increased $372,000, or 1,176%, from $31,000 for the six months ended June 30, 1995 to $403,000 for the six months ended June 30, 1996. As a percentage of net revenue, income from operations increased from 1.7% for the six months ended June 30, 1995 to 15.8% for the six months ended June 30, 1996.

  Year Ended December 31, 1995 Compared to December 31, 1994

     Net Revenue. Net revenue increased $518,000, or 13.9%, from $3.7 million in 1994 to $4.2 million in 1995. The increase in net revenue was primarily attributable to increased advertising, sales training and a focus on providing customers a complete service package, resulting in higher average revenue per service visit.

     Cost of Goods Sold. Cost of goods sold increased $158,000, or 7.5%, from $2.1 million in 1994 to $2.3 million in 1995. As a percentage of net revenue, cost of goods sold decreased from 56.9% in 1994 to 53.7% in 1995. The decrease as a percentage of net revenue was primarily attributable to an emphasis on higher margin products and services.

     Gross Margin/Profit. Gross margin increased $359,000, or 22.4%, from $1.6 million for the twelve months ended December 31, 1994 to $2.0 million for the twelve months ended December 31, 1995. As a percentage of net revenue, gross margin increased 3.2% from 43.1% for the twelve months ended December 31, 1994 to 46.3% for the twelve months ended December 31, 1995. The increase as a percentage of net revenue was primarily attributable to an emphasis on higher margin products and services.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $184,000, or 12.5%, from $1.5 million in 1994 to $1.7 million in 1995. As a percentage of net revenue, selling, general and administrative expenses remained relatively constant at 39.0%.

     Income from Operations. Income from operations increased $175,000, or 131.3%, from $134,000 in 1994 to $309,000 in 1995. As a percentage of net revenue, income from operations increased from 3.6% in 1994 to 7.3% in 1995.

  Year Ended December 31, 1994 Compared to December 31, 1993

     Net Revenue. Net revenue increased $183,000, or 5.2%, from $3.5 million in 1993 to $3.7 million in 1994. The increase in net revenue was primarily attributable to increased advertising, sales training and a focus on providing customers a complete service package, resulting in higher average revenue per service visit.

     Cost of Goods Sold. Cost of goods sold increased $81,000, or 4.0%, from $2.0 million in 1993 to $2.1 million in 1994. As a percentage of net revenue, cost of goods sold decreased from 57.6% in 1993 to 56.9% in 1994. The decrease as a percentage of net revenue was primarily attributable to an emphasis on higher margin products and services.

     Gross Margin/Profit. Gross margin increased $102,000, or 6.8%, from $1.5 million for the twelve months ended December 31, 1993 to $1.6 million for the twelve months ended December 31, 1994. As a percentage of net revenue, gross margin increased .6% from 42.5% for the twelve months ended December 31, 1993 to 43.1% for the twelve months ended December 31, 1994, the increase as a percentage of net revenue was primarily attributable to an emphasis on higher margin products and services.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased $391,000, or 21.0%, from $1.9 million in 1993 to $1.5 million in 1994. As a percentage of net revenue, selling, general and administrative expenses decreased from 52.6% in 1993 to 39.5% in 1994.

     Income (Loss) from Operations. Income (loss) from operations increased $493,000 to $134,000 in 1994 from ($359,000) in 1993. As a percentage of net revenue, income (loss) from operations increased from (10.2%) in 1993 to 3.6% in 1994.

Liquidity and Capital Resources

     The following table sets forth selected information from the statement of cash flows of Comerford's Heating and Air Conditioning, Inc. (dollar amounts in thousands):

                                                                                 SIX MONTHS
                                                             YEAR ENDED            ENDED
                                                             DECEMBER 31,         JUNE 30,
                                                        ---------------------   ------------
                                                        1993    1994    1995    1995   1996
                                                        -----   -----   -----   ----   -----
    Net cash flow provided by (used in) operating
      activities......................................  $ 294   $(275)  $ 614   $ 69   $(431)
    Net cash used in investing activities.............   (135)   (104)   (104)  (104)     (9)
    Net cash used in financing activities.............     (6)    (10)   (213)    (6)   (305)
                                                        -----   -----   -----   ----   -----
    Increase (decrease) in cash and cash
      equivalents.....................................  $ 153   $(389)  $ 297   $(41)  $(745)
                                                        =====   =====   =====   ====   =====

     From 1993 through the six months ended June 30, 1996, Comerford's Heating and Air Conditioning, Inc. generated $202,000 in net cash from operating activities. During this period, $927,000 was generated from net income plus non-cash charges, and was decreased by $724,000 of cash from reductions in working capital. Cash used in investing activities was primarily attributable to the purchase and replacement of service and delivery trucks. Cash used in financing activities consists primarily of distributions to shareholders. In 1995, Comerford's Heating and Air Conditioning, Inc. distributed $201,000 to shareholders.

                            ROLF COAL AND FUEL CORP.

Results of Operations

     The following table sets forth certain selected financial data and data as a percentage of net revenue for the periods indicated (dollar amounts in thousands):

                                                                                             SIX MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,                            JUNE 30,
                                  ------------------------------------------------    -------------------------------
                                      1993              1994             1995             1995              1996
                                  -------------     -------------    -------------    -------------     -------------
Net revenue.....................  $3,036  100.0%    $3,977  100.0%   $4,105  100.0%   $2,162  100.0%    $2,448  100.0%
Cost of goods sold..............   1,516   50.0      1,940   48.8     1,867   45.5     1,059   49.0        950   38.8
                                  ------  -----     ------  -----    ------  -----    ------  -----     ------  -----
Gross margin....................   1,520   50.0      2,037   51.2     2,238   54.5     1,103   51.0      1,498   61.2
  Selling, general and
    administrative expenses.....   1,568   51.6      1,941   48.8     2,143   52.2     1,290   59.7      1,528   62.4
                                  ------  -----     ------  -----    ------  -----    ------  -----     ------  -----
Income (loss) from operations...  $  (48)  (1.6%)   $   96    2.4%   $   95    2.3%   $ (187)  (8.7%)   $  (30)  (1.2%)
                                  ======  =====     ======  =====    ======  =====    ======  =====     ======  =====

  Six Months Ended June 30, 1996 Compared to Six Months Ended June 30, 1995

     Net Revenue. Net revenue increased $287,000 or 13.3%, from $2.2 million for the six month period ending June 30, 1995 to $2.5 million for the six month period ending June 30, 1996.

     Cost of Goods Sold. Cost of goods sold decreased $109,000, or 10.3%, from $1.1 million for the six months ended June 30, 1995 to $1.0 million for the six months ended June 30, 1996. As a percentage of net revenue, cost of goods sold decreased from 49.0% for the six months ended June 30, 1995 to 38.8% for the six months ended June 30, 1996. The decrease as a percentage of net revenue was primarily attributable to an emphasis on higher margin products, particularly service contracts.

     Gross Margin/Profit Gross margin increased $395,000, or 35.8%, from $1.1 million for the six months ended June 30, 1995 to $1.5 million for the six months ended June 30, 1996. As a percentage of net revenue, gross margin increased 10.2% from 51.0% for the six months ended June 30, 1995 to 61.2% for the six months ended June 30, 1996.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $238,000, or 18.4%, from $1.3 million for the six months ended June 30, 1995 to $1.5 million for the six months ended June 30, 1996. As a percentage of net revenue, selling, general and administrative expenses increased from 59.7% for the six months ended June 30, 1995 to 62.4% for the six months ended June 30, 1996. The increase as a percentage of net revenue was primarily attributable to increased compensation expense.

     Income (Loss) from Operations. Income (loss) from operations was ($30,000) for the six months ended June 30, 1996 as compared to ($187,000) for the six months ended June 30, 1995.

  Year Ended December 31, 1995 Compared to December 31, 1994

     Net Revenue. Net revenue increased $128,000, or 3.2%, from $4.0 million in 1994 to $4.1 million in 1995. The increase in net revenue was primarily attributable to increased advertising, sales training and a focus on providing customers a complete service package, resulting in higher average revenue per service visit.

     Cost of Goods Sold. Cost of goods sold was relatively unchanged at $1.9 million in 1995. As a percentage of net revenue, cost of goods sold decreased from 48.8% in 1994 to 45.5% in 1995. The decrease as a percentage of net revenue was primarily attributable to the increase in net revenue and a focus on higher margin products.

     Gross Margin/Profit. Gross margin increased $201,000, or 9.9%, from $2.0 million for the twelve months ended December 31, 1994 to $2.2 million for the twelve months ended December 31, 1995. As a percentage of net revenue, gross margin increased 3.3% from 51.2% for the twelve months ended December 31, 1994 to 54.5% for the twelve months ended December 31, 1995. The increase as a percentage of net revenue was primarily attributable to the increase in net revenue and a focus on higher margin products.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $202,000, or 10.4%, from $1.9 million in 1994 to $2.1 million in 1995. As a percentage of net revenue, selling, general and administrative expenses increased from 48.8% in 1994 to 52.2% in 1995. The increase as a percentage of net revenue was primarily attributable to the increase in compensation expense.

     Income from Operations. Income from operations remained relatively unchanged at $95,000.

  Year Ended December 31, 1994 Compared to December 31, 1993

     Net Revenue. Net revenue increased $941,000, or 31.0%, from $3.0 million in 1993 to $4.0 million in 1994. The increase in net revenue was primarily attributable to increased advertising, sales training and a focus on providing customers a complete service package, resulting in higher average revenue per service visit.

     Cost of Goods Sold. Cost of goods sold increased $424,000, or 28.0%, from $1.5 million in 1993 to $1.9 million in 1994. As a percentage of net revenue, cost of goods sold decreased from 50.0% in 1993 to 48.8% in 1994. The decrease as a percentage of net revenue was primarily attributable to an emphasis on higher margin products.

     Gross Margin/Profit. Gross margin increased $517,000, or 34.0%, from $1.5 million for the twelve months ended December 31, 1993 to $2.0 million for the twelve months ended December 31, 1994. As a percentage of net revenue, gross margin increased 1.1% from 50.1% for the twelve months ended December 31, 1993 to 51.2% for the twelve months ended December 31, 1994.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $373,000, or 23.8%, from $1.6 million in 1993 to $1.9 million in 1994. As a percentage of net revenue, selling, general and administrative expenses decreased from 51.6% in 1993 to 48.8% in 1994. The decrease as a percentage of net revenue was primarily attributable to the increase in net revenue and the relatively fixed nature of these expenses.

     Income (Loss) from Operations. Income (loss) from operations increased to $96,000 in 1994 from ($48,000) in 1993. As a percentage of net revenue, income
(loss) from operations increased from (1.6%) in 1993 to 2.4% in 1994.

Liquidity and Capital Resources

     The following table sets forth selected information from the statement of cash flows of Rolf Coal and Fuel Corp. (dollar amounts in thousands):

                                                                                SIX MONTHS
                                                             YEAR ENDED            ENDED
                                                            DECEMBER 31,         JUNE 30,
                                                         -------------------   -------------
                                                         1993    1994   1995   1995    1996
                                                         -----   ----   ----   -----   -----
    Net cash flow provided by operating activities.....  $ 249   $313   $210   $(120)  $ (92)
    Net cash used in investing activities..............    (24)   (76)   (62)    (75)   (175)
    Net cash provided by (used in) financing
      activities.......................................   (103)   (52)   (79)    104      82
                                                         -----   ----   ----   -----   -----
    Increase (decrease) in cash and cash equivalents...  $ 122   $185   $ 69   $ (91)  $(185)
                                                         =====   ====   ====   =====   =====

     From 1993 through the six months ended June 30, 1996, Rolf Coal and Fuel Corp. generated $680,000 in net cash from operating activities. During this period, $207,000 was generated from net income plus non-cash charges, and was enhanced by $473,000 of cash from reductions in working capital. Cash used in investing activities was primarily attributable to the purchase and replacement of service and delivery trucks. Cash used in financing activities consists primarily of proceeds from and payments on long-term debt.

REMAINING COMPANIES

     The following presents management's discussion of the results of operations, as presented in the financial statements of certain Subsidiaries appearing elsewhere in the Prospectus. The companies which are combined are Air Experts, a United Services Co., Inc., Arrow Heating & Air Conditioning, Inc., Brand Heating & Air Conditioning, Inc., Coastal Air Conditioning Service, Inc., Gilley's Heating & Cooling, Inc. and Service Experts of Palm Springs, Inc. (collectively, the "Remaining Companies").

Results of Operations

     The following table sets forth certain selected financial data and data as a percentage of net revenue for the periods indicated (dollar amounts in thousands):

                                                                                        SIX MONTHS ENDED
                                      YEAR ENDED DECEMBER 31,                               JUNE 30,
                        ----------------------------------------------------    --------------------------------
                             1993              1994               1995               1995              1996
                        --------------    ---------------    ---------------    --------------    --------------
    Net revenue........ $6,593   100.0%   $12,053   100.0%   $16,867   100.0%   $7,940   100.0%   $8,711   100.0%
    Cost of goods
      sold.............  4,193    63.6      7,950    65.9     10,194    60.4     4,997    62.9     5,407    62.1
                        ------   -----    -------   -----    -------   -----    ------   -----    ------   -----
    Gross margin.......  2,400    36.4      4,103    34.1      6,673    39.6     2,943    37.1     3,304    37.9
      Selling, general
        and
        administrative
        expenses.......  2,078    31.5      3,526    29.3      5,065    30.1     2,337    29.4     3,157    36.2
                        ------   -----    -------   -----    -------   -----    ------   -----    ------   -----
    Income from
      operations....... $  322     4.9%   $   577     4.8%   $ 1,608     9.5%   $  606     7.6%   $  147     1.7%
                        ======   =====    ========  =====    ========  =====    ======   =====    ======   =====

  Six Months Ended June 30, 1996 Compared to Six Months Ended June 30, 1995

     Net Revenue. Net revenue increased $771,000, or 9.7%, from $7.9 million for the six months ended June 30, 1995 to $8.7 million for the six months ended June 30, 1996. The increase in net revenue was primarily attributable to increased advertising, sales training and a focus on providing customers a complete service package, resulting in higher average revenue per service visit.

     Cost of Goods Sold. Cost of goods sold increased $410,000, or 8.2%, from $5.0 million for the six months ended June 30, 1995 to $5.4 million for the six months ended June 30, 1996. As a percentage of net revenue, cost of goods sold decreased from 62.9% for the six months ended June 30, 1995 to 62.1% for the six months ended June 30, 1996. The decrease as a percentage of net revenue was primarily attributable to an emphasis on higher margin products and services.

     Gross Margin/Profit. Gross margin increased $361,000, or 12.3%, from $2.9 million for the six months ended June 30, 1995 to $3.3 million for the six months ended June 30, 1996. As a percentage of net revenue, gross margin increased .8% from 37.1% for the six months ended June 30, 1995 to 37.9% for the six months ended June 30, 1996.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $820,000, or 35.1%, from $2.3 million for the six months ended June 30, 1995 to $3.1 million for the six months ended June 30, 1996. As a percentage of net revenue, selling, general and administrative expenses increased from 29.4% for the six months ended June 30, 1995 to 36.2% for the six months ended June 30, 1996. The increase as a percentage of net revenue was primarily attributable to increase in compensation expense resulting primarily from special S corporation distributions in anticipation of the Combination.

     Income from Operations. Income from operations decreased $459,000, or 75.8%, from $606,000 for the six months ended June 30, 1995 to $147,000 for the six months ended June 30, 1996. As a percentage of net revenue, income from operations decreased from 7.6% for the six months ended June 30, 1995 to 1.7% for the six months ended June 30, 1996. The decrease as a percentage of net revenue was primarily attributable to the increase in compensation expense noted above.

  Year Ended December 31, 1995 Compared to December 31, 1994

     Net Revenue. Net revenue increased $4.8 million, or 39.9%, from $12.1 million in 1994 to $16.9 million in 1995. The increase in net revenue was primarily attributable to increased advertising, sales training and a focus on providing customers a complete service package, resulting in higher average revenue per service visit.

     Cost of Goods Sold. Cost of goods sold increased $2.2 million, or 28.2%, from $8.0 million in 1994 to $10.2 million in 1995. As a percentage of net revenue, cost of goods sold decreased from 65.9% in 1994 to 60.4% in 1995. The decrease as a percentage of net revenue was primarily attributable to an emphasis on higher margin products.

     Gross Margin/Profit. Gross margin increased $2.6 million, or 62.6%, from $4.1 million for the twelve months ended December 31, 1994 to $6.7 million for the twelve months ended December 31, 1995. As a percentage of net revenue, gross margin increased 5.6% from 34.0% for the twelve months ended December 31, 1994 to 39.6% for the twelve months ended December 31, 1995. The increase as a percentage of net revenue was primarily attributable to the emphasis on higher margin products.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $1.6 million, or 43.7%, from $3.5 million in 1994 to $5.1 million in 1995. As a percentage of net revenue, selling, general and administrative expenses increased slightly from 29.3% in 1994 to 30.1% in 1995.

     Income from Operations. Income from operations increased $1.0 million, or 178.6%, from $577,000 in 1994 to $1.6 million in 1995. As a percentage of net revenue, income from operations increased from 4.8% in 1994 to 9.5% in 1995.

  Year Ended December 31, 1994 Compared to December 31, 1993

     Net Revenue. Net revenue increased $5.5 million, or 82.8%, from $6.6 million in 1993 to $12.1 million in 1994. The increase in net revenue was primarily attributable to the start-up of several of the Remaining Companies in 1994.

     Cost of Goods Sold. Cost of goods sold increased $3.8 million, or 89.6%, from $4.2 million in 1993 to $8.0 million in 1994. As a percentage of net revenue, cost of goods sold increased from 63.6% in 1993 to 65.9% in 1994. The increase as a percentage of net revenue is attributable to an emphasis on higher margin products.

     Gross Margin/Profit. Gross margin increased $1.7 million, or 71.0%, from $2.4 million for the twelve months ended December 31, 1993 to $4.1 million for the twelve months ended December 31, 1994. As a percentage of net revenue, gross margin decreased 2.4% from 36.4% for the twelve months ended December 31, 1993 to 34.0% for the twelve months ended December 31, 1994.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $1.4 million, or 69.7%, from $2.1 million in 1993 to $3.5 million in 1994. As a percentage of net revenue, selling, general and administrative expenses decreased from 31.5% in 1993 to 29.3% in 1994.

     Income from Operations. Income from operations increased $255,000, or 79.4%, from $322,000 in 1993 to $577,000 in 1994. As a percentage of net revenue, income from operations remained relatively constant at 4.8%.

Liquidity and Capital Resources

     The following table sets forth selected information from the Remaining Companies' combined statement of cash flows (dollar amounts in thousands):

                                                                                SIX MONTHS
                                                           YEAR ENDED              ENDED
                                                           DECEMBER 31,          JUNE 30,
                                                        --------------------   -------------
                                                        1993   1994    1995    1995    1996
                                                        ----   -----   -----   -----   -----
    Net cash flow provided by operating activities....  $360   $ 314   $ 755   $ 590   $ 510
    Net cash used in investing activities.............   (85)   (526)   (456)   (264)   (337)
    Net cash provided by (used in) financing
      activities......................................   109     275    (163)   (162)   (291)
                                                        ----   -----   -----   -----   -----
    Increase (decrease) in cash and cash
      equivalents.....................................  $384   $  63   $ 136   $(164)  $(118)
                                                        ====   =====   =====   =====   =====

     From 1993 through the six months ended June 30, 1996, the Remaining Companies generated $1,939,000 in net cash from operating activities. Cash used in investing activities was primarily attributable to the purchase and replacement of service and delivery trucks. Cash used in financing activities consists primarily of distributions to shareholders and proceeds from long-term notes.

                                  THE COMPANY

GENERAL

     Simultaneously with the completion of the IPO, the Company acquired all of the outstanding capital stock of the Subsidiaries. Management believes that the Company is one of the leading providers of residential HVAC services and replacement equipment in the United States.

     The Service Centers install, service and maintain central air conditioners, furnaces and heat pumps, primarily in existing homes. In 1995, management estimates that over 80% of the Company's pro forma net revenue was derived from replacing, maintaining and servicing HVAC equipment at existing residences and commercial businesses and less than 20% was derived from installing new equipment at newly constructed homes and businesses. The Company focuses on the service and replacement segment of the HVAC industry rather than the new construction segment because management believes that the service and replacement segment exposes the Company to less credit risk and offers higher margins as a result of opportunities for more attractive pricing because of customers' demands for immediate, convenient and reliable service.

     CSG was formed in 1991 to offer HVAC companies proprietary products as well as marketing, management, educational and advisory services not available from industry trade associations. CSG currently has over 270 members serving distinct market areas of the United States. Management estimates that the aggregate annual revenues of the CSG members not owned by the Company are in excess of $500 million. CSG seeks to provide its members with a competitive advantage over other HVAC contractors in each member's market area by enabling members to operate their businesses with a higher degree of professionalism and by providing proven marketing and operational strategies designed for the HVAC industry. All of the Service Centers are members of CSG and operate in accordance with its recommended methods and procedures.

     Management believes that the Company is positioned to capitalize on the fragmentation and growth of the HVAC service and replacement industry. The Company is implementing an aggressive acquisition strategy which targets for acquisition as "hubs" CSG members that are geographically desirable, financially stable, experienced in the industry, familiar with CSG operating methods and characterized by strong management. The Company also plans to increase market presence through acquisitions of other HVAC businesses that have long operating histories, large customer bases, experienced management and present opportunities to reduce overhead expenses or dispose of fixed assets to improve profitability. In addition, management believes that it will be able to improve the financial performance of acquired companies through the implementation of the policies and procedures developed by CSG.

HVAC SERVICE AND REPLACEMENT INDUSTRY

     The HVAC industry consists of (i) the installation, replacement, maintenance, service and repair of HVAC systems at existing residences and commercial businesses and (ii) the installation of HVAC systems at newly constructed homes and businesses. The Company primarily provides installation and replacement services to existing homes and small to medium-sized businesses.

     According to Air Conditioning, Heating and Refrigeration News, there are approximately 43 million central air conditioners, 54 million furnaces and 9 million heat pumps in operation in homes in the United States. Management estimates, based on industry information, that the market for the service and replacement of HVAC systems in existing homes is approximately $24 billion annually. The installation and replacement segment of the industry has increased in size as a result of the aging of the installed base of residential systems, the introduction of new, energy efficient systems and the upgrading of existing homes to central air conditioning. According to the Air Conditioning and Refrigeration Institute, over 61 million central air conditioners have been installed in the United States since 1975. Many of the units installed from the mid-1970s to the mid-1980s are reaching the end of their useful lives, thus providing a growing replacement market. In addition, in recent years, increased governmental regulation restricting the use of ozone depleting refrigerants in HVAC systems has contributed to the growing replacement market. See "Regulation."

     Management believes that HVAC businesses are typically closely held, single-center operations that serve a limited geographic area and are heavily dependent upon referrals to generate business. Management believes that, in many cases, these businesses are operated by former service technicians who lack the business and marketing expertise to expand their businesses, increase their profitability and compete effectively with larger operators. Management believes that larger companies are able to operate more efficiently, offer customers a broader array of products and services and provide a higher level of customer service than smaller operators. These competitive advantages are the result of greater managerial and financial resources as well as economies of scale in purchasing and marketing expenses. Management believes that these factors will continue to promote a trend toward consolidation in the industry and present an opportunity for well-capitalized operators to acquire additional businesses on favorable terms.

STRATEGY

     The Company's goal is to become the leading provider of residential HVAC services and replacement equipment in the United States through the acquisition of CSG members in new markets, the integration of other HVAC business in existing markets and the continued revenue and profit growth of its Service Centers.

  Acquisition Strategy

     The Company is implementing an aggressive acquisition program utilizing a "hub and spoke" strategy for expansion into new geographic areas and further penetration into existing markets. The U.S. residential HVAC service industry is currently highly fragmented. Management believes that many HVAC businesses, which lack the capital necessary to expand operations and the ability to exit their business profitably, will desire to affiliate with the Company because the Company will provide (i) business and marketing systems that enable a company to operate more profitably, (ii) the opportunity to increase the operator's focus on customer service rather than administration, (iii) the potential for national name recognition and (iv) the opportunity for the owner to gain liquidity while, in some cases, continuing to manage the operations of the business. By expanding geographically, management believes the Company will be able to offset certain seasonal and economic trends that affect different regions of the country periodically. See "Risk Factors -- Seasonal and Cyclical Nature of the Industry" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Combined Subsidiaries."

     Expanding Geographic Presence through Hub Acquisitions of CSG Members. The Company plans to make "hub" acquisitions of existing HVAC businesses in new markets that are not being served by the Company. Management plans to target for acquisition HVAC businesses that are members of CSG and familiar with the Company's policies and procedures. See the map appearing on page two indicating the location of the current members of CSG. Typically, these businesses have annual net revenue ranging from $2.0 million to $5.0 million. In evaluating such acquisitions, the Company will consider candidates that are in attractive markets, financially stable, experienced in the industry, familiar with CSG's operating methods and characterized by strong management.

     Expanding Market Penetration through the Acquisition of Other HVAC Businesses. The Company expects to increase market share through acquisitions of other HVAC businesses that have long operating histories, large customer bases, experienced management and that present opportunities to reduce overhead or dispose of fixed assets to improve profitability. When acquired, the operations of such businesses will be integrated into the operations of existing hubs, enabling the Company to reduce overhead costs, sell redundant assets and consolidate operations within existing areas served by the Company. The Company does not intend to acquire non-CSG members in territories currently served by a CSG member unless and until that CSG member is acquired by the Company.

  Operating Strategy

     The Company's operating strategy incorporates the successful methods developed by CSG and capitalizes on the operating efficiencies resulting from the integration of the operations of the Subsidiaries. The key elements of the Company's operating strategy are as follows:

     Providing Superior, High Quality Service in a Professional Manner. The Service Centers provide superior, high quality service at a competitive price and in a friendly, professional manner. In order to provide such service, the Company requires that all service technicians, maintenance technicians and installers employed by the Company complete comprehensive training programs designed to teach employees the Company's operating procedures. Such procedures are described in CSG's training manuals which provide detailed instructions in areas such as residential replacement sales, residential installation, preventive maintenance agreements, service and routine maintenance. The Company has standard policies and operating procedures intended to result in a uniform level of professional, high quality service, including installation and maintenance procedures, random drug-testing of all employees, the technician's appearance and the use of "Carpet Saver" shoe coverings when inside a customer's home. The Service Centers utilize a flat rate billing system that advises the customer of the cost of service before work begins and charges the quoted price regardless of the actual time necessary to repair the system. The Service Centers are generally open for business from 8:00 a.m. to 8:00 p.m. on weekdays, and most are open on Saturday from 8:00 a.m. to 4:00 p.m. Management believes that by providing evening and Saturday service, in addition to 24 hour emergency service, the Service Centers are able to better accommodate customers than most of its competitors. In addition, the Company guarantees complete customer satisfaction and offers a toll-free "Customer Can't Lose" phone line to address customer complaints and questions.

     Increasing Revenue at Service Centers. The Company actively promotes its maintenance agreements to both new and existing customers. See "Service
Centers -- Maintenance and Service Agreements." The sale of maintenance agreements not only generates recurring revenue through the payment of fees, but also helps the Company develop a committed, loyal customer base and provides the opportunity for cross-marketing of the Company's other services and products. The Company offers a wide assortment of financing packages designed to enable customers to purchase equipment and services from the Company in the most convenient and cost-effective manner possible. The Company also offers its customers a Professional Courtesy(TM) credit card solely for use in purchasing equipment and services from the Company. Such financing, including the Professional Courtesy credit card, is offered through a number of third party lenders. Pursuant to its arrangements with such financing companies, the Company receives an origination fee based on the amount financed, but does not bear any credit risk from such financing.

     The Service Centers utilize local print advertising and targeted marketing promotions designed by CSG, including maintenance technician referrals, service technician referrals, yellow page advertising and direct mail campaigns followed up by telemarketing. During the off-peak spring and fall months, the Service Centers aggressively market products and services which generate revenue during such months and help to offset increased demand historically experienced in the summer and winter months. Management believes that such marketing efforts will result in increased business for its Service Centers. In 1995, advertising and marketing expenditures were 1.6% as a percentage of the Company's pro forma net revenue.

     The Company offers a number of services and products that are not available from most HVAC contractors. Indoor air quality ("IAQ") has become an increasingly popular and profitable segment of the industry. According to industry sources, the market for IAQ products and services in the United States was estimated to be $1.8 billion in 1994 and is expected to double by the year 2000 as public awareness of indoor air pollution, which the U.S. Environmental Protection Agency now ranks as one of the top five environmental health threats, continues to grow. As technology has improved, HVAC businesses have begun to utilize equipment that monitors the levels of certain harmful substances in the air of a customer's home. The Company's technicians are trained to educate customers on the harmful effects of these substances, which can cause fatigue, inattentiveness, allergies, asthma, hyper-sensitivity and respiratory diseases. The Company offers and actively promotes a variety of IAQ services designed to detect and correct unhealthy air quality.

Among these services are duct cleaning, fresh air ventilation and heat recovery systems, ultraviolet light processes and the sale and installation of ozonators.

     Achieving Operating Efficiencies. Manufacturers of HVAC equipment have historically offered more favorable prices and rebates to high volume purchasers. Management believes that the Company will be able to increase the discounts and rebates available to the Service Centers prior to acquisition by the Company. In addition, the Company expects to achieve increased operating efficiencies by consolidating certain functions at the corporate level, including negotiating purchase terms for HVAC equipment, sales management, purchasing and leasing of service vehicles and accounting, insurance, financial management, marketing and legal support.

     The Company is implementing a uniform system of budgets, forecasts, reports and financial controls for its Service Centers. In addition, each of the Service Centers generates and provides to the Company a daily management report of revenue and expense information and certain billing and collection data. The Company uses such information to prepare and provide to each Service Center monthly and quarterly comparative financial data, which enable each Service Center to track and compare its performance with the other Service Centers.

     Attracting and Retaining Quality Employees. Management believes the Service Centers attract and retain quality employees by providing (i) an environment that emphasizes professionalism and customer satisfaction, (ii) extensive training that allows employees to advance to higher-earning positions and (iii) stability of income because the Service Centers do not experience the cyclical lay-offs typically found in the HVAC industry. The Company has a cash bonus program for each Service Center pursuant to which managers may earn bonuses based on the performance of the Service Center and the Company relative to established goals set by the Service Center's president and the Company. The Service Centers are operated by managers who are trained in the CSG operating methods and procedures and who management believes are better educated than a typical HVAC service business operator.

     Potential employees must pass extensive interviews and background checks, where permitted, as well as technical tests prior to being hired. All service technicians, maintenance technicians and installers employed by the Company are required to complete comprehensive training programs designed to teach employees the Company's operating procedures. Such training programs are conducted both at the Service Centers and at CSG sponsored seminars. Management believes that its policies have resulted in a low rate of employee turnover. See "Contractor Success Group."

     Developing a National Reputation. Management believes that successful implementation of the Company's operating strategy will enable it to establish a national reputation for superior, high quality service. By developing a national reputation, management believes the Company will appeal to a large number of customers who are familiar with and rely upon a large, stable company with a national reputation for providing high quality service.

CONTRACTOR SUCCESS GROUP

     CSG, a wholly-owned subsidiary of the Company, was formed in 1991 to offer HVAC companies proprietary products and marketing, management, educational and advisory services not available from industry trade associations. Currently, there are over 270 members of CSG serving distinct market areas in the United States and Canada defined primarily by zip codes. CSG offers its members a competitive edge over other contractors in the market by providing useful management and technical skills, training programs and proprietary products. In exchange, CSG members pay an initial fee upon joining CSG and a quarterly fee thereafter. In 1995, CSG collected fees totaling approximately $3.1 million. CSG members are granted exclusive rights to the territory in which they operate. The Company intends to continue to build and expand the membership of CSG.

     CSG licenses to its members copyrighted training manuals that cover in specific detail every aspect of owning and operating an HVAC service and replacement company, including residential replacement sales, residential maintenance, service contracts, residential installation, business planning and service dispatch. In addition, CSG members receive materials containing, and attend conferences discussing, methods and procedures to operate an efficient, profitable company, including (i) daily report forms designed to provide accurate and timely sales and cost information essential to determining the performance of an HVAC business, (ii) "Scorecard," a monthly report distributed to CSG members comparing top producers among members, (iii) contracts and forms, including non-competition agreements for employees, sales and service contracts, (iv) marketing promotions that are tested and proven with specific instructions on how to tailor advertising for the member's market and (v) quarterly projects introducing to CSG members new products and services designed to increase productivity.

  Seminars and Services

     Potential CSG subscribers are invited to attend an informational seminar at CSG's facility in St. Louis, Missouri where they are introduced to the CSG concept and are invited to join the organization. Upon paying the initial fee, CSG subscribers attend "Boot Camp" which is an intensive four-day workshop conducted by CSG three times each year. At Boot Camp, HVAC contractors are educated on all aspects of operating an HVAC service and replacement business. Attendees receive presentations and materials that explain in specific detail the methods and procedures successfully utilized by CSG members. Topics covered include administration, sales, service, advertising, direct marketing, maintenance, service contracts, acquisitions and accounting. CSG members may also attend "Success Convention," which is a quarterly two-day convention of CSG members designed to allow the members to compare ideas and projects and at which quarterly projects are presented, and "Sales Extravaganza," which is an annual convention designed to encourage and motivate a member's salespeople, selling technicians and telemarketers.

  Future University

     In connection with the Combination, the Company acquired approximately 37% of the issued and outstanding Common Stock of Future University, Inc. ("Future University(R)"). Future University is a corporation that offers to CSG members for an additional enrollment fee technical and operational educational programs designed to improve the profitability of the CSG member's business. The technical programs offer installers and technicians a combination of classroom and on-the-job-training during one and two week sessions. Technicians receive skills training that will enable them to effectively analyze customer problems and offer efficient solutions. In the maintenance training classes, for example, technicians are trained to maximize the operating efficiency of HVAC systems, assure safe operation of systems and reduce the chances of future breakdowns. In the sales training classes, technicians are trained to deal with customer expectations, use and promote various products and services, develop leads, explain financing programs and improve on various customer relations skills. In sending technicians to the Future University program, CSG members are able to develop a high level of commitment in their employees. The technical programs are held in Little Rock, Arkansas under an exclusive licensing arrangement with Hardwick Air Masters, Inc., one of the Service Centers. Pursuant to the current licensing arrangement, Hardwick Air Masters, Inc. receives 70% of the revenue from the technical programs and Future University receives 30% of such revenue. The operational programs offer to general managers and salespeople a variety of classes covering residential sales training, replacement sales, marketing and promotions, telemarketing and general operations. These programs are held in Houston, Texas.

     Management believes that Future University is the only comprehensive training school for management, salespeople, installers and technicians in the residential HVAC industry. Since its formation in 1991, over 1,000 students per year have completed Future University's technical and operational training programs.

SERVICE CENTERS

  General

     Management estimates that during 1995 the Service Centers' service and maintenance technicians responded to over 120,000 maintenance, repair and service calls. The services offered by each Service Center include (i) the sale of replacement central air conditioners, furnaces and heat pumps, (ii) the maintenance and repair of HVAC units, (iii) diagnostic analysis of the condition of existing unit and (iv) the sale of ancillary products such as IAQ devices and monitors. Most of the Service Centers employ an in-house sales force that sells replacement units, installation technicians who install replacement equipment in existing homes, service technicians who service and maintain the equipment, and an administrative staff to perform dispatching, purchasing and other administrative functions. In addition, some of the Service Centers offer plumbing services. Management believes that in 1995 the installation and servicing of plumbing systems represented less than 5% of the Company's pro forma net revenue. The Company anticipates that such Service Centers will continue to offer plumbing services, but currently does not intend to expand such business.

     All of the Service Centers' technicians are trained to promote the Company's preventive maintenance agreements and to cross-market IAQ equipment and other ancillary services and products offered by the Company. Service technicians are trained to perform service and maintenance in a professional manner, to identify problems with existing HVAC systems and to offer customers the most practical, cost-effective solution to their problem, whether that involves repairing the existing system or suggesting a replacement system or part. Often this involves providing customers with information on products to upgrade their system and improve efficiency as well as informing them about the advantages and disadvantages of a particular product or service. Maintenance technicians perform routine maintenance examinations of HVAC systems in an effort to keep the systems in working order and to identify potential problems before they become too costly to correct.

     Management believes that most HVAC contractors charge the cost of the materials and the hourly rate for the actual time it takes to install or repair the system. In contrast, the Company utilizes a flat rate pricing system that advises the customer of the cost of service for the particular job before work begins and charges the quoted price regardless of the time necessary to repair the system. While this may result in parts, labor and other costs incurred in repairing a customer's system exceeding the quoted price from time to time, the Company is able to alter its pricing on a per job basis. The Company's experience is that customers generally prefer this pricing method because it eliminates surprise or hidden costs. This pricing method also creates an incentive for the Company to hire quality technicians and to provide them with the training necessary to service customer needs efficiently.

  Sale of Replacement Units

     The replacement market for residential HVAC equipment is dependent upon the installed base of units, the mechanical life and usage of the equipment and technological advances in the efficiency of newer units. The Company believes the replacement market for HVAC units offers the potential for high growth and profitability in the future given the potential number of HVAC systems that will need replacement in the coming years and the Company's ability to effectively service that need. The market for replacement units is highly fragmented, with no single manufacturer dominating the market. In order to service the replacement market, the Company intends to establish relationships with several national, regional and local manufacturers of replacement units in order to offer a wide variety of products to its customers. The Company is not dependent on any manufacturers or distributors of replacement units, but rather has access to products from all over the country allowing the Company to offer products that its competition may be unable to provide.

     At the time of sale, a customer is offered a wide assortment of financing packages by the Service Center. A Service Center's installers and technicians, in addition to the salespeople, are trained to educate customers as to the financing options available, assist the customer in completing the credit application forms and determine whether the customer's financing is approved. The Company also offers its customers a Professional Courtesy credit card solely for use in purchasing equipment and services from the Company. Such financing, including the Professional Courtesy credit card, is offered through a number of third party lenders. Pursuant to its arrangements with such financing companies, the Company receives an origination fee based on the amount financed, but does not bear any credit risk from such financing.

  Maintenance and Service Agreements

     The Company currently has approximately 27,600 maintenance agreements with customers. These agreements are for a term of one to three years and provide for two diagnostic and precision maintenance visits during the year at an average cost to the customer of approximately $135 per year. The sale of maintenance agreements not only generates recurring revenue through the payment of fees, but also helps the Company develop a committed, loyal customer base and provides the opportunity for cross-marketing of the Company's other services and products. Management believes that customers with maintenance agreements are the Company's most satisfied customers because of the many benefits offered by such agreements, including (i) energy savings resulting from a more efficient HVAC system, (ii) fewer and less costly emergency repairs, (iii) longer useful life for the HVAC system, (iv) discounted rates for service and (v) guaranteed same-day service in the event of an emergency repair. Maintenance agreements also allow the Company to more fully utilize its technicians during the historically slower spring and fall months by scheduling maintenance appointments during such time. Because systems under maintenance agreements are less likely to require emergency repairs, the Service Centers are able to provide more prompt service to emergency and new service calls.

     The Company's service agreements are generally for a term of one year and provide for the repair of any problem with the customer's system at no additional cost to the customer. Pursuant to the terms of such service agreements, if the cost of repair exceeds the value of the customer's HVAC system, the Company is not required to repair the system and the customer receives a $300 discount if he purchases a replacement unit from the Company. In some states, warranties provided for in the Company's service agreements may be deemed insurance contracts by applicable state insurance regulatory agencies thereby subjecting the Company and the service agreements to the insurance laws and regulations of any such state. In such states, the Company insures its service agreements through licensed insurers. Management believes that the Company has made adequate provision for potential claims under these agreements. See "Regulation."

  Locations

     The Company currently operates 12 Service Centers in nine states. The following table sets forth certain information regarding these Service Centers:

                                                                       AREA OF       YEAR
                     SERVICE CENTER                       STATE       OPERATION     FOUNDED
    -------------------------------------------------  -----------  -------------  ---------
    Norrell Heating & Air Conditioning, Inc..........  Alabama      Birmingham          1953
    Hardwick Air Masters, Inc........................  Arkansas     Little Rock         1970
    Service Experts of Palm Springs, Inc.............  California   Palm Springs        1993
    Comerford's Heating and Air Conditioning, Inc....  California   Pleasanton          1974
    Coastal Air Conditioning Service, Inc............  Georgia      Savannah            1976
    Rolf Coal and Fuel Corp..........................  Indiana      Fort Wayne          1904
    Brand Heating & Air Conditioning, Inc............  Indiana      Lafayette           1991
    Gilley's Heating & Cooling, Inc..................  Louisiana    Monroe              1980
    Vision Holding Company, Inc......................  Missouri     Kansas City         1982
    Air Experts, a United Services Co., Inc..........  Missouri     St. Louis           1981
    AC Service & Installation Co., Inc./
        Donelson Air Conditioning Company, Inc.......  Tennessee    Nashville      1974/1968
    Arrow Heating & Air Conditioning, Inc............  Wisconsin    Racine              1992

  Commercial Service and Replacement

     Some of the Service Centers offer HVAC services to small and medium-sized businesses. In 1995, revenues generated from the provision of services and sale of products to commercial customers represented less than 20% of the Company's pro forma net revenue. The Service Centers target restaurants, small office buildings, warehouses and theaters as potential prospects for its commercial services. The Company's commercial sales representatives receive extensive training designed to enable the representatives to promote the Company's services and products effectively. The services offered to commercial customers are generally the same as services offered to residential customers, including the analysis, maintenance and repair of existing HVAC systems, the sale of replacement systems and the sale of ancillary products, including IAQ devices and services. While management does not plan to further develop its plumbing and commercial HVAC businesses beyond existing operations given the potential for growth in the residential service and replacement market, the Company intends to continue to provide plumbing and commercial HVAC services.

SERVICES AND OPERATIONS

     The Company provides management, financial and accounting services for all of the Service Centers' operations. Management provides certain financial control support, including budgets, forecasts and reports, while allowing each general manager of a Service Center to manage its day-to-day operations. The Company provides the following services:

  Purchasing

     Because of the number of Service Centers operated by the Company, management believes the Company is able to negotiate at a lower cost (i) the purchase of HVAC units, parts and supplies, (ii) the purchase and lease of service vehicles and (iii) the provision of accounting, insurance, financial management, marketing and legal support. The principal manufacturers of the products sold by the Company include The Trane Company, Carrier Air Conditioning, Inc., Lennox Industries, Inc. and Rheem Manufacturing Company. Each Service Center orders products from the manufacturers or distributors at the discounted rate negotiated by the Company. The Service Centers generally order equipment only upon receipt of a contract for purchase from a customer, enabling them to maintain low inventory.

  Management Information Systems

     The Service Centers currently utilize various compatible management and financial information systems. The Company intends to convert the Service Centers' current systems to an integrated system within the next 18 months. The implementation of an integrated system will allow the Company to maintain greater control over the operations of its Service Centers. The Company intends to track important data related to the Service Centers' operations and financial performance and to monitor all advertising expenditures. In addition, the Service Centers will generate and provide to the Company a daily management report of revenue and expense information and certain billing and collection data. The Company will use such information to prepare and provide to each Service Center monthly and quarterly comparative financial data, which will enable each Service Center to track and compare its performance with the other Service Centers.

  Employee Screening and Training

     Prior to employment, potential employees of the Company must take comprehensive tests to determine their technical expertise. In addition, all employees of the Company are required to pass a drug test prior to employment and are thereafter subject to random drug testing. Failure to take or pass a drug test results in immediate termination of employment. Once hired, employees of the Company are required to complete various training programs covering technical skills and communication and sales techniques. In addition, employees periodically attend educational seminars and conventions conducted by CSG. See "Contractor Success Group."

  Advertising and Marketing

     The Company's advertising and marketing programs are designed to attract new customers and to stimulate increased demand from existing customers. Each Service Center, utilizing materials produced by CSG, develops customized marketing programs tailored to meet the needs of its local customer base. Emphasizing superior, high quality service, the Service Centers market directly to prospective and existing customers through local print advertising, yellow page advertising and direct mail campaigns followed up by telemarketing. In 1995, advertising and marketing expenditures were 1.8% as a percentage of the Company's pro forma net revenue.

REGULATION

     HVAC systems are subject to various environmental statutes and regulations, including, but not limited to, laws and regulations implementing the Clean Air Act, as amended, relating to minimum energy efficiency standards of HVAC systems and the production, servicing and disposal of certain ozone depleting refrigerants used in such systems. In connection with the entry into new markets, the Company may become subject to compliance with additional regulations. Although, there can be no assurance that the regulatory environment in which the Company operates will not change significantly in the future, to date compliance with such regulatory requirements has not had a material effect on the Company.

     Various local, state and federal laws and regulations, including, but not limited to, laws and regulations implementing the Clean Air Act, as amended, impose licensing standards on technicians who service heating and air conditioning units. While the installers and technicians employed by the Service Centers are duly certified by applicable local, state and federal agencies and have been able to meet or exceed such standards to date, there can be no assurance that they will be able to meet stricter future standards. In addition, installers must comply with local building codes when installing HVAC units in residences and commercial buildings.

     In some states, warranties provided for in the Company's service agreements may be deemed insurance contracts by applicable state insurance regulatory agencies thereby subjecting the Company and the service agreements to the insurance laws and regulations of any such state.

TRADEMARKS

     "Service Experts" is registered as a federal trademark with the United States Patent and Trademark Office. The Company currently licenses the Service Experts name and logo to two companies that are members of CSG. The Company owns and licenses numerous proprietary products used by the Service Centers and other CSG members. See "Contractor Success Group." In addition, the Company owns approximately 37% of the issued and outstanding common stock of "Future University," which is registered as a federal trademark with the United States Patent and Trademark Office. See "Contractor Success Group -- Future University." The Company regards its trademarks as having significant value and being an important factor in the development and marketing of its operations. The Company's policy is to pursue registration of its trademarks whenever possible and to oppose vigorously any infringement of its trademarks.

COMPETITION

     The HVAC service and replacement industry is highly competitive in each of the markets in which the Company operates. The Company's Service Centers compete with other full-service HVAC businesses primarily on the basis of quality, reliability, customer service and price. In one of its markets, Kansas City, Missouri, the Company competes with utility companies which have access to capital, personnel, marketing and technological resources that are equal to or greater than those of the Company. Because of the fragmented nature of the industry and relative low barriers to entry, additional competitors, including companies that offer other home improvement services in addition to HVAC services, may emerge that have greater access than the Company to capital, personnel and technological resources.

EMPLOYEES

     Management estimates that the Company has approximately 600 employees. None of the Company's employees is represented by a collective bargaining agreement.

PROPERTIES

     The Company currently leases the building and underlying real estate on which all of its Service Centers are located pursuant to leases with terms generally ranging from five to ten years on terms the Company believes to be commercially reasonable. Total rental expense for the Company's leased centers in 1995 was approximately $400,000. In the future, the Company plans to lease rather than purchase space for the Service Centers to maximize the Company's available capital.

     The Company leases approximately 24,000 square feet of office space in Nashville, Tennessee for its corporate headquarters. The remaining term of the lease on this office space is approximately 10 years, and the Company pays annual rent of $140,000. The Company also maintains an office in approximately 3,600 square feet of office space leased in Chesterfield, Missouri. The remaining term of the lease on this office space is approximately 18 months, and the Company pays annual rent of approximately $60,000.

INSURANCE

     The Company maintains general liability and property insurance. The costs of insurance coverage varies, and the availability of certain coverage has fluctuated in recent years. The Company intends to consolidate the purchase of insurance for its operations, which management believes will result in savings from the amounts paid by the Subsidiaries prior to the Combination. While management believes, based upon its claims experience, that the Company's present insurance coverage is adequate for its current operations, there can be no assurance that the coverage is sufficient for all future claims or will continue to be available in adequate amounts or at reasonable rates.

LEGAL PROCEEDINGS

     The Company does not have pending any litigation that, separately or in the aggregate, if adversely determined, would have a material adverse effect on the Company. The Company and its Service Centers may, from time to time, be a party to litigation or administrative proceedings which arise in the normal course of its business.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The table below sets forth certain information concerning each of the executive officers and directors of the Company.

                   NAME                      AGE                    POSITION
- -------------------------------------------  ----  -------------------------------------------
Alan R. Sielbeck...........................   43   Chairman of the Board and Chief Executive
                                                     Officer
James D. Abrams............................   48   President, Chief Operating Officer and
                                                     Director
Anthony M. Schofield.......................   42   Chief Financial Officer, Secretary and
                                                     Treasurer
Raymond J. De Riggi(1).....................   48   Director
Timothy G. Wallace(1)(2)...................   38   Director
William G. Roth(2).........................   58   Director
Norman T. Rolf, Jr.........................   50   Director

- ---------------

(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

     The Company's Board of Directors is divided into three classes, each consisting of two members. At each annual stockholders meeting, directors of one class are elected to three year terms. The terms of Messrs. De Riggi and Rolf expire in 1997, Messrs. Abrams and Roth in 1998 and Messrs. Sielbeck and Wallace in 1999. See "Description of Capital Stock -- Anti-Takeover Provisions".

     Alan R. Sielbeck has served as Chairman of the Board and Chief Executive Officer of the Company since its inception in March 1996. Mr. Sielbeck has served as Chairman of the Board and President of AC Service and Installation Co., Inc. and Donelson Air Conditioning Company, Inc., each a Subsidiary, since 1990 and 1991, respectively. From 1985 to 1990, Mr. Sielbeck served as President of RC Mathews Contractor, Inc., a commercial building general contractor, and Chief Financial Officer of RCM Interests, Inc., a commercial real estate developing company.

     James D. Abrams has served as President, Chief Operating Officer and as a director of the Company since its inception in March 1996. Mr. Abrams has served as President of CSG, one of the Subsidiaries, since 1996. From 1990 to 1996, Mr. Abrams served as Chief Executive Officer and a director of CSG. Mr. Abrams has served as President of Air Experts and Service Experts of Palm Springs, Inc., each a Subsidiary, since 1993. Mr. Abrams has served as President and sole director of Air Comfort Services, Inc., an HVAC service and replacement business located in Sarasota, Florida, since 1988. Mr. Abrams served, from 1992 to 1996, as Chairman and President of Service Now, Inc. ("Service Now"), a holding company that owns several HVAC businesses, and prior to the Combination owned Air Experts and Service Experts of Palm Springs, Inc. He resigned from his positions with Service Now prior to the closing of the Combination and the IPO. Mr. Abrams previously served as Chief Executive Officer and a director of Future University from 1991 to 1995. Mr. Abrams currently serves on the Advisory Board of Boatmen's National Bank (Southern Region).

     Anthony M. Schofield has served as Chief Financial Officer, Secretary and Treasurer of the Company since June 1996. From 1982 to 1996, Mr. Schofield served as Cost Manager, Vice-President-Controller, Senior Vice-President of Finance, and Division Controller for Perrigo Company of Tennessee, formerly Cumberland-Swan, Inc., a manufacturer of personal care health and beauty aid products. Mr. Schofield is certified by the American Institute of Certified Public Accountants as well as the Institute of Management Accountants holding both CPA and CMA designations.

     Raymond J. De Riggi has served as a director of the Company since June 1996. Mr. De Riggi has served as President of United Specialty Food Ingredients Companies, a subsidiary of ConAgra Food Products, a diversified food processing company, since November 1995. From 1992 to 1995, Mr. De Riggi served as Executive Vice President of Pet, Incorporated, a diversified food processing company, and from 1990 to 1992, he served as its Vice President of Operations. From 1987 to 1990, Mr. De Riggi served as President of Whitman's Chocolates, a division of Pet, Incorporated.

     Timothy G. Wallace has served as a director of the Company since June 1996. Mr. Wallace has served as Vice President of Finance and Chief Financial Officer of Healthcare Realty Trust Incorporated, a company operating as a real estate investment trust, since January 1993. Mr. Wallace was a Senior Manager with responsibility for healthcare and real estate in the Nashville, Tennessee office of Ernst & Young LLP from June 1989 to January 1993. Prior to joining Ernst & Young LLP, he was employed by Arthur Andersen & Co. from September 1980 to June 1989.

     William G. Roth has served as a director of the Company since July 1996. Mr. Roth served as Chairman of the Board of Directors of Dravo Corporation, a natural resources company that is the largest producer of lime in the United States, from 1989 to 1994. Mr. Roth also served as Chief Executive of Dravo Corporation from 1987 to 1989. Prior to that time, Mr. Roth served as President, Chief Operating Officer and a director of American Standard, Inc., a worldwide manufacturer of air conditioning, plumbing and transportation system products, from 1985 to 1987. From 1978 to 1985, Mr. Roth served as Chairman and Chief Executive Officer of The Trane Company, an international manufacturer and marketer of HVAC systems. Mr. Roth currently serves as a director of Amcast Industrial Corporation and Teknowledge Corporation.

     Norman T. Rolf, Jr. has served as a director of the Company since July 1996. Since 1988, Mr. Rolf has served as President of Rolf Coal and Fuel Corp., a Subsidiary, where he also has previously served as a director and has been employed in various positions since 1966.

     The Compensation Committee of the Board of Directors is responsible for establishing salaries, bonuses and other compensation for the Company's executive officers and administering stock option and other employee benefit plans of the Company. The Audit Committee is responsible for the annual appointment of the Company's auditors and reviewing the scope of audit and non-audit assignments and related fees, accounting principles used by the Company in financial reporting, internal auditing procedures and the adequacy of the Company's internal control procedures with the Company's auditors.

EXECUTIVE COMPENSATION

     The Company has granted options to purchase 40,000 shares of Common Stock under the 1996 Incentive Stock Plan (the "Incentive Plan"). These options are exercisable at $13.00 per share and vest one-third per year commencing on the second anniversary of the date of grant. The Company has not awarded any stock appreciation rights to its executive officers, directors or employees. The Company has no long-term incentive, defined benefit or actuarial plans, as those terms are defined in Commission regulations, covering employees of the Company.

EMPLOYMENT AGREEMENTS

     Pursuant to employment agreements, effective as of August 21, 1996, Messrs. Sielbeck, Abrams and Schofield (the "executive officers") are employed as executive officers of the Company. The employment agreements of Messrs. Sielbeck, Abrams and Schofield provide for annual base salaries of $250,000, $250,000 and $110,000, respectively, which salaries are subject to annual review by the Compensation Committee, and bonuses, which amounts will be determined by the Compensation Committee. The term of each employment agreement is three years.

     Each of the executive officers may terminate his respective employment agreement without cause by giving the Company 90 days prior written notice. Pursuant to the terms of his respective employment agreement, each executive officer has agreed not to disclose the Company's confidential information and not to compete against the Company during the term of his employment agreement and for a period of two years thereafter.

     In the event the executive officer is terminated upon a "change-in-control" (as defined in the employment agreement), each of the executive officers will be paid all accrued base salary, bonus compensation to the extent earned, vested deferred compensation (other than plan benefits which will be paid in accordance with the applicable plan) and other benefits through the date of termination. In addition, each executive officer will receive as severance pay his base salary in monthly installments through the remaining term of the agreement, or at his election, a lump sum severance payment equal to the present value of the flow of severance payments that would otherwise be paid to him. Notwithstanding the foregoing, the Company is not required to pay any amount which is not deductible for federal income tax purposes.

     Each executive officer is entitled to receive his accrued base salary, earned bonus, vested deferred compensation (other than plan benefits which will be paid in accordance with the applicable plan) and other benefits through the date of termination in the event that the Company terminates his employment without cause. In addition, he will receive as severance compensation his base salary for the greater of two years or the remaining term of his employment agreement.

     In the event the executive officer is terminated for cause (as defined in the agreement), he is entitled to receive all accrued base salary, earned bonus compensation, vested deferred compensation (other than plan benefits which will be payable in accordance with the applicable plan) and other benefits through the date of termination, but shall receive no other severance benefits. Each executive officer's employment agreements may also be terminated if he dies, in which event his estate will receive these same payments and severance payments equal to three months' salary.

     In the event the executive officer becomes disabled for a period of 60 consecutive days, he is entitled to receive his base salary, insurance, bonus and other benefits for a period of six months from the date such disability began or for such shorter period as he is unable to perform his duties hereunder. In the event he is unable to perform his duties hereunder after the expiration of the six-month period, his employment agreement will terminate.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company do not receive additional compensation for serving as directors of the Company. Non-employee directors of the Company are entitled to receive a fee of $10,000 per year. All directors are also entitled to reimbursement for their actual out-of-pocket expenses incurred in connection with attending meetings. In addition, each of the non-employee directors of the Company is entitled to participate in the Service Experts, Inc. 1996 Non-Employee Director Stock Option Plan (the "Director Plan").

COMPENSATION PURSUANT TO PLANS

     Incentive Stock Plan. In June 1996, the Company adopted the Incentive Plan. The Company has reserved 700,000 of the authorized shares of Common Stock for issuance pursuant to stock options and stock appreciation rights ("SARs") to be granted under the Incentive Plan. Under the Incentive Plan and pursuant to action of the Board, the Compensation Committee appointed by the Board of Directors will administer the Incentive Plan and may grant to officers and key employees (i) non-transferable options to purchase shares of Common Stock and
(ii) SARs. The options are for terms not longer than ten years (five years in the case of incentive stock options granted to an individual who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company), at prices to be determined by the Board of Directors or the Compensation Committee. Such prices may not be less than 100% of the fair market value of the Common Stock on the date of grant (110% in the case of an individual who, at the time of grant of incentive stock options, owns more than 10% of the total combined voting power of all classes of stock of the Company) in the case of incentive stock options under Section 422 of the Code. Incentive stock options may be granted only to employees and may not be less than 85% of the fair market value of the Common Stock on the date of grant in the case of non-qualified stock options. Options granted under the Incentive Plan may be exercisable in installments. The Company is authorized to loan, or guarantee loans of, the purchase price of shares issuable upon exercise of options granted under the Incentive Plan. Unless terminated earlier, the Incentive Plan will terminate in 2006. The aggregate fair market value of Common Stock with regard to which incentive stock options are exercisable by an individual for the first time during any calendar year may not exceed $100,000. The Company has granted options to purchase 40,000 shares of Common Stock under the

Incentive Plan. These options are exercisable at $13.00 per share and vest one-third per year commencing on the second anniversary of the date of grant.

     SARs will entitle the holder to receive an amount equal to the excess of the fair market value of a specified number of shares of Common Stock as of the date such right is exercised over a specified price which shall not be less than 85% of the fair market value of the Common Stock at the time the SAR is granted. SARs may be granted separately or in connection with a non-qualified stock option. No SAR is exercisable more than ten years after it is granted.

     Non-Employee Director Stock Option Plan. In June 1996, the Company adopted the Director Plan. The Company has reserved for issuance under the Director Plan 100,000 shares of Common Stock. The Director Plan provides for the granting of nonqualified stock options to each director of the Company who is not also an employee or officer of the Company ("Non-Employee Directors") at an exercise price equal to the fair market value of the Common Stock on the date the options are granted. The Director Plan contains provisions providing for adjustment of the number of shares available for option and subject to unexercised options in the event of stock splits, dividends payable in Common Stock, business combinations or certain other events. The Board shall have no authority, discretion or power to select the participants who will receive options pursuant to the Director Plan, to set the number of shares of Common Stock to be covered by each option, to set the exercise price or the period within which the options may be exercised or to alter other terms or conditions specified in the options.

     Pursuant to the Director Plan, each Non-Employee Director on the effective date of the IPO was granted options to purchase 5,000 shares of Common Stock at an exercise price equal to $13.00 per share. Each Non-Employee Director elected in the future will be granted options to purchase 5,000 shares of Common Stock on the date of such director's election to the Board of Directors at an exercise price equal to the fair market value of the Common Stock on the date the options are granted. In addition, the Director Plan provides for the grant to each Non-Employee Director of options to purchase 1,000 shares of Common Stock on each January 1 (each date of grant being referred to as the "Grant Date"). The Board of Directors may revoke, on or prior to each January 1, the next automatic grant of options otherwise provided for by the Director Plan if no options have been granted to employees since the preceding January 1 under the Incentive Plan or any other employee stock option plan that the Company might adopt. Each option shall be exercisable in full upon receipt and shall expire ten years after the Grant Date (the "Option Period"), unless cancelled sooner due to termination of service or death, or unless the option is fully exercised prior to the end of the Option Period.

     Employee Stock Purchase Plan. The Service Experts, Inc. 1996 Employee Stock Purchase Plan (the "Purchase Plan") was adopted in June 1996 and became effective simultaneously with the IPO. A total of 100,000 shares of Common Stock have been reserved for issuance under the Purchase Plan, which is intended to qualify under Section 423 of the Code. The Purchase Plan allows participants to purchase shares of Common Stock in connection with option periods commencing on the first trading date of each year and ending the following December 31 (except the first option period which will commence the date of the Offering and end December 31, 1996).

     The Purchase Plan permits eligible employees of the Company and certain of its subsidiaries to purchase Common Stock through payroll deductions, which may not exceed 10% of the employee's base compensation, at a price equal to 85% of the fair market value of the Common Stock at the beginning of the option period or at the end of the option period, whichever is lower (subject to a minimum price specified in the Purchase Plan). Employees are eligible to participate in the Purchase Plan if they are employed by the Company or a participating subsidiary for at least 20 hours a week and more than five months in any calendar year and have been employed for at least six months since their last date of hire.

     In the event of a change of control of the Company (as defined in the Purchase Plan), each option under the Purchase Plan will (if the Company is the surviving corporation) pertain to and apply to the securities to which a holder of the number of shares of the Company subject to such option would have been entitled in such transaction. If the Company is not the surviving corporation in such change in control, then all options under the Purchase Plan will terminate provided that the Compensation Committee may determine that such options shall be exercisable on the day prior to such change in control transaction.

     401(k) Plan. In 1996, the Company adopted a Savings and Profit Sharing Plan (the "Savings Plan") which is intended to be qualified under Sections 401(a) and 401(k) of the Code. To be eligible, an employee must have been employed by the Company for at least one year. The Savings Plan permits employees who have completed one year of service to defer from 1% to 15% of their compensation into the Savings Plan up to specified limits per year ($9,500 during 1996). Additional annual contributions may be made at the discretion of the Company which will vest according to a schedule set forth in the Savings Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is comprised of directors who are not employees of the Company. The Compensation Committee is responsible for establishing salaries, bonuses and other compensation for the Company's officers.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Pursuant to the Company's Restated Certificate of Incorporation and Bylaws, the Company is obligated to indemnify each of its directors and officers to the fullest extent permitted by law with respect to all liability and losses suffered and reasonable expenses incurred by such person in any action, suit or proceeding in which such person was or is made or threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of the Company. The Company is obligated to pay the reasonable expenses of the directors or officers incurred in defending such proceedings if the indemnified party agrees to repay all amounts advanced by the Company if it is ultimately determined that such indemnified party is not entitled to indemnification. See "Description of Capital Stock -- Limitations on Liability of Officers and Directors."

                              CERTAIN TRANSACTIONS

     Prior to the IPO, Mr. Abrams, Mr. Sielbeck, John R. Young, a principal stockholder of CSG, and R. Edward Hutton, Jr., a principal stockholder of AC Service & Installation Co., Inc./Donelson Air Conditioning Company, Inc. ("AC Service/Donelson"), one of the Service Centers, received 500,695, 243,706, 473,992 and 243,707 shares of Common Stock, respectively, as founders of the Company for their services in forming the Company, developing its business plans and procedures and in acquiring the Subsidiaries. These shares do not include the shares of Common Stock received in exchange for their interests in the Subsidiaries. Following the issuance of such shares, Messrs. Abrams and Young transferred 103,407 and 97,891 shares, respectively, to the other shareholders of Service Now.

     Pursuant to the Combination, and as consideration for their interests in the Subsidiaries, certain officers, directors and holders of 5% or more of the outstanding Common Stock received cash and shares of Common Stock as follows:
Mr. Sielbeck -- $2,513,959 and 576,549 shares; Mr. Abrams -- $2,000,505 and
390,612 shares; Mr. Young -- $2,000,505 and 390,612 shares; Mr.
Hutton -- $2,513,959 and 576,549 shares; and Norman T. Rolf, Jr. -- $636,217 and 133,661 shares. Such amounts were determined on the basis of the evaluation by the Company and the representatives of the underwriters of the IPO of the following factors: the financial and operational history and trends of the Subsidiaries, the experience of the Company's management, the position of the Company in the HVAC service and replacement industry, the Company's prospects and financial results, the status of the securities markets, market conditions for new offerings of securities and the prices of similar securities of comparable companies.

     In connection with the Combination, the Company acquired approximately 37% of the issued and outstanding common stock of Future University in exchange for $2,000 per share in cash, an aggregate of $592,000. The consideration paid was determined by arms length negotiations between the Company and the stockholders of Future University who agreed to sell their shares to the Company. Mr. Abrams and Mr. Young, who were principal stockholders of Future University, each received $248,000 in the transaction. The Company intends to continue to send its employees to Future University for training after the Combination. See "The Company -- Contractor Success Group."

     Service Now, of which Mr. Abrams and Mr. Young are principal shareholders, is a 48% shareholder of SuccessWare, a corporation that provides management and financial information systems software to certain of the Subsidiaries. See "The Company -- Services and Operations -- Management Information Systems." In connection with the Combination, the Company acquired all of the capital stock of Air Experts, a United Services Co., Inc. and Service Experts of Palm Springs, Inc., both of which were wholly owned subsidiaries of Service Now. Service Now continues to own and operate other HVAC companies, none of which are located in geographic areas served by existing Service Centers. In addition, the Company purchased from Service Now the exclusive rights to the name "Service Experts" in exchange for $60,000.

     Mr. Abrams and Mr. Young are the sole shareholders of Fusion Filters, Inc. ("Fusion"), which licenses air filters and other products from manufacturers and sublicenses them to HVAC contractors, including certain of the Subsidiaries. The Company has not entered into any definitive agreements with Fusion, but may purchase filters from Fusion in the future.

     At March 31, 1996, Mr. Sielbeck had outstanding indebtedness payable to AC Service/Donelson in the amount of $133,800, consisting of a note payable in the principal amount of $100,000, bearing annual interest at 5% and payable upon demand, and an interest-free advance of $33,800. At March 31, 1996, Mr. Hutton had outstanding indebtedness payable to AC Service/Donelson in the amount of $133,800, consisting of a note payable in the principal amount of $100,000, bearing annual interest at 5% and payable upon demand, and an interest-free advance of $33,800. All of this indebtedness has been repaid.

     Prior to the Combination, Messrs. Sielbeck and Hutton purchased from AC Service/Donelson the building and underlying real estate on which its main facility is located and certain residential property for approximately $826,000 and $61,000, respectively. AC Service/Donelson purchased the building and real estate for its main facility in 1992 for approximately $729,000 and made certain improvements to such property costing approximately $78,000. AC Service/Donelson purchased the residential property in 1994 for approximately $61,000. The sale price for such properties was determined by the board of directors of AC Service/Donelson. AC Service/Donelson has entered into a lease with Messrs. Sielbeck and Hutton whereby AC Service/Donelson will make annual rental payments of approximately $140,000 to Messrs. Sielbeck and Hutton. Management of the Company believes such transactions are on terms that are commercially reasonable and no less favorable to AC Service/Donelson than those which could be obtained from unaffiliated third parties.

     On June 20, 1996, the Board of Directors adopted a policy that any transactions between the Company and any of its officers, directors or principal stockholders or affiliates thereof, must be on terms no less favorable than those which could be obtained from unaffiliated parties and must be approved by a majority of the disinterested members of the Board of Directors. The Audit Committee of the Board of Directors will be responsible for reviewing all related party transactions on a continuing basis and potential conflict of interest situations where appropriate.

                             PRINCIPAL STOCKHOLDERS

     The table below sets forth information regarding the beneficial ownership of the Common Stock, as of the date hereof, by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director and executive officer of the Company and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated, each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned.

                                                                       SHARES BENEFICIALLY OWNED
                                                                       -------------------------
                          BENEFICIAL OWNER                              NUMBER           PERCENT
- ---------------------------------------------------------------------  ---------         -------
James D. Abrams(1)...................................................    991,914(4)       11.57%
Alan R. Sielbeck(2)..................................................    820,255           9.56
John R. Young(3).....................................................    970,727(4)       11.32
R. Edward Hutton, Jr.(2).............................................    820,256           9.56
Anthony M. Schofield.................................................      2,000              *
Raymond J. De Riggi..................................................      5,000(5)           *
Timothy G. Wallace...................................................      5,000(5)           *
William G. Roth......................................................      5,000(5)           *
Norman T. Rolf, Jr...................................................    133,661           1.56
All executive officers and directors as a group (seven persons)......  1,962,830(4)(5)    22.89

- ---------------

  * Represents less than 1%.
(1) Mr. Abrams's address is c/o Contractor Success Group, Inc., 16141 North Outer Forty Drive, Suite 310, Chesterfield, Missouri 63017.
(2) The indicated person's address is c/o Service Experts, Inc., 1134 Murfreesboro Road, Nashville, Tennessee 37217.
(3) Mr. Young's address is c/o John Young & Associates, 13950 Switzer, Overland Park, Kansas 66221.
(4) Includes 204,014 shares issued to Service Now, the sole stockholder of two of the Subsidiaries, in connection with the Combination. Messrs. Abrams and Young are principal shareholders of Service Now.
(5) Includes 5,000 shares subject to outstanding options held by such individuals.

                     RATIO OF EARNINGS TO FIXED CHARGES(1)

     Set forth below is the ratio of earnings to fixed charges for the Company for the periods indicated:

                                                                                      SIX MONTHS
                                                                                         ENDED
                                                       YEAR ENDED DECEMBER 31,         JUNE 30,
                                                   --------------------------------   -----------
                                                   1991   1992   1993   1994   1995   1995   1996
                                                   ----   ----   ----   ----   ----   ----   ----
    Ratio of earnings to fixed charges...........  7.21   2.41   2.37   4.08   10.21  3.84     (2)

- ---------------

(1) Because the Company has no shares of Preferred Stock outstanding, the ratio of earnings to combined fixed charges and preferred stock dividends is identical to the ratio of earnings to fixed charges for each period listed above.
(2) Due to the salaries paid to the shareholders of AC Service & Installation Co., Inc. and Donelson Air Conditioning Company, Inc. for the six months ended June 30, 1996, the amount to cover the deficiency would have been $179,657.

                        MARKET AND DIVIDEND INFORMATION

     The Company completed its IPO on August 21, 1996 at a price per share of $13.00. Since such time, the Common Stock has traded on the Nasdaq National Market under the symbol "SERX." The following table sets forth the range of high and low sales prices for the Common Stock for the periods indicated, as reported by the Nasdaq National Market. The price quotations reflect inter-dealer prices without retail mark-up, mark-down or commission and may not represent actual transactions.

                                    1996                                    HIGH     LOW
    ---------------------------------------------------------------------  ------   ------
    Third Quarter (beginning August 21, 1996 and through September 17,
      1996)..............................................................  $17.00   $13.75

     On September 17, 1996, the last reported sale price for the Common Stock on the Nasdaq National Market was $15.75 per share. The Company estimates that as of August 31, 1996, there were approximately 75 holders of record of the Common Stock.

     The Company has not paid any cash dividends on its Common Stock. The Company intends to retain its earnings to finance the growth and development of its business and does not expect to declare or pay any cash dividends in the foreseeable future. The declaration of dividends is within the discretion of the Company's Board of Directors.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The Company is authorized to issue 30,000,000 shares of Common Stock, $.01 par value per share, and 10,000,000 shares of preferred stock, $.01 par value per share (the "Preferred Stock"). As of August 31, 1996, the Company had 8,576,610 shares of Common Stock and no shares of Preferred Stock outstanding. The following description of capital stock of the Company is qualified in its entirety by reference to the Company's Restated Certificate of Incorporation, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. An additional 900,000 shares of Common Stock are reserved for issuance upon exercise of employee and director stock options, of which options to purchase 55,000 shares have been granted as of the date hereof. As of August 31, 1996, there are approximately 75 holders of Common Stock.

COMMON STOCK

     Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Stockholders have no right to cumulate their votes in the election of directors. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Common Stock are entitled to receive dividends and other distributions when, as and if declared from time to time by the Board of Directors out of funds legally available therefor. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, including all distributions to holders of Preferred Stock having a liquidation preference over the Common Stock. The Company's Restated Certificate of Incorporation gives the holders of Common Stock no preemptive or other subscription or conversion rights, and there are no redemption provisions with respect to such shares. All outstanding shares of Common Stock are, and the shares offered hereby will be, when issued and paid for, fully paid and non-assessable. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely effected by, the rights of holders of shares of any series of Preferred Stock which the Company may designate and issue in the future.

PREFERRED STOCK

     The Board of Directors has the authority, without any further vote or action of the stockholders of the Company, to issue shares of the Preferred Stock in one or more series and to fix the number of shares, designations, relative rights (including voting rights), preferences and limitations of such series to the fullest extent now or hereafter permitted by Delaware law. The Company has no present intention to issue any series of Preferred Stock.

LIMITATIONS ON LIABILITY OF OFFICERS AND DIRECTORS

     The Company's Restated Certificate of Incorporation and Bylaws provide for indemnification of the officers and directors of the Company to the fullest extent permitted by Delaware law, including some instances in which indemnification is otherwise discretionary under Delaware law. The Restated Certificate of Incorporation contains provisions that eliminate the personal liability of the Company's directors for monetary damages resulting from breaches of their fiduciary duty other than liability for breaches of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the Delaware General Corporation Law, or for any transaction from which the director derived an improper personal benefit. The Company believes that these provisions are essential to attracting and retaining qualified persons as officers and directors.

     There is no pending litigation or proceeding involving a director or officer of the Company as to which indemnification is being sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ANTI-TAKEOVER PROVISIONS

     Section 203 of the Delaware General Corporation Law prevents an "interested stockholder" (defined in Section 203, generally, as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with a publicly-held Delaware corporation for three years following the date such person became an interested stockholder unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

     Certain provisions of the Company's Restated Certificate of Incorporation and Bylaws may make a change in the control of the Company difficult to effect, even if a change in control were in the stockholders' interest. These include certain super-majority vote requirements to amend or repeal certain provisions of the Company's Restated Certificate of Incorporation or Bylaws, including provisions relating to the election of a staggered Board of Directors and the limitation that directors be removed only for cause by a majority of the outstanding voting stock. The Company's Restated Certificate of Incorporation eliminates the right of stockholders to take action by written consent. In addition, the Company's Restated Certificate of Incorporation allows the Board to determine the terms of the Preferred Stock which may be issued by the Company without approval of the holders of the Company's Common Stock. The ability of the Company to issue Preferred Stock in such manner could enable the Board of Directors to prevent changes in management and control of the Company. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company first to negotiate with the Company. Management believes that the benefits of increased protection of the Company's potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging such proposals. Management believes that negotiations of such proposals, among other things, could result in an improvement of their terms.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Company's Common Stock is Boatmen's Trust Company.

                      DESCRIPTION OF COMMON STOCK WARRANTS

     The Company may issue Common Stock Warrants for the purchase of Common Stock. Common Stock Warrants may be issued independently or together with any other Securities pursuant to any Prospectus Supplement or Post-Effective Amendment, as applicable, and may be attached to or separate from such Securities. Each series of Common Stock Warrants will be issued under a separate warrant agreement (each, a "Warrant Agreement") to be entered into between the Company and the warrant recipient or, if the recipients are numerous, a warrant agent identified in the Prospectus Supplement or Post-Effective Amendment, as applicable (the "Warrant Agent"). The Warrant Agent, if engaged, will act solely as an agent of the Company in connection with the Common Stock Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Common Stock Warrants. Further terms of the Common Stock Warrants and the applicable Warrant Agreements will be set forth in the Prospectus Supplement or Post-Effective Amendment, as applicable.

     The Prospectus Supplement or Post-Effective Amendment, as applicable, will describe the terms of any Common Stock Warrants in respect of which this Prospectus is being delivered, including, where applicable, the following: (a) the title of such Common Stock Warrants; (b) the aggregate number of such Common Stock Warrants; (c) the price or prices at which such Common Stock Warrants will be issued; (d) the designation, number and terms of the shares of Common Stock purchasable upon exercise of such Common Stock Warrants; (e) the designation and terms of the other Securities with which such Common Stock Warrants are issued and the number of such Common Stock Warrants issued with each such offered Security; (f) the date, if any, on and after which such Common Stock Warrants and the related Common Stock will be separately transferable; (g) the price at which each share of Common Stock purchasable upon exercise of such Common Stock Warrants may be purchased; (h) the date on which the right to exercise such Common Stock Warrants shall commence and the date on which such right shall expire; (i) the minimum or maximum amount of such Common Stock Warrants which may be exercised at any one time; (j) information with respect to book-entry procedures, if any; (k) a discussion of certain federal income tax considerations; and (l) any other terms of such Common Stock Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Common Stock Warrants.

     As of the date of this Prospectus, no Common Stock Warrants are outstanding.

                         DESCRIPTION OF DEBT SECURITIES

     The Company may issue Debt Securities under one or more trust indentures (each an "Indenture") to be executed by the Company and a specified trustee. The terms of Securities will include those stated in an Indenture and those made a part of an Indenture (before any supplements) by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture will be qualified under the TIA.

     The following description sets forth certain anticipated general terms and provisions of the Debt Securities to which any Prospectus Supplement or Post-Effective Amendment, as applicable, may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement or Post-Effective Amendment, as applicable (which terms may be different than those stated below) and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement or Post-Effective Amendment, as applicable, relating to such Debt Securities. Accordingly, for a description of the terms of a particular issue of Debt Securities, reference must be made to both the Prospectus Supplement or Post-Effective Amendment, as applicable, relating thereto and the following description. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

GENERAL

     The indebtedness represented by Debt Securities will be subordinated in right of payment to the prior payment in full of the Senior Debt (as such term is defined in the Indenture) of the Company. The Debt Securities will be issued pursuant to an Indenture between the Company and a trustee.

     Except as set forth in an Indenture and described in a Prospectus Supplement or Post-Effective Amendment, as applicable, relating thereto, the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, secured or unsecured, in each case as established from time to time in or pursuant to authority granted by a resolution of the Board of Directors of the Company or as established in an Indenture. All Debt Securities of one series need not be issued at the time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the Debt Securities of such series, for issuance of additional Debt Securities of such series.

     The Prospectus Supplement or Post-Effective Amendment, as applicable, relating to any series of Debt Securities being offered will contain the specific terms thereof, including, without limitation:

          (a) the title of such Debt Securities;

          (b) the aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

          (c) the percentage of the principal amount at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such Debt Securities which is convertible into Common Stock, or the method by which any such portion shall be determined;

          (d) if convertible, any applicable limitations on the ownership or transferability of the Common Stock into which such Debt Securities are convertible;

          (e) the date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable;

          (f) the rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any;

          (g) the date or dates, or the method for determining such date or dates, from which any interest will accrue, the interest payment dates on which any such interest will be payable, the regular record dates for such interest payment dates, or the method by which any such date shall be determined, the person to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

          (h) the place or places where the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, such Debt Securities may be surrendered for conversion or registration of transfer or exchange and notices or demands to or upon the Company in respect of such Debt Securities and an Indenture may be served;

          (i) the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities may be redeemed, as a whole or in part, at the option of the Company, if the Company is to have such an option;

          (j) the obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

          (k) if other than U.S. dollars, the currency or currencies in which such Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

          (l) whether the amount of payments of principal of (and premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts shall be determined;

          (m) any additions to, modifications of or deletions from the terms of such Debt Securities with respect to the Events of Default (as defined in an Indenture) or covenants set forth in an Indenture;

          (n) any provisions for collateral security for repayment of such Debt Securities;

          (o) whether such Debt Securities will be issued in certificated and/or book-entry form;

          (p) whether such Debt Securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

          (q) the applicability, if any, of defeasance and covenant defeasance provisions of an Indenture;

          (r) the terms, if any, upon which such Debt Securities may be convertible into Common Stock of the Company and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

          (s) whether and under what circumstances the Company will pay additional amounts as contemplated in an Indenture on such Debt Securities in respect of any tax assessment or governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities in lieu of making such payment; and

          (t) any other terms of such Debt Securities not inconsistent with the provisions of the applicable Indenture.

     The Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). Special federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement or Post-Effective Amendment, as applicable.

     Except as set forth in an Indenture, an Indenture will not contain any provisions that would limit the ability of the Company to incur indebtedness or that would afford holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company or in the event of a change of control. Reference is made to the applicable Prospectus Supplement or Post-Effective Amendment, as applicable, for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of the Company that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

MERGER, CONSOLIDATION OR SALE

     It is expected that an Indenture will provide that the Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other corporation, provided that (a) either the Company shall be the continuing corporation, or the successor corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any), and interest on, all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in an Indenture; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any subsidiary as a result thereof as having been incurred by the Company or such subsidiary at the time of such transaction, no Event of Default under an Indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (c) an officer's certificate and legal opinion covering such conditions shall be delivered to the trustee.

COVENANTS

     An Indenture will contain covenants requiring the Company to take certain actions and prohibiting the Company from taking certain actions. The covenants with respect to any series of Debt Securities will be described in the Prospectus Supplement or Post-Effective Amendment, as applicable, relating thereto.

EVENTS OF DEFAULT, NOTICE AND WAIVER

     An Indenture will describe specific "Events of Defaults" with respect to any series of Debt Securities issued thereunder. Such "Events of Defaults" are likely to include (with grace and cure periods): (i) default in the payment of any installment of interest on any Debt Security of such series; (ii) default in the payment of principal of (or premium, if any, on) any Debt Security of such series at its maturity; (iii) default in making any required sinking fund payment, if any, for any Debt Security of such series; (iv) default in the performance or breach of any other covenant or warranty of the Company contained in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series) that is continued for a specified period of days after written notice as provided in the Indenture; (v) default in the payment of specified amounts of indebtedness of the Company or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled; and (vi) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any significant subsidiary or the property of either.

     If an Event of Default under an Indenture with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then in every such case, subject to the rights of the holder of Senior Debt, the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding Debt Securities of that series will have the right to declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or indexed securities, such portion of the principal amounts as may be specified in the terms thereof) of all the Debt Securities of that series to be due and payable immediately by written notice thereof to the Company (and to the applicable trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series (or of all Debt Securities then outstanding under any Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding Debt Securities of such series (or of all Debt Securities then outstanding under an Indenture, as the case may be) may rescind and annul such declaration and its consequences if (a) the Company shall have deposited with the trustee all required payments of the principal of (and premium, if any) and interest on the Debt Securities of such series (or of all Debt Securities then outstanding under an Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the trustee and (b) all events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to Debt Securities of such series (or of all Debt Securities then outstanding under an Indenture, as the case may be) have been cured or waived as provided in such Indenture. An Indenture also will provide that the holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under an Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or (y) in respect of a covenant or provision contained in an Indenture that cannot be modified or amended without the consent of the holder of each outstanding Debt Security affected thereby.

     The trustee will be required to give notice to the holders of Debt Securities within 90 days of a default under an Indenture unless such default shall have been cured or waived; provided, however, that such trustee may withhold notice to the holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if specified responsible officers of such trustee consider such withholding to be in the interest of such holders.

     An Indenture will provide that no holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the cases of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the outstanding Debt Securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such Debt Securities at the respective due dates thereof.

     Subject to provisions in an Indenture relating to its duties in case of default, the trustee will not be under any obligation to exercise any of its rights or powers under such Indenture at the request or direction of any holders of any series of Debt Securities then outstanding under such Indenture, unless such holders shall have offered to the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under an Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or an Indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of Debt Securities of such series not joining therein.

     Within 120 days after the close of each fiscal year, the Company will be required to deliver to the trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under an Indenture and, if so, specifying each such default and the nature and status thereof.

MODIFICATION OF AN INDENTURE

     It is anticipated that modifications and amendments of an Indenture may be made by the Company and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each series of the outstanding Debt Securities issued under an Indenture which are affected by the modification or amendment, provided that no such modification or amendment may, without the consent of each holder of such Debt Securities affected thereby, (a) change the stated maturity date of the principal of (or premium, if any) or any installment of interest, if any, on any such Debt Security; (b) reduce the principal amount of (or premium, if any) or the interest, if any, on any such Debt Security or the principal amount due upon acceleration of an Original Issue Discount Security; (c) change the place or currency of payment of principal of (or premium, if any) or interest, if any, on any such Debt Security; (d) impair the right to institute suit for the enforcement of any such payment on or with respect to any such Debt Security; (e) reduce the above stated percentage of holders of Debt Securities necessary to modify or amend such Indenture; or (f) modify the foregoing requirements or reduce the percentage of outstanding Debt Securities necessary to waive compliance with certain provisions of an Indenture or for waiver of certain defaults. A record date may be set for any act of the holders with respect to consenting to any amendment.

     The holders of not less than a majority in principal amount of outstanding Debt Securities of each series affected thereby will have the right to waive compliance by the Company with certain covenants in an Indenture.

     An Indenture will contain provisions for convening meetings of the holders of Debt Securities of a series to take permitted action.

CONVERSION OF SECURITIES

     The terms and conditions, if any, upon which the Debt Securities are convertible into Common Stock will be set forth in the applicable Prospectus Supplement or Post-Effective Amendment, as applicable, relating thereto. Such terms will include whether such Debt Securities are convertible into Common Stock, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Company or such conversion will be automatic, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Debt Securities.

SUBORDINATION

     Upon any distribution to creditors of the Company in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any Debt Securities will be subordinated to the extent provided in an Indenture in right of payment to the prior payment in full of all Senior Debt. No payment of principal or interest will be permitted to be made on Debt Securities at any time if a default in Senior Debt exists that permits the holders of such Senior Debt to accelerate their maturity and the default is the subject of judicial proceedings or the Company receives notice of the default. After all Senior Debt is paid in full and until the Debt Securities are paid in full, holders of Debt Securities will be subrogated to the right of holders of Senior Debt to the extent that distributions otherwise payable to holders of Debt Securities have been applied to the payment of Senior Debt. By reason of such subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Company may recover more, ratably, than holders of Debt Securities. If this Prospectus is being delivered in connection with a series of Debt Securities, the accompanying Prospectus Supplement or Post-Effective Amendment, as applicable, or the information incorporated herein by reference will contain the approximate amount of Senior Debt outstanding as of the end of the Company's most recent fiscal quarter.

                        SHARES ELIGIBLE FOR FUTURE SALE

     No precise predictions can be made as to the effect, if any, that sales of shares or the availability of shares for sale in the public market will have on the market prices prevailing from time to time. Nevertheless, sales of substantial amounts of Common Stock in the public market could adversely affect prevailing market prices and impair the Company's ability to raise capital through the sale of equity securities.

     As of September 18, 1996, the Company had outstanding 8,576,610 shares of Common Stock of which the 2,587,500 shares sold in the IPO are freely tradeable without restrictions or further registration under the Securities Act, unless purchased by "affiliates" of the Company as that term is defined in Rule 144 under the Securities Act ("Rule 144").

     All the remaining shares were issued and sold by the Company in private transactions in reliance upon the exemption from registration contained in
Section 4(2) of the Securities Act and are restricted securities under Rule 144. These shares may not be sold unless they are registered under the Securities Act or are sold pursuant to an applicable exemption from registration, pursuant to Rule 144. In general, under Rule 144 as currently in effect, beginning 90 days after August 16, 1996 a person who has beneficially owned these shares for at least two years, including "affiliates" of the Company, would be entitled to sell in broker's transactions or to market makers within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume of the Common Stock on the Nasdaq National Market during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 are also subject to certain manner of sale restrictions and notice requirements and to the availability of current public information concerning the Company. A person (or person whose shares are aggregated) who is not an "affiliate" of the Company at any time during the 90 days preceding a sale, and who has beneficially owned such shares for at least three years, is currently entitled to sell such shares under Rule 144(k) without regard to the availability of current public information, volume limitations, manner of sale provisions or notice requirements. The above is a summary of Rule 144 and is not intended to be a complete description thereof. Notwithstanding the eligibility of certain shares to be sold after the expiration of the 90 day period, such shares are subject to certain lockup agreements described below.

     The Company, its officers and directors and certain of its present stockholders have agreed that they will not, directly or indirectly, offer, sell, offer to sell, contract to sell, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, grant of any option to purchase or other sale or disposition) of any shares of Common Stock or any securities convertible into or exercisable or exchangeable therefor or other capital stock of the Company or any right to purchase or acquire Common Stock or other capital stock of the Company for a period of 180 days after August 16, 1996 without the prior written consent of Equitable Securities Corporation on behalf of the underwriters of the IPO.

                              SELLING STOCKHOLDERS

     The Company intends to offer Securities, from time to time, pursuant to this Prospectus in connection with its acquisition of the assets or stock of HVAC service and replacement businesses, as described herein. The recipients of the Securities issued in connection with such transactions may determine to reoffer the Common Stock issued in such transactions, the Common Stock issued upon the exercise of the Common Stock Warrants or Common Stock issued upon the conversion of the Debt Securities from time to time. Specific information regarding the resale transactions by Selling Stockholders who may be deemed to be "underwriters" as defined in the Securities Act, the identity of the Selling Stockholders, and the number of shares of Common Stock to be reoffered shall be provided at the time of such acquisition by means of a Post-Effective Amendment or Prospectus Supplement, as applicable.

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the Securities offered hereby will be passed upon for the Company by Waller Lansden Dortch & Davis, A Professional Limited Liability Company, Nashville, Tennessee.

                                    EXPERTS

     The financial statements appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                       PAGE
                                                                                       -----
UNAUDITED PRO FORMA COMBINING FINANCIAL STATEMENTS OF SERVICE EXPERTS, INC.
Basis of Presentation................................................................    F-4
Unaudited Pro Forma Combining Balance Sheet as of June 30, 1996......................    F-5
Unaudited Pro Forma Combining Statement of Income for the Twelve Months ended
  December 31, 1995..................................................................    F-7
Unaudited Pro Forma Combining Statement of Income for the Six Months ended June 30,
  1996...............................................................................    F-8
Notes to Unaudited Pro Forma Combining Financial Statements..........................    F-9
SERVICE EXPERTS, INC. -- AUDITED BALANCE SHEET AS OF JUNE 30, 1996 AND STATEMENTS OF
  OPERATIONS, STOCKHOLDERS' EQUITY AND CASH FLOWS FOR THE PERIOD FROM MARCH 27, 1996
  (DATE OF INCEPTION) THROUGH JUNE 30, 1996
Report of Independent Auditors.......................................................   F-12
Balance Sheet........................................................................   F-13
Statements of Operations.............................................................   F-14
Statements of Stockholders' Equity...................................................   F-15
Statements of Cash Flows.............................................................   F-16
Notes to Balance Sheet...............................................................   F-17
AC SERVICE & INSTALLATION CO., INC. AND DONELSON AIR CONDITIONING COMPANY,
  INC. -- AUDITED COMBINED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995 AND PERIOD ENDED JUNE 30, 1996
  (UNAUDITED)
Report of Independent Auditors.......................................................   F-20
Combined Balance Sheets..............................................................   F-21
Combined Statements of Income........................................................   F-22
Combined Statements of Stockholders' Equity..........................................   F-23
Combined Statements of Cash Flows....................................................   F-24
Notes to Combined Financial Statements...............................................   F-25
HARDWICK AIR MASTERS, INC. D/B/A AIRMASTERS, INC. -- AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995 AND PERIOD ENDED JUNE 30, 1996
  (UNAUDITED)
Report of Independent Auditors.......................................................   F-32
Balance Sheets.......................................................................   F-33
Statements of Income.................................................................   F-34
Statements of Stockholders' Equity...................................................   F-35
Statements of Cash Flows.............................................................   F-36
Notes to Financial Statements........................................................   F-37
NORRELL HEATING & AIR CONDITIONING, INC. -- AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995 AND PERIOD ENDED JUNE 30, 1996
  (UNAUDITED)
Report of Independent Auditors.......................................................   F-44
Balance Sheets.......................................................................   F-45
Statements of Income.................................................................   F-46
Statements of Stockholders' Equity...................................................   F-47
Statements of Cash Flows.............................................................   F-48
Notes to Financial Statements........................................................   F-49

                                                                                       PAGE
                                                                                       -----
VISION HOLDING COMPANY, INC. -- AUDITED CONSOLIDATED FINANCIAL STATEMENTS
PERIOD FROM MARCH 1, 1993 (DATE OPERATIONS COMMENCED) THROUGH DECEMBER 31, 1993,
  YEARS ENDED DECEMBER 31, 1994 AND 1995 AND PERIOD ENDED JUNE 30, 1996 (UNAUDITED)
Report of Independent Auditors.......................................................   F-54
Consolidated Balance Sheets..........................................................   F-55
Consolidated Statements of Operations................................................   F-56
Consolidated Statements of Stockholder's Equity......................................   F-57
Consolidated Statements of Cash Flows................................................   F-58
Notes to Consolidated Financial Statements...........................................   F-59
COMERFORD'S HEATING AND AIR CONDITIONING, INC. -- AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995 AND PERIOD ENDED JUNE 30, 1996
  (UNAUDITED)
Report of Independent Auditors.......................................................   F-66
Balance Sheets.......................................................................   F-67
Statements of Operations.............................................................   F-68
Statements of Stockholders' Equity...................................................   F-69
Statements of Cash Flows.............................................................   F-70
Notes to Financial Statements........................................................   F-71
ROLF COAL AND FUEL CORP. -- AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995 AND PERIOD ENDED JUNE 30, 1996
  (UNAUDITED)
Report of Independent Auditors.......................................................   F-75
Balance Sheets.......................................................................   F-76
Statements of Operations.............................................................   F-77
Statements of Stockholders' Equity...................................................   F-78
Statements of Cash Flows.............................................................   F-79
Notes to Financial Statements........................................................   F-80
BRAND HEATING & AIR CONDITIONING, INC. -- AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995 AND PERIOD ENDED JUNE 30, 1996
  (UNAUDITED)
Report of Independent Auditors.......................................................   F-86
Balance Sheets.......................................................................   F-87
Statements of Operations.............................................................   F-88
Statements of Stockholders' Equity...................................................   F-89
Statements of Cash Flows.............................................................   F-90
Notes to Financial Statements........................................................   F-91
COASTAL AIR CONDITIONING SERVICE, INC. -- AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995 AND PERIOD ENDED JUNE 30, 1996
  (UNAUDITED)
Report of Independent Auditors.......................................................   F-96
Balance Sheets.......................................................................   F-97
Statements of Income.................................................................   F-98
Statements of Stockholder's Equity...................................................   F-99
Statements of Cash Flows.............................................................  F-100
Notes to Financial Statements........................................................  F-101
CONTRACTOR SUCCESS GROUP, INC. -- AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995 AND PERIOD ENDED JUNE 30, 1996
  (UNAUDITED)
Report of Independent Auditors.......................................................  F-108
Balance Sheets.......................................................................  F-109
Statements of Income.................................................................  F-110
Statements of Stockholders' Equity...................................................  F-111
Statements of Cash Flows.............................................................  F-112
Notes to Financial Statements........................................................  F-113

                                                                                       PAGE
                                                                                       -----
ARROW HEATING & AIR CONDITIONING, INC. -- AUDITED FINANCIAL STATEMENTS
PERIOD FROM JANUARY 29, 1993 (DATE OPERATIONS COMMENCED) THROUGH DECEMBER 31, 1993,
  YEARS ENDED DECEMBER 31, 1994 AND 1995 AND PERIOD ENDED JUNE 30, 1996 (UNAUDITED)
Report of Independent Auditors.......................................................  F-118
Balance Sheets.......................................................................  F-119
Statements of Income.................................................................  F-120
Statements of Stockholders' Equity...................................................  F-121
Statements of Cash Flows.............................................................  F-122
Notes to Financial Statements........................................................  F-123
AIR EXPERTS, A UNITED SERVICES CO., INC. -- AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1994 AND 1995 AND PERIOD ENDED JUNE 30, 1996 (UNAUDITED)
Report of Independent Auditors.......................................................  F-128
Balance Sheets.......................................................................  F-129
Statements of Operations.............................................................  F-130
Statements of Stockholders' Equity...................................................  F-131
Statements of Cash Flows.............................................................  F-132
Notes to Financial Statements........................................................  F-133
GILLEY'S HEATING & COOLING, INC. -- AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995 AND PERIOD ENDED JUNE 30, 1996
  (UNAUDITED)
Report of Independent Auditors.......................................................  F-138
Balance Sheets.......................................................................  F-139
Statements of Income.................................................................  F-140
Statements of Stockholder's Equity...................................................  F-141
Statements of Cash Flows.............................................................  F-142
Notes to Financial Statements........................................................  F-143
SERVICE EXPERTS OF PALM SPRINGS, INC. -- AUDITED FINANCIAL STATEMENTS
PERIOD FROM OCTOBER 15, 1993 (DATE OPERATIONS COMMENCED) THROUGH DECEMBER 31, 1993,
  AND YEARS ENDED DECEMBER 31, 1994 AND 1995 AND PERIOD ENDED JUNE 30, 1996
  (UNAUDITED)
Report of Independent Auditors.......................................................  F-147
Balance Sheets.......................................................................  F-148
Statements of Operations.............................................................  F-149
Statements of Stockholders' Equity...................................................  F-150
Statements of Cash Flows.............................................................  F-151
Notes to Financial Statements........................................................  F-152

                  PRO FORMA COMBINING FINANCIAL STATEMENTS OF
                             SERVICE EXPERTS, INC.

     The following unaudited pro forma combining financial statements give effect to the acquisition by Service Experts, Inc., a Delaware Corporation, of the following companies ("Predecessor Companies"), in exchange for shares of the Company's common stock, cash, and the assumption of certain debt (the "Combination").

     Combined AC Service & Installation Co., Inc. and Donelson Air Conditioning Company, Inc.
     Hardwick Air Masters, Inc.
     Norrell Heating & Air Conditioning, Inc.
     Vision Holding Company, Inc.
     Comerford's Heating and Air Conditioning, Inc.
     Rolf Coal and Fuel Corp.
     Brand Heating & Air Conditioning, Inc.
     Coastal Air Conditioning Service, Inc.
     Contractor Success Group, Inc.
     Arrow Heating & Air Conditioning, Inc.
     Air Experts, a United Services Co., Inc.
     Gilley's Heating & Cooling, Inc.
     Service Experts of Palm Springs, Inc.

     The unaudited pro forma combining financial statements have been prepared by the Company based on the historical financial statements of Service Experts, Inc. and the Predecessor Companies included elsewhere in this Prospectus, and certain preliminary estimates and assumptions deemed appropriate by management of the Company. These pro forma combining financial statements may not be indicative of actual results as if the transaction had occurred on the dates indicated or which may be realized in the future. Neither expected benefits nor cost reductions anticipated by the Predecessor Companies following consummation of the Combination have been reflected in such pro forma combining financial statements. The pro forma combining balance sheet as of June 30, 1996, gives effect to the Combination and this Offering as if such transactions had occurred on June 30, 1996. The pro forma combining statements of income for the six months ended June 30, 1996 and year ended December 31, 1995, assume the Combination was completed on January 1, 1995.

     The pro forma combining financial statements should be read in conjunction with the historical combined financial statements of the Combined Predecessor Companies, including the related notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" that appear elsewhere in this prospectus.

           PRO FORMA COMBINING BALANCE SHEET OF SERVICE EXPERTS, INC.

                  UNAUDITED PRO FORMA COMBINING BALANCE SHEET
                                 JUNE 30, 1996

                                                              COMBINING COMPANIES
                                                     --------------------------------------
                                                                          AC SERVICE &
                                                                     INSTALLATION CO., INC.
                                                                        AND DONELSON AIR      ALL OTHER/
                                                        SERVICE      CONDITIONING COMPANY,    PREDECESSOR
                                                     EXPERTS, INC.            INC.             COMPANIES     COMBINED
                                                     -------------   ----------------------   -----------   -----------
                                                        ASSETS
Current assets:
  Cash and cash equivalents.........................   $  13,386           $  568,643         $ 2,626,164   $ 3,208,193
  Certificates of deposit...........................                               --             100,000       100,000
  Receivables:
    Trade, net......................................                        2,501,600           3,307,483     5,809,083
    Related Party...................................                           60,631           1,245,947     1,306,578
    Employee........................................                           51,642              67,137       118,779
    Other...........................................                           99,230             121,665       220,895
                                                     -------------        -----------         -----------   -----------
                                                              --            2,713,103           4,742,232     7,455,335
  Inventories.......................................                          269,474           1,839,085     2,108,559
  Costs and estimated earnings in excess of
    billings........................................                          109,495             167,211       276,706
  Investments.......................................                               --             357,634       357,634
  Prepaid expenses and other current assets.........     473,385               94,828             984,967     1,553,180
  Current portion of notes receivable, net..........                               --             224,161       224,161
  Deferred income taxes.............................                          541,509             448,799       990,308
                                                     -------------        -----------         -----------   -----------
        Total current assets........................     486,771            4,297,052          11,490,253    16,274,076
Property, buildings and equipment, net..............                          701,179           3,144,081     3,845,260
Notes receivable -- related parties, net............                               --             131,544       131,544
Notes receivable -- other, net......................                               --             300,806       300,806
Equity investment in Future University, Inc.........
Deferred income taxes...............................                               --              16,927        16,927
Goodwill, net.......................................                               --             811,958       811,958
Other assets........................................                           30,613             282,073       312,686
                                                     -------------        -----------         -----------   -----------
        Total assets................................   $ 486,771           $5,028,844         $16,177,642   $21,693,257
                                                     ===========     ==================        ==========    ==========


                                                       PRO FORMA                      PRO FORMA
                                                      COMBINATION                     OFFERING           PRO FORMA
                                                      ADJUSTMENTS       PRO FORMA    ADJUSTMENTS        AS ADJUSTED
                                                      -----------      -----------   -----------        -----------
                                                     <

Current assets:
  Cash and cash equivalents.........................  (1,361,033 )(a)  $ 1,847,160    30,130,375  (g)   $13,790,287
                                                                                     (17,067,644 )(i)
                                                                                       1,438,122  (j)
                                                                                        (384,566 )(k)
                                                                                      (2,173,160 )(l)
  Certificates of deposit...........................                       100,000                          100,000
  Receivables:
    Trade, net......................................                     5,809,083                        5,809,083
    Related Party...................................                     1,306,578    (1,306,578 )(j)            --
    Employee........................................                       118,779                          118,779
    Other...........................................     (30,001 )(c)      190,894                          190,894
                                                      -----------      -----------   -----------        -----------
                                                         (30,001 )       7,425,334    (1,306,578 )        6,118,756
  Inventories.......................................                     2,108,559                        2,108,559
  Costs and estimated earnings in excess of
    billings........................................                       276,706                          276,706
  Investments.......................................                       357,634                          357,634
  Prepaid expenses and other current assets.........                     1,553,180    (1,300,000 )(g)       253,180
  Current portion of notes receivable, net..........     384,970 (d)       609,131                          609,131
  Deferred income taxes.............................     236,165 (e)     1,226,473                        1,226,473
                                                      -----------      -----------   -----------        -----------
        Total current assets........................    (769,899 )      15,504,177     9,336,549         24,840,726
Property, buildings and equipment, net..............    (384,970 )(d)    3,460,290                        3,480,290
Notes receivable -- related parties, net............                       131,544      (131,544 )(i)            --
Notes receivable -- other, net......................                       300,806                          300,806
Equity investment in Future University, Inc.........     604,000 (b)       604,000                          604,000
Deferred income taxes...............................                        16,927                           16,927
Goodwill, net.......................................                       811,958                          811,958
Other assets........................................                       312,686                          312,688
                                                      -----------      -----------   -----------        -----------
        Total assets................................  $ (550,869 )     $21,142,388   $ 9,205,005        $30,347,393
                                                      ===========       ==========   ===========        ===========

           PRO FORMA COMBINING BALANCE SHEET OF SERVICE EXPERTS, INC.

                                 JUNE 30, 1996

                                                              COMBINING COMPANIES
                                                     --------------------------------------
                                                                          AC SERVICE &
                                                                     INSTALLATION CO., INC.
                                                                        AND DONELSON AIR       ALL OTHER
                                                        SERVICE      CONDITIONING COMPANY,    PREDECESSOR
                                                     EXPERTS, INC.            INC.             COMPANIES     COMBINED
                                                     -------------   ----------------------   -----------   -----------
                                         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt...................................   $      --           $       --         $   127,143   $   127,143
  Trade accounts payable and accrued liabilities....     456,770              715,471           2,867,000     4,039,241
  Accrued compensation..............................                        1,208,125           1,282,096     2,490,221
  Accrued taxes, other than income..................                          160,225              60,662       220,887
  Accrued warranties................................                           94,283             345,047       439,330
  Income taxes payable..............................                          352,551             728,179     1,080,730
  Deferred revenue..................................                          185,426           1,394,726     1,580,152
  Billings in excess of costs and estimated
    earnings........................................                          400,512                  --       400,512
  Liabilities to Companies' benefit plans...........                           34,686              78,359       113,045
  Due to related parties............................      30,001                   --             180,972       210,973
  Notes payable to related parties --
    current.........................................                               --             100,215       100,215
                                                                                                                     --
  Current portion of long-term debt and capital
    lease obligations...............................                           43,901             747,408       791,309
  Distributions payable to Founders.................                                                                 --
                                                        --------           ----------         -----------   -----------
        Total current liabilities...................     486,771            3,195,180           7,911,807    11,593,758
Long-term debt and capital lease obligations, net of
  current portion...................................                               --             650,708       650,708
Notes payable to related parties, net...............                               --             867,027       867,027
Deferred compensation...............................                               --             112,557       112,557
Deferred income taxes...............................                          157,240             319,351       476,591
Stockholders' equity:
  Common stock......................................
  Additional paid-in capital (owners' equity).......                        1,676,424           6,316,192     7,992,616
Retained earnings...................................
                                                        --------           ----------         -----------   -----------
                                                       $ 486,771           $5,028,844         $16,177,642   $21,693,257
                                                        ========           ==========         ===========   ===========


                                                       PRO FORMA                       PRO FORMA
                                                      COMBINATION                      OFFERING         PRO FORMA
                                                      ADJUSTMENTS        PRO FORMA    ADJUSTMENTS      AS ADJUSTED
                                                      ------------      -----------   -----------      -----------
                                         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt...................................  $         --      $   127,143   $  (127,143)(l)  $       --
  Trade accounts payable and accrued liabilities....                      4,039,241                     4,039,241
  Accrued compensation..............................                      2,490,221                     2,490,221
  Accrued taxes, other than income..................                        220,887                       220,887
  Accrued warranties................................                        439,330                       439,330
  Income taxes payable..............................      (127,223)(a)      953,507                       953,507
  Deferred revenue..................................                      1,580,152                     1,580,152
  Billings in excess of costs and estimated
    earnings........................................                        400,512                       400,512
  Liabilities to Companies' benefit plans...........                        113,045                       113,045
  Due to related parties............................       (30,001)(c)      180,972      (180,972)(k)          --
  Notes payable to related parties --
    current.........................................       604,000(b)       661,917      (604,000)(l)          --
                                                           (42,298)(d)                    (57,917)(k)
  Current portion of long-term debt and capital
    lease obligations...............................                        791,309      (791,309)(l)          --
  Distributions payable to Founders.................    17,000,163(a)    17,000,163   (17,067,644)(i)     (67,481)
                                                      ------------      -----------   -----------      -----------
        Total current liabilities...................    17,404,641       28,998,399   (18,828,985)     10,169,414
Long-term debt and capital lease obligations, net of
  current portion...................................                        650,708      (650,708)(l)          --
Notes payable to related parties, net...............      (721,350)(d)      145,677      (145,677)(k)          --
Deferred compensation...............................      (112,557)(f)           --                            --
Deferred income taxes...............................                        476,591                       476,591
Stockholders' equity:
  Common stock......................................                                       25,875(g)       65,766
                                                                                           59,891(h)
  Additional paid-in capital (owners' equity).......   (18,233,973)(a)   (9,128,987)   28,804,500(g)   19,615,622
                                                                                          (59,891)(h)
                                                           763,648(d)
                                                           236,165(e)
                                                           112,557(f)
Retained earnings...................................
                                                      ------------      -----------   -----------      -----------
                                                      $   (550,869)     $21,142,388    $9,205,005     $30,347,393
                                                      ============      ===========   ===========      ===========

 See accompanying notes to Unaudited Pro Forma Combining Financial Statements.

       PRO FORMA COMBINING FINANCIAL STATEMENTS OF SERVICE EXPERTS, INC.

               UNAUDITED PRO FORMA COMBINING STATEMENT OF INCOME
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1995

                                      COMBINING COMPANIES
                            ---------------------------------------
                                          AC SERVICE
                                               &
                                          INSTALLATION
                                           CO., INC.
                                              AND
                                           DONELSON
                                              AIR
                              SERVICE     CONDITIONING   ALL OTHER
                             EXPERTS,      COMPANY,     PREDECESSOR                  PRO FORMA        PRO FORMA
                               INC.          INC.        COMPANIES     PRO FORMA    ADJUSTMENTS      AS ADJUSTED
                            -----------   -----------   -----------   -----------   -----------      -----------
Net revenues..............  $             $16,452,622   $43,198,541   $59,651,163                    $59,651,163
Cost of goods sold........                 11,122,350    25,093,693    36,216,043      (120,333)(m)   36,095,710
                            -----------   -----------   -----------   -----------   -----------      -----------
Gross margin..............           --     5,330,272    18,104,848    23,435,120       120,333       23,555,453
Selling, general and
  administrative
  expenses................                  4,591,636    14,114,960    18,706,596    (3,035,621)(n)   15,670,975
                            -----------   -----------   -----------   -----------   -----------      -----------
Income from operations....           --       738,636     3,989,888     4,728,524     3,155,954        7,884,478
Other income (expense):
  Interest expense........                    (77,149)     (281,753)     (358,902)      358,902(o)            --
  Interest income.........                     23,186       233,020       256,206                        256,206
  Other income............                     25,569       182,161       207,730        91,006(p)       298,736
                            -----------   -----------   -----------   -----------   -----------      -----------
                                     --       (28,394)      133,428       105,034       449,908          554,942
                            -----------   -----------   -----------   -----------   -----------      -----------
Income before taxes.......           --       710,242     4,123,316     4,833,558     3,605,862        8,439,420
Provision for income
  taxes:..................                     81,688       532,224       613,912     2,623,721(q)     3,237,633
                            -----------   -----------   -----------   -----------   -----------      -----------
Net income................  $        --   $   628,554   $ 3,591,092   $ 4,219,646   $   982,141      $ 5,201,787
                             ==========    ==========    ==========    ==========    ==========       ==========
Pro forma net income per
  share...................                                                                                 $0.67
Pro forma weighted average
  shares outstanding......                                                                             7,710,234

 See accompanying notes to Unaudited Pro Forma Combining Financial Statements.

       PRO FORMA COMBINING FINANCIAL STATEMENTS OF SERVICE EXPERTS, INC.

               UNAUDITED PRO FORMA COMBINING STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996

                                        COMBINING COMPANIES
                        ----------------------------------------------------
                                                 AC SERVICE &
                                                 INSTALLATION
                                                   CO., INC.
                                                 AND DONELSON
                                                      AIR         ALL OTHER
                               SERVICE           CONDITIONING    PREDECESSOR                  PRO FORMA        PRO FORMA
                            EXPERTS, INC.        COMPANY, INC.    COMPANIES     PRO FORMA    ADJUSTMENTS      AS ADJUSTED
                        ----------------------   -------------   -----------   -----------   -----------      -----------
Net revenues..........       $         --         $  8,634,712   $23,569,726   $32,204,438   $        --      $32,204,438
Cost of goods sold....                               5,741,935    13,756,285    19,498,220                     19,498,220
                        ----------------------   -------------   -----------   -----------   -----------      -----------
Gross margin..........                 --            2,892,777     9,813,441    12,706,218            --       12,706,218
Selling, general and
  administrative
  expenses............                               3,024,184     8,053,511    11,077,695    (2,445,207)(n)    8,632,488
                        ----------------------   -------------   -----------   -----------   -----------      -----------
Income from
  operations..........                 --             (131,407)    1,759,930     1,628,523     2,445,207        4,073,730
Other income
  (expense):
  Interest expense....                                 (40,484)     (171,195)     (211,679)      211,679(o)            --
  Interest income.....                                  11,863       128,533       140,396                        140,396
  Other income........                                  20,855        52,269        73,124        39,820(p)       112,944
                        ----------------------   -------------   -----------   -----------   -----------      -----------
                                       --               (7,766)        9,607         1,841       251,499          253,340
                        ----------------------   -------------   -----------   -----------   -----------      -----------
Income before taxes...                 --             (139,173)    1,769,537     1,630,364     2,696,706        4,327,070
Provision for income
  taxes...............                                 (86,939)      207,882       120,943     1,472,790(q)     1,593,733
                        ----------------------   -------------   -----------   -----------   -----------      -----------
Net income (loss).....       $         --         $    (52,234)  $ 1,561,655   $ 1,509,421   $ 1,223,916      $ 2,733,337
                          ===============           ==========    ==========    ==========    ==========       ==========
Pro forma net income
  per share...........                                                                                              $0.35
Pro forma weighted
  average shares
  outstanding.........                                                                                          7,710,234

 See accompanying notes to Unaudited Pro Forma Combining Financial Statements.

                  PRO FORMA COMBINING FINANCIAL STATEMENTS OF
                             SERVICE EXPERTS, INC.

          NOTES TO UNAUDITED PRO FORMA COMBINING FINANCIAL STATEMENTS

PRO FORMA BALANCE SHEET ADJUSTMENTS

(a) Reflects the liability for payments to owners of Acquired Companies of $18,361,196 in connection with the Combination, which in the opinion of Management Staff Accounting Bulletin No. 48 applies. The liability for payments to owners is accounted for as distributions to the owners of the Predecessor Companies. This results in: (i) $18,233,973 reduction in additional paid-in capital, (ii) $17,000,163 increase in distributions payable to the owners of the Predecessor Companies, (iii) a reduction of cash of $1,361,033, and (iv) a reduction of income taxes payable of $127,223. A detail of such distributions is as follows:

                                   DIVIDENDS

                                                                          CASH
                                                                        RETAINED
                                                         CASH FROM     (CONTRIBUTED) TOTAL CASH
                   PREDECESSOR COMPANIES                  OFFERING     BY OWNERS    DISTRIBUTION
     -------------------------------------------------  ------------   ----------   -----------
     Combined AC Service & Installation Co., Inc. and
       Donelson Air Conditioning Company, Inc.........  $ 4,996,755    $  31,162    $ 5,027,917
     Hardwick Air Masters, Inc........................       58,568           --         58,568
     Norrell Heating & Air Conditioning, Inc..........    1,523,241          (12)     1,523,229
     Vision Holding Company, Inc......................    1,108,489      589,752      1,698,241
     Comerford's Heating and Air Conditioning, Inc....    1,411,640     (270,898)     1,140,742
     Rolf Coal and Fuel Corp..........................    1,158,399       14,317      1,172,716
     Brand Heating & Air Conditioning, Inc............      802,371      105,143        907,514
     Coastal Air Conditioning Service, Inc............      166,939       46,300        213,239
     Contractor Success Group, Inc....................    3,385,304      615,706      4,001,010
     Arrow Heating & Air Conditioning, Inc............      969,690      180,972      1,150,662
     Air Experts, a United Services Co., Inc..........      486,679           --        486,679
     Gilley's Heating & Cooling, Inc..................      534,705       (9,494)       525,211
     Service Experts of Palm Springs, Inc.............      397,383       58,085        455,468
                                                        ------------  ----------    -----------
                                                        $17,000,163   $1,361,033    $18,361,196
                                                        ============  ==========    ===========

(b) Reflects the purchase of a 37% interest in Future University (for $592,000 plus estimated transaction costs of $12,000) in exchange for a note payable that will be repaid from the net proceeds of the Offering, resulting in:
     (i) $604,000 investment in Future University, Inc., and (ii) $604,000 in notes payable to related parties.

(c) Reflects the elimination of amounts due to Predecessor Companies by Service Experts, Inc. This results in a reduction in due to related parties of $30,001 and a decrease in accounts receivable -- other of $30,001.

(d) Reflects the distribution of Vision Holding Company, Inc.'s building to a stockholder in exchange for a note receivable and the elimination of the mortgage payable to a former stockholder that is assumed by the stockholder of Vision Holding Company, Inc. This results in (i) an increase in note receivable from stockholder of $384,970, (ii) a decrease in property, plant and equipment of $384,970; (iii) a decrease in notes payable of $763,648 and an increase in equity of $763,648 to reflect the assumption by the stockholder.

(e) Reflects the resulting deferred income taxes in accordance with SFAS 109 for the Predecessor Companies organized as Subchapter S corporations and not subject to federal income tax under the Internal Revenue Code. This results in: (i) $236,165 increase in deferred income taxes and (ii) $236,165 increase in additional paid-in capital.

                  PRO FORMA COMBINING FINANCIAL STATEMENTS OF
                             SERVICE EXPERTS, INC.

   NOTES TO UNAUDITED PRO FORMA COMBINING FINANCIAL STATEMENTS -- (CONTINUED)

(f) Reflects the reversal of deferred compensation at Norrell Heating & Air Conditioning, Inc. resulting in: (i) a reduction of deferred compensation of $112,557 and (ii) an increase in additional paid-in capital of $112,557. The deferred compensation arrangement is being cancelled subject to the Offering.

(g) Reflects the proceeds of the Offering, net of estimated expenses ($2,452,500) and underwriting commissions ($2,354,625), some of which are included in prepaid expenses and other current assets at June 30, 1996. The net proceeds are reflected as: (i) $30,130,375 of cash, (ii) $25,875 of 2,587,500 shares of common stock, (iii) $28,804,500 of additional paid-in capital, and (iv) a reduction of prepaid expenses and other current assets of $1,300,000.

(h) Reflects the reclassification of Owners' equity of the Predecessor Companies into 5,989,110 shares of Common Stock, resulting in: (i) $59,891 increase in Common Stock, and (ii) $59,891 reduction of additional paid-in capital (owners' equity).

(i) Reflects the use of net proceeds from the Offering for payment of distributions payable to Predecessor Company stockholders (see pro forma balance sheet adjustment a), resulting in: (i) $17,000,163 reduction in dividends payable to Predecessor Company stockholders, and (ii) $17,000,163 reduction in cash.

(j) Reflects the collection in cash of receivables from related parties. This results in (i) a decrease in accounts receivable from related parties of $1,306,578; (ii) a decrease in notes receivable from related parties of $131,544; and (iii) an increase in cash of $1,438,122.

(k) Reflects the payment to the stockholders for the notes payable due them. This results in (i) a decrease of $203,594 in notes payable to related parties; (ii) a decrease in due to related parties of $180,972; and (iii) a decrease in cash of $384,566.

(l) Reflects the use of proceeds from the Offering for the repayment of $1,569,160 of debt assumed in the Combination and $604,000 of notes payable to related parties, resulting in: (i) a reduction in total debt of $1,569,160, of which $791,309 is current and $127,143 classified as short-term debt, (ii) reduction in notes payable to related parties of $604,000 and (iii) $2,173,160 reduction in cash.

                                                                        YEAR ENDED      SIX MONTHS
                                                                       DECEMBER 31,   ENDED JUNE 30,
                                                                           1995            1996
                                                                       ------------   ---------------
                           PRO FORMA STATEMENTS OF INCOME ADJUSTMENTS
 (m)
     Reflects the following adjustment to cost of goods sold:
         (i) Elimination of discretionary employee bonuses...........  $   (120,333)    $        --
 (n)
     Reflects the following adjustments to selling, general, and administrative:
         (i) Elimination of historical owner's compensation..........    (5,990,468)     (3,954,214)
        (ii) Additional compensation relating to new agreements with
             previous owners.........................................     1,773,006         886,503
       (iii) Additional lease expense on real estate sold by AC
             Service & Installation Co., Inc. and Vision Holding
             Company, Inc............................................       178,690          89,346
        (iv) Elimination of depreciation expense on real estate sold by
             AC Service & Installation Co., Inc. and Vision Holding
             Company, Inc............................................       (48,239)        (24,120)
         (v) Elimination of non-competition fees resulting from
             buyout of non-competition agreements....................       (85,723)        (42,862)
        (vi) Elimination of discretionary employee bonuses...........       (60,167)             --
       (vii) Corporate office overhead expenses......................       540,000         270,000
      (viii) Corporate office compensation...........................       729,000         366,000

                  PRO FORMA COMBINING FINANCIAL STATEMENTS OF
                             SERVICE EXPERTS, INC.

   NOTES TO UNAUDITED PRO FORMA COMBINING FINANCIAL STATEMENTS -- (CONTINUED)

                                                                        YEAR ENDED      SIX MONTHS
                                                                       DECEMBER 31,   ENDED JUNE 30,
                                                                           1995            1996
                                                                       ------------   ---------------
         (x) Elimination of management fees paid by Air Experts, a
             United Services Co., Inc., and Service Experts of Palm
             Springs, Inc. to parent companies or affiliates such
             amounts are part of the corporate office adjustments....       (71,720)        (35,860)
                                                                       ------------   ---------------
                                                                         (3,035,621)     (2,445,207)
 (o) Reflects the following adjustments to interest expense related to:
         (i) Elimination of debt distributed to stockholder of Vision
             Holding Company, Inc....................................  $     72,830     $    44,678
        (ii) Elimination of interest on debt distributed to
             stockholders of AC Service & Installation Co., Inc......        33,499          14,722
       (iii) Elimination of all other debt assumed in the transaction
             to be paid at closing...................................       252,573         152,279
                                                                       ------------   ---------------
                                                                       $    358,902     $   211,679

 (p) Reflects the following adjustment to other income
         (i) The addition of income from its 37% investment in Future
             University..............................................  $     91,006     $    39,820

 (q) Reflects the following adjustment to income taxes
         (i) Additional income tax provision for state and federal
             taxes at a combined effective rate of 38% as the
             Predecessor Companies previously were taxed as
             Subchapter S corporations...............................  $  1,253,493     $   448,042
        (ii) Additional income taxes on adjustments m-p..............     1,370,228       1,024,748
                                                                       ------------   ---------------
                                                                       $  2,623,721     $ 1,472,790

 (r) The computation of pro forma net income per share is based upon 7,710,234 weighted average shares of Common Stock outstanding, which includes (i) 4,527,010 shares distributed to the shareholders of the Predecessor Companies, (ii) 1,462,100 shares outstanding to stockholders of
     Service Experts, Inc. and (iii) 1,721,124 shares sold in the Offering to cover the cash portion of the distribution to be paid to the promoters, debt to be paid at closing, and associated costs of the offering on shares used for the distribution and the paydown of debt.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholder
Service Experts, Inc.

     We have audited the accompanying balance sheet of Service Experts, Inc. as of June 30, 1996, and the related statements of operations, stockholders' equity, and cash flows for the period from March 27, 1996 (date of inception) through June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Service Experts, Inc. at June 30, 1996, and the results of operations and cash flows for the period from March 27, 1996 (date of inception) through June 30, 1996 in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP
Nashville, Tennessee
July 29, 1996

                             SERVICE EXPERTS, INC.

                                 BALANCE SHEET
                                 JUNE 30, 1996

                                           ASSETS
Current assets:
  Cash............................................................................  $ 13,386
  Prepaid offering expenses.......................................................  $473,385
                                                                                    --------
          Total current assets....................................................  $486,771
                                                                                    ========
                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accrued expenses................................................................  $456,770
  Due to related parties..........................................................    30,001
                                                                                    --------
          Total current liabilities...............................................   486,771
Stockholders' equity:
  Preferred stock -- $.01 par value:
     Authorized -- 10,000,000 shares; outstanding -- none.........................        --
  Common Stock, $.01 par value;
     Authorized -- 30,000,000; outstanding -- 1,462,100 shares....................    14,621
  Less: Notes receivable from stockholders........................................   (14,621)
  Retained earnings...............................................................        --
                                                                                    --------
          Total stockholders' equity..............................................        --
                                                                                    --------
                                                                                    $486,771
                                                                                    ========

                            See accompanying notes.

                             SERVICE EXPERTS, INC.

                            STATEMENTS OF OPERATIONS

                                                                                 PERIOD FROM
                                                                               MARCH 27, 1996
                                                                             (DATE OF INCEPTION)
                                                                            THROUGH JUNE 30, 1996
                                                                            ---------------------
Net revenues..............................................................        $      --
Cost of goods sold........................................................               --
                                                                                -----------
Gross margin..............................................................               --
Selling, general and administrative expenses..............................               --
Bad debt expense..........................................................               --
                                                                                -----------
Income from operations....................................................               --
Other income (expense):
  Interest expense........................................................               --
  Other income............................................................               --
                                                                                -----------
Income before provision for income taxes..................................               --
Provision (benefit) for income taxes:
  Current.................................................................               --
  Deferred................................................................               --
                                                                                -----------
                                                                                         --
                                                                                -----------
Net income................................................................        $      --
                                                                            ================

                            See accompanying notes.

                             SERVICE EXPERTS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                      COMMON STOCK $.01                               NOTES
                                          PAR VALUE        ADDITIONAL              RECEIVABLE
                                     -------------------    PAID-IN     RETAINED      FROM
                                      SHARES     AMOUNT     CAPITAL     EARNINGS   STOCKHOLDERS   TOTAL
                                     ---------   -------   ----------   --------   -----------   --------
Date of inception -- March 27,
  1996.............................  1,000,000   $10,000     $   --     $     --    $ (10,000)         --
Retroactive stock dividend.........    462,100     4,621         --           --       (4,621)         --
Net income (loss)..................         --        --         --           --           --          --
                                     ---------   -------   ----------   --------   -----------   --------
Balance at June 30, 1996...........  1,462,100   $14,621     $   --     $     --    $ (14,621)   $     --
                                      ========   =======    =======     ========    =========    ========

                            See accompanying notes.

                             SERVICE EXPERTS, INC.

                            STATEMENT OF CASH FLOWS

                                                                                 PERIOD FROM
                                                                               MARCH 27, 1996
                                                                             (DATE OF INCEPTION)
                                                                            THROUGH JUNE 30, 1996
                                                                            ---------------------
FINANCING ACTIVITIES
  Changes in assets and liabilities:
     Prepaid offering expenses............................................          (473,385)
     Accrued expenses.....................................................           456,770
     Funds loaned to the Company..........................................            30,001
                                                                            ---------------------
Net cash provided by operating activities and increase in cash............            13,386
Increase in cash..........................................................            13,386
Cash at beginning of period...............................................                --
                                                                            ---------------------
Cash at end of year.......................................................       $    13,386
                                                                            ================

                            See accompanying notes.

                             SERVICE EXPERTS, INC.

                             NOTES TO BALANCE SHEET
                                 JUNE 30, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     Service Experts, Inc. (of Delaware) ("the Company") was formed on March 27, 1996, primarily for the purpose of acquiring 12 unrelated heating and air conditioning businesses and Contractor Success Group, Inc., in exchange for shares of its common stock and cash from the proceeds of sale of its stock in the initial public offering of the Company ("the Offering"). The Offering is to be effected in accordance with executed combination agreements with the 13 acquired businesses and is subject to the closing of the Offering. The companies to be acquired are primarily engaged in the installation and servicing of air conditioning and heating systems for residential and commercial customers in the United States. The 13 unrelated businesses to be acquired, their city of operations and the consideration to be paid by the Company to the stockholders of each of the businesses to be acquired, are as follows:

                                                                               UNAUDITED
                                                                      ---------------------------
                                                                       SHARES OF
               COMPANY NAME                          LOCATION         COMMON STOCK       CASH
- -------------------------------------------  ------------------------ ------------    -----------
Combined AC Service & Installation Co.,
  Inc. and Donelson Air Conditioning
  Company, Inc.............................  Nashville, Tennessee       1,153,097     $ 4,996,755
Air Experts, a United Services Co., Inc....  St. Louis, Missouri          112,310          58,568
Hardwick Air Masters, Inc..................  Little Rock, Arkansas        347,464       1,523,241
Arrow Heating & Air Conditioning, Inc......  Racine, Wisconsin            223,775       1,108,489
Brand Heating & Air Conditioning, Inc......  Lafayette, Indiana           185,163       1,411,640
Coastal Air Conditioning Service, Inc......  Savannah, Georgia            243,987       1,158,399
Contractor Success Group, Inc..............  St. Louis, Missouri          781,225         802,371
Comerford's Heating and Air Conditioning,
  Inc......................................  Pleasanton, California       349,116         166,939
Gilley's Heating & Cooling, Inc............  Monroe, Louisiana            164,524       3,385,304
Norrell Heating & Air Conditioning, Inc....  Birmingham, Alabama          351,517         969,690
Rolf Coal and Fuel Corp....................  Fort Wayne, Indiana          267,323         486,679
Service Experts of Palm Springs, Inc.......  Palm Springs, California      91,704         534,705
Vision Holding Company, Inc................  Kansas City, Missouri        255,805         397,383
                                                                      ------------    -----------
                                                                        4,527,010     $17,000,163
                                                                      ===========      ==========

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Notes Receivable from Stockholders and Accrued Expenses

     The carrying amounts reported in the balance sheet for notes receivable and accrued expenses approximates fair value.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and For Long-Lived Assets to Be Disposed Of" and does not believe the adoption of this and any other newly issued pronouncements would have a significant impact on the Company's financial statements.

                             SERVICE EXPERTS, INC.

2. RELATED PARTY TRANSACTIONS

     The Company has notes receivable outstanding of $10,000 from four stockholders of the Company as of March 31, 1996. The notes are payable on July 31, 1996 and bear interest at 7.5%. The Company also has a payable to various of the 13 unrelated businesses to be acquired for the reimbursement of professional service fees related to the offering. The Company will settle this payable from the proceeds of the Offering.

3. COMPENSATION PURSUANT TO PLANS

     Incentive Stock Plan. In June 1996, the Company's Board of Directors adopted the Incentive Plan which is subject to approval by the stockholders. The Company has reserved 700,000 of the authorized shares of Common Stock for issuance pursuant to options to be granted under the Incentive Plan. Under the Incentive Plan and pursuant to action of the Board, the Compensation Committee appointed by the Board of Directors will administer the Incentive Plan and may grant to officers and key employees non-transferable options to purchase shares of Common Stock. The options are for terms not longer than ten years (five years in the case of incentive stock options granted to an individual who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company), at prices to be determined by the Board of Directors or the Compensation Committee. Such prices may not be less than 100% of the fair market value of the Common Stock on the date of grant (110% in the case of an individual who, at the time of grant of incentive stock options, owns more than 10% of the total combined voting power of all classes of stock of the Company) in the case of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Incentive stock options may be granted only to employees and may not be less than 85% of the fair market value of the Common Stock on the date of grant in the case of non-qualified stock options. Options granted under the Incentive Plan may be exercisable in installments. The Company is authorized to loan, or guarantee loans of, the purchase price of shares issuable upon exercise of options granted under the Incentive Plan. Unless terminated earlier, the Incentive Plan will terminate in 2006. The aggregate fair market value of Common Stock with regard to which incentive stock options are exercisable by an individual for the first time during any calendar year may not exceed $100,000.

4. NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     In June 1996, the Company adopted the Director Plan. The Company has reserved for issuance under the Director Plan 100,000 shares of Common Stock. The Director Plan provides for the granting of nonqualified stock options and awards of restricted stock to each director of the Company who is not also an employee or officer of the Company ("Non-Employee Directors") at an exercise price, in the case of options, equal to the fair market value of the Common Stock on the date the options are granted. The Director Plan contains provisions providing for adjustment of the number of shares available for option and subject to unexercised options in the event of stock splits, dividends payable in Common Stock, business combinations or certain other events. The Board shall have no authority, discretion or power to select the participants who will receive options or restricted stock pursuant to the Director Plan, to set the number of shares of Common Stock to be covered by each option or issuance of restricted stock, to set the exercise price or the period within which the options may be exercised or modify the restrictions applicable to restricted stock awards or to alter other terms or conditions specified in the options.

     The Director Plan provides for the grant of options to purchase 5,000 shares of Common Stock to (i) each nonemployee director of the Company on the effective date of this Offering at an exercise price equal to the public offering price and (ii) each non-employee director elected after the effective date of this Offering on the date of such director's election to the Board of Directors at an exercise price equal to the fair market value of the Common Stock on the date the options are granted. In addition, the Director Plan provides for the grant to each non-employee director of the Company of options to purchase 1,000 shares of Common Stock on each January 1 (each date of grant being referred to as the "Grant Date"). The Board of Directors may

                             SERVICE EXPERTS, INC.

revoke, on or prior to each January 1, the next automatic grant of options otherwise provided for by the Director Plan if no options have been granted to employees since the preceding January 1 under the Incentive Plan or any other employee stock option plan that the Company might adopt. Each option shall be exercisable in full beginning one year after the Grant Date and shall expire ten years after the Grant Date (the "Option Period"), unless cancelled sooner due to termination of service or death, or unless the option is fully exercised prior to the end of the Option Period.

5. EMPLOYEE STOCK PURCHASE PLAN

     The Service Experts, Inc. Employee Stock Purchase Plan (the "Purchase Plan") was adopted in June 1996 by the Company's Board of Directors and will become effective simultaneously with the Offering subject to stockholder approval. A total of 100,000 shares of Common Stock have been reserved for issuance under the Purchase Plan, which is intended to qualify under Section 423 of the Code. The Purchase Plan allows participants to purchase shares of Common Stock in connection with option periods commencing on the first trading date of each year and ending the following December 31 (except the first option period which will commence the date of the Offering and end December 31, 1996).

     The Purchase Plan permits eligible employees of the Company and certain of its subsidiaries to purchase Common Stock through payroll deductions, which may not exceed 10% of the employee's base compensation, at a price equal to 85% of the fair market value of the Common Stock at the beginning of the option period or at the end of the option period, whichever is lower (subject to a minimum price specified in the Purchase Plan). Employees are eligible to participate in the Purchase Plan if they are employed by the Company or a participating subsidiary for at least 20 hours a week and more than five months in any calendar year and have been employed for at least six months since their last date of hire.

     In the event of a change of control of the Company (as defined in the Purchase Plan), each option under the Purchase Plan will (if the Company is the surviving corporation) pertain to and apply to the securities to which a holder of the number of shares of the Company subject to such option would have been entitled in such transaction. If the Company is not the surviving corporation in such change in control, then all options under the Purchase Plan will terminate provided that the Compensation Committee may determine that such options shall be exercisable on the day prior to such change in control transaction.

6. 401(K) PLAN

     In 1996, the Company adopted a Savings and Profit Sharing Plan (the "Savings Plan") which is intended to be qualified under Sections 401(a) and 401(k) of the Code. To be eligible, an employee must have been employed by the Company for at least one year. The Savings Plan permits employees who have completed one year of service to defer from 1% to 15% of their compensation into the Savings Plan up to specified limits per year ($9,500 during 1996). Additional annual contributions may be made at the discretion of the Company which will vest according to a schedule set forth in the Savings Plan.

7. SUBSEQUENT EVENT

     On July 11, 1996 the Company's Board of Directors declared a dividend of
0.4621 shares of Common Stock for each share of common stock outstanding to all common stock holders of record as of July 1, 1996. In connection with the dividend the Company contributed an additional $4,621 in capital.

     The number of shares of Common Stock in the financial statements have been adjusted to give effect to the stock dividend.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholders
AC Service & Installation Co., Inc.
  and Donelson Air Conditioning Company, Inc.

     We have audited the accompanying combined balance sheets of AC Service & Installation Co., Inc. and Donelson Air Conditioning Company, Inc. as of December 31, 1994 and 1995, and the related combined statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of AC Service & Installation Co., Inc. and Donelson Air Conditioning Company, Inc. at December 31, 1994 and 1995, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Nashville, Tennessee
May 5, 1996

                      AC SERVICE & INSTALLATION CO., INC.
                                      AND
                    DONELSON AIR CONDITIONING COMPANY, INC.

                            COMBINED BALANCE SHEETS

                                                                 DECEMBER 31,
                                                           ------------------------     JUNE 30,
                                                              1994          1995          1996
                                                           ----------    ----------    -----------
                                                                                       (UNAUDITED)
                                              ASSETS
Current assets:
  Cash and cash equivalents..............................  $   91,096    $  275,720    $   568,643
  Receivables:
     Trade, net of allowance for doubtful accounts of
       $135,786 in 1994 and $135,000 in 1995.............   1,944,403     1,975,449      2,501,600
     Related party.......................................          --       207,259         60,631
     Employee............................................      13,411        63,092         51,642
     Other...............................................     140,593        77,473         99,230
                                                           ----------    ----------    -----------
                                                            2,098,407     2,323,273      2,713,103
  Inventories............................................     209,340       234,439        269,474
  Costs and estimated earnings in excess of billings.....      55,936        30,740        109,495
  Prepaid expenses and other current assets..............      12,264         9,143         94,828
  Deferred income taxes..................................          --        16,817        541,509
                                                           ----------    ----------    -----------
          Total current assets...........................   2,467,043     2,890,132      4,297,052
Property, buildings and equipment:
  Land...................................................     105,000       105,000             --
  Buildings..............................................     707,999       766,677             --
  Furniture and fixtures.................................     182,516       396,278        407,684
  Machinery and equipment................................     121,500       162,883        169,897
  Vehicles...............................................   1,047,710     1,300,369      1,317,616
  Leasehold improvements.................................      77,451        67,224         67,224
                                                           ----------    ----------    -----------
                                                            2,242,176     2,798,431      1,962,421
  Less accumulated depreciation and amortization.........    (872,184)   (1,183,066)    (1,261,242)
                                                           ----------    ----------    -----------
                                                            1,369,992     1,615,365        701,179
Other assets.............................................      94,546        64,413         30,613
                                                           ----------    ----------    -----------
          Total assets...................................  $3,931,581    $4,569,910    $ 5,028,844
                                                            =========     =========      =========
                               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable and accrued liabilities.........  $  665,209    $  403,442    $   715,471
  Accrued compensation...................................     463,995       487,900      1,208,125
  Accrued taxes, other than income.......................      39,293        12,728        160,225
  Accrued warranties.....................................      54,174        98,379         94,283
  Income taxes payable...................................      25,641        66,793        352,551
  Deferred revenue.......................................     215,585       189,108        185,426
  Billings in excess of costs and estimated earnings.....     235,450       228,283        400,512
  Liability to Company benefit plan......................      46,332        56,581         34,686
  Current portion of long-term debt......................     106,594       164,265         43,901
                                                           ----------    ----------    -----------
          Total current liabilities......................   1,852,273     1,707,479      3,195,180
Long-term debt, net of current portion...................     516,010       463,529             --
Notes payable to stockholders............................     448,208       661,808             --
Deferred income taxes....................................      14,986         8,436        157,240
Stockholders' equity.....................................   1,100,104     1,728,658      1,676,424
                                                           ----------    ----------    -----------
          Total liabilities and stockholders' equity.....  $3,931,581    $4,569,910    $ 5,028,844
                                                            =========     =========      =========

                            See accompanying notes.

                      AC SERVICE & INSTALLATION CO., INC.
                                      AND
                    DONELSON AIR CONDITIONING COMPANY, INC.

                         COMBINED STATEMENTS OF INCOME

                                                                                 SIX MONTHS ENDED
                                            YEAR ENDED DECEMBER 31,                  JUNE 30,
                                    ---------------------------------------   -----------------------
                                       1993          1994          1995          1995         1996
                                    -----------   -----------   -----------   ----------   ----------
                                                                                    (UNAUDITED)
Net revenues......................  $10,292,295   $14,298,906   $16,452,622   $7,671,638   $8,634,712
Cost of goods sold................    7,280,075    10,245,039    11,122,350    5,316,352    5,741,935
                                    -----------   -----------   -----------   ----------   ----------
Gross margin......................    3,012,220     4,053,867     5,330,272    2,355,286    2,892,777
Selling, general and
  administrative expenses.........    2,865,476     3,701,883     4,563,134    2,219,598    2,978,149
Bad debt expense..................       43,265        84,338        28,502       33,349       46,035
                                    -----------   -----------   -----------   ----------   ----------
Income (loss) from operations.....      103,479       267,646       738,636      102,339     (131,407)
Other income (expense):
  Interest expense................      (74,631)      (71,600)      (77,149)     (32,698)     (40,484)
  Interest income.................        4,994         7,059        23,186        1,995       11,863
  Other income....................       68,450        17,065        25,569       21,101       20,855
                                    -----------   -----------   -----------   ----------   ----------
                                         (1,187)      (47,476)      (28,394)      (9,602)      (7,766)
                                    -----------   -----------   -----------   ----------   ----------
Income (loss) before federal and
  state income taxes..............      102,292       220,170       710,242       92,737     (139,173)
Provision (benefit) for income
  taxes:
  Current.........................       19,505        48,525       105,055        9,560       67,342
  Deferred........................        2,241        (7,399)      (23,367)     (33,414)    (154,281)
                                    -----------   -----------   -----------   ----------   ----------
                                         21,746        41,126        81,688      (23,854)     (86,939)
                                    -----------   -----------   -----------   ----------   ----------
Net income (loss).................  $    80,546   $   179,044   $   628,554   $  116,591   $  (52,234)
                                     ==========    ==========    ==========    =========    =========

                            See accompanying notes.

                      AC SERVICE & INSTALLATION CO., INC.
                                      AND
                    DONELSON AIR CONDITIONING COMPANY, INC.

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

Balance at December 31, 1992.....................................................  $  940,514
  Retirement of stock............................................................    (100,000)
  Net income.....................................................................      80,546
                                                                                   ----------
Balance at December 31, 1993.....................................................     921,060
  Net income.....................................................................     179,044
                                                                                   ----------
Balance at December 31, 1994.....................................................   1,100,104
  Net income.....................................................................     628,554
                                                                                   ----------
Balance at December 31, 1995.....................................................   1,728,658
  Net loss (unaudited)...........................................................     (52,234)
Balance at June 30, 1996 (unaudited).............................................  $1,676,424
                                                                                    =========

                            See accompanying notes.

                      AC SERVICE & INSTALLATION CO., INC.
                                      AND
                    DONELSON AIR CONDITIONING COMPANY, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                       SIX MONTHS ENDED
                                                     YEAR ENDED DECEMBER 31,               JUNE 30,
                                                ---------------------------------   ----------------------
                                                  1993        1994        1995        1995         1996
                                                ---------   ---------   ---------   ---------   ----------
                                                                                         (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss).............................  $  80,546   $ 179,044   $ 628,554   $ 116,591   $  (52,234)
Adjustments to reconcile net income (loss) to
  net cash provided by operating activities:
  Depreciation and amortization...............    214,789     286,988     411,438     202,574      193,425
  Current deferred income taxes...............      2,241      (7,399)    (23,367)    (33,414)    (154,281)
  Provisions for loss on accounts
     receivable...............................     43,265      84,338      28,502       7,524       46,035
  Gain on asset disposals.....................    (53,455)     (3,711)    (14,018)    (14,335)      (9,790)
  Changes in assets and liabilities:
     Receivables..............................   (260,964)   (731,644)   (253,368)   (662,391)    (691,518)
     Inventories..............................    (44,848)    (76,656)    (25,099)     23,295      (35,035)
     Prepaid expenses and other current
       assets.................................      8,026      27,581       3,121      (8,559)     (85,685)
     Trade accounts payable and accrued
       liabilities............................    (83,156)    193,280    (261,767)    142,367      312,029
     Accrued compensation.....................    458,326      24,734      34,154      94,551      962,363
     Accrued taxes, other than income.........      6,184       9,272     (26,565)      9,281      147,497
     Accrued warranties.......................     20,516      28,439      44,205     (24,994)      (4,096)
     Deferred revenue.........................     12,767     187,768     (26,477)      5,567       (3,682)
     Income taxes payable.....................    (10,779)      3,604      41,152      (8,861)      64,151
     Costs and estimated earnings in excess of
       billings and billings in excess of
       costs and estimated earnings...........    155,052      58,864      18,029     330,460       93,474
                                                ---------   ---------   ---------   ---------   ----------
Net cash flow provided by operating
  activities..................................    548,510     264,502     578,494     179,656      782,653
INVESTING ACTIVITIES
Purchase of property, buildings, and
  equipment...................................   (283,278)   (508,769)   (642,470)   (487,657)     (55,440)
Proceeds from sale of property, buildings, and
  equipment...................................    165,685       4,491      29,810      19,441       14,011
Increase in other assets......................   (124,162)         --          --          --           --
                                                ---------   ---------   ---------   ---------   ----------
Net cash used in investing activities.........   (241,755)   (504,278)   (612,660)   (468,216)     (41,429)
FINANCING ACTIVITIES
Retirement of stock...........................   (100,000)         --          --          --           --
Proceeds of long-term debt....................    205,845     119,000     266,139     266,139           --
Payments of long-term debt....................   (336,545)   (192,922)   (260,949)   (115,557)     (80,988)
Proceeds on notes payable to stockholders.....      9,403     220,378     280,000     159,990           --
Payments on notes payable to stockholders.....         --     (83,248)    (66,400)    (20,000)    (367,313)
                                                ---------   ---------   ---------   ---------   ----------
Net cash provided by (used in) financing
  activities..................................   (221,297)     63,208     218,790     290,572     (448,301)
                                                ---------   ---------   ---------   ---------   ----------
Increase (decrease) in cash and cash
  equivalents.................................     85,458    (176,568)    184,624       2,012      292,923
Cash and cash equivalents at beginning of
  period......................................    182,206     267,664      91,096      91,096      275,720
                                                ---------   ---------   ---------   ---------   ----------
Cash and cash equivalents at end of period....  $ 267,664   $  91,096   $ 275,720   $  93,108   $  568,643
                                                =========   =========   =========   =========    =========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid.................................  $  62,053   $  84,178   $  77,054   $  32,698   $   25,045
                                                =========   =========   =========   =========    =========
Income tax paid...............................  $   9,490   $  49,460   $  67,003   $  19,000   $   48,797
                                                =========   =========   =========   =========    =========
DISTRIBUTION OF ASSETS TO STOCKHOLDERS
Book value of assets distributed..............  $      --   $      --   $      --   $      --   $1,095,548
                                                =========   =========   =========   =========    =========
Long-term debt assumed by stockholders........  $      --   $      --   $      --   $      --   $  488,110
                                                =========   =========   =========   =========    =========
Notes payable to stockholders retired.........  $      --   $      --   $      --   $      --   $  343,395
                                                =========   =========   =========   =========    =========

                            See accompanying notes.

                      AC SERVICE & INSTALLATION CO., INC.
                                      AND
                    DONELSON AIR CONDITIONING COMPANY, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                  DECEMBER 31, 1994 AND 1995 AND JUNE 30, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     AC Service & Installation Co., Inc. and Donelson Air Conditioning Company, Inc., hereafter referred to as ("the Combined Company"), are under common ownership. The financial statements of these companies have been combined for all periods presented. The Combined Company operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for residential and commercial customers in Nashville, Tennessee.

RECOGNITION OF INCOME

     Revenues on all of the Combined Company's heating and air conditioning installation contracts (Contracts) for commercial buildings are recognized on the percentage of completion method in the ratio that total incurred costs bear to total estimated costs. Revenues on all of the Combined Company's heating and air conditioning installation for residential installation and service and maintenance revenue are recognized upon completion of the services.

     Earnings and estimated costs on Contracts are reviewed throughout the terms of the Contracts, and any required adjustments are reflected in the periods in which they first become known. When estimates indicate a probable loss on a contract, the full amount thereof is accrued in the period in which it is first determined. Most Contracts are completed within six to 18 months. Nonidentifiable selling, general, and administrative expenses are charged to income as incurred and are not allocated to Contract costs.

     Trade accounts receivable includes billings and billed retainage on Contracts. Also included in trade accounts receivable are unbilled retainage amounts of $124,298 and $75,504 at December 31, 1994 and 1995, respectively. The Combined Company classifies these amounts as current assets because all balances are expected to be collected in the current year. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Combined Company's customer base, and their dispersions across many different industries and geographies.

     The asset, "costs and estimated earnings in excess of billings" represents revenue recognized in excess of amounts billed on in-progress contracts. The liability, "billings in excess of costs and estimated earnings" represent billings in excess of revenue recognized on in-progress contracts.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash

     The carrying amounts reported in the balance sheets for cash and cash equivalents approximate fair value.

  Accounts Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value.

  Long-Term Debt

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the balance sheets for long-term debt approximate fair value.

                      AC SERVICE & INSTALLATION CO., INC.
                                      AND
                    DONELSON AIR CONDITIONING COMPANY, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

CASH EQUIVALENTS

     The Combined Company considers all highly liquid inventory investments with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined principally by the first-in, first-out (FIFO) method for all inventories.

PROPERTY, BUILDING AND EQUIPMENT

     Property, building and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line and declining-balance methods over the following useful lives:

                                                                                   YEARS
                                                                                   -----
    Buildings....................................................................   31.5
    Furniture and fixtures.......................................................    5-7
    Machinery and equipment......................................................      5
    Vehicles.....................................................................      5

WARRANTIES

     The Combined Company provides the retail customer with a two-year warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts and for the first year on labor. The Combined Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Combined Company's practice to classify the entire warranty accrual as a current liability.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     Donelson Air Conditioning Company, Inc. uses the liability method of accounting for federal and state income taxes as provided by SFAS No. 109, "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

     The stockholders of AC Service & Installation Co., Inc. have elected under Subchapter S of the Internal Revenue Code to include the Company's income in their own income for federal income tax purposes. Accordingly, AC Service & Installation Co., Inc. is not subject to federal income taxes. This election is not available for Tennessee state income tax reporting; accordingly, AC Service & Installation Co., Inc. uses the liability method of accounting for Tennessee state income taxes.

                      AC SERVICE & INSTALLATION CO., INC.
                                      AND
                    DONELSON AIR CONDITIONING COMPANY, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

ADVERTISING COSTS

     The Combined Company expenses advertising costs as incurred. During 1993, 1994 and 1995, the Combined Company expensed $235,360, $304,417 and $207,802, respectively.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     During the years ended December 31, 1993, 1994 and 1995 amounts charged to bad debt expense totaled $43,265, $84,338 and $28,502, respectively and accounts written off, net of recoveries were $22,057, $(77) and $29,288, respectively.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued pronouncements would have a significant impact on the Company's financial statements.

2. CONTRACTS IN PROCESS

     Information relative to contracts in process is as follows:

                                                                         DECEMBER 31,
                                                                    -----------------------
                                                                       1994         1995
                                                                    ----------   ----------
    Contracts on the percentage-of-completion method:
      Expenditures on uncompleted contacts........................  $1,264,339   $  911,195
      Estimated earnings..........................................     420,053      486,693
                                                                    ----------   ----------
                                                                     1,684,392    1,397,888
    Less applicable billings......................................   1,863,906    1,595,431
                                                                    ----------   ----------
                                                                    $ (179,514)  $ (197,543)
                                                                     =========    =========
    Included in the accompanying balance sheets under the
      following captions:
      Costs and estimated earnings in excess of billings on
         uncompleted contracts....................................  $   55,936   $   30,740
      Billings in excess of costs and estimated earnings on
         uncompleted contracts....................................    (235,450)    (228,283)
                                                                    ----------   ----------
                                                                    $ (179,514)  $ (197,543)
                                                                     =========    =========

     Progress billings on contracts bear a relation to costs incurred, but are not indicative of the ultimate profit or loss on a contract.

                      AC SERVICE & INSTALLATION CO., INC.
                                      AND
                    DONELSON AIR CONDITIONING COMPANY, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3. LONG-TERM DEBT

     Long-term debt consists of:

                                                                         DECEMBER 31,
                                                                    -----------------------
                                                                       1994         1995
                                                                    ----------   ----------
    Mortgage note payable.........................................  $  582,350   $  516,010
    Notes payable -- stockholders.................................     482,313      695,913
    Installment note -- SunTrust Bank.............................          --       68,884
    Installment note -- Bank of Nashville.........................      28,921       19,158
    Other.........................................................      11,333       23,742
                                                                    ----------   ----------
                                                                     1,104,917    1,323,707
    Less current portion..........................................     106,594      164,265
                                                                    ----------   ----------
                                                                    $  998,323   $1,159,442
                                                                     =========    =========

     The Combined Company has a mortgage note payable to Free Will Baptist, Inc. that is secured by the Combined Company's office building and related land. The loan requires monthly installments of $8,400, including fixed principal and imputed interest (6.1% at December 31, 1995), through July 15, 1997, at which time the remaining balance of $403,160 is due.

     The Combined Company has an installment note payable to SunTrust Bank that expires April 15, 1997. The loan is secured by vehicles and requires monthly payments of $4,593, including principal and interest at the SunTrust Bank base rate plus .25% (8.75% at December 31, 1995).

     The Combined Company has an installment note payable to the Bank of Nashville that expires March 16, 1996. The loan is secured by vehicles and requires monthly payments of $6,458, including principal and interest at 8.50%.

     The notes payable to stockholders represents amounts loaned to the Combined Company for working capital needs. The Combined Company has signed unsecured promissory notes payable to the stockholders for $482,313 and $695,913 at December 31, 1994 and 1995, respectively, all due December 31, 1997. The notes bear interest of 4.8% per year.

     As of December 31, 1995, the aggregate amounts of annual principal maturities of long-term debt are as follows:

        1996.............................................................  $  164,265
        1997.............................................................   1,159,442
                                                                           ----------
                                                                           $1,323,707
                                                                            =========

4. EMPLOYEE BENEFIT PLANS

     The Combined Company has a defined-contribution employee benefit plan incorporating provisions of section 401(k) of the Internal Revenue Code. Employees of the Combined Company must have one year of service and work 500 hours during the plan year to be eligible. Under the plan's provisions, a plan member may make contributions, on a tax-deferred basis, not to exceed the maximum established annually by the Internal Revenue Service. Matching contributions are made by the Combined Company equal to 1/3 of total contributions by a plan member, to a maximum of 6% of the employee's total calendar year compensation. The Combined Company's accrued matching contributions totaled $16,160, $30,340 and $45,678 as of December 31, 1993, 1994 and 1995, respectively.

                      AC SERVICE & INSTALLATION CO., INC.
                                      AND
                    DONELSON AIR CONDITIONING COMPANY, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

5. COMMITMENTS AND CONTINGENT LIABILITIES

     The Combined Company is a party to a number of legal proceedings arising in the ordinary course of its business. In the opinion of management, the resolution of these proceedings will not have a material adverse effect on the financial position or results of operations of the Combined Company.

     The Combined Company maintains general liability insurance coverage and an umbrella policy to ensure itself against any liabilities occurring in the normal course of business. The Combined Company believes that its insurance coverage is adequate.

6. STOCKHOLDERS' COMPENSATION

     Stockholders' compensation which consisted of salary and cash bonuses is included in selling, general and administrative expenses and totaled $1,402,085, $1,674,280 and $2,093,240 in 1993, 1994 and 1995, respectively.

7. INCOME TAXES

     Income tax expense consists of the following:

                                                                 YEAR ENDED DECEMBER 31,
                                                               ----------------------------
                                                                1993      1994       1995
                                                               -------   -------   --------
    Current:
      Federal................................................  $12,675   $39,913   $ 64,582
      State..................................................    6,830     8,612     40,473
    Deferred.................................................    2,241    (7,399)   (23,367)
                                                               -------   -------   --------
                                                               $21,746   $41,126   $ 81,688
                                                               =======   =======   ========

     Significant components of the deferred tax assets and liabilities are as follows:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1994        1995
                                                                       -------     -------
    Deferred tax liabilities:
      Contract billings..............................................  $34,068     $21,918
                                                                       -------     -------
    Deferred tax liabilities.........................................   34,068      21,918
    Deferred tax assets:
      Depreciation and amortization..................................    2,307       1,901
      Bad debts......................................................   12,375      17,754
      Warranty reserves..............................................    4,400      10,644
                                                                       -------     -------
    Total gross deferred tax assets..................................   19,082      30,299
    Valuation allowance..............................................       --          --
                                                                       -------     -------
    Net deferred tax assets..........................................   19,082      30,299
                                                                       -------     -------
    Net deferred tax liabilities (assets)............................  $14,986     $(8,381)
                                                                       =======     =======

                      AC SERVICE & INSTALLATION CO., INC.
                                      AND
                    DONELSON AIR CONDITIONING COMPANY, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Management has evaluated the need for a valuation allowance for all or a portion of the deferred tax assets and believes that the deferred tax assets will be more likely than not realized. Accordingly, no valuation allowance has been recognized for the year ended December 31, 1995.

                                                                       DECEMBER 31,
                                                            -----------------------------------
                                                              1993         1994         1995
                                                            --------     --------     ---------
Tax provision at statutory rate...........................  $ 34,689     $ 74,858     $ 241,482
State income tax less applicable federal tax benefit......     4,508        5,684        26,712
Less benefit of graduated tax notes and adjustments to
  eliminate S corporation.................................   (17,451)     (39,416)     (186,506)
                                                            --------     --------     ---------
                                                            $ 21,746     $ 41,126     $  81,688
                                                            ========     ========     =========

PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

     As discussed previously in this note, AC Service & Installation Co., Inc. operates under Subchapter S of the Internal Revenue Code and is not subject to corporate federal income tax. In connection with the contemplated initial public offering (See Note 9), the Subchapter S election will be terminated. As a result, AC Service and Installation Co., Inc. will be subject to corporate income taxes subsequent to the termination of S corporation status. AC Service and Installation Co., Inc. had net operating income for income tax purposes of $74,800, $(142,000), $521,000 and $1,122,360 for 1993, 1994, 1995 and the six
months ended June 30, 1996, respectively. Had AC Service & Installation Co., Inc. filed federal and state income tax returns as a regular corporation for 1993, 1994, 1995 and the six months ended June 30, 1996, income tax expense under the provisions of Financial Accounting Standard No. 109 would have been $(8,200), $16,915, $205,200 and $40,853, respectively.

     At the date of termination of S corporation status, AC Service & Installation Co., Inc. will be required to provide deferred taxes for cumulative temporary differences between financial reporting and tax reporting basis of assets and liabilities. Such deferred taxes will be based on the cumulative temporary differences at the date of termination of S corporation status.

     The effect of recognizing the deferred taxes will be included in income from continuing operations. If the termination of S corporation status had occurred at June 30, 1996, the deferred tax asset would have been approximately $331,800.

8. RELATED PARTY TRANSACTIONS

     The Combined Company has two outstanding notes receivable of $100,000 each from the two stockholders of the Combined Company as of December 31, 1995 and March 31, 1996. The notes are payable upon demand and bear annual interest of 5%.

9. RECAPITALIZATION AND INITIAL PUBLIC OFFERING

     The Combined Company plans to exchange shares of its common stock in exchange for shares of common stock and cash of Service Experts, Inc. simultaneously with Service Experts, Inc. closing the initial public offering of its common stock. Service Experts, Inc. was formed primarily for the purpose of acquiring air conditioning and heating companies, similar to the Combined Company, in exchange for shares of its common stock and cash. The combination is to be effected in accordance with executed combination agreements with air conditioning and heating companies and Service Experts, Inc.

                      AC SERVICE & INSTALLATION CO., INC.
                                      AND
                    DONELSON AIR CONDITIONING COMPANY, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

10. UNAUDITED INTERIM FINANCIAL INFORMATION

     The combined statements of income (operations) and cash flows for the six months ended June 30, 1995 and 1996 (interim financial statements) have been prepared by management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1993, 1994 and 1995 audited financial statements appearing herein. The results of the six months ended June 30, 1995 and 1996 may not be indicative of operating results for the full respective years.

11. SUBSEQUENT EVENT

     Effective June 30, 1996, the Company distributed land, buildings, accounts receivable and other assets with a net book value of $1,095,548 in satisfaction of mortgage notes payable of $488,110, shareholder notes payable of $343,395, and accrued compensation of $364,846.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholders
Hardwick Air Masters, Inc.
  d/b/a Airmasters, Inc.

     We have audited the accompanying balance sheets of Hardwick Air Masters, Inc. d/b/a Airmasters, Inc. as of December 31, 1994 and 1995, and the related statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hardwick Air Masters, Inc. d/b/a Airmasters, Inc. at December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Nashville, Tennessee
May 10, 1996

                           HARDWICK AIR MASTERS, INC.
                             D/B/A AIRMASTERS, INC.

                                 BALANCE SHEETS

                                                                  DECEMBER 31,
                                                             -----------------------    JUNE 30,
                                                                1994         1995         1996
                                                             ----------   ----------   ----------
                                                                                       (UNAUDITED)
                                             ASSETS
Current assets:
  Cash and cash equivalents................................  $   80,896   $   57,512   $  115,476
  Receivables:
     Trade, net of allowance for doubtful accounts of
       $48,716 in 1994 and $60,299 in 1995.................     588,707      985,311    1,064,300
     Related party.........................................      43,725       39,914       31,859
     Employee..............................................      16,377       22,517       37,948
                                                             ----------   ----------   ----------
                                                                648,809    1,047,742    1,134,107
  Inventories..............................................     238,250      178,739      316,112
  Costs and estimated earnings in excess of billings.......      72,477       83,203      132,075
  Prepaid income taxes.....................................      22,141          401           --
  Prepaid expenses and other current assets................       7,609       17,437       57,006
  Deferred income taxes....................................      69,026       58,693       64,075
                                                             ----------   ----------   ----------
          Total current assets.............................   1,139,208    1,443,727    1,818,851
Property, buildings and equipment:
  Furniture and fixtures...................................      83,733      108,262      116,205
  Machinery and equipment..................................     294,995      313,300      329,543
  Vehicles.................................................     463,196      681,641      738,579
  Leasehold improvements...................................      28,212       36,348       43,182
                                                             ----------   ----------   ----------
                                                                870,136    1,139,551    1,227,509
  Less accumulated depreciation and amortization...........    (521,448)    (610,220)    (658,287)
                                                             ----------   ----------   ----------
                                                                348,688      529,331      569,222
Other assets...............................................       6,748        6,381        6,197
                                                             ----------   ----------   ----------
          Total assets.....................................  $1,494,644   $1,979,439   $2,394,270
                                                              =========    =========    =========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable and accrued liabilities...........  $  554,430   $  796,322   $  978,427
  Accrued compensation.....................................      67,910       66,641       45,284
  Accrued warranties.......................................      26,717       35,689       37,650
  Income taxes payable.....................................          --           --       45,399
  Deferred revenue.........................................     192,326      154,454      179,835
  Billings in excess of costs and estimated earnings.......      24,901        7,514           --
  Liability to Company benefit plan........................       1,855       13,270        3,965
  Current portion of long-term debt........................     304,024      205,146      240,228
                                                             ----------   ----------   ----------
          Total current liabilities........................   1,172,163    1,279,036    1,530,788
Long-term debt, net of current portion.....................     169,070      402,091      201,639
Deferred income taxes......................................      39,579       46,420       64,994
Stockholders' equity:
  Common stock -- $5 par value, 10,000 shares authorized,
     2,600 shares issued and outstanding...................      13,000       13,000       13,000
  Paid-in capital..........................................          --           --      217,017
  Retained earnings........................................     100,832      238,892      366,832
                                                             ----------   ----------   ----------
          Total stockholders' equity.......................     113,832      251,892      596,849
                                                             ----------   ----------   ----------
          Total liabilities and stockholders' equity.......  $1,494,644   $1,979,439   $2,394,270
                                                              =========    =========    =========

                            See accompanying notes.

                           HARDWICK AIR MASTERS, INC.
                             D/B/A AIRMASTERS, INC.

                              STATEMENTS OF INCOME

                                                                                 SIX MONTHS ENDED
                                             YEAR ENDED DECEMBER 31,                 JUNE 30,
                                       ------------------------------------   -----------------------
                                          1993         1994         1995         1995         1996
                                       ----------   ----------   ----------   ----------   ----------
                                                                                    (UNAUDITED)
Net revenues.........................  $3,989,626   $4,797,873   $6,377,285   $2,964,718   $3,877,541
Cost of goods sold...................   2,986,702    3,418,062    4,556,146    2,083,397    2,856,457
                                       ----------   ----------   ----------   ----------   ----------
Gross margin.........................   1,002,924    1,379,811    1,821,139      881,321    1,021,084
Selling, general and administrative
  expenses...........................     912,694    1,250,029    1,535,155      722,894      761,789
Bad debt expense.....................       5,102       60,938       42,157       19,262       17,012
                                       ----------   ----------   ----------   ----------   ----------
Income from operations...............      85,128       68,844      243,827      139,165      242,283
Other income (expense):
  Interest expense...................     (59,591)     (71,875)     (73,788)     (33,556)     (52,087)
  Interest income....................       2,527        2,928        2,201        1,133          561
  Other income.......................      19,989       16,363       10,482        2,933       10,598
                                       ----------   ----------   ----------   ----------   ----------
                                          (37,075)     (52,584)     (61,105)     (29,490)     (40,928)
                                       ----------   ----------   ----------   ----------   ----------
Income before federal and state
  income taxes.......................      48,053       16,260      182,722      109,675      201,355
Provision (benefit) for income taxes:
  Current............................       5,471       16,656       27,488       16,060       60,223
  Deferred...........................       7,365       (8,715)      17,174       10,334       13,192
                                       ----------   ----------   ----------   ----------   ----------
                                           12,836        7,941       44,662       26,394       73,415
                                       ----------   ----------   ----------   ----------   ----------
Net income...........................  $   35,217   $    8,319   $  138,060   $   83,281   $  127,940
                                        =========    =========    =========    =========    =========

                            See accompanying notes.

                           HARDWICK AIR MASTERS, INC.
                             D/B/A AIRMASTERS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                   COMMON STOCK,
                                                    $5 PAR VALUE
                                                  ----------------   PAID-IN    RETAINED
                                                  SHARES   AMOUNT    CAPITAL    EARNINGS    TOTAL
                                                  ------   -------   --------   --------   --------
Balance at December 31, 1992....................  2,600    $13,000         --   $ 57,296   $ 70,296
  Net income....................................     --         --         --     35,217     35,217
                                                  ------   -------   --------   --------   --------
Balance at December 31, 1993....................  2,600     13,000         --     92,513    105,513
  Net income....................................     --         --         --      8,319      8,319
                                                  ------   -------   --------   --------   --------
Balance at December 31, 1994....................  2,600     13,000         --    100,832    113,832
  Net income....................................     --         --         --    138,060    138,060
                                                  ------   -------   --------   --------   --------
Balance at December 31, 1995....................  2,600     13,000         --    238,892    251,892
  Net income (unaudited)........................     --         --         --    127,940    127,940
  Contribution (unaudited)......................                      217,017         --    217,017
                                                  ------   -------   --------   --------   --------
Balance at June 30, 1996 (unaudited)............  2,600    $13,000   $217,017   $366,832   $596,849
                                                  =====    =======   ========   ========   ========

                            See accompanying notes.

                           HARDWICK AIRMASTERS, INC.
                             D/B/A AIRMASTERS, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                SIX MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,              JUNE 30,
                                          ---------------------------------   --------------------
                                            1993        1994        1995        1995        1996
                                          ---------   ---------   ---------   ---------   --------
                                                                                  (UNAUDITED)
OPERATING ACTIVITIES
Net income..............................  $  35,217   $   8,319   $ 138,060   $  83,281   $127,940
Adjustments to reconcile net income to
  net cash provided by operating
  activities:
  Depreciation and amortization.........     87,052      95,771     109,777      59,149     78,267
  Deferred income taxes.................      7,365      (8,715)     17,174      10,334     13,192
  Provisions for loss on accounts
     receivable.........................      5,102      60,938      42,157      19,262     17,012
  (Gain) loss on asset disposals........     (2,750)        751          --          --       (122)
  Changes in assets and liabilities:
     Receivables........................   (308,735)    (55,999)   (441,090)   (223,723)   (13,194)
     Inventories........................    (40,040)    (22,630)     59,511      17,885     (2,773)
     Prepaid income taxes and income
       taxes payable....................    (19,719)     (1,275)     21,740         783     45,800
     Prepaid expenses and other current
       assets...........................     (3,171)     30,214      (9,828)    (10,389)   (34,922)
     Trade accounts payable and accrued
       liabilities......................    247,015      29,017     241,892      96,535    163,913
     Accrued compensation...............     15,723      14,794      10,146      42,779    (27,944)
     Accrued warranties.................      4,821       5,294       8,972       6,415     (3,039)
     Deferred revenue...................      8,543      64,210     (37,872)    (17,911)    (3,456)
     Costs and estimated earnings in
       excess of billings and billings
       in excess of costs and estimated
       earnings.........................     23,701     (66,976)    (28,113)    (17,431)   (24,744)
                                          ---------   ---------   ---------   ---------   --------
Net cash flow provided by operating
  activities............................     60,124     153,713     132,526      66,969    335,930
INVESTING ACTIVITIES
Purchase of property, buildings, and
  equipment.............................   (195,719)    (98,577)   (301,533)   (172,034)  (123,910)
Proceeds from sale of property,
  buildings, and equipment..............      2,750       7,776      11,847          --     32,767
Cash obtained from acquisition of
  company...............................         --          --          --          --     54,401
(Increase) decrease in other assets.....        372         367        (367)        184        184
                                          ---------   ---------   ---------   ---------   --------
Net cash used in investing activities...   (192,597)    (90,434)   (290,053)   (171,850)   (36,558)
FINANCING ACTIVITIES
Proceeds of long-term debt..............    268,284     110,749     324,260     195,997     27,393
Payments of long-term debt and capital
  leases................................    (98,898)   (158,318)   (190,117)   (101,290)  (268,801)
                                          ---------   ---------   ---------   ---------   --------
Net cash provided by (used in) financing
  activities............................    169,386     (47,569)    134,143      94,707   (241,408)
                                          ---------   ---------   ---------   ---------   --------
Increase (decrease) in cash and cash
  equivalents...........................     36,913      15,710     (23,384)    (10,174)    57,964
Cash and cash equivalents at beginning
  of year...............................     28,273      65,186      80,896      80,896     57,512
                                          ---------   ---------   ---------   ---------   --------
Cash and cash equivalents at end of
  year..................................  $  65,186   $  80,896   $  57,512   $  70,722   $115,476
                                          =========   =========   =========   =========   ========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid...........................  $  71,402   $  74,082   $  64,922   $  33,056   $ 47,822
                                          =========   =========   =========   =========   ========
Income tax paid (refunded)..............  $  25,900   $  (2,196)  $   6,497   $      --   $ 11,334
                                          =========   =========   =========   =========   ========

                            See accompanying notes.

                           HARDWICK AIR MASTERS, INC.
                             D/B/A AIRMASTERS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                  DECEMBER 31, 1994 AND 1995 AND JUNE 30, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     Hardwick Air Masters, Inc. d/b/a Airmasters, Inc. ("the Company") operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for residential and commercial customers.

     Effective April 1, 1996, AMT Enterprises, Inc. ("AMT") was merged with and into the Company. AMT is under common control, with the Company's shareholders owning 100% of AMT. The merger was effected by an exchange of stock whereby the Company exchanged 600 shares of its common stock for 100% of the outstanding common stock (40 shares) of AMT. This transaction was accounted for similar to a pooling-of-interests and, accordingly, the accompanying financial statements have been restated to include the accounts of AMT.

RECOGNITION OF INCOME

     Revenues on all of the Company's heating and air conditioning installation contracts (Contracts) for commercial buildings are recognized on the percentage-of-completion method in the ratio that total incurred costs bear to total estimated costs. Revenues on all of the Company's heating and air conditioning installation for residential installation and service and maintenance revenue are recognized upon completion of the services.

     Earnings and estimated costs on Contracts are reviewed throughout the terms of the Contracts, and any required adjustments are reflected in the periods in which they first become known. When estimates indicate a probable loss on a contract, the full amount thereof is accrued in the period in which it is first determined. Most Contracts are completed within 6 to 18 months. Nonidentifiable selling, general, and administrative expenses are charged to income as incurred and are not allocated to Contract costs.

     Trade accounts receivable includes billings and billed retainage on Contracts. Also included in trade accounts receivable are unbilled retainage amounts of $10,688 and $42,626 at December 31, 1994 and 1995, respectively. The Company classifies these amounts as current assets because all balances are expected to be collected in the current year. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base.

     The asset, "costs and estimated earnings in excess of billings" represents revenue recognized in excess of amounts billed on in-progress contracts. The liability, "billings in excess of costs and estimated earnings" represent billings in excess of revenue recognized on in-progress contracts.

CASH EQUIVALENTS

     The Company considers all highly liquid inventory investments with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined principally by the first-in, first-out (FIFO) method for all inventories.

                           HARDWICK AIR MASTERS, INC.
                             D/B/A AIRMASTERS, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

PROPERTY, BUILDING AND EQUIPMENT

     Property, building and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line method over the following useful lives:

                                                                                    YEARS
                                                                                    -----
    Furniture and fixtures........................................................  3-10
    Machinery and equipment.......................................................  3-10
    Vehicles......................................................................  3-10
    Leasehold improvements........................................................   31

WARRANTIES

     The Company provides the retail customer with a choice of one, three or ten-year warranties on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts and for the first year on labor. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     The Company uses the liability method of accounting for income taxes as provided in Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

          Cash and Cash Equivalents -- The carrying amount reported in the balance sheet for cash and cash equivalents approximates its fair value.

          Long and Short-Term Debt -- The carrying amounts of the Company's borrowings under its revolving credit agreements and other debt agreements are estimated using discounted cash flow analyses, using interest rates currently being offered by banks for similar types of borrowing arrangements.

     The carrying amounts and fair value of the Company's financial instruments at December 31, 1995 are as follows:

                                                                       CARRYING     FAIR
                                                                        AMOUNT     VALUE
                                                                       --------   --------
                                                                         (IN THOUSANDS)
    Cash and cash equivalents........................................  $ 80,896   $ 80,896
    Long-term debt, including current portion........................   607,237    607,237

                           HARDWICK AIR MASTERS, INC.
                             D/B/A AIRMASTERS, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     During the years ended December 31, 1993, 1994 and 1995 amounts charged to bad debt expense totaled $5,102, $60,938 and $42,157, respectively and accounts written off, net of recoveries were $2,214, $28,437 and $30,574, respectively.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued pronouncements would have a significant impact on the Company's financial statements.

2. CONTRACTS IN PROCESS

     Information relative to contracts in process is as follows:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                         1994       1995
                                                                       --------   --------
    Contracts on the percentage-of-completion method:
      Expenditures on completed contracts............................  $105,885   $308,300
      Estimated earnings.............................................    65,670    115,070
                                                                       --------   --------
                                                                        171,555    423,370
      Less applicable billings.......................................   123,979    347,681
                                                                       --------   --------
                                                                       $ 47,576   $ 75,689
                                                                       ========   ========
    Included in the accompanying balance sheets under the following captions:
      Costs and estimated earnings in excess of billings on
         uncompleted contracts.......................................  $ 72,477   $ 83,203
      Billings in excess of costs and estimated earnings on
         uncompleted contracts.......................................    24,901      7,514
                                                                       --------   --------
                                                                       $ 47,576   $ 75,689
                                                                       ========   ========

     Progress billings on contracts bear a relation to costs incurred, but are not indicative of the ultimate profit or loss on a contract.

                           HARDWICK AIR MASTERS, INC.
                             D/B/A AIRMASTERS, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

3. LONG-TERM DEBT

     Long-term debt consists of:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                         1994       1995
                                                                       --------   --------
    Lines of credit with a bank(1)...................................  $109,721   $121,721
    Notes payable to banks and finance companies(2)..................   282,242    409,716
    Debentures payable to stockholder(3).............................    75,800     75,800
    Other............................................................     5,331         --
                                                                       --------   --------
                                                                        473,094    607,237
    Less current portion.............................................   304,024    205,146
                                                                       --------   --------
                                                                       $169,070   $402,091
                                                                       ========   ========

- ---------------

(1) The Company has two secured lines of credit with a bank that expire February 5, 1997. Under their terms, the Company can borrow up to $150,000 at 10.25%. The agreement is secured by accounts receivable, inventory, and real estate.
(2) Notes payable are due in installments through December 2000, with a weighted average interest rate of 8.9% with substantially all notes collateralized by vehicles and equipment.
(3) The debentures are payable to the Company's majority shareholder, with interest at 10.0% and maturing from August 1997 to March 1999.

     As of December 31, 1995, the aggregate amounts of annual principal maturities of long-term debt are as follows:

        1996..............................................................  $205,146
        1997..............................................................   223,765
        1998..............................................................    90,534
        1999..............................................................    69,594
        2000..............................................................    18,198
                                                                            --------
                                                                            $607,237
                                                                            ========

4. LEASES

     Total rental expense for all operating leases was $27,232, $32,303 and $42,957 for 1993, 1994 and 1995, respectively. The Company leases certain office and warehouse facilities under terms of noncancelable operating lease agreements which expire at various dates through 2000. Minimum rental commitments at December 31, 1995 under operating leases having an initial noncancelable term of one year or more are as follows:

        1996...............................................................  $37,881
        1997...............................................................   14,091
        1998...............................................................    7,491
        1999...............................................................    6,891
        2000...............................................................    4,594
                                                                             -------
                                                                             $70,948
                                                                             =======

                           HARDWICK AIR MASTERS, INC.
                             D/B/A AIRMASTERS, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

5. EMPLOYEE BENEFIT PLANS

     The Company has a defined-contribution employee benefit plan incorporating provisions of section 401(k) of the Internal Revenue Code. Substantially all employees are eligible to participate in the plan. Under the plan's provisions, a plan member may annually contribute, on a tax-deferred basis, multiples of 2% to 15% maximum allowable of total compensation, not to exceed the maximum established annually by the Internal Revenue Service. Matching contributions are made by the Company equal to 50% of total contributions by a plan member, to a maximum of 2% of the employee's total calendar year compensation. The Company's matching contributions totaled $12,237, $11,540 and $21,312 for the years ended December 31, 1993, 1994 and 1995, respectively.

6. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company is a party to a number of legal proceedings arising in the ordinary course of its business. In the opinion of management, the resolution of these proceedings will not have a material adverse effect on the financial position of the Company.

     The Company maintains general liability insurance coverage and an umbrella policy to ensure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

7. STOCKHOLDERS' COMPENSATION

     Stockholders' compensation which consisted of salary and cash bonuses is included in selling, general and administrative expenses and totaled $184,275, $271,527 and $425,650 in 1993, 1994 and 1995, respectively.

8. INCOME TAXES

     Effective January 1, 1993, the Company adopted SFAS No. 109 "Accounting for Income Taxes." Under the provisions of SFAS No. 109, deferred tax assets and liabilities are determined based upon differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The adoption of this statement had no significant impact on the Company's financial statements.

     Income tax expense consists of the following:

                                                                  YEAR ENDED DECEMBER 31,
                                                                ---------------------------
                                                                 1993      1994      1995
                                                                -------   -------   -------
    Current:
      Federal.................................................  $ 3,838   $12,251   $21,286
      State...................................................    1,633     4,405     6,202
                                                                -------   -------   -------
                                                                  5,471    16,656    27,488
    Deferred..................................................    7,365    (8,715)   17,174
                                                                -------   -------   -------
                                                                $12,836   $ 7,941   $44,662
                                                                =======   =======   =======

                           HARDWICK AIR MASTERS, INC.
                             D/B/A AIRMASTERS, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Significant components of the deferred tax assets and liabilities are as follows:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                         1994       1995
                                                                       --------   --------
    Deferred tax liabilities:
      Depreciation and amortization..................................  $(39,579)  $(46,420)
                                                                       --------   --------
    Deferred tax liabilities.........................................   (39,579)   (46,420)
    Deferred tax assets:
      Deferred revenue...............................................    40,364     22,218
      Accrued expenses...............................................    10,152     13,562
      Allowance for doubtful accounts................................    18,510     22,913
                                                                       --------   --------
    Deferred tax assets..............................................    69,026     58,693
                                                                       --------   --------
              Net deferred tax assets................................  $ 29,447   $ 12,273
                                                                       ========   ========

     Management has evaluated the need for valuation allowance for all or a portion of the deferred tax assets and believes that the deferred tax assets will more likely than not be realized. Accordingly, no valuation allowance has been recorded for the years ended December 31, 1994 and 1995.

     The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 38% to income before provision for deferred income taxes. The differences are summarized as follows:

                                                                      DECEMBER 31,
                                                              -----------------------------
                                                                1993      1994       1995
                                                              --------   -------   --------
    Tax provision at statutory rate.........................  $ 18,260   $ 6,179   $ 69,434
    State income tax less applicable federal tax benefit....     1,078     2,731      3,845
    Impact of surtax exemptions.............................   (11,052)   (3,740)   (14,922)
    Other, net..............................................     4,550     2,771    (13,695)
                                                              --------   -------   --------
                                                              $ 12,836   $ 7,941   $ 44,662
                                                              ========   =======   ========

9. RELATED PARTY TRANSACTIONS

     The Company paid rental fees of approximately $6,600 for the years ended December 31, 1993, 1994 and 1995, to a stockholder in the Company and a company with common ownership.

10. RECAPITALIZATION AND INITIAL PUBLIC OFFERING

     The Company plans to exchange shares of its common stock in exchange for shares of common stock and cash of Service Experts, Inc. simultaneously with Service Experts, Inc. closing the initial public offering of its common stock. Service Experts, Inc. was formed primarily for the purpose of acquiring air conditioning and heating companies, similar to the Company, in exchange for shares of its common stock and cash. The combination is to be effected in accordance with executed combination agreements with air conditioning and heating companies and Service Experts, Inc.

11. UNAUDITED INTERIM FINANCIAL INFORMATION

     The combined statements of income (operations) and cash flows for the six months ended June 30, 1995 and 1996 (interim financial statements) have been prepared by management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments necessary for a fair presentation of the interim results.

                           HARDWICK AIR MASTERS, INC.
                             D/B/A AIRMASTERS, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1993, 1994 and 1995 audited financial statements appearing herein. The results of the six months ended June 30, 1995 and 1996 may not be indicative of operating results for the full respective years.

12. SUBSEQUENT EVENTS

     Effective May 1, 1996, the Company's stockholders purchased all of the outstanding common stock of Cummings Air Conditioning, Inc. ("Cummings") for approximately $135,000, with the final purchase price subject to final negotiations. This stock was then contributed to capital of the Company, with Cummings becoming a wholly owned subsidiary of the Company. This transaction will be treated as a purchase. Pro forma unaudited information, as if the acquisition were completed at the beginning of 1995 for the year ended December 31, 1995 and the six months ended June 30, 1996 is reflected as follows:

                                                                     YEAR          SIX MONTHS
                                                                    ENDED             ENDED
                                                                 DECEMBER 31,       JUNE 30,
                                                                     1995             1996
                                                                 ------------     -------------
                                                                          (UNAUDITED)
    Operating revenues.........................................   $7,148,718       $ 4,242,965
                                                                  ==========        ==========
    Net income.................................................   $  189,691       $   158,370
                                                                  ==========        ==========

                         REPORT OF INDEPENDENT AUDITORS

The Stockholders
Norrell Heating & Air Conditioning, Inc.

     We have audited the accompanying balance sheets of Norrell Heating & Air Conditioning Company, Inc. as of December 31, 1994 and 1995, and the related statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Norrell Heating & Air Conditioning, Inc. at December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Nashville, Tennessee
May 6, 1996

                    NORRELL HEATING & AIR CONDITIONING, INC.

                                 BALANCE SHEETS

                                                                  DECEMBER 31
                                                             ----------------------    JUNE 30,
                                                               1994         1995         1996
                                                             ---------   ----------   ----------
                                                                                      (UNAUDITED)
                                             ASSETS
Current assets:
  Cash and cash equivalents................................  $ 233,214   $  815,975   $  797,371
  Receivables:
  Trade, net of allowance for doubtful accounts of $8,000
     in 1994 and $3,000 in 1995............................     62,636      148,374      161,291
  Related party............................................      2,394       64,421       51,100
                                                             ---------   ----------   ----------
                                                                65,030      212,795      212,391
  Note receivable from related party.......................         --      200,000           --
  Inventories..............................................    192,805       86,727       59,454
  Investments..............................................     57,075       75,946       77,365
  Deferred income taxes....................................      5,182          309       25,689
  Prepaid expenses and other current assets................         --           --       40,133
                                                             ---------   ----------   ----------
          Total current assets.............................    553,306    1,391,752    1,212,403
Property, buildings and equipment:
  Furniture and fixtures...................................     44,267       45,079       45,530
  Machinery and equipment..................................     57,653       57,653       57,653
  Vehicles.................................................    460,509      484,366      366,905
  Leasehold improvements...................................     12,290       12,290       12,290
                                                             ---------   ----------   ----------
                                                               574,719      599,388      482,378
  Less accumulated depreciation and amortization...........   (408,466)    (466,781)    (425,295)
                                                             ---------   ----------   ----------
                                                               166,253      132,607       57,083
Deferred income taxes......................................     31,423       39,092       16,927
Other assets...............................................     25,756       30,791       32,030
                                                             ---------   ----------   ----------
          Total assets.....................................  $ 776,738   $1,594,242   $1,318,443
                                                             =========    =========    =========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable and accrued liabilities...........  $  96,455   $  122,679   $  115,933
  Accrued compensation.....................................     11,274      646,202      219,696
  Accrued taxes, other than income.........................    143,811       11,701        7,047
  Income taxes payable.....................................        466       24,755       54,941
  Accrued warranties.......................................     80,066      139,747      162,464
  Deferred revenue.........................................    125,129      225,667      276,862
  Liability to profit sharing plan.........................     50,000       50,000       25,000
                                                             ---------   ----------   ----------
          Total current liabilities........................    507,201    1,220,751      861,943
Deferred compensation......................................     91,725      105,191      112,557
Commitments and contingent liabilities.....................         --           --
Stockholders' equity:
  Common stock, par value $2 per share; 2,000 shares
     authorized and issued.................................      2,000        2,000        2,000
  Paid-in capital..........................................     52,400       52,400       52,400
  Unrealized gain (loss) on investments....................     (4,780)       6,158        6,158
  Retained earnings........................................    168,192      247,742      323,385
  Treasury stock (300 shares, at cost).....................    (40,000)     (40,000)     (40,000)
                                                             ---------   ----------   ----------
          Total stockholders' equity.......................    177,812      268,300      343,943
                                                             ---------   ----------   ----------
          Total liabilities and stockholders' equity.......  $ 776,738   $1,594,242   $1,318,443
                                                             =========    =========    =========

                            See accompanying notes.

                    NORRELL HEATING & AIR CONDITIONING, INC.

                              STATEMENTS OF INCOME

                                                                                 SIX MONTHS ENDED
                                          YEAR ENDED DECEMBER 31,                    JUNE 30,
                                   --------------------------------------    ------------------------
                                      1993          1994          1995          1995          1996
                                   ----------    ----------    ----------    ----------    ----------
                                                                                   (UNAUDITED)
Net revenues.....................  $3,274,267    $3,508,903    $4,265,726    $1,971,802    $2,047,437
Cost of goods sold...............   2,285,621     2,436,732     2,852,690     1,334,641     1,406,695
                                   ----------    ----------    ----------    ----------    ----------
Gross margin.....................     988,646     1,072,171     1,413,036       637,161       640,742
Selling, general and
  administrative
  expenses.......................     990,601     1,066,158     1,380,306       686,652       587,135
Bad debt expense.................       1,885         5,834         3,643          (467)          619
                                   ----------    ----------    ----------    ----------    ----------
Income (loss) from operations....      (3,840)          179        29,087       (49,024)       52,988
Other income (expense):
  Interest expense...............          --        (1,412)         (110)         (110)           --
  Interest income................      10,360        19,361        26,882         6,783        22,313
  Other income...................      34,650        12,898        64,207        38,055        27,313
                                   ----------    ----------    ----------    ----------    ----------
                                       45,010        30,847        90,979        44,728        49,626
                                   ----------    ----------    ----------    ----------    ----------
Income (loss) before income
  taxes..........................      41,170        31,026       120,066        (4,296)      102,614
Provision (benefit) for income
  taxes:
  Current........................       8,961         5,058        46,485           253        29,475
  Deferred.......................      (2,318)       (1,120)       (5,969)       (2,289)       (2,504)
                                   ----------    ----------    ----------    ----------    ----------
                                        6,643         3,938        40,516        (2,036)       26,971
                                   ----------    ----------    ----------    ----------    ----------
Net income (loss)................  $   34,527    $   27,088    $   79,550    $   (2,260)   $   75,643
                                    =========     =========     =========     =========     =========

                            See accompanying notes.

                    NORRELL HEATING & AIR CONDITIONING, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                            UNREALIZED
                                                               GAINS
                                 COMMON STOCK,              (LOSSES) ON
                                 $2 PAR VALUE               AVAILABLE-
                                ---------------   PAID-IN    FOR-SALE     RETAINED   TREASURY
                                SHARES   AMOUNT   CAPITAL   SECURITIES    EARNINGS    STOCK      TOTAL
                                ------   ------   -------   -----------   --------   --------   --------
Balance at December 31,
  1992........................  1,000    $2,000   $52,400     $    --     $106,577   $(40,000)  $120,977
  Net income..................               --        --          --       34,527         --     34,527
                                ------   ------   -------   -----------   --------   --------   --------
Balance at December 31,
  1993........................  1,000     2,000    52,400          --      141,104    (40,000)   155,504
  Net income..................     --        --        --          --       27,088         --     27,088
  Adjustment to unrealized
     losses on
     available-for-sale
     securities, net of tax...     --        --        --      (4,780)          --         --     (4,780)
                                ------   ------   -------   -----------   --------   --------   --------
Balance at December 31,
  1994........................  1,000     2,000    52,400      (4,780)     168,192    (40,000)   177,812
  Net income..................     --        --        --          --       79,550         --     79,550
  Adjustment to unrealized
     gains on
     available-for-sale
     securities, net of tax...     --        --        --      10,938           --         --     10,938
                                ------   ------   -------   -----------   --------   --------   --------
Balance at December 31,
  1995........................  1,000     2,000    52,400       6,158      247,742    (40,000)   268,300
  Net income (unaudited)......     --        --        --          --       75,643         --     75,643
                                ------   ------   -------   -----------   --------   --------   --------
Balance at June 30, 1996
  (unaudited).................  1,000    $2,000   $52,400     $ 6,158     $323,385   $(40,000)  $343,943
                                =====    ======   =======   =========     ========   ========   ========

                            See accompanying notes.

                    NORRELL HEATING & AIR CONDITIONING, INC.

                            STATEMENTS OF CASH FLOWS

                                                                               SIX MONTHS ENDED
                                                                                   JUNE 30,
                                                                             ---------------------
                                            1993       1994        1995        1995        1996
                                          --------   ---------   ---------   ---------   ---------
                                                                                  (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss).......................  $ 34,527   $  27,088   $  79,550   $  (2,260)  $  75,643
Adjustments to reconcile net income
  (loss) to net cash provided by (used
  in) operating activities:
  Depreciation and amortization.........    68,756      56,666      77,989      28,870      31,649
  Deferred income taxes.................    (2,318)     (1,120)     (5,969)     (2,289)     (2,504)
  Provisions for loss on (recoveries of)
     accounts receivable................     1,885       5,834       3,643        (467)        619
  Loss (gain) on asset disposals........     1,462      25,099      (1,300)         --      (3,329)
  Changes in assets and liabilities:
     Receivables........................     9,343      (5,793)   (348,235)    (52,563)    199,785
     Inventories........................   (24,311)    (65,065)    106,078      91,937      27,273
     Prepaid expenses and other current
       assets...........................    (1,039)      1,039          --          --     (40,133)
     Trade accounts payable and accrued
       liabilities......................    88,251    (114,536)     26,224      34,923      (6,746)
     Accrued compensation...............    49,757     (34,371)    648,394     267,712    (444,140)
     Accrued taxes, other than income...    27,932      58,353    (132,110)   (130,609)     (4,654)
     Accrued warranties.................    31,082      38,985      59,681      25,311      22,717
     Deferred revenue...................    30,936      34,806     100,538      28,736      51,195
     Income taxes payable...............    (6,527)        466      24,289       2,249      29,475
                                          --------   ---------   ---------   ---------   ---------
Net cash flow provided by (used in)
  operating activities..................   309,736      27,451     638,772     291,550     (63,150)
INVESTING ACTIVITIES
Purchase of property, buildings, and
  equipment.............................  $(67,648)  $ (74,757)  $ (44,343)  $  (7,784)  $    (450)
Proceeds from sale of property,
  buildings, and equipment..............        --          --       1,300          --      47,654
Purchase of investments.................    (8,978)     (7,877)     (7,933)     (6,827)     (1,419)
Increase in other assets................    (3,546)     (2,408)     (5,035)    (46,684)     (1,239)
                                          --------   ---------   ---------   ---------   ---------
Net cash provided by (used in) investing
  activities............................   (80,172)    (85,042)    (56,011)    (61,295)     44,546
                                          --------   ---------   ---------   ---------   ---------
Increase (decrease) in cash and cash
  equivalents...........................   229,564     (57,591)    582,761     230,255     (18,604)
Cash and cash equivalents at beginning
  of period.............................    61,241     290,805     233,214     233,214     815,975
                                          --------   ---------   ---------   ---------   ---------
Cash and cash equivalents at end of
  period................................  $290,805   $ 233,214   $ 815,975   $ 463,469   $ 797,371
                                          ========   =========   =========   =========   =========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid...........................  $     --   $   1,412   $     110   $     110   $      --
                                          ========   =========   =========   =========   =========
Income tax paid.........................  $ 16,527   $   8,853   $  25,539   $      --   $      --
                                          ========   =========   =========   =========   =========

                            See accompanying notes.

                    NORRELL HEATING & AIR CONDITIONING, INC.

                         NOTES TO FINANCIAL STATEMENTS
                  DECEMBER 31, 1994 AND 1995 AND JUNE 30, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     Norrell Heating & Air Conditioning, Inc. ("the Company") is a C corporation and operates in one industry segment. The Company is primarily engaged in the installation and servicing of air conditioning and heating systems for residential and commercial customers. The Company purchases inventories from two suppliers. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base.

RECOGNITION OF INCOME

     Revenues on all of the Company's heating and air conditioning installation for residential installation and service and maintenance revenue are recognized upon completion of the services.

CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash

     The carrying amounts reported in the balance sheets for cash and cash equivalents approximate fair value.

  Accounts Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value.

  Long-Term Debt and Capital Lease Obligations

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the balance sheets for long-term debt and capital lease obligations approximate fair value.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined principally by the first-in, first-out (FIFO) method for all inventories.

SHORT-TERM INVESTMENTS

     Short-term investments include investments in mutual funds. These investments are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." It is the Company's intent not to hold these investments to maturity.

                    NORRELL HEATING & AIR CONDITIONING, INC.

PROPERTY, BUILDING AND EQUIPMENT

     Property, building and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line and declining-balance methods over the following useful lives:

                                                                                    YEARS
                                                                                    -----
    Furniture and fixtures........................................................     5
    Machinery and equipment.......................................................     5
    Vehicles......................................................................     5
    Leasehold improvements........................................................    10

WARRANTIES

     The Company provides the residential customer a one-year warranty and offers extended warranties for select models on parts and labor from the date of installation of the heating and air conditioning unit. These warranties run concurrent with the manufacturer's warranty on parts. The Company provides an accrual for future warranty costs based upon historical experience. It is the Company's practice to classify the entire warranty accrual as a current liability.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     The Company uses the liability method of accounting for income taxes as provided in Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

ADVERTISING

     The cost of advertising is expensed as incurred. The Company incurred $200,255, $176,014 and $167,595 in such costs during 1993, 1994 and 1995, respectively.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     During the years ended December 31, 1993, 1994 and 1995 amounts charged to bad debt expense totaled $1,884, $5,834 and $3,644, respectively and accounts written off, net of recoveries were $7,884, $(1,166) and $8,644, respectively.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued pronouncements would have a significant impact on the Company's financial statements.

                    NORRELL HEATING & AIR CONDITIONING, INC.

2. SHORT-TERM INVESTMENTS

     Effective January 1, 1994, the Company adopted SFAS No. 115. The Company's investment securities are classified as available for sale under SFAS No. 115 and, as a result, the carrying amount is a reasonable estimate of fair value. The cost of available-for-sale securities was $64,139 and $73,679 at December 31, 1994 and 1995, respectively. The adoption of SFAS No. 115 did not have a significant impact on the Company's financial statements in 1994.

     All investments are classified as current because the Company views its portfolio as available for use in its current operations.

3. LONG-TERM DEBT

     The Company has the ability to borrow up to $100,000 under the terms of an unsecured line of credit that expires September 13, 1996. At December 31, 1994 and 1995, the Company had no borrowings outstanding under the agreement.

4. LEASES

     Total rental expense for all operating leases was $68,013, $87,485 and $89,833 for 1993, 1994 and 1995, respectively. The Company leases certain office and warehouse facilities and vehicles under terms of noncancelable operating lease agreements which expire at various dates through the year 1999. Minimum rental commitments at December 31, 1995 under operating leases having an initial noncancellable term of one year or more are as follows:

                                                                           OPERATING
                                                                            LEASES
                                                                           ---------
          1996...........................................................  $ 106,056
          1997...........................................................      5,196
          1998...........................................................      3,528
          1999...........................................................      3,528
                                                                           ---------
                                                                           $ 118,308
                                                                            ========

5. EMPLOYEE BENEFIT PLANS

     Substantially all of the Company's employees are eligible to participate in a profit sharing plan. Contributions are made to the plan at the discretion of the Board of Directors. Contributions to the plan totaled $100,000, $50,000 and $50,000 for the years ended December 31, 1993, 1994 and 1995, respectively.

6. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company is a party to legal proceedings arising in the ordinary course of its business. In the opinion of management, the resolution of these proceedings will not have a material adverse effect on the financial position or results of operations of the Company.

     The Company maintains general liability insurance coverage and an umbrella policy to ensure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

     The Company has entered into a salary continuation agreement with the President of the Company whereby the Company will pay the President following the retirement date of August 1, 2003, $1,667 per month for 180 months. The amount charged to expense was $6,356, $7,347 and $8,466 at December 31, 1993, 1994 and 1995, respectively. The liability classified as long-term is $45,191 at December 31, 1995.

                    NORRELL HEATING & AIR CONDITIONING, INC.

     The Company has entered into a deferred compensation agreement with an employee (nonshareholder) whereby the Company makes $5,000 payments through December 31, 1997 into an account designated by the employer. Beginning December 31, 1998, additional payments of $23,000 are to be made until the earlier of the termination of the agreement, termination of employment or a change in control of the Company. Such amounts are expensed as earned.

7. STOCKHOLDERS' COMPENSATION

     Stockholders' compensation which consisted of salary and cash bonuses is included in selling, general and administrative expenses and totaled $390,000, $442,000 and $727,000 in 1993, 1994 and 1995, respectively.

8. INCOME TAXES

     Income tax expense consists of the following:

                                                                  YEAR ENDED DECEMBER 31,
                                                                ---------------------------
                                                                 1993      1994      1995
                                                                -------   -------   -------
    Current:
      Federal.................................................  $ 6,902   $ 3,896   $40,861
      State...................................................    2,059     1,162     5,624
    Deferred..................................................   (2,318)   (1,120)   (5,969)
                                                                -------   -------   -------
                                                                $ 6,643   $ 3,938   $40,516
                                                                =======   =======   =======

     Significant components of the deferred tax assets and liabilities are as follows:

                                                                           DECEMBER 31,
                                                                         -----------------
                                                                          1994      1995
                                                                         -------   -------
    Deferred tax liabilities:
      Unrealized gain on investments...................................  $    --   $   711
                                                                         -------   -------
    Deferred tax liabilities...........................................       --       711
    Deferred tax assets:
      Employee compensation............................................   17,587    22,165
      Depreciation and amortization....................................   13,836    16,927
      Accounts receivable..............................................    2,720     1,020
      Unrealized loss on investment....................................    2,462        --
                                                                         -------   -------
    Total deferred tax assets..........................................   36,605    40,112
    Valuation allowance................................................       --        --
                                                                         -------   -------
    Net deferred tax assets............................................  $36,605   $39,401
                                                                         =======   =======

     Management has evaluated the need for a valuation allowance for all or a portion of the deferred tax assets and believes that the deferred tax assets will be more likely than not realized during the carry forward period. Accordingly, no valuation allowance has been recorded.

                    NORRELL HEATING & AIR CONDITIONING, INC.

     The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 34% to income before income taxes and cumulative effect of accounting change. The differences are summarized as follows:

                                                                       DECEMBER 31,
                                                                ---------------------------
                                                                 1993      1994      1995
                                                                -------   -------   -------
    Tax provision at statutory rate...........................  $13,998   $10,549   $40,822
    State income tax less applicable federal tax benefit......    1,359     2,170     3,712
    Other, net -- principally effects of graduated rates......   (8,714)   (8,781)   (4,018)
                                                                -------   -------   -------
                                                                $ 6,643   $ 3,938   $40,516
                                                                =======   =======   =======

9. RELATED PARTY TRANSACTIONS

     The Company leases the office building and real estate from the president and majority shareholder under one year operating lease agreements during 1993, 1994 and 1995. The Company paid rental fees of $60,000, $84,000 and $86,000 during 1993, 1994 and 1995, respectively, to the president and majority stockholder.

10. RECAPITALIZATION AND INITIAL PUBLIC OFFERING

     The Company plans to exchange shares of its common stock in exchange for shares of common stock and cash of Service Experts, Inc. simultaneously with Service Experts, Inc. closing the initial public offering of its common stock. Service Experts, Inc. was formed primarily for the purpose of acquiring air conditioning and heating companies, similar to the Company, in exchange for shares of its common stock and cash. The combination is to be effected in accordance with executed combination agreements with air conditioning and heating companies and Service Experts, Inc.

11. UNAUDITED INTERIM FINANCIAL INFORMATION

     The combined statements of income (operations) and cash flows for the six months ended June 30, 1995 and 1996 (interim financial statements) have been prepared by management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1993, 1994 and 1995 audited financial statements appearing herein. The results of the six months ended June 30, 1995 and 1996 may not be indicative of operating results for the full respective years.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholder
Vision Holding Company, Inc.

     We have audited the accompanying consolidated balance sheets of Vision Holding Company, Inc. as of December 31, 1994 and 1995, and the related statements of operations, stockholder's equity, and cash flows for the period from March 1, 1993 (date operations commenced) through December 31, 1993, and the years ended December 31, 1994 and 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Vision Holding Company, Inc. at December 31, 1994 and 1995, and the results of their operations and their cash flows for the period from March 1, 1993 (date operations commenced) through December 31, 1993, and the years ended December 31, 1994 and 1995, in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Nashville, Tennessee
May 24, 1996

                          VISION HOLDING COMPANY, INC.

                          CONSOLIDATED BALANCE SHEETS



                                                                  DECEMBER 31,
                                                             -----------------------    JUNE 30,
                                                                1994         1995         1996
                                                             ----------   ----------   ----------
                                                                                       (UNAUDITED)
                                             ASSETS
Current assets:
  Cash and cash equivalents................................  $   94,543   $  615,873   $  713,880
  Receivables:
     Trade, net of allowance for doubtful accounts of
       $3,800 in 1994, 1995 and 1996.......................     174,177      163,678      291,320
     Related party.........................................      10,276       11,273       83,955
     Employee..............................................       2,352        1,044        5,939
     Other.................................................         242           --           --
                                                             ----------   ----------   ----------
                                                                187,047      175,995      381,214
  Inventories..............................................     105,516      116,175      183,761
  Investments..............................................     200,994           --           --
  Prepaid expenses and other current assets................      28,802       17,837      140,347
                                                             ----------   ----------   ----------
          Total current assets.............................     616,902      925,880    1,419,202
Property, buildings and equipment:
  Land.....................................................      25,000       25,000       25,000
  Buildings and leasehold improvements.....................     593,059      606,981      628,528
  Furniture and fixtures...................................      36,396       37,192       37,884
  Machinery and equipment..................................      73,524      102,697      112,503
  Vehicles.................................................     149,047      193,830      252,186
                                                             ----------   ----------   ----------
                                                                877,026      965,700    1,056,101
  Less accumulated depreciation and amortization...........    (125,522)    (230,015)    (287,664)
                                                             ----------   ----------   ----------
                                                                751,504      735,685      768,437
Goodwill, net of accumulated amortization of $19,272 in
  1994, $29,784 in 1995, and $40,296 in 1996...............     410,604      400,092      394,836
Other intangible assets, net of accumulated amortization of
  $55,000 in 1994, $85,000 in 1995, and $90,000 in 1996....      35,000        5,000           --
Other assets...............................................     138,768       62,046           --
                                                             ----------   ----------   ----------
          Total assets.....................................  $1,952,778   $2,128,703   $2,582,475
                                                              =========    =========    =========
                              LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Trade accounts payable and accrued liabilities...........  $  186,598   $  148,480   $  432,756
  Accrued compensation.....................................      82,195       90,936       83,244
  Accrued warranties.......................................       3,085        3,940        6,516
  Income taxes payable.....................................      60,012      108,239      134,352
  Deferred revenue.........................................     162,558      178,281      191,935
  Liability to profit sharing plan.........................       4,443        8,919        9,394
  Current portion of long-term debt and capital leases.....      71,474       38,479       42,298
                                                             ----------   ----------   ----------
          Total current liabilities........................     570,365      577,274      900,495
Long-term debt, net of current portion.....................     783,431      744,952      721,350
Due to former stockholder..................................      51,783           --           --
Deferred income taxes......................................     174,254      171,651      183,072
Stockholder's equity:
  Common Stock, $10 par value; 3,000 shares authorized,
     1,960 shares issued and outstanding...................      19,600       19,600       19,600
  Retained earnings........................................     353,345      615,226      757,958
                                                             ----------   ----------   ----------
          Total stockholder's equity.......................     372,945      634,826      777,558
                                                             ----------   ----------   ----------
          Total liabilities and stockholder's equity.......  $1,952,778   $2,128,703   $2,582,475
                                                              =========    =========    =========

                            See accompanying notes.

                          VISION HOLDING COMPANY, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                   PERIOD FROM
                                  MARCH 1, 1993                                    SIX MONTHS ENDED
                                     THROUGH       YEAR ENDED DECEMBER 31,             JUNE 30,
                                  DECEMBER 31,     ------------------------    ------------------------
                                      1993            1994          1995          1995          1996
                                  -------------    ----------    ----------    ----------    ----------
                                                                                     (UNAUDITED)
Net revenues....................   $ 2,792,574     $3,525,119    $4,261,485    $2,008,262    $2,309,356
Cost of goods sold..............     1,751,998      2,400,309     2,738,022     1,385,883     1,542,173
                                  -------------    ----------    ----------    ----------    ----------
Gross margin....................     1,040,576      1,124,810     1,523,463       622,379       767,183
Selling, general and
  administrative
  expenses......................       762,505        851,348     1,090,916       471,301       482,215
Bad debt expense................         8,580         (4,029)        2,259         4,092         1,138
                                  -------------    ----------    ----------    ----------    ----------
Income from operations..........       269,491        277,491       430,288       146,986       283,830
Other income (expense):
  Interest expense..............       (14,767)       (60,278)      (72,830)      (33,928)      (44,678)
  Interest income...............           249          2,210        22,911         5,069        16,444
  Other income (expense)........        44,550         55,450        49,034        23,795       (10,273)
                                  -------------    ----------    ----------    ----------    ----------
                                        30,032         (2,618)         (885)       (5,064)      (38,507)
                                  -------------    ----------    ----------    ----------    ----------
Income before income taxes......       299,523        274,873       429,403       141,922       245,323
Provision (benefit) for income
  taxes:
  Current.......................            --         76,755       170,125        50,524        91,170
  Deferred......................       109,566         34,730        (2,603)        2,091        11,421
                                  -------------    ----------    ----------    ----------    ----------
                                       109,566        111,485       167,522        52,615       102,591
                                  -------------    ----------    ----------    ----------    ----------
Net income......................   $   189,957     $  163,388    $  261,881    $   89,307    $  142,732
                                    ==========      =========     =========     =========     =========

                            See accompanying notes.

                          VISION HOLDING COMPANY, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

                                                           COMMON STOCK
                                                         -----------------    RETAINED
                                                         SHARES    AMOUNT     EARNINGS     TOTAL
                                                         ------    -------    --------    --------
Balance at March 1, 1993...............................     --     $    --    $     --    $     --
  Issuance of common stock.............................  1,960      19,600          --      19,600
  Net income...........................................     --          --     189,957     189,957
                                                         ------    -------    --------    --------
Balance at December 31, 1993...........................  1,960      19,600     189,957     209,557
  Net income...........................................     --          --     163,388     163,388
                                                         ------    -------    --------    --------
Balance at December 31, 1994...........................  1,960      19,600     353,345     372,945
  Net income...........................................     --          --     261,881     261,881
                                                         ------    -------    --------    --------
Balance at December 31, 1995...........................  1,960      19,600     615,226     634,826
  Net income (unaudited)...............................     --          --     142,732     142,732
                                                         ------    -------    --------    --------
Balance at June 30, 1996 (unaudited)...................  1,960     $19,600    $757,958    $777,558
                                                         =====     =======    ========    ========

                            See accompanying notes.

                          VISION HOLDING COMPANY, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                          PERIOD FROM
                                         MARCH 1, 1993    YEAR ENDED DECEMBER      SIX MONTHS ENDED
                                            THROUGH               31,                  JUNE 30,
                                         DECEMBER 31,    ---------------------   --------------------
                                             1993          1994        1995        1995       1996
                                         -------------   ---------   ---------   --------   ---------
                                                                                     (UNAUDITED)
OPERATING ACTIVITIES
Net income.............................    $ 189,957     $ 163,388   $ 261,881   $ 89,307   $ 142,732
Adjustments to reconcile net income to
  net cash provided by operating
  activities:
  Depreciation and amortization........       81,207       131,252     144,346     74,605      67,905
  Deferred income taxes................      109,566        34,730      (2,603)     2,091      11,421
  Other assets.........................       18,694       (45,178)     76,722    (12,116)     62,046
  Changes in assets and liabilities:
     Receivables.......................     (129,831)        9,025      11,052    (20,756)   (205,219)
     Inventories.......................        5,595         2,941     (10,659)   (42,376)    (67,586)
     Prepaid expenses and other current
       assets..........................       (4,188)        1,065      10,965      9,188     (16,919)
     Trade accounts payable and accrued
       liabilities.....................      (72,403)       67,120     (38,118)    84,268     178,685
     Accrued compensation..............       59,432        14,419       8,741      5,479      (7,692)
     Accrued warranties................         (340)          425         855        277       2,576
     Income taxes payable..............           --        59,976      48,227    (50,686)     26,113
     Deferred revenue..................       64,319         4,876      15,723    (23,961)     13,654
     Liability to profit sharing
       plan............................       (5,080)          468       4,476      2,776         475
                                         -------------   ---------   ---------   --------   ---------
Net cash flow provided by operating
  activities...........................      316,928       444,507     531,608    118,096     208,191
INVESTING ACTIVITIES
Purchase of property, buildings, and
  equipment............................      (56,368)     (128,615)    (88,015)   (55,909)    (90,401)
Proceeds from sale of fixed assets.....       23,402            --          --         --          --
Purchase of investments................           --      (200,994)         --         --          --
Proceeds from sale of investments......           --            --     200,994    200,994          --
                                         -------------   ---------   ---------   --------   ---------
Net cash provided by (used in)
  investing activities.................      (32,966)     (329,609)    112,979    145,085     (90,401)
FINANCING ACTIVITIES
Proceeds from short-term debt..........       15,000            --          --         --          --
Payments on short-term debt............       (6,060)           --          --         --          --
Proceeds from long-term debt...........       30,069            --          --         --          --
Payments of long-term debt and capital
  leases...............................     (102,720)     (236,231)    (71,474)   (21,748)    (19,783)
Due to former stockholder..............      (24,500)      (13,717)    (51,783)    33,332          --
                                         -------------   ---------   ---------   --------   ---------
Net cash used in (provided by)
  financing activities.................      (88,211)     (249,948)   (123,257)    11,584     (19,783)
                                         -------------   ---------   ---------   --------   ---------
Increase (decrease) in cash and cash
  equivalents..........................      195,751      (135,050)    521,330    274,765      98,007
Cash at beginning of year..............       33,842       229,593      94,543     94,543     615,873
                                         -------------   ---------   ---------   --------   ---------
Cash at end of year....................    $ 229,593     $  94,543   $ 615,873   $369,308   $ 713,880
                                          ==========     =========   =========   ========   =========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid..........................    $  19,056     $  60,278   $  72,830   $ 33,928   $  44,678
                                          ==========     =========   =========   ========   =========
Income tax paid........................    $     800     $  14,470   $ 141,204   $ 85,210   $  55,388
                                          ==========     =========   =========   ========   =========
Covenant not-to-compete exchanged for
  debt.................................    $  90,000     $      --   $      --   $     --   $      --
                                          ==========     =========   =========   ========   =========

                            See accompanying notes.

                          VISION HOLDING COMPANY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  DECEMBER 31, 1994 AND 1995 AND JUNE 30, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     On March 1, 1993, Vision Holding Company, Inc. (the Company), a newly-formed corporation, purchased all of the outstanding common stock of Neal Harris Heating and Air Conditioning Company, Inc. (NHHACC), an existing business, for $938,600. The acquisition was financed from the issuance of 1,960 shares of the Company's common stock for $19,600, from $19,000 in cash and from seller debt totaling $900,000.

     The acquisition was accounted for as a purchase in accordance with generally accepted accounting principles, with goodwill of approximately $430,000 recorded for the excess of the purchase price over the fair market values of the net assets at the date of acquisition. The goodwill is being amortized over 40 years using the straight-line method. The Company periodically reviews goodwill to assess recoverability, and impairments would be recognized in operating results if a permanent diminution in value were to occur.

     NHHACC operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for residential and commercial customers in eastern Kansas and western Missouri.

PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All material intercompany transactions and balances have been eliminated.

RECOGNITION OF INCOME

     Revenues on all of the Company's heating and air conditioning installation contracts (Contracts) for commercial buildings are recognized on the percentage-of-completion method in the ratio that incurred costs bear to total estimated costs. Revenues on all of the Company's heating and air conditioning installation and service and maintenance revenue are recognized upon completion of the services.

     Earnings and estimated costs on Contracts are reviewed throughout the terms of the Contracts, and any required adjustments are reflected in the period in which they first become known. When estimates indicate a probable loss on a contract, the full amount thereof is accrued in the period in which it is first determined. Most Contracts are completed within three to six months. Nonidentifiable selling, general and administrative expenses are charged to income as incurred and are not allocated to contract costs. As of December 31, 1994 and 1995 and March 31, 1996, all Contracts were complete and billed and there were no billings in excess of costs and estimated earnings.

     Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base, and their dispersions across many different industries and geographies. The Company does not require collateral for its receivables.

CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

                          VISION HOLDING COMPANY, INC.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash

     The carrying amounts reported in the balance sheets for cash and cash equivalents approximate fair value.

  Accounts Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value.

  Long-Term Debt and Capital Lease Obligations

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the balance sheets for long-term debt and capital lease obligations approximate fair value.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined principally by the first-in, first-out (FIFO) method for all inventories.

SHORT-TERM INVESTMENTS

     Short-term investments consist of U.S. Treasury Bills. U.S. Treasury Bills have maturity dates of one year from the date of purchase and are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." It is the Company's intent to hold the Treasury Bills to maturity.

PROPERTY, BUILDINGS AND EQUIPMENT

     Property, buildings and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line and declining-balance methods over the following useful lives:

                                                                                   YEARS
                                                                                   -----
    Buildings....................................................................   25
    Furniture and fixtures.......................................................    7
    Machinery and equipment......................................................    5
    Vehicles.....................................................................    5
    Leasehold improvements.......................................................  20-25

OTHER INTANGIBLE ASSETS

     Intangible assets include an agreement not-to-compete with a former stockholder and are recorded at cost, net of accumulated amortization. Such assets are amortized on a straight-line basis over the term of the agreement.

WARRANTIES

     The Company provides retail customers with a one-year warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts and for the first year on labor. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

                          VISION HOLDING COMPANY, INC.

DEFERRED REVENUE

     The Company offers extended service agreements to its customers to provide periodic maintenance on heating and air conditioning units. The full amount of the revenues associated with these agreements is initially deferred and recognized as income over the life of the agreement.

ADVERTISING COSTS

     Costs associated with advertising are expensed at the time of the advertisement's first showing. Advertising expenses totaled approximately $77,000 for the ten months ended December 31, 1993 and $116,000 and $79,000 for the years ended December 31, 1994 and 1995, respectively.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     For the period March 1, 1993 (date operations commenced), through December 31, 1993, and the years ended December 31, 1994 and December 31, 1995 amounts charged to bad debt expense totaled $8,580, $(4,029) and $2,259, respectively and accounts written off, net of recoveries were $8,485, $2,449 and $2,259, respectively.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued pronouncements would have a significant impact on the Company's financial statements.

2. SHORT-TERM INVESTMENTS

     Effective January 1, 1994, the Company adopted SFAS No. 115. The Company's investment securities are classified as available for sale under SFAS No. 115. On securities classified as available for sale, carrying amount is a reasonable estimate of fair value. The adoption of SFAS No. 115 had no effect on the Company's financial statements in 1994.

     The securities available for sale were as follows:

                                                                          DECEMBER 31,
                                                                        -----------------
                                                                          1994       1995
                                                                        --------     ----
    U.S. Treasury Bills (cost equals fair value)......................  $200,994     $ --

     There were no gross realized gains or gross realized losses from the sale of available-for-sale securities. The Company's proceeds from the sale of available-for-sale securities were $-0- for the ten months ended December 31, 1993, $-0- and $200,994 in 1994 and 1995, respectively.

3. AGREEMENT NOT-TO-COMPETE

     The Company has a covenant not-to-compete with a former stockholder dated March 1, 1993. The agreement is for a three-year period ending February 1996. Total consideration paid under the noncompete

                          VISION HOLDING COMPANY, INC.

agreement was $90,000, payable in the form of $30,000 cash paid in equal monthly installments over the first twelve months, a vehicle valued at $8,217 transferred in 1994, and $51,783 of life insurance cash surrender value transferred in 1995. The asset is being amortized evenly over the term of the agreement. Amortization expense for the ten months ended December 31, 1993 and the years ended December 31, 1994 and 1995 was $25,000, $30,000 and $30,000,
respectively. Amounts reported as due to former stockholder at December 31, 1994 and 1995 of $51,783 and $-0-, respectively, represent the remaining portion of the initial $90,000 liability due the former stockholder under this agreement.

4. LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                         DECEMBER 31,
                                                                     ---------------------
                                                                       1994         1995
                                                                     --------     --------
    Note payable to former stockholder of NHHACC due in equal
      installments from March 1994 through January 2009, interest at prime plus 1%, collateralized by the common stock of
      NHHACC.......................................................  $852,307     $783,431
    Capital lease obligation, secured by data processing equipment,
      expiring in 1995.............................................     2,075           --
    Note payable, collateralized by vehicle, paid in 1995..........       523           --
                                                                     --------     --------
                                                                      854,905      783,431
    Less current portion...........................................    71,474       38,479
                                                                     --------     --------
                                                                     $783,431     $744,952
                                                                     ========     ========

     The Company has a $200,000 revolving line of credit secured by accounts receivable, inventory and equipment. The line matures October 8, 1996. Interest is at the bank's prime rate (8.5% at December 31, 1995). There were no borrowings against this line at December 31, 1994 or 1995.

     As of December 31, 1995, the aggregate amounts of annual principal maturities of long-term debt are as follows:

          1996...........................................................  $ 38,479
          1997...........................................................    34,855
          1998...........................................................    38,219
          1999...........................................................    41,908
          2000...........................................................    45,954
          Thereafter.....................................................   584,016
                                                                           --------
                                                                           $783,431
                                                                           ========

     The interest paid to the former stockholder of NHHACC was $-0-, $43,286 and $70,019 for the ten months ended December 31, 1993, and the years ended December 31, 1994 and 1995, respectively.

5. LEASES

     Total rental expense for all operating leases was $3,654, $5,117 and $4,701 for the ten months ended at December 31, 1993, and in 1994 and 1995, respectively.

                          VISION HOLDING COMPANY, INC.

     The carrying values of assets under capital leases, which are included with owned assets in the accompanying balance sheet, are as follows:

                                                                          DECEMBER 31,
                                                                        -----------------
                                                                          1994       1995
                                                                        --------     ----
    Tools and equipment...............................................  $ 33,570     $ --
    Less accumulated depreciation.....................................   (15,325)      --
                                                                        --------     ----
    Net equipment under capital leases................................  $ 18,245     $ --
                                                                        ========     ====

     Depreciation of the assets under capital leases is included in depreciation expense.

5. LEASES

     The Company leases a portion of its building to another company. The lease is noncancelable and expires in January 1998. Minimum future rentals receivable under this lease at December 31, 1995 are follows:

        1996...............................................................  $44,118
        1997...............................................................   45,004
        1998...............................................................    3,756
        Thereafter.........................................................       --
                                                                             -------
                                                                             $92,878
                                                                             =======

6. EMPLOYEE BENEFIT PLANS

     The Company has a defined-contribution employee benefit plan incorporating provisions of section 401(k) of the Internal Revenue Code. Substantially all employees are eligible to participate in the plan. Under the plan's provisions, a plan member may annually contribute, on a tax-deferred basis, up to 15% of total compensation, not to exceed the maximum established annually by the Internal Revenue Service. Matching contributions are made by the Company equal to 50% of total contributions by a plan member, to a maximum of 3% of the employee's total calendar year compensation. The Company's matching contributions totaled $12,529, $33,224 and $29,214 for the ten months ended December 31, 1993, and the years ended 1994 and 1995, respectively. In addition, the Company made a contribution to the Plan from its profits during 1995 in the amount of $20,000.

7. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company is a party to a number of legal proceedings arising in the ordinary course of its business. In the opinion of management, the resolution of these proceedings will not have a material adverse effect on the financial position or the results of operations of the Company.

     The Company maintains general liability insurance coverage and an umbrella policy to insure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

8. STOCKHOLDER'S COMPENSATION

     Compensation to the stockholder of the Company consisting of salary and cash bonuses, is included in selling, general and administrative expenses and totaled approximately $58,900, $89,900, and $151,700 for the ten months ended December 31, 1993 and in 1994, and 1995, respectively.

                          VISION HOLDING COMPANY, INC.

9. INCOME TAXES

     The Company is a C corporation and accounts for income taxes under the liability method. Under this method, deferred tax assets and liabilities are determined based upon differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     Income tax expense consists of the following:

                                                            TEN MONTHS        YEAR ENDED
                                                              ENDED          DECEMBER 31,
                                                           DECEMBER 31,   -------------------
                                                               1993         1994       1995
                                                           ------------   --------   --------
    Current:
      Federal............................................    $     --     $ 71,766   $159,067
      State..............................................          --        4,989     11,058
                                                           ------------   --------   --------
                                                             $     --     $ 76,755   $170,125
                                                           ==========     ========   ========
    Deferred:
      Federal............................................    $102,444     $ 32,473   $ (2,434)
      State..............................................       7,122        2,257       (169)
                                                           ------------   --------   --------
                                                             $109,566     $ 34,730   $ (2,603)
                                                           ==========     ========   ========
    Provision for income taxes...........................    $109,566     $111,485   $167,522
                                                           ==========     ========   ========

     Significant components of the deferred tax assets and liabilities are as follows:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                         1994       1995
                                                                       --------   --------
    Deferred tax liabilities:
      Depreciation and amortization..................................  $168,912   $170,850
      Prepaids.......................................................    10,508      6,506
                                                                       --------   --------
    Deferred tax liabilities.........................................   179,420    177,356
    Deferred tax assets:
      Other..........................................................     5,166      5,705
                                                                       --------   --------
    Deferred tax assets..............................................     5,166      5,705
                                                                       --------   --------
              Net deferred tax liabilities...........................  $174,254   $171,651
                                                                       ========   ========

     The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 34% to income before provision for deferred income taxes. The differences are summarized as follows:

                                                           PERIOD FROM
                                                          MARCH 31, 1993
                                                             THROUGH          DECEMBER 31,
                                                           DECEMBER 31,    -------------------
                                                               1993          1994       1995
                                                          --------------   --------   --------
    Tax provision at federal statutory rate.............     $101,838      $ 93,456   $145,996
    State income tax less applicable federal tax
      benefit...........................................       12,850        11,792     18,421
    Other, net..........................................       (5,122)        6,237      3,105
                                                          --------------   --------   --------
                                                             $109,566      $111,485   $167,522
                                                          ===========      ========   ========

                          VISION HOLDING COMPANY, INC.

10. RELATED-PARTY TRANSACTIONS

     As discussed in Note 3 and in Note 4, the Company has a noncompete agreement and a note payable with a former stockholder. The former stockholder is the father of the present owner.

11. RECAPITALIZATION AND INITIAL PUBLIC OFFERING

     The Company plans to exchange shares of its common stock in exchange for shares of common stock and cash of Service Experts, Inc. simultaneously with Service Experts, Inc. closing the initial public offering of its common stock. Service Experts, Inc. was formed primarily for the purpose of acquiring air conditioning and heating companies, similar to the Company, in exchange for shares of its common stock and cash. The combination is to be effected in accordance with executed combination agreements with air conditioning and heating companies and Service Experts, Inc.

12. UNAUDITED INTERIM FINANCIAL INFORMATION

     The consolidated statements of operations and cash flows for the six months ended June 30, 1995 and 1996 (interim financial statements) have been prepared by management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1993, 1994 and 1995 audited financial statements appearing herein. The results of the six months ended June 30, 1995 and 1996 may not be indicative of operating results for the full respective years.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholders
Comerford's Heating and Air Conditioning, Inc.

     We have audited the accompanying balance sheets of Comerford's Heating and Air Conditioning, Inc. as of December 31, 1994 and 1995, and the related statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Comerford's Heating and Air Conditioning, Inc. at December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Nashville, Tennessee
May 15, 1996

                 COMERFORD'S HEATING AND AIR CONDITIONING, INC.

                                 BALANCE SHEETS

                                                                  DECEMBER 31,
                                                             -----------------------    JUNE 30,
                                                                1994         1995         1996
                                                             ----------   ----------   -----------
                                                                                       (UNAUDITED)
                                              ASSETS
Current assets:
  Cash and cash equivalents................................  $  449,298   $  745,979   $        --
  Certificates of deposit..................................     100,000      200,000       100,000
  Receivables:
     Trade.................................................      92,378       89,496       210,741
     Related party.........................................     204,269           --       784,969
     Employee..............................................          --          147         1,089
     Other.................................................       1,348           --            --
                                                             ----------   ----------   -----------
                                                                297,995       89,643       996,799
  Inventories..............................................     137,172       97,172       143,960
  Prepaid expenses and other current assets................       9,898          874       159,693
                                                             ----------   ----------   -----------
          Total current assets.............................     994,363    1,133,668     1,400,452
Property and equipment:
  Furniture and fixtures...................................      24,402       28,567        26,073
  Machinery and equipment..................................     196,830      199,898       219,294
  Vehicles.................................................     477,843      469,696       414,681
  Leasehold improvements...................................      39,858       43,353        52,391
                                                             ----------   ----------   -----------
                                                                738,933      741,514       712,439
  Less accumulated depreciation............................    (455,870)    (526,961)     (499,536)
                                                             ----------   ----------   -----------
                                                                283,063      214,553       212,903
Other assets...............................................         100          100         1,474
                                                             ----------   ----------   -----------
          Total assets.....................................  $1,277,526   $1,348,321   $ 1,614,829
                                                              =========    =========     =========
                               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable and accrued liabilities...........  $  160,547   $  112,099   $   270,899
  Accrued compensation.....................................      31,393       27,879       124,937
  Accrued taxes, other than income.........................      20,711        3,133            --
  Accrued warranties.......................................       8,000       13,000        13,000
  Income taxes payable.....................................       2,669        1,239            --
  Deferred revenue.........................................     293,137      308,234       235,423
  Current portion capital leases...........................      11,486       12,689        18,171
                                                             ----------   ----------   -----------
          Total current liabilities........................     527,943      478,273       662,430
Capital lease obligations, less current portion............      31,699       19,010        29,634
Stockholders' equity:
  Common stock, no par value, 1,000,000 shares authorized,
     75,000 shares issued and outstanding..................       7,500        7,500         7,500
  Retained earnings........................................     710,384      843,538       915,265
                                                             ----------   ----------   -----------
          Total stockholders' equity.......................     717,884      851,038       922,765
                                                             ----------   ----------   -----------
          Total liabilities and stockholders' equity.......  $1,277,526   $1,348,321   $ 1,614,829
                                                              =========    =========     =========

                            See accompanying notes.

                 COMERFORD'S HEATING AND AIR CONDITIONING, INC.

                            STATEMENTS OF OPERATIONS

                                                                                 SIX MONTHS ENDED
                                             YEAR ENDED DECEMBER 31,                 JUNE 30,
                                       ------------------------------------   -----------------------
                                          1993         1994         1995         1995         1996
                                       ----------   ----------   ----------   ----------   ----------
                                                                                    (UNAUDITED)
Net revenues.........................  $3,532,089   $3,715,214   $4,232,962   $1,904,167   $2,551,967
Cost of goods sold...................   2,031,910    2,113,176    2,271,332    1,106,727    1,293,770
                                       ----------   ----------   ----------   ----------   ----------
Gross margin.........................   1,500,179    1,602,038    1,961,630      797,440    1,258,197
Selling, general and administrative
  expenses...........................   1,855,038    1,463,587    1,651,773      765,863      855,268
Bad debt expense.....................       4,281        4,926        1,011           --           --
                                       ----------   ----------   ----------   ----------   ----------
Income (loss) from operations........    (359,140)     133,525      308,846       31,577      402,929
Other income (expense):
  Interest expense...................      (4,017)      (5,130)      (3,802)      (1,902)      (1,733)
  Interest income....................      21,024       37,807       24,944        8,963       15,445
  Other income (expense).............      44,697       12,673        9,253        2,776      (43,052)
                                       ----------   ----------   ----------   ----------   ----------
                                          (61,704)      45,350       30,395        9,837      (29,340)
                                       ----------   ----------   ----------   ----------   ----------
Income (loss) before income taxes....    (297,436)     178,875      339,241       41,414      373,589
Provision for income taxes...........         800        3,382        4,819        2,500           10
                                       ----------   ----------   ----------   ----------   ----------
Net income (loss)....................  $ (298,236)  $  175,493   $  334,422   $   38,914   $  373,579
                                        =========    =========    =========    =========    =========

                            See accompanying notes.

                 COMERFORD'S HEATING AND AIR CONDITIONING, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                          COMMON STOCK
                                                         ---------------    RETAINED
                                                         SHARES   AMOUNT    EARNINGS      TOTAL
                                                         ------   ------   ----------   ----------
Balance at December 31, 1992...........................  75,000   $7,500   $  833,127   $  840,627
  Net loss.............................................      --       --     (298,236)    (298,236)
                                                         ------   ------   ----------   ----------
Balance at December 31, 1993...........................  75,000    7,500      534,891      542,391
  Net income...........................................      --       --      175,493      175,493
                                                         ------   ------   ----------   ----------
Balance at December 31, 1994...........................  75,000    7,500      710,384      717,884
  Capital distributions................................      --       --     (201,268)    (201,268)
  Net income...........................................      --       --      334,422      334,422
                                                         ------   ------   ----------   ----------
Balance at December 31, 1995...........................  75,000    7,500      843,538      851,038
  Capital distributions (unaudited)....................      --       --     (301,852)    (301,852)
  Net income (unaudited)...............................      --       --      373,579      373,579
                                                         ======   ======    =========    =========
Balance at June 30, 1996 (unaudited)...................  75,000   $7,500   $  915,265   $  922,765

                            See accompanying notes.

                 COMERFORD'S HEATING AND AIR CONDITIONING, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                SIX MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,              JUNE 30,
                                          ---------------------------------   --------------------
                                            1993        1994        1995        1995       1996
                                          ---------   ---------   ---------   --------   ---------
                                                                                  (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss).......................  $(298,236)  $ 175,493   $ 334,422   $ 38,914   $ 373,579
Adjustments to reconcile net income
  (loss) to net cash provided by (used
  in) operating activities:
  Depreciation and amortization.........     57,665      89,608      72,867     34,831      68,788
  Provision for bad debts...............      4,281       4,926       1,011         --          --
  Loss on asset disposals...............         --          --          --         --      42,107
  Changes in assets and liabilities:
     Receivables........................   (163,316)     15,065     207,341    (19,290)   (907,156)
     Inventories........................    (57,720)    (32,547)     40,000       (806)    (46,788)
     Prepaid expenses and other current
       assets...........................      1,493      (6,284)      9,024     (4,621)   (140,193)
     Trade accounts payable and accrued
       liabilities......................    612,139    (636,823)    (48,448)   (10,795)    158,800
     Accrued compensation...............      9,160       1,464      (3,514)     3,589      97,058
     Accrued taxes, other than income...     (4,778)     20,711     (17,578)   (16,511)     (3,133)
     Accrued warranties.................       (276)     (1,000)      5,000      2,502          --
     Deferred revenue...................    135,737      92,003      15,097     43,521     (72,811)
     Income taxes payable...............     (1,578)      2,669      (1,430)    (2,669)     (1,239)
                                          ---------   ---------   ---------   --------   ---------
Net cash flow provided by (used in)
  operating activities..................    294,571    (274,715)    613,792     68,665    (430,988)
INVESTING ACTIVITIES
Purchase of certificates of deposit.....   (100,000)   (100,000)   (200,000)  (200,000)         --
Sales of certificates of deposit........    100,000     100,000     100,000    100,000     100,000
Purchase of property and equipment......   (165,147)   (106,098)    (10,728)    (4,259)   (196,345)
Proceeds from sale of property and
  equipment.............................     29,935       2,553       6,371         --      86,850
                                          ---------   ---------   ---------   --------   ---------
Net cash used in investing activities...   (135,212)   (103,545)   (104,357)  (104,259)     (9,495)
FINANCING ACTIVITIES
Payments of capital leases..............     (6,378)    (10,398)    (11,486)    (5,742)     (3,644)
Distributions to shareholders...........         --          --    (201,268)        --    (301,852)
                                          ---------   ---------   ---------   --------   ---------
Net cash used in financing activities...     (6,378)    (10,398)   (212,754)    (5,742)   (305,496)
                                          ---------   ---------   ---------   --------   ---------
Increase (decrease) in cash and cash
  equivalents...........................    152,981    (388,658)    296,681    (41,336)   (745,979)
Cash and cash equivalents at beginning
  of period.............................    684,975     837,956     449,298    449,298     745,979
                                          ---------   ---------   ---------   --------   ---------
Cash and cash equivalents at end of
  period................................  $ 837,956   $ 449,298   $ 745,979   $407,962   $      --
                                          =========   =========   =========   ========   =========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid...........................  $   3,814   $   4,890   $   3,802   $  1,902   $   1,733
                                          =========   =========   =========   ========   =========
Purchase of equipment through capital
  leases................................  $  59,961   $      --   $      --   $     --   $  19,750
                                          =========   =========   =========   ========   =========

                            See accompanying notes.

                 COMERFORD'S HEATING AND AIR CONDITIONING, INC.

                         NOTES TO FINANCIAL STATEMENTS
                  DECEMBER 31, 1994 AND 1995 AND JUNE 30, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     Comerford's Heating and Air Conditioning, Inc. ("the Company") operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for residential and commercial customers in Northern California.

RECOGNITION OF INCOME

     Revenues on all of the Company's heating and air conditioning installation for residential installation and service and maintenance revenue are recognized upon completion of the services.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash and Certificates of Deposit

     The carrying amounts reported in the balance sheets for cash and cash equivalents and certificates of deposit approximate fair value.

  Accounts Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value.

  Long-Term Debt and Capital Lease Obligations

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the balance sheets for long-term debt and capital lease obligations approximate fair value.

TRADE RECEIVABLES

     At December 31, 1994 and 1995, the Company does not believe there were any material amounts considered to be uncollectible. Accordingly, an allowance for doubtful accounts has not been made.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined principally by the first-in, first-out (FIFO) method for all inventories.

                 COMERFORD'S HEATING AND AIR CONDITIONING, INC.

PROPERTY AND EQUIPMENT

     Property and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line and declining-balance methods over the following useful lives:

                                                                                  YEARS
                                                                                 -------
    Furniture and fixtures.....................................................      5-7
    Machinery and equipment....................................................     5-15
    Vehicles...................................................................        5
    Leasehold improvements.....................................................  20-31.5

WARRANTIES

     The Company provides the retail customer with a one-year warranty and offers extended warranties for up to ten years on parts and labor from the date of installation of the heating and air conditioning unit. The warranty runs concurrent with the manufacturer's warranty on parts for the first year. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

INCOME TAXES

     The stockholders of the Company have elected under Subchapter S of the Internal Revenue Code to include the Company's income in their own income for federal income tax purposes and California state income tax purposes. Accordingly, the Company is not subject to federal income taxes.

DEFERRED REVENUE

     The Company offers extended service agreements to its customers to provide periodic maintenance on heating and air conditioning units. The full amount of the revenues associated with these agreements is initially deferred and recognized as income over the life of the agreement.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     During the years ended December 31, 1993, 1994 and 1995 amounts charged to bad debt expense totaled $4,281, $4,926 and $1,011, respectively and accounts written off, net of recoveries were $4,281, $4,926 and $1,011, respectively.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued pronouncements would have a significant impact on the Company's financial statements.

                 COMERFORD'S HEATING AND AIR CONDITIONING, INC.

2. LEASES

     Total rental expense for all operating leases was $51,900, $48,356 and $52,272 for 1993, 1994 and 1995, respectively. The Company leases certain office and warehouse facilities and vehicles under terms of noncancellable operating lease agreements which expire at various dates through 2000. Minimum rental commitments at December 31, 1995 under capital and operating leases having an initial noncancellable term of one year or more are as follows:

                                                                        CAPITAL   OPERATING
                                                                        LEASES     LEASES
                                                                        -------   ---------
    1996..............................................................  $15,288   $  52,272
    1997..............................................................   15,288      52,272
    1998..............................................................    5,096      52,272
    1999..............................................................       --      52,272
    2000..............................................................       --      48,000
    Thereafter........................................................       --          --
                                                                        -------   ---------
                                                                         35,672   $ 257,088
                                                                                   ========
    Amounts representing interest.....................................    3,973
                                                                        -------
    Present value of net minimum rentals (including $12,689 classified as current).....................................................  $31,699
                                                                        =======

     The carrying values of equipment under capital leases, which are included with owned assets in the accompanying balance sheets at December 31, 1994 and 1995, are $26,383 and $15,850, net of accumulated amortization of $33,578 and $44,111, respectively. Amortization of the assets under capital leases is included in depreciation expense.

3. EMPLOYEE BENEFIT PLANS

     The Company has a defined contribution employee benefit plan incorporating provisions of section 401(k) of the Internal Revenue Code. Substantially all employees are eligible to participate in the plan. Under the plan's provisions, a plan member may annually contribute, on a tax-deferred basis, up to 15% of total compensation, not to exceed the maximum established annually by the Internal Revenue Service. Matching contributions are made by the Company equal to 25% of total contributions by a plan member, to a maximum of 4% of the employee's total calendar year compensation. The Company's matching contributions totaled $9,993, $5,717 and $14,773 for the years ended December 31, 1993, 1994 and 1995, respectively.

4. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company maintains general liability insurance coverage and an umbrella policy to insure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

5. STOCKHOLDERS' COMPENSATION

     Stockholders' compensation which consisted of salary and cash bonuses is included in selling, general and administrative expenses and totaled $1,000,000, $347,000, and $574,203 in 1993, 1994 and 1995, respectively.

6. PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

     In connection with the contemplated initial public offering (see Note 9), the Subchapter S election will be terminated. As a result, the Company will be subject to corporate income taxes subsequent to the

                 COMERFORD'S HEATING AND AIR CONDITIONING, INC.

termination of S corporation status. The Company had net operating income (loss) for income tax purposes of $(276,621), $(91,297), $247,012 and $375,251 for
1993, 1994, 1995 and the six months ended June 30, 1996, respectively. Had the Company filed federal and state income tax returns as a regular corporation for 1993, 1994, 1995 and the six months ended June 30, 1996, income tax expense (benefit) under the provisions of Statement of Financial Accounting Standards No. 109 would have been $(107,273), $80,319, $146,793 and $150,618, respectively.

     At the date of termination of S corporation status, the Company will be required to provide deferred taxes for cumulative temporary differences between financial reporting and tax reporting bases of assets and liabilities. Such deferred taxes will be based on the cumulative temporary difference at the date of termination of S corporation status. The effect of recognizing the deferred taxes will be included in income from continuing operations. If the termination of S corporation status had occurred at June 30, 1996, the net deferred tax asset would have been approximately $5,200.

7. STOCKHOLDERS' EQUITY

     On December 26, 1995, the Company amended and restated its articles of incorporation to, among other things, authorize the Company to issue two classes of common stock, the designations and authorized shares of which are Class A Common Stock (100,000 shares) and Class B Common Stock (900,000 shares). Upon amendment and restatement of the articles of incorporation, each share of the then outstanding common stock was split and converted into one share of Class A Common Stock and nine shares of Class B Common Stock. All share information presented herein has been adjusted to reflect the stock split. The rights, preferences, privileges and restrictions of both classes of stock are identical except that the holders of Class A Common Stock have exclusive voting rights. There are 7,500 shares of Class A and 67,500 shares of Class B Common Stock outstanding.

8. RELATED PARTY TRANSACTIONS

     The Company paid rental fees of $62,092, $63,644 and $67,560 at December 31, 1993, 1994 and 1995, respectively, to the Company's stockholders.

9. RECAPITALIZATION AND INITIAL PUBLIC OFFERING

     The Company plans to exchange shares of its common stock in exchange for shares of common stock and cash of Service Experts, Inc. simultaneously with Service Experts, Inc. closing the initial public offering of its common stock. Service Experts, Inc. was formed primarily for the purpose of acquiring air conditioning and heating companies, similar to the Company, in exchange for shares of its common stock and cash. The combination is to be effected in accordance with executed combination agreements with air conditioning and heating companies and Service Experts, Inc.

10. UNAUDITED INTERIM FINANCIAL INFORMATION

     The combined statements of income and cash flows for the six months ended June 30, 1995 and 1996 (interim financial statements) have been prepared by management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1993, 1994 and 1995 audited financial statements appearing herein. The results of the six months ended June 30, 1995 and 1996 may not be indicative of operating results for the full respective years.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholders
Rolf Coal and Fuel Corp.

     We have audited the accompanying balance sheets of Rolf Coal and Fuel Corp. as of December 31, 1994 and 1995, and the related statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rolf Coal and Fuel Corp. at December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP

                                          --------------------------------------
                                                    Ernst & Young LLP

Nashville, Tennessee
May 17, 1996

                            ROLF COAL AND FUEL CORP.

                                 BALANCE SHEETS

                                                                  DECEMBER 31,
                                                             -----------------------    JUNE 30,
                                                                1994         1995         1996
                                                             ----------   ----------   ----------
                                                                                       (UNAUDITED)
                                             ASSETS
Current assets:
  Cash and cash equivalents................................  $  429,875   $  498,608   $  313,200
  Receivables:
     Trade, net of allowance for doubtful accounts of
       $17,021 in 1994 and $2,410 in 1995..................     139,343      183,801      176,609
  Related party............................................          --       62,324           --
  Employee.................................................      12,891       24,590        9,593
                                                             ----------   ----------   ----------
                                                                152,234      270,715      186,202
  Inventories..............................................     128,941      164,623      202,470
  Costs and estimated earnings in excess of billings.......      37,978       63,362       26,639
  Prepaid expenses and other current assets................      13,547       27,048       86,791
  Deferred tax asset.......................................       2,900      112,000      142,886
                                                             ----------   ----------   ----------
          Total current assets.............................     765,475    1,136,356      958,188
Property and equipment:
  Furniture and fixtures...................................     159,652      164,542      147,507
  Machinery and equipment..................................     113,090      129,528      134,282
  Vehicles.................................................     345,391      320,087      418,225
  Leasehold improvements...................................       7,107        7,107       20,919
                                                             ----------   ----------   ----------
                                                                625,240      621,264      720,933
  Less accumulated depreciation and amortization...........    (416,504)    (412,880)    (426,551)
                                                             ----------   ----------   ----------
                                                                208,736      208,384      294,382
Other assets...............................................      56,800       60,341       60,283
                                                             ----------   ----------   ----------
          Total assets.....................................  $1,031,011   $1,405,081   $1,312,853
                                                              =========    =========    =========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Note payable -- related party............................  $   20,219   $       --   $   40,428
  Trade accounts payable and accrued liabilities...........     186,093      114,620      121,498
  Accrued compensation.....................................     229,824      369,167      120,846
  Accrued taxes, other than income.........................      13,506       15,439       17,002
  Accrued warranties.......................................       8,238       25,000       26,796
  Income taxes payable.....................................      20,480      156,484      170,209
  Deferred revenue.........................................     144,563      329,321      352,335
  Billings in excess of costs and estimated earnings.......       2,853           --           --
  Current portion of long-term debt and capital lease
     obligations...........................................      29,597       33,094       53,441
                                                             ----------   ----------   ----------
          Total current liabilities........................     655,373    1,043,125      902,555
Long-term debt, net of current portion.....................      29,395          100       57,408
Capital lease obligations, net of current portion..........      38,937        5,843           --
Deferred income taxes......................................       5,600       10,200       52,558
Stockholders' equity:
  Common stock, $100 par value, 750 shares authorized, 310
     shares issued and outstanding.........................      31,000       31,000       31,000
  Retained earnings........................................     270,706      314,813      269,332
                                                             ----------   ----------   ----------
          Total Stockholders' Equity.......................     301,706      345,813      300,332
                                                             ----------   ----------   ----------
          Total liabilities and stockholders' equity.......  $1,031,011   $1,405,081   $1,312,853
                                                              =========    =========    =========

                            See accompanying notes.

                            ROLF COAL AND FUEL CORP.

                            STATEMENTS OF OPERATIONS

                                                                                 SIX MONTHS ENDED
                                             YEAR ENDED DECEMBER 31,                 JUNE 30,
                                       ------------------------------------   -----------------------
                                          1993         1994         1995         1995         1996
                                       ----------   ----------   ----------   ----------   ----------
                                                                                    (UNAUDITED)
Net revenues.........................  $3,036,009   $3,977,013   $4,104,580   $2,161,613   $2,448,305
Cost of goods sold...................   1,516,213    1,940,213    1,866,607    1,058,267      949,703
                                       ----------   ----------   ----------   ----------   ----------
Gross margin.........................   1,519,796    2,036,800    2,237,973    1,103,346    1,498,602
Selling, general and administrative
  expenses...........................   1,538,777    1,924,815    2,137,108    1,288,726    1,527,582
Bad debt expense.....................      29,318       16,328        5,670        1,594          584
                                       ----------   ----------   ----------   ----------   ----------
Income from operations...............     (48,299)      95,657       95,195     (186,974)     (29,564)
Other income (expense):
  Interest expense...................     (15,320)     (14,333)     (18,721)     (20,159)     (19,867)
  Interest income....................       1,744        6,773       16,678       12,325       22,845
  Other income.......................      14,917       12,345        9,955           --           --
                                       ----------   ----------   ----------   ----------   ----------
                                            1,341        4,785        7,912       (7,834)       2,978
                                       ----------   ----------   ----------   ----------   ----------
Income (loss) before income taxes....     (46,958)     100,442      103,107     (194,808)     (26,586)
Provision (benefit) for income taxes:
  Current............................       5,396       28,690      163,500           --           --
  Deferred...........................     (32,400)       1,800     (104,500)     (51,631)     (11,105)
                                       ----------   ----------   ----------   ----------   ----------
                                          (27,004)      30,490       59,000      (51,631)     (11,105)
                                       ----------   ----------   ----------   ----------   ----------
Net income (loss)....................  $  (19,954)  $   69,952   $   44,107   $ (143,177)  $  (15,481)
                                        =========    =========    =========    =========    =========

                            See accompanying notes.

                            ROLF COAL AND FUEL CORP.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                             COMMON STOCK,
                                                             $100 PAR VALUE
                                                            ----------------   RETAINED
                                                            SHARES   AMOUNT    EARNINGS    TOTAL
                                                            ------   -------   --------   --------
Balance at December 31, 1992..............................    310    $31,000   $220,708   $251,708
  Net loss................................................     --         --    (19,954)   (19,954)
                                                            ------   -------   --------   --------
Balance at December 31, 1993..............................    310     31,000    200,754    231,754
  Net income..............................................     --         --     69,952     69,952
                                                            ------   -------   --------   --------
Balance at December 31, 1994..............................    310     31,000    270,706    301,706
  Net income..............................................     --         --     44,107     44,107
                                                            ------   -------   --------   --------
Balance at December 31, 1995..............................    310     31,000    314,813    345,813
  Capital distribution (unaudited)........................     --         --    (30,000)   (30,000)
  Net loss (unaudited)....................................     --         --    (15,481)   (15,481)
                                                            ------   -------   --------   --------
Balance at June 30, 1996 (unaudited)......................    310    $31,000   $269,332   $300,332
                                                            =====    =======   ========   ========

                            See accompanying notes.

                            ROLF COAL AND FUEL CORP.

                            STATEMENTS OF CASH FLOWS

                                                                                         SIX MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,              JUNE 30,
                                                   ---------------------------------   ---------------------
                                                     1993        1994        1995        1995        1996
                                                   ---------   ---------   ---------   ---------   ---------
                                                                                            (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss)................................  $ (19,954)  $  69,952   $  44,107   $(143,177)  $ (15,481)
Adjustments to reconcile net income (loss) to net
  cash provided by (used in) operating
  activities:
  Depreciation and amortization..................     49,002      46,934      67,039      45,116      92,678
  Deferred income taxes..........................    (32,400)      1,800    (104,500)    (51,631)    (11,105)
  Gain on asset disposals........................    (13,888)     (7,353)     (8,650)         --      (3,200)
  Provision for bad debts........................     29,318      16,328       5,670       1,594         584
  Changes in assets and liabilities:
    Receivables..................................      4,193     (10,419)   (124,151)    (62,184)     83,928
    Inventories..................................     10,630      28,452     (35,682)     44,299     (37,847)
    Prepaid expenses and other current assets....     17,777     (10,875)    (13,501)     (5,025)    (59,743)
    Trade accounts payable and accrued
      liabilities................................     12,255      87,402     (71,473)    (68,530)      6,878
    Accrued compensation.........................    111,095      62,199     139,343     (35,841)   (248,321)
    Accrued taxes, other than income.............      2,943        (263)      1,933       1,509       1,563
    Accrued warranties...........................     (2,347)      2,067      16,762      17,514       1,796
    Deferred revenue.............................     39,361      26,923     184,758      43,965      23,014
    Income taxes payable.........................    (14,527)      8,980     136,004      57,142      36,304
    Costs and estimated earnings in excess of
      billings and billings in excess of costs
      and estimated earnings.....................     56,021      (8,803)    (28,237)     35,125      36,723
                                                   ---------   ---------   ---------   ---------   ---------
Net cash flow provided by (used in) operating
  activities.....................................    249,479     313,324     209,422    (120,124)    (92,229)
INVESTING ACTIVITIES
Purchase of property, buildings and equipment....    (16,400)    (87,930)    (76,995)    (90,503)   (178,677)
Proceeds from sale of property, buildings and
  equipment......................................     11,827      14,120      18,958          --       3,200
Increase in other assets.........................    (19,484)     (2,555)     (3,541)     15,930          58
                                                   ---------   ---------   ---------   ---------   ---------
Net cash used in investing activities............    (24,057)    (76,365)    (61,578)    (74,573)   (175,419)
FINANCING ACTIVITIES
Proceeds from long-term debt and capital
  leases.........................................    119,918     170,687     131,414      89,302      77,755
Payments on long-term debt and capital leases....   (217,956)   (199,279)   (190,306)     (6,593)     (5,943)
Distribution to stockholders.....................         --          --          --          --     (30,000)
Proceeds from note payable -- related party......     44,136     169,397     151,662      20,884      40,428
Payment on note payable -- related party.........    (49,187)   (192,641)   (171,881)         --          --
                                                   ---------   ---------   ---------   ---------   ---------
Net cash provided by (used in) financing
  activities.....................................   (103,089)    (51,836)    (79,111)    103,593      82,240
                                                   ---------   ---------   ---------   ---------   ---------
Increase (decrease) in cash and cash
  equivalents....................................    122,333     185,123      68,733     (91,104)   (185,408)
Cash and cash equivalents at beginning of year...    122,419     244,752     429,875     429,875     498,608
                                                   ---------   ---------   ---------   ---------   ---------
Cash and cash equivalents at end of year.........  $ 244,752   $ 429,875   $ 498,608   $ 338,771   $ 313,200
                                                   ==========  ==========  ==========  ==========  ==========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid....................................  $   9,866   $  19,231   $   9,241   $   5,215   $   5,921
                                                   ==========  ==========  ==========  ==========  ==========
Income tax paid..................................  $   7,405   $   3,496   $   6,243   $   4,518   $  42,827
                                                   ==========  ==========  ==========  ==========  ==========

                            See accompanying notes.

                            ROLF COAL AND FUEL CORP.

                         NOTES TO FINANCIAL STATEMENTS
                  DECEMBER 31, 1994 AND 1995 AND JUNE 30, 1996

1. SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     Rolf Coal and Fuel Corp. ("the Company") operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for residential and commercial customers.

RECOGNITION OF INCOME

     Revenues on all of the Company's heating and air conditioning installation contracts (Contracts) for commercial buildings are recognized on the percentage-of-completion method in the ratio that total incurred costs bear to total estimated costs. Revenues on all of the Company's heating and air conditioning installation for residential installation and service and maintenance revenue are recognized upon completion of the services.

     Earnings and estimated costs on Contracts are reviewed throughout the terms of the Contracts, and any required adjustments are reflected in the periods in which they first become known. When estimates indicate a probable loss on a contract, the full amount thereof is accrued in the period in which it is first determined. Most Contracts are completed within three to six months. Nonidentifiable selling, general, and administrative expenses are charged to income as incurred and are not allocated to Contract costs.

     Trade accounts receivable includes billings on Contracts. The Company classifies these amounts as current assets because all balances are expected to be collected in the current year. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base, and their dispersions across many different industries and geographies. The Company does not require collateral for its receivables.

     The asset, "costs and estimated earnings in excess of billings" represents revenue recognized in excess of amounts billed on in-progress contracts. The liability, "billings in excess of costs and estimated earnings" represent billings in excess of revenue recognized on in-progress contracts.

CASH EQUIVALENTS

     The Company considers all highly liquid inventory investments with an original maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash

     The carrying amounts reported in the balance sheets for cash and cash equivalents approximate fair value.

  Accounts Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value.

  Long-Term Debt

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the balance sheets for long-term debt approximate fair value.

                            ROLF COAL AND FUEL CORP.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined principally by the first-in, first-out (FIFO) method for all inventories.

PROPERTY AND EQUIPMENT

     Property and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line method over the following useful lives:

                                                                                  YEARS
                                                                                  ------
    Furniture and fixtures......................................................   3-10
    Machinery and equipment.....................................................   3-8
    Vehicles....................................................................   3-5
    Leasehold improvements......................................................  7-31.5

     Amortization of the assets under capital leases is included in depreciation expense.

WARRANTIES

     The Company provides the retail customer with a one-year warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts and labor. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

ADVERTISING COSTS

     Advertising costs, consisting principally of print advertising, are expensed as incurred. Net advertising expenses for 1993, 1994 and 1995 was $52,777, $74,114 and $75,548, respectively.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     The Company uses the liability method of accounting for income taxes as provided in "Statement of Financial Accounting Standards No. 109." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     During the years ended December 31, 1993, 1994 and 1995 amounts charged to bad debt expense totaled $29,318, $16,328 and $5,670, respectively and accounts written off, net of recoveries were $94,738, $3,344 and $20,281, respectively.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-

                            ROLF COAL AND FUEL CORP.

Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued pronouncements would have a significant impact on the Company's financial statements.

2. CONTRACTS IN PROCESS

     Information relative to contracts in process is as follows:

                                                                          DECEMBER 31,
                                                                      --------------------
                                                                        1994        1995
                                                                      --------    --------
    Contracts on the percentage-of-completion method:
      Expenditures on uncompleted contacts..........................  $214,792    $118,825
      Estimated earnings............................................   200,787     114,352
                                                                      --------    --------
                                                                       415,579     233,177
    Less applicable billings........................................   380,454     169,815
                                                                      --------    --------
                                                                      $ 35,125    $ 63,362
                                                                      ========    ========
    Included in the accompanying balance sheets under the following captions:
      Costs and estimated earnings in excess of billings on
         uncompleted contracts......................................  $ 37,978    $ 63,362
      Billings in excess of costs and estimated earnings on
         uncompleted contracts......................................    (2,853)         --
                                                                      --------    --------
                                                                      $ 35,125    $ 63,362
                                                                      ========    ========

     Progress billings on contracts bear a relation to costs incurred, but are not indicative of the ultimate profit or loss on a contract.

3. LONG-TERM DEBT

                                                                           DECEMBER 31,
                                                                      ----------------------
                                                                       1994         1995
                                                                      -------   ------------
    Secured line of credit..........................................  $29,395       $100

     The Company has three secured lines of credit with a bank that aggregate $225,000 and that expire in April 1997. The agreements are secured by substantially all the Company's assets. At December 31, 1994 and 1995, the Company had aggregate borrowings of $29,395 and $100, respectively, under these agreements and these are classified as long term.

     The Company can borrow at the bank's prime rate plus 2%. At December 31, 1995, the interest rate was 9.75%.

4. LEASES

     Total rental expense for all operating leases was $103,396, $107,980 and $113,348 for 1993, 1994 and 1995, respectively. The Company leases certain office and warehouse facilities from an entity related through common ownership and vehicles under terms of noncancelable operating lease agreements which expire at various dates through September 1999. The building lease has an option for renewal, in two five-year

                            ROLF COAL AND FUEL CORP.

increments. Minimum rental commitments at December 31, 1995 under capital and operating leases having an initial noncancelable term of one year or more are as follows:

                                                                        CAPITAL   OPERATING
                                                                        LEASES     LEASES
                                                                        -------   ---------
    1996..............................................................  $35,498   $ 107,920
    1997..............................................................    5,916      91,200
    1998..............................................................       --      84,000
    1999..............................................................       --      63,000
                                                                        -------   ---------
                                                                         41,414   $ 346,120
                                                                                   ========
    Amounts representing interest.....................................    2,477
                                                                        -------
    Present value of net minimum rentals (including $33,094 classified as current).....................................................  $38,937
                                                                        =======

     The carrying values of assets under capital leases, which are included with owned assets in the accompanying balance sheets, are as follows:

                                                                           DECEMBER 31,
                                                                         -----------------
                                                                          1994      1995
                                                                         -------   -------
    Tools and equipment................................................  $92,442   $92,442
    Less accumulated amortization......................................   13,866    32,355
                                                                         -------   -------
    Net property, plant and equipment under capital leases.............  $78,576   $60,087
                                                                         =======   =======

5. EMPLOYEE BENEFIT PLANS

     The Company has a defined-contribution employee benefit plan incorporating provisions of section 401(k) of the Internal Revenue Code. Substantially all employees are eligible to participate in the plan. Under the plan's provisions, a plan member may annually contribute, on a tax-deferred basis, up to 15% of total compensation, not to exceed the maximum established annually by the Internal Revenue Service. Matching contributions are made by the Company equal to 50% of total contributions by a plan member, to a maximum of 6% of the employee's total calendar year compensation. The Company may also elect to make discretionary contributions. The Company's matching contributions totaled $22,237, $28,879 and $32,987 for the years ended December 31, 1993, 1994 and
1995, respectively.

6. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company maintains general liability insurance coverage and an umbrella policy to insure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

7. STOCKHOLDERS' COMPENSATION

     Stockholders' compensation which consisted of salary and cash bonuses is included in selling, general and administrative expenses and totaled $277,752, $397,644 and $619,341 in 1993, 1994 and 1995, respectively.

                            ROLF COAL AND FUEL CORP.

8. INCOME TAXES

     Income tax expense consists of the following:

                                                                YEAR ENDED DECEMBER 31,
                                                             ------------------------------
                                                               1993      1994       1995
                                                             --------   -------   ---------
    Current:
      Federal..............................................  $  4,356   $23,180   $ 132,790
      State................................................     1,040     5,510      30,710
                                                             --------   -------   ---------
                                                                5,396    28,690     163,500
    Deferred:
      Federal..............................................   (26,170)    1,450     (85,130)
      State................................................    (6,230)      350     (19,370)
                                                             --------   -------   ---------
                                                              (32,400)    1,800    (104,500)
                                                             --------   -------   ---------
                                                             $(27,004)  $30,490   $  59,000
                                                             ========   =======   =========

     Significant components of the deferred tax assets and liabilities are as follows:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1994       1995
                                                                       -------   ---------
    Deferred tax liabilities:
      Depreciation...................................................  $ 4,300   $   2,600
      Deferred revenues..............................................   52,200      29,700
                                                                       -------   ---------
    Deferred tax liabilities.........................................   56,500      32,300
    Deferred tax assets:
      Compensation and related.......................................   47,200     127,000
      Reserve for bad debts..........................................    4,400         600
      Warranty reserve...............................................    2,200       6,500
                                                                       -------   ---------
    Deferred tax assets..............................................   53,800     134,100
                                                                       -------   ---------
    Net deferred tax liabilities (assets)............................  $ 2,700   $(101,800)
                                                                       =======   =========

     Management has evaluated the need for a valuation allowance for all or a portion of the deferred tax assets and believes that the deferred tax assets will more likely than not be realized. Accordingly, no valuation allowance has been recorded for the years ended December 31, 1994 and 1995.

     The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 34% to income (loss) before income taxes. The differences are summarized as follows:

                                                                      DECEMBER 31,
                                                             ------------------------------
                                                               1993       1994       1995
                                                             --------   --------   --------
    Tax provision (benefit) at statutory rate..............  $(16,000)  $ 34,150   $ 35,100
    State income tax less applicable federal tax benefit...    (2,400)     5,000      5,200
    Surtax exemption.......................................     8,900    (11,750)   (11,750)
    Other, net.............................................   (17,504)     3,090     30,450
                                                             --------   --------   --------
                                                             $(27,004)  $ 30,490   $ 59,000
                                                             ========   ========   ========

9. RELATED PARTY TRANSACTIONS

     The Company paid rental fees of $84,000, $84,000 and $84,000 at December 31, 1993, 1994 and 1995, respectively, to a related partnership, whose partners are stockholders in the Company.

                            ROLF COAL AND FUEL CORP.

10. RECAPITALIZATION AND INITIAL PUBLIC OFFERING

     The Company plans to exchange shares of its common stock in exchange for shares of common stock and cash of Service Experts, Inc. simultaneously with Service Experts, Inc. closing the initial public offering of its common stock. Service Experts, Inc. was formed primarily for the purpose of acquiring air conditioning and heating companies, similar to the Company, in exchange for shares of its common stock and cash. The combination is to be effected in accordance with executed combination agreements with air conditioning and heating companies and Service Experts, Inc.

11. UNAUDITED INTERIM FINANCIAL INFORMATION

     The combined statements of income (operations) and cash flows for the six months ended June 30, 1995 and 1996 (interim financial statements) have been prepared by management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1993, 1994 and 1995 audited financial statements appearing herein. The results of the six months ended June 30, 1995 and 1996 may not be indicative of operating results for the full respective years.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholders
Brand Heating & Air Conditioning, Inc.

     We have audited the accompanying balance sheets of Brand Heating & Air Conditioning, Inc., as of December 31, 1994 and 1995, and the related statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Brand Heating & Air Conditioning, Inc., at December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Nashville, Tennessee
May 14, 1996

                     BRAND HEATING & AIR CONDITIONING, INC.

                                 BALANCE SHEETS

                                                                   DECEMBER 31,
                                                              ----------------------   JUNE 30,
                                                                1994         1995        1996
                                                              ---------   ----------   ---------
                                                                                       (UNAUDITED)
                                             ASSETS
Current assets:
  Cash......................................................  $   5,384   $    6,871   $  23,119
  Receivables:
     Trade, net of allowance for doubtful accounts of
       $14,950 in 1994 and $18,732 in 1995..................    296,372      551,475     198,981
     Related party..........................................     16,479      186,985     236,620
     Employee...............................................      6,202        8,572       4,853
                                                              ---------   ----------   ---------
                                                                319,053      747,032     440,454
  Inventories...............................................    122,904      238,853     201,187
  Prepaid expenses and other current assets.................      2,931          135      67,664
                                                              ---------   ----------   ---------
          Total current assets..............................    450,272      992,891     732,424
Property and equipment:
  Furniture and fixtures....................................     43,107       50,876      66,824
  Machinery and equipment...................................     68,947       77,026      77,026
  Vehicles..................................................    172,029      289,175     289,175
  Leasehold improvements....................................     30,000       30,000           0
                                                              ---------   ----------   ---------
                                                                314,083      447,077     433,025
  Less accumulated depreciation and amortization............   (105,491)    (193,728)   (234,234)
                                                              ---------   ----------   ---------
                                                                208,592      253,349     198,791
Other assets................................................      7,212       11,025      13,513
                                                              ---------   ----------   ---------
          Total assets......................................  $ 666,076   $1,257,265   $ 944,728
                                                              =========    =========   =========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Cash overdraft............................................  $  55,772   $   41,060   $      --
  Trade accounts payable and accrued liabilities............    115,551      171,208     142,624
  Accrued compensation......................................     35,202       38,079      95,964
  Note payable to related party.............................         --      100,000          --
  Current portion of long-term debt and capital leases......    193,923      131,018     208,655
                                                              ---------   ----------   ---------
          Total current liabilities.........................    400,448      481,365     447,243
Long-term debt, net of current portion......................    118,247       75,977      50,742
Stockholders' equity........................................    147,381      699,923     446,743
                                                              ---------   ----------   ---------
          Total liabilities and stockholders' equity........  $ 666,076   $1,257,265   $ 944,728
                                                              =========    =========   =========

                            See accompanying notes.

                     BRAND HEATING & AIR CONDITIONING, INC.

                            STATEMENTS OF OPERATIONS

                                                                                 SIX MONTHS ENDED
                                             YEAR ENDED DECEMBER 31,                 JUNE 30,
                                       ------------------------------------   -----------------------
                                          1993         1994         1995         1995         1996
                                       ----------   ----------   ----------   ----------   ----------
                                                                                    (UNAUDITED)
Net revenues.........................  $1,225,040   $1,841,040   $4,001,461   $2,045,349   $1,267,486
Cost of goods sold...................     889,327    1,584,826    2,754,527    1,545,089    1,123,769
                                       ----------   ----------   ----------   ----------   ----------
Gross margin.........................     335,713      256,214    1,246,934      500,260      143,717
Selling, general and administrative
  expenses...........................     278,717      231,829      661,193      304,944      365,622
Bad debt expense.....................       9,950           --       18,732           --           --
                                       ----------   ----------   ----------   ----------   ----------
Income (loss) from operations........      47,046       24,385      567,009      195,316     (221,905)
Other income (expense):
  Interest expense...................      (6,381)     (17,159)     (19,157)      (7,394)      (5,483)
  Interest income....................       3,099          233        3,198          860        1,788
  Other income (expense).............       3,103           --        1,492           --      (27,580)
                                       ----------   ----------   ----------   ----------   ----------
Net income (loss)....................  $   46,867   $    7,459   $  552,542   $  188,782   $ (253,180)
                                        =========    =========    =========    =========    =========

                            See accompanying notes.

                     BRAND HEATING & AIR CONDITIONING, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                            COMMON STOCK,
                                                            NO PAR VALUE
                                                           ---------------   RETAINED
                                                           SHARES   AMOUNT   EARNINGS      TOTAL
                                                           ------   ------   ---------   ---------
Balance at December 31, 1992.............................    200    $1,940   $ 102,002   $ 103,942
  Capital distributions..................................     --        --     (10,887)    (10,887)
  Net income.............................................     --        --      46,867      46,867
                                                           ------   ------   ---------   ---------
Balance at December 31, 1993.............................    200     1,940     137,982     139,922
  Net income.............................................     --        --       7,459       7,459
                                                           ------   ------   ---------   ---------
Balance at December 31, 1994.............................    200     1,940     145,441     147,381
  Net income.............................................     --        --     552,542     552,542
                                                           ------   ------   ---------   ---------
Balance at December 31, 1995.............................    200     1,940     697,983     699,923
  Net loss (unaudited)...................................     --        --    (253,180)   (253,180)
                                                           ------   ------   ---------   ---------
Balance at June 30, 1996 (unaudited).....................    200    $1,940   $ 444,803   $ 446,743
                                                           =====    ======   =========   =========

                            See accompanying notes.

                     BRAND HEATING & AIR CONDITIONING, INC.

                            STATEMENTS OF CASH FLOWS

                                                                               SIX MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,              JUNE 30,
                                         ---------------------------------   ---------------------
                                           1993        1994        1995        1995        1996
                                         ---------   ---------   ---------   ---------   ---------
                                                                                  (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss)......................  $  46,867   $   7,459   $ 552,542   $ 188,782   $(253,180)
Adjustments to reconcile net income
  (loss) to net cash provided by (used
  in) operating activities:
  Depreciation and amortization........     25,846      58,103      95,816      49,906      42,938
  Provision for bad debts..............      9,950          --      18,732          --          --
  (Gain) loss on asset disposals.......      3,140          --      (1,492)         --      27,580
  Changes in assets and liabilities:
     Receivables.......................    (65,951)   (160,944)   (446,711)    144,576     306,578
     Inventories.......................    (32,253)    (69,251)   (115,949)    (27,217)     37,666
     Prepaid expenses and other current
       assets..........................         --      (2,931)      2,796     (55,902)    (67,529)
     Trade accounts payable and accrued
       liabilities.....................     39,989      88,517      40,945      21,740     (69,644)
     Accrued compensation..............      4,724      20,711       2,877       1,217      57,885
                                         ---------   ---------   ---------   ---------   ---------
Net cash flow provided by (used in)
  operating activities.................     32,312     (58,336)    149,556     323,102      82,294
INVESTING ACTIVITIES
Purchase of property and equipment.....    (89,819)   (161,586)   (141,394)    (84,385)    (15,948)
Proceeds from sale of property and
  equipment............................      2,600          --       2,500          --          --
(Increase) in other assets.............     (3,000)     (4,000)     (4,000)     (2,000)     (2,500)
                                         ---------   ---------   ---------   ---------   ---------
Net cash used in investing
  activities...........................    (90,219)   (165,586)   (142,894)    (86,385)    (18,448)
FINANCING ACTIVITIES
Proceeds from notes payable to related
  party................................         --          --     100,000          --          --
Payments on notes payable from related
  party................................         --          --          --          --    (100,000)
Proceeds of long-term debt.............     80,125     257,370      42,520      23,868      94,000
Payments of long-term debt and capital
  leases...............................    (19,070)    (37,242)   (147,695)   (171,339)    (41,598)
Distributions to shareholders..........    (10,887)         --          --          --          --
                                         ---------   ---------   ---------   ---------   ---------
Net cash provided by (used in)
  financing activities.................     50,168     220,128      (5,175)   (147,471)    (47,598)
                                         ---------   ---------   ---------   ---------   ---------
Increase (decrease) in cash and cash
  equivalents..........................     (7,739)     (3,794)      1,487      89,246      16,248
Cash at beginning of year..............     16,917       9,178       5,384       5,384       6,871
                                         ---------   ---------   ---------   ---------   ---------
Cash at end of year....................  $   9,178   $   5,384   $   6,871   $  94,630   $  23,119
                                         =========   =========   =========   =========   =========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid..........................  $   6,381   $  15,132   $  16,140   $   7,394   $   5,483
                                         =========   =========   =========   =========   =========

                            See accompanying notes.

                     BRAND HEATING & AIR CONDITIONING, INC.

                         NOTES TO FINANCIAL STATEMENTS
                  DECEMBER 31, 1994 AND 1995 AND JUNE 30, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     Brand Heating & Air Conditioning, Inc., ("the Company") operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for residential and commercial customers.

RECOGNITION OF INCOME

     Revenues on all of the Company's heating and air conditioning installation contracts (Contracts) for commercial buildings are recognized on the percentage-of-completion method in the ratio that total incurred costs bear to total estimated costs. Revenues on all of the Company's heating and air conditioning installation for residential installation and service and maintenance revenue are recognized upon completion of the services.

     Earnings and estimated costs on Contracts are reviewed throughout the terms of the Contracts, and any required adjustments are reflected in the periods in which they first become known. When estimates indicate a probable loss on a contract, the full amount thereof is accrued in the period in which it is first determined. Most Contracts are completed within 3 to 18 months. Nonidentifiable selling, general, and administrative expenses are charged to income as incurred and are not allocated to Contract costs.

     As discussed in Note 4, the Company had one long-term contract outstanding at December 31, 1995. This contract qualifies for segmentation under SOP 81-1. Accordingly, each billing is treated as a separate long-term contract. As of December 31, 1995, all costs incurred have been billed and there were no billings in excess of costs incurred on the contract.

     Trade accounts receivable includes billings on the sole contract. The Company classifies its trade accounts receivable as current assets because all balances are expected to be collected in the current year. Except as discussed in Note 4, concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base, and their dispersions across many different industries and geographies. The Company does not require collateral for its receivables.

ADVERTISING COSTS

     Advertising costs, consisting principally of direct mail advertisements, are expensed as incurred. Net advertising expense for 1993, 1994 and 1995 was $32,000, $31,000 and $88,000, respectively.

CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash

     The carrying amounts reported in the balance sheets for cash and cash equivalents approximate fair value.

  Accounts Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value.

                     BRAND HEATING & AIR CONDITIONING, INC.

  Long-Term Debt

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the balance sheets for long-term debt approximate fair value.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined principally by the first-in, first-out (FIFO) method for all inventories.

PROPERTY AND EQUIPMENT

     Property and equipment are stated on the basis of cost. Depreciation and amortization are provided on the declining-balance methods over the following useful lives:

                                                                                    YEARS
                                                                                    -----
    Furniture and fixtures........................................................  5-7
    Machinery and equipment.......................................................   7
    Vehicles......................................................................   5
    Leasehold improvements........................................................   39

WARRANTIES

     The Company provides the retail customer with a one-year warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts and for the first year on labor. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     The shareholders of the Company have elected under Subchapter S of the Internal Revenue Code to include the Company's income in their own income for federal income tax purposes and state income tax purposes. Accordingly, the Company is not subject to federal and state income taxes.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     During the years ended December 31, 1993, 1994 and 1995 amounts charged to bad debt expense totaled $9,950, $0 and $18,732, respectively and accounts written off, net of recoveries were $0, $0 and $14,950, respectively.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and

                     BRAND HEATING & AIR CONDITIONING, INC.

any other newly issued pronouncements would have a significant impact on the Company's financial statements.

2. LONG-TERM DEBT

     Long-term debt consists of:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                         1994       1995
                                                                       --------   --------
    Line of credit...................................................  $135,000   $ 56,000
    Various equipment loans, with interest rates of 6.45% to 11.0%, with maturity through September 25, 1999, requiring monthly payments of $339 to $1,292, collateralized by the respective
      equipment......................................................   177,170    150,995
                                                                       --------   --------
                                                                        312,170    206,995
    Less current portion.............................................   193,923    131,018
                                                                       --------   --------
                                                                       $118,247   $ 75,977
                                                                       ========   ========

     The Company has a secured line of credit with a bank that expires June 1, 1996. Under its terms, the Company can borrow up to $150,000 at the prime rate plus 1.5% (10.25% at December 31, 1995). The agreement is secured by accounts receivable and inventory, and is personally guaranteed by the stockholders. The agreement requires the Company to maintain a minimum equity base. At December 31, 1994 and 1995, the Company had borrowings of $135,000 and $56,000, respectively, under this agreement.

     As of December 31, 1995, the aggregate amounts of annual principal maturities of long-term debt are as follows:

        1996..............................................................  $131,018
        1997..............................................................    46,187
        1998..............................................................    25,651
        1999..............................................................     4,139
                                                                            --------
                                                                            $206,995
                                                                            ========

3. LEASES

     Total rental expense for all operating leases was $12,000, $22,000 and $25,000 for 1993, 1994 and 1995, respectively. The Company leases vehicles under terms of noncancelable operating lease agreements which expire at various dates through 1999. Minimum rental commitments at December 31, 1995 under operating leases having an initial noncancellable term of one year or more are as follows:

                                                                            OPERATING
                                                                             LEASES
                                                                            ---------
        1996..............................................................  $  55,702
        1997..............................................................     54,001
        1998..............................................................     39,019
        1999..............................................................     37,807
                                                                            ---------
                                                                            $ 186,529
                                                                             ========

     The Company leases its office and warehouse space from its stockholders on a month-to-month basis.

                     BRAND HEATING & AIR CONDITIONING, INC.

4. MAJOR CUSTOMERS

     Approximately 45% of the Company's net revenue for 1995 was from one major customer. Substantially all revenues under such contract were recognized in 1995. The central location has the authority for purchasing. Approximately 69% of the accounts receivable was from this customer at December 31, 1995.

5. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company maintains general liability insurance coverage and an umbrella policy to ensure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

6. STOCKHOLDERS' COMPENSATION

     Stockholders' compensation, which consisted of salary and cash bonuses, is included in selling, general and administrative expenses and totaled $42,000, $45,000 and $84,000 in 1993, 1994 and 1995, respectively.

7. PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

     In connection with the contemplated initial public offering (see Note 9), the Subchapter S election will be terminated. As a result, the Company will be subject to corporate income taxes subsequent to the termination of S corporation status. The Company had net operating income (loss) for income tax purposes of $(21,000), $(165,000), $216,000 and $200,000 for 1993, 1994, 1995 and the six
months ended June 30, 1996, respectively. Had the Company filed federal and state income tax returns as a regular corporation for 1993, 1994, 1995 and the six months ended June 30, 1996, income tax expense under the provisions of Statement of Financial Accounting Standard No. 109 would have been $26,000, $3,000, $242,000 and $(99,000), respectively.

     At the date of termination of S corporation status, the Company will be required to provide deferred taxes for cumulative temporary differences between financial reporting and tax reporting basis of assets and liabilities. Such deferred taxes will be provided on the cumulative temporary differences at the date of termination of S corporation status. The effect of recognizing the deferred taxes will be included in income from continuing operations. If the termination of S corporation status had occurred at June 30, 1996, the deferred tax liability would have been approximately $63,000.

8. RELATED PARTY TRANSACTIONS

     The Company is involved in various related party transactions, the majority of which involve payroll related reimbursements to Brand Electric, Inc., a company owned by one of the board members of the Company. The Company and owner also had various transactions. The following summarizes these transactions.

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                           1994         1995
                                                                          -------     --------
Notes receivable from owner.............................................  $16,479     $186,985
Note receivable from employees..........................................    6,202        8,572
Note payable to Brand Electric, Inc.
  (unsecured and noninterest bearing)...................................       --      100,000

                     BRAND HEATING & AIR CONDITIONING, INC.

                                                                       YEAR ENDED DECEMBER 31,
                                                                       ------------------------
                                                                        1993     1994     1995
                                                                       ------   ------   ------
Rent expense paid to Brand Electric, Inc.............................  $9,200   $9,000   $2,400
Rent expense paid to stockholder.....................................   2,400    2,400    2,400

     In addition, the Company reimbursed an affiliate for payroll payments made on the Company's behalf.

9. RECAPITALIZATION AND INITIAL PUBLIC OFFERING

     The Company plans to exchange shares of its common stock in exchange for shares of common stock and cash of Service Experts, Inc. simultaneously with Service Experts, Inc. closing the initial public offering of its common stock. Service Experts, Inc. was formed primarily for the purpose of acquiring air conditioning and heating companies, similar to the Company, in exchange for shares of its common stock and cash. The combination is to be effected in accordance with executed combination agreements with air conditioning and heating companies and Service Experts, Inc.

10. UNAUDITED INTERIM FINANCIAL INFORMATION

     The combined statements of income (operations) and cash flows for the six months ended June 30, 1995 and 1996 (interim financial statements) have been prepared by management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1993, 1994 and 1995 audited financial statements appearing herein. The results of the six months ended June 30, 1995 and 1996 may not be indicative of operating results for the full respective years.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholder
Coastal Air Conditioning Service, Inc.

     We have audited the accompanying balance sheets of Coastal Air Conditioning Service, Inc. as of December 31, 1994 and 1995, and the related statements of income, stockholder's equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coastal Air Conditioning Service, Inc. at December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Nashville, Tennessee
May 10, 1996

                     COASTAL AIR CONDITIONING SERVICE, INC.

                                 BALANCE SHEETS



                                                                  DECEMBER 31,
                                                             ----------------------    JUNE 30,
                                                                1994        1995        1996
                                                             ---------   ----------   -----------
                                                                                      (UNAUDITED)
                                             ASSETS
Current assets:
  Cash.....................................................  $  60,846   $  100,833   $    73,357
  Receivables:
     Trade, net of allowance for doubtful accounts of
       $5,240 and $19,750 at December 31, 1994 and 1995,
       respectively........................................    291,159      311,055       412,264
     Employee..............................................      4,395        6,559         7,216
     Other.................................................     14,443       16,562        12,917
                                                             ---------   ----------   -----------
                                                               370,843      435,009       432,397
     Inventories...........................................    206,075      205,944       231,485
     Costs and estimated earnings in excess of billings....     21,178        9,975         8,497
     Prepaid expenses and other current assets.............      5,104        3,354        42,798
     Deferred income taxes.................................      7,429       20,210       150,975
                                                             ---------   ----------   -----------
          Total current assets.............................    610,629      674,492       939,509
Note receivable from stockholder...........................    150,763      135,944       131,544
Property and equipment:
  Machinery and equipment..................................    152,904      188,261       188,261
  Vehicles.................................................    215,644      284,524       277,842
  Leasehold improvements...................................     46,024       46,024        46,024
                                                             ---------   ----------   -----------
                                                               414,572      518,809       512,127
  Less accumulated depreciation and amortization...........   (242,844)    (259,072)     (279,648)
                                                             ---------   ----------   -----------
                                                               171,728      259,737       232,479
Other assets...............................................     25,097       51,169        61,791
                                                             ---------   ----------   -----------
          Total assets.....................................  $ 958,217   $1,121,342   $ 1,365,323
                                                             =========    =========     =========
                              LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Credit agreement.........................................  $ 131,138   $   82,500   $   127,143
  Trade accounts payable and accrued liabilities...........     64,027       86,588        86,613
  Accrued compensation.....................................                               335,000
  Accrued warranties.......................................     17,822       20,875        20,356
  Contributions payable to benefit plan....................     30,000       30,000        40,000
  Income taxes payable.....................................     64,009       53,805        56,081
  Current portion of amounts due to stockholder............     15,796       17,107        17,489
  Current portion of long-term debt and capital leases.....     45,442       59,186        59,186
                                                             ---------   ----------   -----------
          Total current liabilities........................    368,234      350,061       741,868
Due to stockholder, net of current portion.................    186,549      169,441       145,677
Long-term debt, net of current portion.....................     45,517       91,751        54,055
Capital lease obligations, net of current portion..........     19,546       34,409        26,626
Stockholder's equity:
  Common stock, par value $5 per share, 20,000 shares
     authorized, 980 shares issued and outstanding.........      4,900        4,900         4,900
  Additional paid-in capital...............................         54           54            54
  Retained earnings........................................    333,417      470,726       392,143
                                                             ---------   ----------   -----------
          Total stockholders' equity.......................    338,371      475,680       397,097
                                                             ---------   ----------   -----------
          Total liabilities and stockholder's equity.......  $ 958,217   $1,121,342   $ 1,365,323
                                                             =========    =========     =========

                            See accompanying notes.

                     COASTAL AIR CONDITIONING SERVICE, INC.

                              STATEMENTS OF INCOME

                                                                                 SIX MONTHS ENDED
                                             YEAR ENDED DECEMBER 31,                 JUNE 30,
                                       ------------------------------------   -----------------------
                                          1993         1994         1995         1995         1996
                                       ----------   ----------   ----------   ----------   ----------
                                                                                    (UNAUDITED)
Net revenues.........................  $2,648,484   $3,278,151   $3,824,195   $1,859,731   $2,029,336
Cost of goods sold...................   1,533,732    1,854,194    2,072,274      991,555    1,052,514
                                       ----------   ----------   ----------   ----------   ----------
Gross margin.........................   1,114,752    1,423,957    1,751,921      868,176      976,822
Selling, general and administrative
  expenses...........................     910,950    1,174,933    1,504,150      684,856    1,104,759
Bad debt expense.....................      19,587        5,240       22,098        5,384        8,962
                                       ----------   ----------   ----------   ----------   ----------
Income from operations...............     184,215      243,784      225,673      177,936     (136,899)
Other income (expense):
  Interest expense...................     (30,314)     (28,581)     (29,465)     (16,394)     (17,692)
  Other income.......................       8,095       13,828       20,937       17,151       19,638
                                       ----------   ----------   ----------   ----------   ----------
Income (loss) before provision for
  income taxes.......................     161,996      229,031      217,145      178,693     (134,953)
Provision (benefit) for income taxes:
  Current............................          --       64,009       92,617       68,668       74,395
  Deferred...........................      59,743       16,508      (12,781)      (6,609)    (130,765)
                                       ----------   ----------   ----------   ----------   ----------
                                           59,743       80,517       79,836       62,059      (56,370)
                                       ----------   ----------   ----------   ----------   ----------
Net income (loss)....................  $  102,253   $  148,514   $  137,309   $  116,634   $  (78,583)
                                        =========    =========    =========    =========    =========

                            See accompanying notes.

                     COASTAL AIR CONDITIONING SERVICE, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                                                   COMMON STOCK $5
                                                      PAR VALUE      ADDITIONAL
                                                   ---------------    PAID-IN     RETAINED
                                                   SHARES   AMOUNT    CAPITAL     EARNINGS    TOTAL
                                                   ------   ------   ----------   --------   --------
Balance at December 31, 1992.....................    980    $4,900      $ 54      $ 82,650   $ 87,604
  Net income.....................................     --        --        --       102,253    102,253
                                                   ------   ------       ---      --------   --------
Balance at December 31, 1993.....................    980     4,900        54       184,903    189,857
  Net income.....................................     --        --        --       148,514    148,514
                                                   ------   ------       ---      --------   --------
Balance at December 31, 1994.....................    980     4,900        54       333,417    338,371
  Net income.....................................     --        --        --       137,309    137,309
                                                   ------   ------       ---      --------   --------
Balance at December 31, 1995.....................    980     4,900        54       470,726    475,680
  Net loss (unaudited)...........................     --        --        --       (78,583)   (78,583)
                                                   ------   ------       ---      --------   --------
Balance at June 30, 1996 (unaudited).............    980    $4,900      $ 54      $392,143   $397,097
                                                   =====    ======   =======      ========   ========

                            See accompanying notes.

                     COASTAL AIR CONDITIONING SERVICE, INC.

                            STATEMENT OF CASH FLOWS

                                                                                SIX MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,               JUNE 30,
                                        -----------------------------------   ---------------------
                                          1993         1994         1995        1995        1996
                                        ---------   -----------   ---------   ---------   ---------
                                                                                   (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss).....................  $ 102,253   $   148,514   $ 137,309   $ 116,634   $ (78,583)
Adjustments to reconcile net income
  (loss) to net cash provided by
  operating activities:
  Depreciation and amortization.......     27,056        46,525      49,537      23,759      25,739
  Provisions for loss on accounts
     receivable.......................     19,587         5,240      22,098      15,709          --
  Loss on asset disposals.............                                                        7,718
  Deferred tax asset..................     59,743        16,508     (12,781)     (6,609)   (130,765)
  Changes in assets and liabilities:
     Receivables......................    (20,725)     (141,232)    (31,458)   (136,052)    (93,821)
     Inventories......................     30,880      (104,781)        131       9,112     (25,541)
     Costs and estimated earnings in
       excess of billings.............     (6,547)      (42,791)     11,203      10,275       1,478
     Prepaid expenses and other
       assets.........................      6,949          (200)    (24,322)    (17,036)    (50,065)
     Contributions payable to benefit
       plan...........................         --        30,000          --          --      10,000
     Trade accounts payable and
       accrued liabilities............    (63,943)        9,218      22,561      29,680          25
     Accrued compensation.............                                               --     335,000
     Accrued warranties...............        509         4,275       3,053       2,102        (519)
     Income taxes payable.............     18,949        64,009     (10,204)     39,530       2,276
                                        ---------   -----------   ---------   ---------   ---------
Net cash provided by operating
  activities..........................    174,711        35,285     167,127      87,104       2,942
INVESTING ACTIVITIES
Purchase of property and equipment....     (4,649)     (111,592)   (100,039)    (42,624)     (6,200)
                                        ---------   -----------   ---------   ---------   ---------
Net cash used in investing
  activities..........................     (4,649)     (111,592)   (100,039)    (42,624)     (6,200)
FINANCING ACTIVITIES
Proceeds from debt and credit
  agreement...........................    535,733     1,078,874     686,782     318,832     278,337
Payments on debt and credit
  agreement...........................   (572,386)   (1,077,562)   (713,883)   (312,643)   (302,555)
                                        ---------   -----------   ---------   ---------   ---------
Net cash provided by (used in)
  financing activities................    (36,653)        1,312     (27,101)      6,189     (24,218)
                                        ---------   -----------   ---------   ---------   ---------
Increase (decrease) in cash...........    133,409       (74,995)     39,987      50,669     (27,476)
Cash at beginning of year.............      2,432       135,841      60,846      60,846     100,833
                                        ---------   -----------   ---------   ---------   ---------
Cash at end of year...................  $ 135,841   $    60,846   $ 100,833   $ 111,515   $  73,357
                                        =========    ==========   =========   =========   =========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid.........................  $  30,314   $    28,581   $  29,465   $  16,394   $  17,692
                                        =========    ==========   =========   =========   =========
Income tax paid.......................  $      --   $        --   $ 102,819   $           $  48,590
                                        =========    ==========   =========   =========   =========
Equipment purchase under capital
  leases..............................  $  59,212   $        --   $  37,507   $      --   $      --
                                        =========    ==========   =========   =========   =========

                            See accompanying notes.

                     COASTAL AIR CONDITIONING SERVICE, INC.

                         NOTES TO FINANCIAL STATEMENTS
                  DECEMBER 31, 1994 AND 1995 AND JUNE 30, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     Coastal Air Conditioning Service, Inc. ("the Company") is engaged in the installation and servicing of air conditioning and heating systems primarily for residential customers in the Savannah, Georgia area.

REVENUE RECOGNITION

     Revenues on all of the Company's heating and air conditioning installation contracts ("Contracts") for customers are recognized on the percentage-of-completion method in the ratio that total incurred costs bear to total estimated costs. Revenues related to servicing are recognized upon completion of those services.

     Earnings and estimated costs on Contracts are reviewed throughout the terms of the Contracts, and any required adjustments are reflected in the periods in which they first become known. When estimates indicate a probable loss on a contract, the full amount thereof is accrued in the period in which it is first determined. Most Contracts are completed within two months. Nonidentifiable selling, general and administrative expenses are charged to operations as incurred and are not allocated to Contract costs.

     Trade accounts receivable includes billings on Contracts. The Company classifies these amounts as current assets because all balances are expected to be collected in the current year. Concentrations of credit risk with respect to trade Receivables are limited to the large number of customers comprising the Company's customer base, and their dispersion across many different industries and geographies.

     The asset, "costs and estimated earnings in excess of billings" represents revenue recognized in excess of amounts billed on in-progress contracts.

CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash

     The carrying amounts reported in the balance sheets for cash and cash equivalents approximate fair value.

  Accounts Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value.

  Long-Term Debt and Capital Lease Obligations

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the balance sheets for long-term debt and capital lease obligations approximate fair value.

INVENTORIES

     Inventories are stated at the lower of cost or market as determined by the first-in, first-out (FIFO) method and consist of heating and air conditioning units ready for installation and related parts and supplies.

                     COASTAL AIR CONDITIONING SERVICE, INC.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation and amortization are provided on the straight-line method over the following useful lives:

                                                                                    YEARS
                                                                                    -----
    Machinery and equipment.......................................................     8
    Vehicles......................................................................     6
    Leasehold improvements........................................................    10

WARRANTIES

     The Company provides a one-year warranty on parts and labor for all construction and a two-year warranty on parts and labor for all replacement service. This warranty runs concurrent with the manufacturer's warranty on parts and for the first year on labor. The Company accrues future warranty costs based upon the relationship of prior year's sales to actual warranty costs. It is the Company's policy to classify the entire warranty accrual as a current liability.

ADVERTISING

     The Company's policy is to expense advertising costs as incurred. Amounts paid for advertising were approximately $32,300, $24,600 and $59,100 for the years ended December 31, 1993, 1994 and 1995.

INCOME TAXES

     The Company uses the liability method of accounting for income taxes as provided in Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results inevitably will differ from those estimates, and such differences may be material to the financial statements.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     During the years ended December 31, 1993, 1994 and 1995 amounts charged to bad debt expense totaled $19,587, $5,240 and $22,098, respectively and accounts written off, net of recoveries were $0, $19,587 and $7,588, respectively.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Company has considered the impact of newly issued financial accounting opinions, principally Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued opinions would have a significant impact on the Company's financial statements.

                     COASTAL AIR CONDITIONING SERVICE, INC.

2. CONTRACTS IN PROGRESS

     Contracts in process consist of the following:

                                                                         DECEMBER 31,
                                                                     ---------------------
                                                                       1994         1995
                                                                     --------     --------
    Contracts on the percentage-of-completion method:
      Expenditures on uncompleted contracts........................  $136,541     $ 86,585
      Estimated earnings...........................................    65,217       53,708
                                                                     --------     --------
                                                                      201,758      140,293
    Less applicable progress billings..............................   180,580      130,318
                                                                     --------     --------
    Costs and estimated earnings in excess of billings.............  $ 21,178     $  9,975
                                                                     ========     ========

     As of December 31, 1994 and 1995, there were no contracts with billings in excess of costs and estimated earnings.

     Progress billings on contracts bear a relation to costs incurred, but are not indicative of the ultimate profit or loss on a contract.

3. CREDIT AGREEMENT

     The Company purchases substantially all of its inventory from a major manufacturer of air conditioners under a credit agreement secured by such inventory. Payment is due in three equal installments over 90 days following the receipt of such inventory. Amounts payable under this agreement as of December 31, 1994 and 1995 were $131,138 and $82,500, respectively.

                     COASTAL AIR CONDITIONING SERVICE, INC.

3. LONG-TERM DEBT AND CAPITAL LEASES

     Long-term debt consists of:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                         1994       1995
                                                                       --------   --------
    Secured line of credit with a bank, borrowings of $50,000
      available
      at 9.5%........................................................  $     --   $     --
    Notes payable to a bank, secured by six vehicles bearing interest at 9.0%. Interest and principal payments of $2,120 are due
      through December 1999. ........................................        --     85,000
    Note payable to a bank, secured by two vans, bearing interest at
      7.25%. Interest and principal payments of $540 are due monthly
      through March 1999. ...........................................    24,469     19,006
    Note payable to a bank, secured by a vehicle, software, leasehold improvements and personal guaranty of stockholder, bearing interest at 1% above prime (8.5% at December 31, 1995).
      Interest and principal payments of $1,241 are due monthly
      through November 1997. ........................................    38,044     26,060
    Note payable to a bank, secured by two trucks, bearing interest at 7.0%. Interest and principal payments of $451 are due
      monthly through January 1996. .................................     5,863        451
    Notes payable, secured by two vans, with imputed interest of 10%.
      Interest and principal payments of $1,693 were made through
      September 1995. ...............................................     9,942         --
    Note payable to an employee bearing interest at 10%. Interest and
      principal payments of $1,496 were made through April 1996. ....        --      4,854
                                                                       --------   --------
                                                                         78,318    135,371
    Less current portion.............................................   (32,801)   (43,620)
                                                                       --------   --------
                                                                       $ 45,517   $ 91,751
                                                                       ========   ========

     As of December 31, 1995, the aggregate amounts of annual principal maturities of long-term debt are as follows:

        1996..............................................................  $ 43,620
        1997..............................................................    39,049
        1998..............................................................    26,501
        1999..............................................................    26,201
                                                                            --------
                                                                            $135,371
                                                                            ========

                     COASTAL AIR CONDITIONING SERVICE, INC.

     The Company leases certain equipment and vehicles under capital leases. Future lease payments for the capital lease obligations at December 31, 1995 are as follows:

        1996..............................................................  $ 20,395
        1997..............................................................    17,718
        1998..............................................................     8,175
        1999..............................................................     8,175
        2000..............................................................     3,581
                                                                            --------
        Total minimum lease payments......................................    58,044
        Less amount representing interest.................................    (8,069)
                                                                            --------
        Present value of net minimum lease payments.......................    49,975
        Less current portion..............................................   (15,566)
                                                                            --------
        Long-term capital lease obligations...............................  $ 34,409
                                                                            ========

     Equipment with a cost of $59,212 and $96,719 and accumulated amortization of $19,125 and $31,227 related to these capital leases is included in property and equipment as of December 31, 1994 and 1995, respectively.

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the balance sheet for long-term debt and capital lease obligations approximate fair value.

4. OPERATING LEASES

     Total rental expense for all operating leases was $40,500, $50,502 and $60,074 for 1993, 1994 and 1995, respectively. The Company leases certain equipment and vehicles under terms of noncancelable operating lease agreements which expire at various dates through January 2000 and have an initial noncancelable term of one year or more. Minimum rental commitments at December 31, 1995 under operating leases are as follows:

                                                                             OPERATING
                                                                             LEASES
                                                                             -------
        1996...............................................................  $20,693
        1997...............................................................   20,142
        1998...............................................................    5,211
                                                                             -------
                                                                             $46,046
                                                                             =======

5. EMPLOYEE BENEFIT PLANS

     The Company has a defined-contribution employee benefit plan incorporating provisions of section 401(k) of the Internal Revenue Code. Substantially all employees are eligible to participate in the plan. Under the plan's provisions, a plan member may annually contribute, on a tax-deferred basis, up to 15% of total compensation, not to exceed the maximum established annually by the Internal Revenue Service. Any Company contributions are made at stockholder's discretion. The Company contributed $30,000 and $40,000 for the years ended December 31, 1994 and 1995, respectively.

6. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company has guaranteed a $314,266 personal loan of its stockholder with a bank dated January 1994 and due January 2004.

                     COASTAL AIR CONDITIONING SERVICE, INC.

7. STOCKHOLDER'S COMPENSATION

     Stockholder's compensation, consisting of salary and cash bonuses, is included in selling, general and administrative expenses and totaled $54,000, $58,000 and $150,000 for the years ended December 31, 1993, 1994 and 1995, respectively.

8. INCOME TAXES

     Income tax provision (benefit) expense consists of the following:

                                                                 YEAR ENDED DECEMBER 31,
                                                               ----------------------------
                                                                1993      1994       1995
                                                               -------   -------   --------
    Current:
      Federal................................................  $    --   $52,650   $ 77,233
      State..................................................       --    11,359     15,384
                                                               -------   -------   --------
                                                                    --    64,009     92,617
    Deferred:
      Federal and State......................................   59,743    16,508    (12,781)
                                                               -------   -------   --------
                                                               $59,743   $80,517   $ 79,836
                                                               =======   =======   ========

     Significant components of the deferred tax assets and liabilities are as follows:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                         1994       1995
                                                                       --------   --------
    Deferred tax liabilities:
      Capitalized overhead...........................................  $(21,594)  $(11,859)
      Other..........................................................    (3,037)    (8,351)
                                                                       --------   --------
    Deferred tax liabilities.........................................   (24,631)   (20,210)
    Deferred tax assets:
      Bad debt reserve...............................................     1,989      7,496
      Passive activity loss carryforwards............................     9,490      9,490
      Other..........................................................    20,581     23,434
                                                                       --------   --------
    Deferred tax assets..............................................    32,060     40,420
                                                                       --------   --------
    Net deferred tax assets..........................................  $  7,429   $ 20,210
                                                                       ========   ========

     Management has evaluated the need for a valuation allowance for all or a portion of the deferred tax assets and believes that the deferred tax assets will more likely than not be realized. Accordingly, no valuation allowance has been recorded for the year ended December 31, 1995.

     The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 34% to income before provision for deferred income taxes. The differences are summarized as follows:

                                                                       DECEMBER 31,
                                                                ---------------------------
                                                                 1993      1994      1995
                                                                -------   -------   -------
    Tax provision at statutory rate...........................  $55,079   $77,871   $73,829
    State income tax..........................................       --    11,520    10,892
    Other, net................................................    4,664    (8,874)   (4,885)
                                                                -------   -------   -------
                                                                $59,743   $80,517   $79,836
                                                                =======   =======   =======

                     COASTAL AIR CONDITIONING SERVICE, INC.

9. RELATED PARTY TRANSACTIONS

     The Company has a note receivable from its stockholder which accrues interest at 6%. Amounts receivable under this note were $150,763 and $135,944 at December 31, 1994 and 1995, respectively.

     The Company's note payable to its stockholder bears interest at 8% and is payable through January 2004. Amounts due under this note were $202,345 and $186,548 at December 31, 1994 and 1995, respectively. The aggregate amounts of annual principal maturities are $17,107, $18,527, $20,065, $21,730, $23,534 and
$85,585 for 1996, 1997, 1998, 1999, 2000 and thereafter, respectively.

     The Company leases its office and warehouse facility from its stockholder. Rental payments of $40,500, $40,400 and $40,875 related to this lease were made in the years ended December 31, 1993, 1994 and 1995, respectively. Under the terms of this lease, the Company paid property taxes related to the lease facilities of $3,500, $3,800 and $3,600 in the years ended December 31, 1993, 1994 and 1995, respectively.

10. RECAPITALIZATION AND INITIAL PUBLIC OFFERING

     The Company plans to exchange shares of its common stock in exchange for shares of common stock and cash of Service Experts, Inc. simultaneously with Service Experts, Inc. closing the initial public offering of its common stock. Service Experts, Inc. was formed primarily for the purpose of acquiring air conditioning and heating companies, similar to the Company, in exchange for shares of its common stock and cash. The combination is to be effected in accordance with executed combination agreements with air conditioning and heating companies and Service Experts, Inc.

11. UNAUDITED INTERIM FINANCIAL INFORMATION

     The accompanying balance sheet as of June 30, 1996 and statements of operations and cash flows for the six months ended June 30, 1995 and 1996 have been prepared by management and are unaudited. The interim financial statements include all adjustments, (consisting of normal recurring accruals) considered necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted from the interim financial statements. The interim financial statements should be read in conjunction with the audited financial statements appearing herein. The results of the interim periods may not be indicative of operating results for the full year.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholders
Contractor Success Group, Inc.

     We have audited the accompanying balance sheets of Contractor Success Group, Inc. as of December 31, 1994 and 1995, and the related statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Contractor Success Group, Inc. at December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Nashville, Tennessee
May 10, 1996

                         CONTRACTOR SUCCESS GROUP, INC.

                                 BALANCE SHEETS

                                                                  DECEMBER 31,
                                                              ---------------------    JUNE 30,
                                                                1994        1995         1996
                                                              --------   ----------   ----------
                                                                                      (UNAUDITED)
                                             ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 83,714   $  218,228   $  135,939
  Receivables:
     Current portion of notes receivable, net of allowance
       for doubtful accounts of $79,216 in 1995, $56,387 at
       June 30, 1996........................................   270,795      231,232      224,161
     Trade..................................................    41,688       69,365      240,883
     Related party..........................................   204,456      389,688       47,950
     Employee...............................................    18,000          149          149
     Other..................................................        --       10,000           --
                                                              --------   ----------   ----------
                                                               534,939      700,434      513,143
  Prepaid expenses and other current assets.................     7,421        5,573       66,428
                                                              --------   ----------   ----------
Total current assets........................................   626,074      924,235      715,510
Notes receivable, net of current portion....................   309,725      310,294      300,806
Property and equipment:
  Furniture and fixtures....................................    68,773       86,656       93,402
  Equipment.................................................        --      100,000      100,000
                                                              --------   ----------   ----------
                                                                68,773      186,656      193,402
  Less accumulated depreciation.............................   (22,932)     (45,267)     (70,438)
                                                              --------   ----------   ----------
                                                                45,841      141,389      122,964
Other assets................................................    13,572       34,773       35,541
                                                              --------   ----------   ----------
          Total assets......................................  $995,212   $1,410,691   $1,174,821
                                                              ========    =========    =========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt...........................................  $     --   $  251,534   $       --
  Trade accounts payable and accrued liabilities............   150,435      268,613      155,529
  Accounts payable to related parties.......................     8,233      111,346           --
  Accrued compensation......................................    31,060       34,672       32,680
  Current portion of capital leases.........................     3,619        5,743           --
                                                              --------   ----------   ----------
Total current liabilities...................................   193,347      671,908      188,209
Capital lease obligations, less current portion.............     2,216        6,000           --
Other liabilities...........................................    14,677        1,624           --
                                                              --------   ----------   ----------
Total liabilities...........................................   210,240      679,532      188,209
Stockholders' equity:
  Common stock, $1 par value; authorized, issued and
     outstanding -- 5,000 shares............................     5,000        5,000        5,000
  Retained earnings.........................................   779,972      726,159      981,612
                                                              --------   ----------   ----------
          Total stockholders' equity........................   784,972      731,159      986,612
                                                              --------   ----------   ----------
          Total liabilities and stockholders' equity........  $995,212   $1,410,691   $1,174,821
                                                              ========    =========    =========

                            See accompanying notes.

                         CONTRACTOR SUCCESS GROUP, INC.

                              STATEMENTS OF INCOME

                                                                                 SIX MONTHS ENDED
                                             YEAR ENDED DECEMBER 31,                 JUNE 30,
                                       ------------------------------------   -----------------------
                                          1993         1994         1995         1995         1996
                                       ----------   ----------   ----------   ----------   ----------
                                                                                    (UNAUDITED)
Net revenue..........................  $2,414,497   $2,740,976   $3,229,558   $1,570,089   $1,693,636
Cost of goods sold...................     466,196      414,938      615,245      263,124      300,528
                                       ----------   ----------   ----------   ----------   ----------
Gross margin.........................   1,948,301    2,326,038    2,614,313    1,306,965    1,393,108
Selling, general and administrative
  expenses...........................   1,171,461    1,453,813    1,260,005      514,537      732,524
Bad debt expense.....................      53,358        2,611       79,216       22,829           --
                                       ----------   ----------   ----------   ----------   ----------
Income from operations...............     723,482      869,614    1,275,092      769,599      660,584
Other income (expense):
  Interest expense...................      (1,015)      (1,851)     (10,196)      (1,575)      (7,331)
  Interest income....................     119,019      106,388      125,491       50,667       69,200
  Other income.......................      56,263           --        7,800        1,082       13,000
                                       ----------   ----------   ----------   ----------   ----------
                                          174,267      104,537      123,095       50,174       74,869
                                       ----------   ----------   ----------   ----------   ----------
Net income...........................  $  897,749   $  974,151   $1,398,187   $  819,773   $  735,453
                                        =========    =========    =========    =========    =========

                            See accompanying notes.

                         CONTRACTOR SUCCESS GROUP, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                         COMMON STOCK,
                                                         $1 PAR VALUE
                                                        ---------------    RETAINED
                                                        SHARES   AMOUNT    EARNINGS        TOTAL
                                                        ------   ------   -----------   -----------
Balance at December 31, 1992..........................  5,000    $5,000   $   731,044   $   736,044
  Capital distributions...............................     --        --      (972,972)     (972,972)
  Net income..........................................     --        --       897,749       897,749
                                                        ------   ------   -----------   -----------
Balance at December 31, 1993..........................  5,000     5,000       655,821       660,821
  Capital distributions...............................     --        --      (850,000)     (850,000)
  Net income..........................................     --        --       974,151       974,151
                                                        ------   ------   -----------   -----------
Balance at December 31, 1994..........................  5,000     5,000       779,972       784,972
  Capital distributions...............................     --        --    (1,452,000)   (1,452,000)
  Net income..........................................     --        --     1,398,187     1,398,187
                                                        ------   ------   -----------   -----------
Balance at December 31, 1995..........................  5,000     5,000       726,159       731,159
  Capital distributions (unaudited)...................     --        --      (480,000)     (480,000)
  Net income (unaudited)..............................     --        --       735,453       735,453
                                                        ------   ------   -----------   -----------
Balance at June 30, 1996 (unaudited)..................  5,000    $5,000   $   981,612   $   986,612
                                                        =====    ======    ==========    ==========

                            See accompanying notes.

                         CONTRACTOR SUCCESS GROUP, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                SIX MONTHS ENDED
                                             YEAR ENDED DECEMBER 31,                JUNE 30,
                                       ------------------------------------   ---------------------
                                         1993        1994          1995         1995        1996
                                       --------   -----------   -----------   ---------   ---------
                                                                                   (UNAUDITED)
OPERATING ACTIVITIES
Net income...........................  $897,749   $   974,151   $ 1,398,187   $ 819,773   $ 735,453
Adjustments to reconcile net income
  to net cash provided by operating
  activities:
  Depreciation and amortization......     9,115        12,249        22,335       3,153      25,973
  Provisions for loss on notes
     receivable......................        --            --        79,216          --          --
  Changes in assets and liabilities:
     Receivables.....................   (10,074)      (19,908)      (19,826)    (95,196)   (161,518)
     Prepaid expenses and other
       current assets................    (3,009)        1,407         1,848       5,983     (60,855)
     Notes receivable................    32,514        20,663       (40,222)     81,736      16,559
     Trade accounts payable and
       accrued liabilities...........    54,960        78,527       118,178     (13,156)   (113,084)
     Accrued compensation............     5,457        (9,115)        3,612     (15,216)     (1,992)
     Other liabilities...............     8,069         4,810       (11,519)    (13,865)     (3,158)
                                       --------   -----------   -----------   ---------   ---------
Net cash flow provided by operating
  activities.........................   994,781     1,062,784     1,551,809     773,212     437,378
INVESTING ACTIVITIES
Purchase of property and equipment...   (31,666)       (5,975)     (105,998)    (99,977)     (6,746)
Increase in other assets.............    (2,341)       (4,294)      (21,201)    (20,010)     (1,570)
                                       --------   -----------   -----------   ---------   ---------
Net cash used in investing
  activities.........................   (34,007)      (10,269)     (127,199)   (119,987)     (8,316)
FINANCING ACTIVITIES
Proceeds from short-term debt........        --            --       250,000      50,000          --
Payments on short-term debt..........        --            --            --          --    (250,000)
Payments of capital leases...........    (1,431)       (3,020)       (5,977)     (7,242)    (11,743)
Accounts receivable and accounts
  payable to related parties.........    17,292      (160,679)      (82,119)    (15,349)    230,392
Distributions to shareholders........  (972,972)     (850,000)   (1,452,000)   (355,000)   (480,000)
                                       --------   -----------   -----------   ---------   ---------
Net cash used in financing
  activities.........................  (957,111)   (1,013,699)   (1,290,096)   (327,591)   (511,351)
                                       --------   -----------   -----------   ---------   ---------
Increase (decrease) in cash and cash
  equivalents........................     3,663        38,816       134,514     325,634     (82,289)
Cash and cash equivalents at
  beginning of year..................    41,235        44,898        83,714      83,714     218,228
                                       --------   -----------   -----------   ---------   ---------
Cash and cash equivalents at end of
  year...............................  $ 44,898   $    83,714   $   218,228   $ 409,348   $ 135,939
                                       ========    ==========    ==========   =========   =========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid........................  $  1,015   $     1,851   $     8,662   $   1,575   $   8,865
                                       ========    ==========    ==========   =========   =========
Income tax paid......................  $     --   $        --   $        --   $      --   $      --
                                       ========    ==========    ==========   =========   =========
Purchase of equipment through capital
  leases.............................  $  5,070   $     3,559   $    11,885   $  14,056   $      --
                                       ========    ==========    ==========   =========   =========

                            See accompanying notes.

                         CONTRACTOR SUCCESS GROUP, INC.

                         NOTES TO FINANCIAL STATEMENTS
               DECEMBER 31, 1993, 1994 AND 1995 AND JUNE 30, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     Contractor Success Group, Inc. ("the Company") provides management consulting, marketing services, reporting mechanisms, lead generation tools, sales techniques, implementation materials and customized training for its member companies in the heating, ventilation and air conditioning contracting ("HVAC") industry. The Company currently has over 270 members throughout the United States and Canada.

RECOGNITION OF INCOME

     Initial membership fees, less a provision for estimated uncollectible amounts, are recognized on the date the membership agreement is signed given that the fees are nonrefundable, and all obligations have been substantially performed by the Company. Initial membership fees included in net revenue totaled $1,071,000, $1,120,000 and $900,000 during 1993, 1994 and 1995, respectively.

     Quarterly dues, less a provision for estimated uncollectible amounts, are recognized in the same period the services and obligations are performed.

     Revenue from sales of copyrighted literature is recognized on the date of sale.

CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash

     The carrying amounts reported in the balance sheets for cash and cash equivalents approximate fair value.

  Accounts Receivable, Notes Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable, notes receivable and accounts payable approximate fair value.

  Capital Lease Obligations

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the balance sheets for capital lease obligations approximate fair value.

NOTES RECEIVABLE

     Notes receivable are accepted from members who desire to finance a portion of their initial membership fee. The original principal balance generally does not exceed $15,000 and the notes typically involve a three-year term, accrue interest at 18% and are payable in equal monthly installments of principal and interest. The notes are periodically reviewed for collectibility and reserves are established at the time it appears that collectibility is uncertain.

                         CONTRACTOR SUCCESS GROUP, INC.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     During the years ended December 31, 1993, 1994 and 1995 amounts charged to bad debt expense totaled $53,358, $2,611 and $79,216, respectively and accounts written off, net of recoveries were $0, $0 and $79,216, respectively.

PROPERTY AND EQUIPMENT

     Property and equipment are stated on the basis of cost. Depreciation is provided on the straight-line method over the following useful lives:

                                                                                    YEARS
                                                                                    -----
    Furniture and fixtures........................................................   3-7
    Equipment.....................................................................     7

     Depreciation expense totaled $9,114, $12,249 and $22,335 during 1993, 1994 and 1995, respectively.

INTANGIBLE AND OTHER ASSETS

     Intangible assets, included in other assets, represent the cost of organization, copyrights, trademarks, and other intangible assets less accumulated amortization. Amortization is provided on the straight-line method over five to 15 years. The remaining other assets represent amounts on deposit. The carrying values of intangible and other assets are summarized as follows:

                                                                           DECEMBER 31,
                                                                         -----------------
                                                                          1994      1995
                                                                         -------   -------
    Copyrights.........................................................  $10,505   $11,405
    Trademarks.........................................................    2,885     6,883
    Other intangible assets............................................    1,500    19,500
    Deposits...........................................................    2,000     2,000
                                                                         -------   -------
                                                                          16,890    39,788
    Less accumulated amortization                                         (3,318)   (5,015)
                                                                         -------   -------
                                                                         $13,572   $34,773
                                                                         =======   =======

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     The stockholders of the Company have elected under Subchapter S of the Internal Revenue Code to include the Company's income in their own income for federal income tax purposes and state income tax purposes. Accordingly, the Company is not subjected to income taxes.

NEWLY ISSUED ACCOUNTING STANDARDS

The Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued pronouncements would have a significant impact on the Company's financial statements.

                         CONTRACTOR SUCCESS GROUP, INC.

2. SHORT-TERM DEBT

     During May 1995, the Company secured a line of credit with a bank that expired May 1, 1996. Based on its terms, the Company could borrow up to $500,000 at a variable rate of interest. The agreement is secured by the notes and accounts receivable balances of the Company with the Company's stockholders acting as personal guarantors.

     At December 31, 1995, the Company had borrowings of $250,000 and accrued interest expense of $1,534 in accordance with this agreement. The Company paid $6,156 of interest during 1995 at a weighted-average interest rate of 9.25%.

     At May 1, 1996, the bank began renewing the line of credit on a monthly basis.

3. LEASES

     Total rental expense for all operating leases was $82,798, $82,798 and $58,036 during 1993, 1994 and 1995, respectively. Portions of this rental expense totaling $545, $40,427 and $26,175 during 1993, 1994 and 1995, respectively, were reimbursed by related parties based on allocations using percentages of total occupancy. The Company leases office facilities under terms of a noncancelable operating lease agreement which expires during 1997. Minimum rental commitments at December 31, 1995 under capital and operating leases having an initial noncancelable term of one year or more are as follows:

                                                                        CAPITAL   OPERATING
                                                                        LEASES     LEASES
                                                                        -------   ---------
    1996..............................................................  $ 7,370   $  58,620
    1997..............................................................    5,192      56,751
    1998..............................................................    1,652          --
                                                                        -------   ---------
                                                                         14,214   $ 115,371
                                                                                   ========
    Amounts representing interest.....................................   (2,471)
                                                                        -------
    Present value of net minimum rentals (including $5,743 classified as current).....................................................  $11,743
                                                                        =======

     The carrying values of assets under capital leases, which are included with owned assets in the accompanying balance sheets, are as follows:

                                                                           DECEMBER 31,
                                                                         -----------------
                                                                          1994      1995
                                                                         -------   -------
    Furniture and fixtures.............................................  $10,361   $22,246
    Less accumulated amortization......................................    6,234    11,562
                                                                         -------   -------
    Net property, plant and equipment under capital leases.............  $ 4,127   $10,684
                                                                         =======   =======

     Amortization of the assets under capital leases is included in depreciation expense.

4. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company is a party to various of legal proceedings arising in the ordinary course of its business. In the opinion of management, the resolution of these proceedings will not have a material adverse effect on the financial position or results of operations of the Company.

     The Company maintains general liability insurance coverage and an umbrella policy to ensure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

                         CONTRACTOR SUCCESS GROUP, INC.

5. STOCKHOLDERS' COMPENSATION

     Stockholders' compensation which consisted of salary and cash bonuses is included in selling, general and administrative expenses and totaled $579,231, $400,000 and $300,000 during 1993, 1994 and 1995, respectively.

     Capital distributions to stockholders totaled $972,972, $850,000 and $1,452,000 during 1993, 1994 and 1995, respectively.

6. INCOME TAXES

     The Company is an S corporation; accordingly, income tax liabilities are the responsibility of the respective owners. Under these provisions, the Company generally does not pay corporate income taxes; rather the income or loss is allocated to each stockholder for inclusion in their respective income tax returns. Because of this practice, provisions for income taxes and deferred tax assets and liabilities of these taxable entities have not been reflected in these financial statements.

PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

     As discussed previously in this note, the Company operates under Subchapter S of the Internal Revenue Code and is not subject to corporate federal income tax. In connection with the contemplated initial public offering (see Note 8), the Subchapter S election will be terminated. As a result, the Company will be subject to corporate income taxes subsequent to the termination of S corporation status. The Company had net operating income for income tax purposes of approximately $899,000, $978,000, $1,414,000 and $758,000 for 1993, 1994, 1995
and the six months ended June 30, 1996, respectively. Had the Company filed federal and state income tax returns as a regular corporation for 1993, 1994, 1995 and the six months ended June 30, 1996, income tax expense under the provisions of Financial Accounting Standard No. 109 would have been approximately $342,000, $372,000, $537,000 and $281,000, respectively.

     At the date of termination of S corporation status, the Company will be required to provide for a deferred tax asset for cumulative temporary differences between financial reporting and tax reporting. Such deferred taxes will be recognized on the cumulative temporary difference at the date of termination of S corporation status. The effect of recognizing the deferred taxes will be included in income from continuing operations. If the termination of S corporation status had occurred at June 30, 1996, the deferred tax asset would have been approximately $25,000.

7. RELATED PARTY TRANSACTIONS

     During 1995, the Company purchased certain computer equipment for $100,000 from a company owned by one of the stockholders. The Company leases this equipment to various other companies in which the same stockholder has ownership interests. The Company received rental fees of $7,500 during 1995 from these lease agreement.

8. RECAPITALIZATION AND INITIAL PUBLIC OFFERING

     The Company plans to exchange shares of its common stock in exchange for shares of common stock and cash of Service Experts, Inc. simultaneously with Service Experts, Inc. closing the initial public offering of its common stock. Service Experts, Inc. was formed primarily for the purpose of acquiring air conditioning and heating companies, similar to the Company, in exchange for shares of its common stock and cash. The combination is to be effected in accordance with executed combination agreements with air conditioning and heating companies and Service Experts, Inc.

                         CONTRACTOR SUCCESS GROUP, INC.

9. UNAUDITED INTERIM FINANCIAL INFORMATION

     The statements of income and cash flows for the six months ended June 30, 1995 and 1996 (interim financial statements) have been prepared by management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1993, 1994 and 1995 audited financial statements appearing herein. The results of the six months ended June 30, 1995 and 1996 may not be indicative of operating results for the full respective years.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholders
Arrow Heating & Air Conditioning, Inc.

     We have audited the accompanying balance sheets of Arrow Heating & Air Conditioning, Inc. as of December 31, 1994 and 1995, and the related statements of income, stockholders' equity, and cash flows for the period from January 29, 1993 (date operations commenced) through December 31, 1993, and the years ended December 31, 1994 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arrow Heating & Air Conditioning, Inc. at December 31, 1994 and 1995, and the results of its operations and its cash flows for the period from January 29, 1993 (date operations commenced) through December 31, 1993 and the years ended December 31, 1994 and 1995 in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Nashville, Tennessee
May 10, 1996

                     ARROW HEATING & AIR CONDITIONING, INC.

                                 BALANCE SHEETS

                                                                   DECEMBER 31,        JUNE 30,
                                                                -------------------   ----------
                                                                  1994       1995        1996
                                                                --------   --------   ----------
                                                                                      (UNAUDITED)
                                             ASSETS
Current assets:
  Cash and cash equivalents...................................  $126,635   $ 64,080   $  103,184
  Receivables:
     Trade....................................................   174,709    159,862      228,572
     Other....................................................     3,730     49,819       31,435
                                                                --------   --------   ----------
                                                                 178,439    209,681      260,007
  Inventories.................................................   143,308    231,246      272,030
  Prepaid expenses and other current assets...................     5,214     11,436       48,454
                                                                --------   --------   ----------
          Total current assets................................   453,596    516,443      683,675
Property and equipment:
  Machinery and equipment.....................................    56,106    158,408      183,732
  Vehicles....................................................   150,712    216,203      279,202
  Leasehold improvements......................................     3,495     14,050       14,050
                                                                --------   --------   ----------
                                                                 210,313    388,661      476,984
  Less accumulated depreciation and amortization..............   (23,793)   (78,941)    (118,293)
                                                                --------   --------   ----------
                                                                 186,520    309,720      358,691
Other assets..................................................     9,398      4,845        3,800
                                                                --------   --------   ----------
          Total assets........................................  $649,514   $831,008   $1,046,166
                                                                ========   ========    =========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable and other accrued liabilities........  $127,352   $132,706   $  187,373
  Due to related parties......................................        --      2,400      180,972
  Accrued compensation........................................    15,454     23,866       61,097
  Accrued taxes, other than income............................    20,568     29,430       17,600
  Accrued warranties..........................................    22,501     16,009       16,009
  Deferred revenue............................................    32,481     26,710       22,469
  Related Party Notes.........................................    40,000
  Current portion of long-term debt and capital lease
     obligations..............................................    59,943     66,180      140,945
                                                                --------   --------   ----------
          Total current liabilities...........................   318,299    294,901      626,465
Long-term debt, net of current portion........................   132,283    104,467       75,149
Capital lease obligations, less current portion...............        --     26,406       21,717
Deferred credit...............................................    12,819         --           --
Stockholders' equity:
  Common stock, no par value, 4,500 shares authorized, 100
     shares issued and outstanding............................    10,000     10,000       10,000
  Nonvoting common stock, no par value, 4,500 shares
     authorized,
     100 shares issued and outstanding........................        --         --           --
  Retained earnings...........................................   176,113    395,234      312,835
                                                                --------   --------   ----------
          Total stockholders' equity..........................   186,113    405,234      322,835
                                                                --------   --------   ----------
          Total liabilities and stockholders' equity..........  $649,514   $831,008   $1,046,166
                                                                ========   ========    =========

                            See accompanying notes.

                     ARROW HEATING & AIR CONDITIONING, INC.

                              STATEMENTS OF INCOME

                                      PERIOD FROM
                                      JANUARY 29,
                                       1993 (DATE
                                       OPERATIONS
                                       COMMENCED)                               SIX MONTHS ENDED JUNE
                                        THROUGH      YEAR ENDED DECEMBER 31,             30,
                                      DECEMBER 31,   -----------------------   -----------------------
                                          1993          1994         1995         1995         1996
                                      ------------   ----------   ----------   ----------   ----------
                                                                                     (UNAUDITED)
Net revenues........................    $906,693     $1,968,756   $3,228,359   $1,389,869   $1,993,696
Cost of goods sold..................     503,322      1,324,454    2,127,976    1,006,699    1,235,182
                                      ------------   ----------   ----------   ----------   ----------
Gross margin........................     403,371        644,302    1,100,383      383,170      758,514
Selling, general and administrative
  expenses..........................     315,519        472,722      768,748      361,411      534,443
Bad debt expense....................         446            252          505          735        1,569
                                      ------------   ----------   ----------   ----------   ----------
Income from operations..............      87,406        171,328      331,130       21,024      222,502
Other income (expense):
  Interest expense..................     (11,554)       (14,854)     (21,419)     (10,513)     (10,929)
  Interest income...................       1,253          1,819        1,811          633          339
  Other income (expense)............      16,226          4,989         (171)         533        1,855
                                      ------------   ----------   ----------   ----------   ----------
                                           5,925         (8,046)     (19,779)      (9,347)      (8,735)
                                      ------------   ----------   ----------   ----------   ----------
Net income..........................    $ 93,331     $  163,282   $  311,351   $   11,677   $  213,767
                                      ==========      =========    =========    =========    =========

                            See accompanying notes.

                     ARROW HEATING & AIR CONDITIONING, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                    NONVOTING
                                                   COMMON            COMMON
                                                   STOCK,         STOCK, NO PAR
                                                NO PAR VALUE          VALUE
                                              ----------------   ---------------   RETAINED
                                              SHARES   AMOUNT    SHARES   AMOUNT   EARNINGS    TOTAL
                                              ------   -------   ------   ------   --------   --------
Issuance of stock for initial capital
  contribution..............................    100    $10,000      --     $ --    $     --   $ 10,000
  Capital distributions.....................     --         --      --       --     (24,500)   (24,500)
  Net income................................     --         --      --       --      93,331     93,331
                                              ------   -------   ------   ------   --------   --------
Balance at December 31, 1993................    100     10,000      --       --      68,831     78,831
  Capital distributions.....................     --         --      --       --     (56,000)   (56,000)
  Net income................................     --         --      --       --     163,282    163,282
                                              ------   -------   ------   ------   --------   --------
Balance at December 31, 1994................    100     10,000      --       --     176,113    186,113
  Capital distributions.....................     --         --      --       --     (92,230)   (92,230)
  Stock dividend............................     --         --     100       --          --         --
  Net income................................     --         --      --       --     311,351    311,351
                                              ------   -------   ------   ------   --------   --------
Balance at December 31, 1995................    100     10,000     100       --     395,234    405,234
  Net income (unaudited)....................     --         --      --       --     213,767    213,767
  Distributions (unaudited).................     --         --      --       --    (296,166)  (296,166)
                                              ------   -------   ------   ------   --------   --------
Balance at June 30, 1996 (unaudited)........    100    $10,000     100     $ --    $312,835   $322,835
                                              =====    =======   =====    ======   ========   ========

                            See accompanying notes.

                     ARROW HEATING & AIR CONDITIONING, INC.

                            STATEMENTS OF CASH FLOWS

                                             PERIOD FROM
                                             JANUARY 29,
                                              1993 (DATE
                                              OPERATIONS
                                              COMMENCED)         YEAR ENDED           SIX MONTHS ENDED
                                               THROUGH          DECEMBER 31,              JUNE 30,
                                             DECEMBER 31,   ---------------------   ---------------------
                                                 1993         1994        1995        1995        1996
                                             ------------   ---------   ---------   ---------   ---------
                                                                                         (UNAUDITED)
OPERATING ACTIVITIES
Net income.................................    $ 93,331     $ 163,282   $ 311,351   $  11,677   $ 213,767
Adjustments to reconcile net income to net
  cash provided by (used in) operating
  activities:
  Depreciation and amortization............      (2,135)       16,574      49,381      18,865      39,351
  Provisions for loss on (recoveries of)
     accounts receivable...................         446           252         505          --          --
  Gain on asset disposals..................          --        (4,062)         --          --          --
  Changes in assets and liabilities:
     Receivables...........................      (6,296)      (96,956)    (31,747)    (78,269)    (50,326)
     Inventories...........................      (9,245)      (82,413)    (87,938)    (34,793)    (40,784)
     Prepaid expenses and other current
       assets..............................      (2,888)        9,467      (6,222)    (10,153)    (37,018)
     Trade accounts payable and other
       accrued liabilities.................     (59,367)      100,155       5,354     131,599      54,667
     Accrued compensation..................       1,213         7,948       8,412      38,974      37,231
     Accrued taxes, other than income......      (1,898)       12,349       8,862       2,940     (11,830)
     Accrued warranties....................       8,346        14,155      (6,492)      7,285          --
     Deferred revenue......................       6,773        25,708      (5,771)    (32,481)     (4,241)
                                             ------------   ---------   ---------   ---------   ---------
Net cash provided by operating
  activities...............................      28,280       166,459     245,695      55,644     200,817
INVESTING ACTIVITIES
Purchase of property and
  equipment................................      (5,926)     (134,869)   (140,413)   (102,212)    (88,323)
Proceeds from sale of property and
  equipment................................          --         5,700         483          --          --
Purchase of business, net of cash acquired
  of $63,753...............................      (8,247)           --          --          --          --
Other deferred credits.....................      65,350            --          --          --       1,045
Increase in other assets...................          --            --      (1,999)         --          --
                                             ------------   ---------   ---------   ---------   ---------
Net cash provided by (used in) investing
  activities...............................      51,177      (129,169)   (141,929)   (102,212)    (87,278)
FINANCING ACTIVITIES
Proceeds of long-term debt.................      61,081        79,621     215,378      78,105      73,617
Payments of long-term debt and capital
  lease obligations........................     (13,916)      (36,398)   (289,469)    (30,123)    (32,858)
Due to related parties.....................          --            --          --       2,400     180,972
Distributions to shareholders..............     (24,500)      (56,000)    (92,230)    (32,462)   (296,166)
                                             ------------   ---------   ---------   ---------   ---------
Net cash provided by (used in) financing
  activities...............................      22,665       (12,777)   (166,321)     17,920     (74,435)
                                             ------------   ---------   ---------   ---------   ---------
Increase (decrease) in cash and cash
  equivalents..............................     102,122        24,513     (62,555)    (28,648)     39,104
Cash and cash equivalents at beginning of
  year.....................................          --       102,122     126,635     126,635      64,080
                                             ------------   ---------   ---------   ---------   ---------
Cash and cash equivalents at end of year...    $102,122     $ 126,635   $  64,080   $  97,987   $ 103,184
                                             ==========     =========   =========   =========   =========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid..............................    $ 11,554     $  14,854   $  21,419   $  10,513   $   9,928
                                             ==========     =========   =========   =========   =========
Purchase of equipment through capital
  leases and financing arrangements........    $ 15,213     $  56,625   $  38,918   $  17,382   $      --
                                             ==========     =========   =========   =========   =========

                            See accompanying notes.

                     ARROW HEATING & AIR CONDITIONING, INC.

                         NOTES TO FINANCIAL STATEMENTS
                  DECEMBER 31, 1994 AND 1995 AND JUNE 30, 1996

1. ORGANIZATION AND NATURE OF OPERATIONS

ORGANIZATION

     Arrow Heating & Air Conditioning, Inc. (the Company) was incorporated in December 1992. On January 29, 1993, the Company commenced operations through the acquisition of a business accounted for as a purchase for $72,000. The fair value of the assets purchased was $181,221, net of cash acquired of $63,753, and liabilities of $172,974 were assumed.

NATURE OF OPERATIONS

     The Company operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for residential customers.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

RECOGNITION OF INCOME

     Revenues on the Company's heating and air conditioning installation, service and maintenance are recognized upon completion of the services.

     Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base.

CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash

     The carrying amounts reported in the balance sheets for cash and cash equivalents approximate fair value.

  Accounts Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value.

  Long-Term Debt and Capital Lease Obligations

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the balance sheets for long-term debt and capital lease obligations approximate fair value.

                     ARROW HEATING & AIR CONDITIONING, INC.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined by the first-in, first-out (FIFO) method for all inventories consist of:

                                                                          DECEMBER 31,
                                                                      --------------------
                                                                        1994        1995
                                                                      --------    --------
    Supplies and materials..........................................  $ 61,474    $113,162
    Finished goods (primarily heating and air
      conditioning units)...........................................    81,834     118,084
                                                                      --------    --------
                                                                      $143,308    $231,246
                                                                      ========    ========

PROPERTY AND EQUIPMENT

     Property and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line method over the following useful lives:

                                                                                  YEARS
                                                                                 -------
    Machinery and equipment....................................................  3 to 10
    Vehicles...................................................................  3 to  8
    Leasehold improvements.....................................................  3 to 10

WARRANTIES

     The Company provides the retail customer with a one-year warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts. The Company provides an accrual for future warranty costs based upon the relationship of sales to actual warranty costs.

ADVERTISING COSTS

     The Company expenses advertising costs as incurred. During 1993, 1994 and 1995, the Company expensed $18,500, $55,800 and $79,700 in advertising costs.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     The stockholders of the Company have elected under Subchapter S of the Internal Revenue Code to include the Company's income in their own income for federal income tax purposes and Wisconsin state income tax purposes. Accordingly, the Company is not subject to federal or state income taxes.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     For the period January 29, 1993 (date operations commenced), through December 31, 1993, and the years ended December 31, 1994 and December 31, 1995 amounts charged to bad debt expense totaled $446, $252 and $505, respectively and accounts written off, net of recoveries were $446, $252 and $505, respectively.

                     ARROW HEATING & AIR CONDITIONING, INC.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued pronouncements would have a significant impact on the Company's financial statements.

STOCK DIVIDEND

     On January 1, 1995, the Board of Directors declared a stock dividend of one share of nonvoting common stock for each outstanding share of common stock. The number of shares in the accompanying financial statements have been retroactively adjusted to reflect the stock dividend.

3. LONG-TERM DEBT

     Long-term debt consists of:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                         1994       1995
                                                                       --------   --------
    Vehicle and equipment loans......................................  $123,476   $155,009
    Note payable to the Racine County Economic Development
      Corporation, bearing interest at 7%............................    31,333         --
    Mortgage loan with the Small Business Association................    34,648         --
    Subordinated related party note payable..........................    40,000         --
    Other............................................................     2,769      6,976
                                                                       --------   --------
                                                                        232,226    161,985
    Less current portion.............................................    59,943     57,518
                                                                       --------   --------
                                                                       $172,283   $104,467
                                                                       ========   ========

     The Company has a line of credit with a bank that expires December 19, 1996. Under its terms, the Company can borrow up to $200,000 at the prime rate (8.5% at December 31, 1995) plus 1%. The agreement is secured by substantially all of the Company's assets. At December 31, 1994 and 1995, the Company had no borrowings under this agreement. Payment of any outstanding borrowings is personally guaranteed by the stockholders of the Company.

     The Company has various vehicle and equipment loans from a bank that mature through December 1999. The loans are secured by the related vehicles and equipment, and require monthly principal payments of $4,000 plus interest at the prime rate less 0.5% and monthly payments of $413, including principal and interest at the prime rate plus 1%.

     During the period from January 29, 1993 through September 29, 1995, the Company had a note payable of $40,000 due to an immediate family member of a stockholder, bearing interest at 9.5%. The related interest expense recognized by the Company was $3,500, $3,800 and $3,000 in 1993, 1994 and 1995,
respectively.

     It was not practicable to estimate the fair market value of the Company's long-term debt securities because of a lack of quoted market prices and the inability to estimate fair value without incurring excessive costs.

                     ARROW HEATING & AIR CONDITIONING, INC.

     As of December 31, 1995, the aggregate amounts of annual principal maturities of long-term debt (excluding capital lease obligations) are as follows:

        1996..............................................................  $ 57,518
        1997..............................................................    52,850
        1998..............................................................    46,950
        1999..............................................................     4,667
                                                                            --------
                                                                            $161,985
                                                                            ========

4. LEASES

     Total rental expense for all operating leases was $19,217, $22,804 and $26,600 for 1993, 1994 and 1995, respectively. The Company leases certain office and warehouse facilities under terms of noncancelable operating lease agreements which expire at various dates through January 1999. Minimum rental commitments at December 31, 1995 under capital and operating leases having an initial noncancelable term of one year or more are as follows:

                                                                        CAPITAL   OPERATING
                                                                        LEASES     LEASES
                                                                        -------   ---------
    1996..............................................................  $11,723    $26,917
    1997..............................................................   11,723     23,040
    1998..............................................................   11,723     23,040
    1999..............................................................    6,404      1,920
                                                                        -------   ---------
                                                                         41,573    $74,917
                                                                                   =======
    Amounts representing interest.....................................    6,505
                                                                        -------
    Present value of net minimum rentals (including $8,662 classified as current).....................................................  $35,068
                                                                        =======

     The carrying values of assets under capital leases, which are included with owned assets in the accompanying balance sheets, are as follows:

                                                                            DECEMBER 31,
                                                                          ----------------
                                                                           1994     1995
                                                                          ------   -------
    Machinery and equipment.............................................  $   --   $38,918
    Less accumulated amortization.......................................      --     3,084
                                                                          ------   -------
    Net equipment under capital leases..................................  $   --   $35,834
                                                                          ======   =======

     Amortization of the assets under capital leases is included in depreciation expense.

5. EMPLOYEE BENEFIT PLANS

     The Company has a defined-contribution employee benefit plan incorporating provisions of section 401(k) of the Internal Revenue Code. Substantially all employees are eligible to participate in the plan. Under the plan's provisions, a plan member may annually contribute, on a tax-deferred basis, multiples of 1% to 20% of total compensation, not to exceed the maximum contributions established annually by the Internal Revenue Service. Matching contributions are made by the Company equal to 25% of total contributions by a plan member, to a maximum of 2.5% of the employee's total calendar year compensation. At its discretion, the Company may make additional contributions. The Company's contributions totaled $6,500, $9,978 and $13,200 for 1993, 1994 and 1995, respectively.

                     ARROW HEATING & AIR CONDITIONING, INC.

6. CONTINGENT LIABILITIES

     The Company maintains general liability insurance coverage and an umbrella policy to ensure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

7. STOCKHOLDERS' COMPENSATION

     Stockholder's compensation, which consisted of salary and cash bonuses, is included in selling, general and administrative expenses and totaled $52,239, $59,900 and $197,321 in 1993, 1994 and 1995, respectively.

8. PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

     In connection with the contemplated initial public offering (see Note 9), the Subchapter S election will be terminated. As a result, the Company will be subject to corporate income taxes subsequent to the termination of S corporation status. The Company had net operating income for income tax purposes of $68,000, $128,300, $244,900 and $143,900 for 1993, 1994, 1995 and the six months ended
June 30, 1996, respectively. Had the Company filed federal and state income tax returns as a regular corporation for 1993, 1994, 1995 and the six months ended June 30, 1996, income tax expense under the provisions of Financial Accounting Standards No. 109 would have been $25,200, $56,700, $122,500 and $75,100, respectively.

     At the date of termination of S corporation status, the Company will be required to provide deferred taxes for cumulative temporary differences between financial reporting and income tax reporting bases of assets and liabilities. Such deferred taxes will be based on the cumulative temporary differences at the date of termination of S corporation status. The effect of recognizing the deferred taxes will be included in income from continuing operations. If the termination of S corporation status had occurred at June 30, 1996, the net deferred tax liability would have been approximately $62,700.

9. RECAPITALIZATION AND INITIAL PUBLIC OFFERING

     The Company plans to exchange shares of its common stock in exchange for shares of common stock and cash of Service Experts, Inc. simultaneously with Service Experts, Inc. closing the initial public offering of its common stock. Service Experts, Inc. was formed primarily for the purpose of acquiring air conditioning and heating companies, similar to the Company, in exchange for shares of its common stock and cash. The combination is to be effected in accordance with executed combination agreements with air conditioning and heating companies and Service Experts, Inc.

10. UNAUDITED INTERIM FINANCIAL INFORMATION

     The balance sheet as of June 30, 1996 and the statements of income and cash flows for the six months ended June 30, 1995 and 1996 (interim financial statements) have been prepared by management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1993, 1994 and 1995 audited financial statements appearing herein. The results of the six months ended June 30, 1995 and 1996 may not be indicative of operating results for the full respective years.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Air Experts, a United Services Co., Inc.

     We have audited the accompanying balance sheets of Air Experts, a United Services Co., Inc. as of December 31, 1994 and 1995, and the related statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Air Experts, A United Services Co., Inc. at December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Nashville, Tennessee
May 10, 1996

                    AIR EXPERTS, A UNITED SERVICES CO., INC.

                                 BALANCE SHEETS

                                                                DECEMBER 31,
                                                            ---------------------      JUNE 30,
                                                              1994         1995          1996
                                                            --------     --------     -----------
                                                                                      (UNAUDITED)
                                             ASSETS
Current assets:
  Cash....................................................  $ 15,368     $ 76,463     $    51,121
  Receivables:
     Trade, net of allowance for doubtful accounts of
       $1,534 in 1994, $760 in 1995, and $-0- in 1996.....    37,316       54,708         118,844
     Employees............................................     1,210          521             350
     Other................................................     2,936       10,099          37,180
                                                            --------     --------     -----------
                                                              41,462       65,328         156,374
  Inventories.............................................        --       68,241         103,629
  Deferred income taxes...................................    37,051       30,998          43,888
  Prepaid expenses and other current assets...............    23,291       37,930         170,355
                                                            --------     --------     -----------
          Total current assets............................   117,172      278,960         525,367
Property, buildings and equipment:
  Furniture and fixtures..................................     8,931        8,931          16,567
  Machinery and equipment.................................    61,216       71,677         153,648
  Vehicles................................................    17,473        2,394          70,368
  Leasehold improvements..................................    17,893       17,285          26,582
                                                            --------     --------     -----------
                                                             105,513      100,287         267,165
  Less accumulated depreciation and amortization..........   (28,451)     (45,648)        (68,885)
                                                            --------     --------     -----------
                                                              77,062       54,639         198,280
Goodwill, net.............................................   467,176      433,806         417,122
Other assets..............................................     7,938        9,479          14,077
                                                            --------     --------     -----------
          Total assets....................................  $669,348     $776,884     $ 1,154,846
                                                            ========     ========       =========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable and accrued liabilities..........  $217,070     $111,615     $   255,518
  Accrued compensation....................................    34,509       63,211          35,492
  Accrued taxes, other than income........................     4,048        5,942          15,244
  Accrued warranties......................................    29,954       31,715          43,870
  Income taxes payable....................................    34,190       96,526         127,221
  Deferred revenue........................................    98,233       78,718          93,205
  Current portion of long-term debt and capital leases....    43,805       19,008          26,782
  Due to related parties..................................    20,000      117,606              --
  Liability to Company benefit plan.......................       452           --              --
                                                            --------     --------     -----------
          Total current liabilities.......................   482,261      524,341         597,332
Long-term debt, net of current portion....................     6,262        1,965             910
Capital lease obligations, less current portion...........    19,685       14,016         132,828
Deferred income taxes.....................................     1,796        1,383           1,383
Stockholders' equity:
  Common stock ($1 per share par value, 30,000 shares
     authorized, 4,666 shares issued and outstanding at
     December 31, 1995 and 1994 and June 30, 1996)........     4,666        4,666           4,666
  Paid-in capital in excess of par value of common
     stock................................................   176,834      176,834         176,834
  Retained earnings.......................................   (22,156)      53,679         240,893
                                                            --------     --------     -----------
          Total stockholders' equity......................   159,344      235,179         422,393
                                                            --------     --------     -----------
          Total liabilities and stockholders' equity......  $669,348     $776,884     $ 1,154,846
                                                            ========     ========       =========

                            See accompanying notes.

                    AIR EXPERTS, A UNITED SERVICES CO., INC.

                            STATEMENTS OF OPERATIONS

                                                                             SIX MONTHS ENDED JUNE
                                                  YEAR ENDED DECEMBER 31,             30,
                                                  -----------------------   -----------------------
                                                     1994         1995         1995         1996
                                                  ----------   ----------   ----------   ----------
                                                                                  (UNAUDITED)
Net revenues....................................  $2,166,990   $2,554,838   $1,123,711   $1,750,233
Cost of goods sold..............................   1,300,590    1,289,891      547,585    1,015,958
                                                  ----------   ----------   ----------   ----------
Gross margin....................................     866,400    1,264,947      576,126      734,275
Selling, general and administrative expenses....     878,642    1,112,360      490,609      651,165
                                                  ----------   ----------   ----------   ----------
Income (loss) from operations...................     (12,242)     152,587       85,517       83,110
Other income (expense):
  Interest expense..............................      (2,848)     (17,012)      (3,156)      (8,255)
  Interest income...............................           3           59           56           72
  Other income..................................      31,455        8,176        2,070       36,793
                                                  ----------   ----------   ----------   ----------
                                                      28,610       (8,777)      (1,030)      28,610
                                                  ----------   ----------   ----------   ----------
Income before federal and state income taxes....      16,368      143,810       84,487      111,720
Provision (benefit) for income taxes:
  Current.......................................      34,190       62,335       30,796       30,696
  Deferred......................................       4,334        5,640       (3,907)     (12,890)
                                                  ----------   ----------   ----------   ----------
                                                      38,524       67,975       26,889       17,806
                                                  ----------   ----------   ----------   ----------
Net income (loss)...............................  $  (22,156)  $   75,835   $   57,598   $   93,914
                                                   =========    =========    =========    =========

                            See accompanying notes.

                    AIR EXPERTS, A UNITED SERVICES CO., INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                   COMMON STOCK
                                                  ---------------   PAID-IN    RETAINED
                                                  SHARES   AMOUNT   CAPITAL    EARNINGS    TOTAL
                                                  ------   ------   --------   --------   --------
Beginning balance...............................      --   $   --   $     --   $     --   $     --
  Purchase of company...........................   4,666    4,666    176,834         --    181,500
  Net income....................................      --       --         --    (22,156)   (22,156)
                                                  ------   ------   --------   --------   --------
Balance at December 31, 1994....................   4,666    4,666    176,834    (22,156)   159,344
  Net income....................................      --       --         --     75,835     75,835
                                                  ------   ------   --------   --------   --------
Balance at December 31, 1995....................   4,666    4,666    176,834     53,679    235,179
                                                  ------   ------   --------   --------   --------
  Capital distributions (unaudited).............      --       --         --     93,300     93,300
  Net income (unaudited)........................      --       --         --     93,914     93,914
                                                  ------   ------   --------   --------   --------
Balance at June 30, 1996 (unaudited)............   4,666   $4,666   $176,834   $240,893   $422,393
                                                  ======   ======   ========   ========   ========

                            See accompanying notes.

                    AIR EXPERTS, A UNITED SERVICES CO., INC.

                            STATEMENTS OF CASH FLOWS

                                                       YEAR ENDED DECEMBER     SIX MONTHS ENDED
                                                               31,                 JUNE 30,
                                                      ---------------------   -------------------
                                                        1994        1995        1995       1996
                                                      ---------   ---------   --------   --------
                                                                                  (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss)...................................  $ (22,156)  $  75,835   $ 57,599   $ 93,914
Adjustments to reconcile net income (loss) to net
  cash provided by operating activities:
  Depreciation and amortization.....................     61,822      59,545     31,808     39,920
  Deferred income taxes.............................      4,334       5,640     (3,907)   (12,890)
  Provisions for loss on (recoveries of) accounts
     receivable.....................................      1,534        (774)      (774)        --
  Gain on asset disposals...........................         --      (3,216)        --         --
  Changes in assets and liabilities:
     Receivables....................................     21,962     (23,092)   (18,020)   (91,047)
     Inventories....................................      4,221     (68,241)   (39,177)   (35,388)
     Prepaid expenses and other current assets......      5,827     (14,639)    (7,447)  (132,425)
     Trade accounts payable and accrued
       liabilities..................................    (74,948)   (105,455)   (38,455)   143,903
     Accrued compensation...........................     (5,115)     28,702     19,743    (27,719)
     Accrued taxes, other than income...............     (7,461)      1,894      1,312      9,302
     Accrued warranties.............................     (9,728)      1,761     (4,842)    12,155
     Deferred revenue...............................     (7,111)    (19,515)    21,850     14,487
     Income taxes payable...........................     34,190      62,335     26,462     30,697
     Liability to Company benefit plan..............        452        (452)        --         --
                                                      ---------   ---------   --------   --------
Net cash flow provided by operating activities......      7,823         328     46,152     44,909
INVESTING ACTIVITIES
Purchase of property, buildings, and equipment......    (45,213)     (5,884)    (1,015)    (9,169)
Proceeds from sale of property, buildings, and
  equipment.........................................         --       5,349         --         --
Cash received from acquisition of business..........     76,906          --         --         --
(Increase) decrease in other assets.................     11,212      (1,541)   (13,145)    (4,598)
                                                      ---------   ---------   --------   --------
Net cash provided by (used in) investing
  activities........................................     42,905      (2,076)   (14,160)   (13,767)
FINANCING ACTIVITIES
Proceeds of long-term debt..........................    117,105          --         --         --
Payments of long-term debt and capital leases.......   (112,465)    (34,763)   (13,829)   (32,178)
Due to related parties..............................    (40,000)     97,606         --    (24,306)
                                                      ---------   ---------   --------   --------
Net cash provided by (used in) financing
  activities........................................    (35,360)     62,843    (13,829)   (56,484)
                                                      ---------   ---------   --------   --------
Increase (decrease) in cash.........................     15,368      61,095     18,163    (25,342)
Cash at beginning of year...........................         --      15,368     15,368     76,463
                                                      ---------   ---------   --------   --------
Cash at end of year.................................  $  15,368   $  76,463   $ 33,531   $ 51,121
                                                      =========   =========   ========   ========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid.......................................  $   2,848   $   5,051   $  3,156   $  8,255
                                                      =========   =========   ========   ========
Purchase of equipment through capital leases........  $   3,068   $   5,600   $     --   $157,709
                                                      =========   =========   ========   ========
ACQUISITION OF COMPANY
Common stock issued.................................  $ 181,500
Liabilities assumed.................................    613,289
                                                      ---------
Fair value of assets acquired excluding cash........   (717,883)
                                                      ---------
Cash received.......................................  $  76,906
                                                      =========

                            See accompanying notes.

                    AIR EXPERTS, A UNITED SERVICES CO., INC.

                         NOTES TO FINANCIAL STATEMENTS
                  DECEMBER 31, 1994 AND 1995 AND JUNE 30, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     Air Experts, a United Services Co., Inc. ("the Company"), a wholly-owned subsidiary of Service Now, Inc. operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for residential customers in St. Louis. On January 2, 1994, (effective January 1, 1994) Service Now purchased all the outstanding shares of stock of the Company and accounted for the transaction by the purchase method recording goodwill of $500,546. Prior to the purchase, Air Experts was owned by an individual who is also a shareholder of Service Now, Inc. The aggregate purchase price included adjustments for the shareholder's basis in the Company. Amortization is provided on the straight-line basis over 15 years, which totaled $33,370 and $33,370 in both 1994 and 1995.

RECOGNITION OF INCOME

     Revenue on all of the Company's heating and air conditioning installation for residential and service and maintenance are recognized upon completion of the services.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash

     The carrying amounts reported in the balance sheets for cash approximate fair value.

  Accounts Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value.

  Long-Term Debt and Capital Lease Obligations

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the balance sheets for long-term debt and capital lease obligations approximate fair value.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined principally by the first-in, first-out (FIFO) method for all inventories.

PROPERTY, BUILDING AND EQUIPMENT

     Property, building and equipment are stated on the basis of cost. Depreciation is provided on the straight-line basis over five years, except leases which are depreciated over five years or the life of the lease, whichever is shorter.

     Depreciation expense was $28,451 and $24,353 and 1995, respectively.

WARRANTIES

     The Company provides retail customers with a one-year warranty on labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts for the first year. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

                    AIR EXPERTS, A UNITED SERVICES CO., INC.

ADVERTISING COSTS

     Advertising costs primarily relate to brochures which are accounted for as prepaid supplies and expensed as distributed. The Company had no prepaid advertising at December 31, 1994. The Company had $20,014 of prepaid advertising at December 31, 1995. Advertising expense was $87,175 and $158,350 in 1994 and 1995, respectively.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     During 1994 and 1995, the Company used the liability method of accounting for income taxes as provided by SFAS No. 109, "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at estimated tax rates that will be in effect when the differences reverse.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     During the years ended December 31, 1994 and 1995, amounts charged to bad debt expense totaled ($614) and $541, respectively, and accounts written off, net of recoveries, were ($2,148) and $1,315, respectively.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Company has considered the impact of newly issued financial accounting opinions, principally Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued opinions would have a significant impact on the Company's financial statements.

2. LONG-TERM DEBT

     Long-term debt, including capital lease obligations consists of the following:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                         1994       1995
                                                                       --------   --------
    Note payable to Tokai Financial, monthly payments of $1,000
      including principal and interest at 9%, matures July 1996......  $ 21,411   $  6,262
    Term loan with bank, secured by vehicle, monthly payments of $187 including principal and interest at 9.2%, matures November
      1997...........................................................        --      3,926
    Note payable to Premium Assignment Corporation, monthly payments of $8,066 including principal and interest at 7%, matured
      February 1995..................................................    16,013         --
    Capital lease obligations, payable in monthly installments of
      various amounts, maturing February 1996 to March 2001..........    32,328     19,686
    Capital lease obligations -- related party, monthly payments of
      $202 including principal and interest at 18%, matures 1998.....        --      5,115
                                                                       --------   --------
                                                                         69,752     34,989
    Less current portion.............................................   (43,805)   (19,008)
                                                                       --------   --------
                                                                       $ 25,947   $ 15,981
                                                                       ========   ========

                    AIR EXPERTS, A UNITED SERVICES CO., INC.

     As of December 31, 1995, the aggregate amounts of annual principal maturities of long-term debt (excluding capital lease obligations) are as follows:

        1996...............................................................  $ 8,223
        1997...............................................................    1,965
                                                                             -------
                                                                             $10,188
                                                                             =======

     Based on market interest rates at December 31, 1995 the fair value of the long-term debt approximates its carrying value.

3. LEASES

     Total rental expense for all operating leases was $78,783 and $61,952 for 1994 and 1995, respectively. The Company leases certain office and warehouse facilities, vehicles, and equipment under terms of noncancelable operating lease agreements which expire at various dates through March 1999. Minimum rental commitments at December 31, 1995 under capital and operating leases having an initial noncancelable term of one year or more are as follows:

                                                                        CAPITAL   OPERATING
                                                                        LEASES     LEASES
                                                                        -------   ---------
    1996..............................................................  $13,480    $48,439
    1997..............................................................    8,132     15,689
    1998..............................................................    7,322      8,787
    1999..............................................................      475      1,500
                                                                        -------   ---------
                                                                         29,409    $74,415
                                                                                   =======
    Amounts representing interest.....................................   (4,608)
                                                                        -------
    Present value of net minimum rentals (including $10,785 classified as current).....................................................  $24,801
                                                                        =======

     The carrying values of assets under capital leases, which are included with owned assets in the accompanying balance sheets, are as follows:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                         1994       1995
                                                                       --------   --------
    Machinery and equipment..........................................  $ 55,087   $ 60,687
    Less accumulated amortization....................................   (27,527)   (37,772)
                                                                       --------   --------
    Net property, plant and equipment under capital leases...........  $ 27,560   $ 22,915
                                                                       ========   ========

     Amortization of the assets under capital leases is included in depreciation expense.

4. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company is a party to a number of legal proceedings arising in the ordinary course of its business. In the opinion of management, the resolution of these proceedings will not have a material adverse effect on the financial position or results of operations of the Company.

     The Company maintains general liability insurance coverage and an umbrella policy to ensure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

                    AIR EXPERTS, A UNITED SERVICES CO., INC.

5. INCOME TAXES

     The Company is included in the consolidated return of Service Now, Inc. Income tax for the Company is calculated as if the Company filed a separate return.

     Income tax expense consists of the following:

                                                                            YEAR ENDED
                                                                           DECEMBER 31,
                                                                         -----------------
                                                                          1994      1995
                                                                         -------   -------
    Current:
      Federal..........................................................  $27,025   $51,212
      State............................................................    7,165    11,123
                                                                         -------   -------
                                                                          34,190    62,335
    Deferred...........................................................    4,334     5,640
                                                                         -------   -------
                                                                         $38,524   $67,975
                                                                         =======   =======

     Significant components of the deferred tax assets and liabilities are as follows:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                         1994       1995
                                                                       --------   --------
    Deferred tax liabilities:
      Depreciation and amortization..................................  $  1,796   $  1,383
                                                                       --------   --------
    Deferred tax liabilities.........................................     1,796      1,383
    Deferred tax assets:
      Deferred revenue...............................................    23,533     17,593
      Accrued warranty...............................................    11,383     12,052
      Contributions..................................................    33,340     46,097
      Other..........................................................     2,135      1,353
                                                                       --------   --------
    Deferred tax assets..............................................    70,391     77,095
    Valuation allowance..............................................   (33,340)   (46,097)
                                                                       --------   --------
    Net deferred tax assets..........................................    37,051     30,998
                                                                       --------   --------
    Net deferred tax liabilities (assets)............................  $(35,255)  $(29,615)
                                                                       ========   ========

     A valuation allowance of $46,097 has been provided against the deferred tax assets as the Company cannot conclude that it is more likely than not that these deferred tax assets will be realized. In connection with the acquisition as described in Note 1 (which was treated as a tax-free exchange for tax purposes), a valuation allowance of $43,429 was recorded against the deferred tax assets. During 1994, the Company determined that $39,589 of these assets were realizable and recorded the related tax benefits as a reduction of goodwill. Of the $46,097 reserve at December 31, 1995, $3,840 relates to assets acquired on January 2, 1994. If these assets are realized in the future, the related tax benefits will be recorded as a reduction of goodwill. The remaining $42,257 relates to assets which arose after the acquisition. If these assets are realized in the future, the related tax benefits will reduce income tax expense.

                    AIR EXPERTS, A UNITED SERVICES CO., INC.

     The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 34% to income before income taxes. The differences are summarized as follows:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                         1994       1995
                                                                       --------   --------
    Tax provision at statutory rate..................................  $  5,565   $ 48,895
    State income tax less applicable federal tax benefit.............     5,030      7,734
    Goodwill amortization............................................    11,346     11,346
    Change in valuation allowance....................................    29,500     12,757
    Rate differential................................................   (12,917)   (12,757)
                                                                       --------   --------
                                                                       $ 38,524   $ 67,975
                                                                       ========   ========

6. RELATED PARTY TRANSACTIONS

     The Company paid rental fees for an office building of $35,414 and $30,000 at December 31, 1994 and 1995, respectively, to STEFCO, whose owner is a shareholder of the Company's Parent, Service Now, Inc.

     The Company has an obligation to its Parent of $20,000 at 12.5% interest at December 31, 1994 and 1995, respectively, for which there is no fixed repayment schedule.

     The Company also has a capital lease for computer software with its Parent which has an outstanding obligation of $5,115 at December 31, 1995.

     The Company has an obligation to Contractor Success Group (CSG) of $97,606 at 8% interest at December 31, 1995. The Company paid CSG $6,775 and $32,293 during 1994 and 1995, respectively, for monthly membership dues and various sales materials. The shareholders of CSG also are majority interest shareholders of the Company's Parent.

7. RECAPITALIZATION AND INITIAL PUBLIC OFFERING

     The Company plans to exchange shares of its common stock in exchange for shares of common stock and cash of Service Experts, Inc. simultaneously with Service Experts, Inc. closing the initial public offering of its common stock. Service Experts, Inc. was formed primarily for the purpose of acquiring air conditioning and heating companies, similar to the Company, in exchange for shares of its common stock and cash. The combination is to be effected in accordance with executed combination agreements with air conditioning and heating companies and Service Experts, Inc.

8. UNAUDITED INTERIM FINANCIAL INFORMATION

     The statements of income (loss) and cash flows for the six months ended June 30, 1995 and 1996, (interim financial statements) have been prepared by management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1993, 1994 and 1995 audited financial statements appearing herein. The results of the six months ended June 30, 1995 and 1996, may not be indicative of operating results for the full respective years.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholders
Gilley's Heating & Cooling, Inc.

     We have audited the accompanying balance sheets of Gilley's Heating & Cooling, Inc. as of December 31, 1994 and 1995, and the related statements of income, stockholder's equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gilley's Heating & Cooling, Inc. at December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Nashville, Tennessee
May 10, 1996

                        GILLEY'S HEATING & COOLING, INC.

                                 BALANCE SHEETS

                                                               DECEMBER 31,           JUNE 30,
                                                          -----------------------     ---------
                                                            1994          1995          1996
                                                          ---------     ---------     ---------
                                                                                      (UNAUDITED)
                                            ASSETS
Current assets:
  Cash and cash equivalents.............................  $ 321,199     $ 338,032     $ 234,601
  Receivables:
     Trade, net of allowance for doubtful accounts of
       $2,367, $3,232 and $808 in 1994, 1995 and 1996,
       respectively.....................................     68,291       104,817       185,763
     Related party......................................         --        12,495         9,494
     Other..............................................         --         2,600            --
                                                          ---------     ---------     ---------
                                                             68,291       119,912       195,257
  Inventories...........................................     67,014        79,379       104,073
  Investments...........................................     36,148        60,595       280,269
  Prepaid expenses and other current assets.............      2,839        12,305        69,308
  Deferred income taxes.................................      1,222         1,099           549
                                                          ---------     ---------     ---------
          Total current assets..........................    496,713       611,322       884,057
Property and equipment:
  Furniture and fixtures................................     75,263        81,269        81,269
  Vehicles..............................................    226,673       226,673       226,673
  Leasehold improvements................................     18,959        18,959        18,959
                                                          ---------     ---------     ---------
                                                            320,895       326,901       326,901
  Less accumulated depreciation and amortization........   (209,172)     (246,442)     (262,574)
                                                          ---------     ---------     ---------
                                                            111,723        80,459        64,327
Other assets............................................      8,566        12,431        12,431
                                                          ---------     ---------     ---------
          Total assets..................................  $ 617,002     $ 704,212     $ 960,815
                                                          =========     =========     =========
                             LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Trade accounts payable and accrued liabilities........  $  45,975     $  32,812     $  86,618
  Accrued compensation..................................      6,645         8,889       103,257
  Accrued taxes, other than income......................      4,244         5,747         3,769
  Accrued warranties....................................      7,861        11,374         7,500
  Income taxes payable..................................     78,177        56,398        82,926
  Deferred revenue......................................     10,709        13,473         2,970
                                                          ---------     ---------     ---------
          Total current liabilities.....................    153,611       128,693       287,040
Deferred income taxes...................................      8,155         9,176        11,918
Stockholder's equity:
  Common stock, no par value, 100 shares authorized and
     issued.............................................      4,000         4,000         4,000
  Unrealized gains (losses) on available-for-sale
     securities.........................................     (1,250)        5,244        10,745
  Retained earnings.....................................    452,486       557,099       647,112
                                                          ---------     ---------     ---------
          Total stockholder's equity....................    455,236       566,343       661,857
                                                          ---------     ---------     ---------
          Total liabilities and stockholder's equity....  $ 617,002     $ 704,212     $ 960,815
                                                          =========     =========     =========

                            See accompanying notes.

                        GILLEY'S HEATING & COOLING, INC.

                              STATEMENTS OF INCOME

                                                                                 SIX MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,                JUNE 30,
                                        ------------------------------------   ---------------------
                                           1993         1994         1995        1995        1996
                                        ----------   ----------   ----------   --------   ----------
                                                                                    (UNAUDITED)
Net revenues..........................  $1,758,548   $1,798,733   $1,896,365   $847,595   $1,076,675
Cost of goods sold....................   1,224,111    1,253,203    1,241,385    580,612      699,348
                                        ----------   ----------   ----------   --------   ----------
Gross margin..........................     534,437      545,530      654,980    266,983      377,327
Selling, general and administrative
  expenses............................     488,396      308,229      510,553    253,016      254,876
Bad debt expense......................       3,941        2,801        3,232      1,616        1,616
                                        ----------   ----------   ----------   --------   ----------
Income from operations................      42,100      234,500      141,195     12,351      120,835
Other income:
  Interest income.....................       4,150        3,952        8,845      4,692        2,371
  Other income........................         447          756          967        483        1,132
                                        ----------   ----------   ----------   --------   ----------
                                             4,597        4,708        9,812      5,175        3,503
                                        ----------   ----------   ----------   --------   ----------
Income before income taxes............      46,697      239,208      151,007     17,526      124,338
Provision (benefit) for income taxes:
  Current.............................       6,567       82,847       47,417      3,127       32,864
  Deferred............................       2,113        2,857       (1,023)       256        1,461
                                        ----------   ----------   ----------   --------   ----------
                                             8,680       85,704       46,394      3,383       34,325
                                        ----------   ----------   ----------   --------   ----------
Net income............................  $   38,017   $  153,504   $  104,613   $ 14,143   $   90,013
                                         =========    =========    =========   ========    =========

                            See accompanying notes.

                        GILLEY'S HEATING & COOLING, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                                                                    UNREALIZED
                                                 COMMON STOCK,    GAINS (LOSSES)
                                                 NO PAR VALUE     ON AVAILABLE-
                                                ---------------      FOR-SALE      RETAINED
                                                SHARES   AMOUNT     SECURITIES     EARNINGS    TOTAL
                                                ------   ------   --------------   --------   --------
Balance at December 31, 1992..................    100    $4,000      $     --      $260,965   $264,965
  Net income..................................     --        --            --        38,017     38,017
                                                ------   ------   --------------   --------   --------
Balance at December 31, 1993..................    100     4,000            --       298,982    302,982
  Net income..................................     --        --            --       153,504    153,504
  Adjustment to unrealized losses on
     available-for-sale securities, net of
     tax......................................     --        --        (1,250)           --     (1,250)
                                                ------   ------   --------------   --------   --------
Balance at December 31, 1994..................    100     4,000        (1,250)      452,486    455,236
  Net income..................................     --        --            --       104,613    104,613
  Adjustment to unrealized gains on
     available-for-sale securities, net of
     tax......................................     --        --         6,494            --      6,494
                                                ------   ------   --------------   --------   --------
Balance at December 31, 1995..................    100     4,000         5,244       557,099    566,343
  Net income (unaudited)......................     --        --            --        90,013     90,013
  Adjustment to unrealized gains on
     available-for-sale securities, net of tax
     (unaudited)..............................     --        --         5,501            --      5,501
                                                ------   ------   --------------   --------   --------
Balance at June 30, 1996 (unaudited)..........    100    $4,000      $ 10,745      $647,112   $661,857
                                                =====    ======   ===========      ========   ========

                            See accompanying notes.

                        GILLEY'S HEATING & COOLING, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                SIX MONTHS ENDED
                                                YEAR ENDED DECEMBER 31,             JUNE 30,
                                             ------------------------------   --------------------
                                               1993       1994       1995       1995       1996
                                             --------   --------   --------   --------   ---------
                                                                                  (UNAUDITED)
OPERATING ACTIVITIES
Net income.................................  $ 38,017   $153,504   $104,613   $ 14,143   $  90,013
Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation and amortization............    31,478     38,256     37,270     18,135      16,132
  Current deferred income taxes............     2,113      2,857     (1,023)       256       1,461
  Provisions for loss on accounts
     receivable............................     3,941      2,801      3,232      1,616       1,616
  Loss on asset disposals..................     1,529         --         --         --          --
  Changes in assets and liabilities:
     Receivables...........................     1,568     (3,363)   (54,853)   (87,071)    (76,961)
     Inventories...........................    38,576       (357)   (12,365)   (25,662)    (24,694)
     Prepaid expenses and other current
       assets..............................     1,242       (170)    (9,466)     1,313     (57,003)
     Trade accounts payable and accrued
       liabilities.........................   (14,520)     2,904    (13,163)    64,698      53,806
     Accrued compensation..................    54,394    (59,896)     2,244     93,355      94,368
     Accrued taxes, other than income......    28,489    (33,607)     1,503     (4,357)     (1,978)
     Accrued warranties....................    (2,086)     6,187      3,513      1,171      (3,874)
     Deferred revenue......................    (2,314)     1,039      2,764      1,337     (10,503)
     Income taxes payable..................       714     75,026    (21,779)   (64,384)     24,777
                                             --------   --------   --------   --------   ---------
Net cash flow provided by operating
  activities...............................   183,141    185,181     42,490     14,550     107,160
INVESTING ACTIVITIES
Purchase of property and equipment.........  $(10,760)  $(64,347)  $ (6,006)  $     --   $      --
Purchase of investments....................   (16,960)   (13,605)   (15,786)    (7,918)   (210,591)
Increase in other assets...................    (3,174)    (3,654)    (3,865)    (1,932)         --
                                             --------   --------   --------   --------   ---------
Net cash used in investing activities......   (30,894)   (81,606)   (25,657)    (9,850)   (210,591)
                                             --------   --------   --------   --------   ---------
Increase (decrease) in cash and cash
  equivalents..............................   152,247    103,575     16,833      4,700    (103,431)
Cash and cash equivalents at beginning of
  year.....................................    65,377    217,624    321,199    321,199     338,032
                                             --------   --------   --------   --------   ---------
Cash and cash equivalents at end of year...  $217,624   $321,199   $338,032   $325,899   $ 234,601
                                             ========   ========   ========   ========   =========
SUPPLEMENTAL CASH FLOW INFORMATION
Income tax paid............................  $  5,853   $  7,821   $ 69,196   $ 70,037   $  12,703
                                             ========   ========   ========   ========   =========

                            See accompanying notes.

                        GILLEY'S HEATING & COOLING, INC.

                         NOTES TO FINANCIAL STATEMENTS
                  DECEMBER 31, 1994 AND 1995 AND JUNE 30, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     Gilley's Heating & Cooling, Inc. ("the Company") is a "C" corporation and operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for residential customers. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base.

RECOGNITION OF INCOME

     Revenues on all of the Company's heating and air conditioning installation for residential installation and service and maintenance revenue are recognized upon completion of the services.

CASH EQUIVALENTS

     The Company considers all highly liquid inventory investments with an original maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash

     The carrying amounts reported in the balance sheets for cash and cash equivalents approximate fair value.

  Accounts Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value.

  Long-Term Debt

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the balance sheets for long-term debt approximate fair value.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined principally by the first-in, first-out (FIFO) method for all inventories.

SHORT-TERM INVESTMENTS

     Short-term investments include investments in mutual funds. These investments are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." It is the Company's intent not to hold these investments to maturity.

                        GILLEY'S HEATING & COOLING, INC.

PROPERTY AND EQUIPMENT

     Property and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line and declining-balance methods over the following useful lives:

                                                                                    YEARS
                                                                                    -----
    Furniture and fixtures......................................................       5
    Machinery and equipment.....................................................       5
    Vehicles....................................................................       5
    Leasehold improvements......................................................      10

WARRANTIES

     The Company provides the retail customer with a two-year warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts and for the first year on labor. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     The Company uses the liability method of accounting for income taxes as provided in Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

ADVERTISING

     The cost of advertising is expensed as incurred. The Company incurred $47,788, $48,373 and $57,581 is such costs during 1993, 1994 and 1995, respectively.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     During the years ended December 31, 1993, 1994 and 1995 amounts charged to bad debt expense totaled $3,941, $2,801 and $3,232, respectively and accounts written off, net of recoveries were $2,016, $2,359 and $2,367, respectively.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued pronouncements would have a significant impact on the Company's financial statements.

                        GILLEY'S HEATING & COOLING, INC.

2. SHORT-TERM INVESTMENTS

     Effective January 1, 1994, the Company adopted SFAS No. 115. The Company's investment securities are classified as available for sale under SFAS No. 115 and, as a result, the carrying amount is a reasonable estimate of fair value. The cost of available-for-sale securities was $37,815 and $53,601 at December 31, 1994 and 1995, respectively. The adoption of SFAS No. 115 did not have a significant impact on the Company's 1994 financial statements.

     All investments are classified as current because the Company views its portfolio as available for use in its current operations.

3. LINE OF CREDIT

     The Company has an unsecured line of credit with a bank that expires in October 1996. Under its terms, the Company can borrow up to $50,000 at prime plus 1.25%. At December 31, 1994 and 1995, the Company had no borrowings outstanding under this agreement.

4. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company is a party to a number of legal proceedings arising in the ordinary course of its business. In the opinion of management, the resolution of these proceedings will not have a material adverse effect on the financial position of the Company.

     The Company maintains general liability insurance coverage and an umbrella policy to ensure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

5. STOCKHOLDER'S COMPENSATION

     Stockholder's compensation which consisted of salary and cash bonuses is included in selling, general and administrative expenses and totaled $300,000, $104,000 and $296,000 in 1993, 1994 and 1995, respectively.

6. INCOME TAXES

     Income tax expense consists of the following:

                                                                  YEAR ENDED DECEMBER 31,
                                                                 --------------------------
                                                                  1993     1994      1995
                                                                 ------   -------   -------
    Current:
      Federal..................................................  $5,261   $72,912   $41,214
      State....................................................   1,306     9,935     6,203
    Deferred...................................................   2,113     2,857    (1,023)
                                                                 ------   -------   -------
                                                                 $8,680   $85,704   $46,394
                                                                 ======   =======   =======

                        GILLEY'S HEATING & COOLING, INC.

     Significant components of the deferred tax assets and liabilities are as follows:

                                                                            DECEMBER 31,
                                                                           ---------------
                                                                            1994     1995
                                                                           ------   ------
    Deferred tax liabilities:
      Unrealized gain on available-for-sale securities...................  $   --   $1,752
      Depreciation and amortization......................................   8,155    7,424
                                                                           ------   ------
                                                                            8,155    9,176
    Deferred tax assets:
      Accounts receivable................................................     805    1,099
      Unrealized loss on available-for-sale securities...................     417       --
                                                                           ------   ------
    Deferred tax assets..................................................   1,222    1,099
    Valuation allowance..................................................      --       --
                                                                           ------   ------
    Net deferred tax assets..............................................   1,222    1,099
                                                                           ------   ------
    Net deferred tax liabilities.........................................  $6,933   $8,077
                                                                           ======   ======

     The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 34% to income before income taxes. The differences are summarized as follows:

                                                                       DECEMBER 31,
                                                                ---------------------------
                                                                 1993      1994      1995
                                                                -------   -------   -------
    Tax provision at statutory rate...........................  $15,877   $81,331   $51,342
    State income tax less applicable federal tax benefit......      862     6,557     4,094
    Other, net -- principally effects of graduated rates......   (8,059)   (2,184)   (9,042)
                                                                -------   -------   -------
                                                                $ 8,680   $85,704   $46,394
                                                                =======   =======   =======

7. RELATED PARTY TRANSACTIONS

     The Company paid annual rental fees of $18,000 in 1993, 1994 and 1995 to the president and sole stockholder of the Company.

8. RECAPITALIZATION AND INITIAL PUBLIC OFFERING

     The Company plans to exchange shares of its common stock in exchange for shares of common stock and cash of Service Experts, Inc. simultaneously with Service Experts, Inc. closing the initial public offering of its common stock. Service Experts, Inc. was formed primarily for the purpose of acquiring air conditioning and heating companies, similar to the Company, in exchange for shares of its common stock and cash. The combination is to be effected in accordance with executed combination agreements with air conditioning and heating companies and Service Experts, Inc.

9. UNAUDITED INTERIM FINANCIAL INFORMATION

     The combined statements of income and cash flows for the six months ended June 30, 1995 and 1996 (interim financial statements) have been prepared by management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1993, 1994 and 1995 audited financial statements appearing herein. The results of the six months ended June 30, 1995 and 1996 may not be indicative of operating results for the full respective years.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholders
Service Experts of Palm Springs, Inc.

     We have audited the accompanying balance sheets of Service Experts of Palm Springs, Inc. as of December 31, 1994 and 1995, and the related statements of operations, stockholders' equity (deficit), and cash flows for the period from October 15, 1993 (date operations commenced) through December 31, 1993, and the years ended December 31, 1994 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Service Experts of Palm Springs, Inc. at December 31, 1994 and 1995, and the results of their operations and their cash flows for the period from October 15, 1993 (date operations commenced) through December 31, 1993, and for the years ended December 31, 1994 and 1995, in conformity with generally accepted accounting principles.

                                                /s/  ERNST & YOUNG LLP
                                          --------------------------------------
                                                    Ernst & Young LLP

Nashville, Tennessee
May 10, 1996

                     SERVICE EXPERTS OF PALM SPRINGS, INC.

                                 BALANCE SHEETS

                                                                    DECEMBER 31,       JUNE 30,
                                                                 -------------------   --------
                                                                   1994       1995       1996
                                                                 --------   --------   --------
                                                                                       (UNAUDITED)
                                            ASSETS
Current assets:
  Cash and cash equivalents....................................  $  2,933   $ 82,008   $ 64,916
  Receivables:
     Trade, net of allowance for doubtful accounts of $2,400 in
       1994, $9,000 in 1995, and $-0- in 1996..................    15,563     33,989     17,915
     Employee..................................................        --        881         --
                                                                 --------   --------   --------
                                                                   15,563     34,870     17,915
  Inventories..................................................    21,550     18,775     20,924
  Prepaid expenses and other current assets....................    26,320     29,460     76,123
  Deferred income taxes........................................        --     25,000     20,737
                                                                 --------   --------   --------
          Total current assets.................................    66,366    190,113    200,615
Property and equipment:
  Furniture and fixtures.......................................     7,036      8,362      8,362
  Machinery and equipment......................................    34,487     76,653     78,054
  Vehicles.....................................................     2,500      2,500      2,500
                                                                 --------   --------   --------
                                                                   44,023     87,515     88,916
  Less accumulated depreciation and amortization...............     5,385     17,859     22,394
                                                                 --------   --------   --------
                                                                   38,638     69,656     66,522
Intangible assets, net of accumulated amortization of $2,589 in
  1994 and $5,666 in 1995 and 1996.............................    44,811     41,734     40,936
                                                                 --------   --------   --------
          Total assets.........................................  $149,815   $301,503   $308,073
                                                                 ========   ========   ========
                        LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Trade accounts payable and accrued liabilities...............  $ 47,234   $  2,805   $ 33,212
  Accrued compensation.........................................    17,466     30,760     24,599
  Accrued warranties...........................................     7,058      9,595     10,886
  Income taxes payable.........................................        --     41,000     57,050
  Deferred revenue.............................................    34,511     42,032     39,692
  Current portion of long-term debt and capital lease
     obligations...............................................    46,069     40,775         --
                                                                 --------   --------   --------
          Total current liabilities............................   152,338    166,967    165,439
Long-term debt and capital lease obligations, net of current
  portion......................................................    69,362     47,686         --
Deferred income taxes..........................................        --      5,500      5,426
Stockholders' equity (deficit):
  Common stock, $1 par value; 1,000 shares authorized, 100
     shares issued and outstanding.............................       100        100        100
  Additional paid-in capital...................................    59,900     59,900     59,900
  (Accumulated deficit) retained earnings......................  (131,885)    21,350     77,208
                                                                 --------   --------   --------
          Total shareholders' (deficit) equity.................   (71,885)    81,350    137,208
                                                                 --------   --------   --------
          Total liabilities and stockholders' equity
            (deficit)..........................................  $149,815   $301,503   $308,073
                                                                 ========   ========   ========

                            See accompanying notes.

                     SERVICE EXPERTS OF PALM SPRINGS, INC.

                            STATEMENTS OF OPERATIONS

                                        PERIOD FROM
                                        OCTOBER 15,     YEAR ENDED DECEMBER     SIX MONTHS ENDED
                                        1993 THROUGH            31,                 JUNE 30,
                                        DECEMBER 31,   ---------------------   -------------------
                                            1993         1994        1995        1995       1996
                                        ------------   --------   ----------   --------   --------
                                                                                   (UNAUDITED)
Net revenues..........................    $ 54,175     $999,164   $1,361,727   $674,098   $594,058
Cost of goods sold....................      43,092      632,425      707,598    325,147    280,188
                                        ------------   --------   ----------   --------   --------
Gross margin..........................      11,083      366,739      654,129    348,951    313,870
Selling, general and administrative
  expenses............................      50,186      449,052      454,847    235,110    234,633
Bad debt expense......................          --        2,400        9,323         --         --
                                        ------------   --------   ----------   --------   --------
Income (loss) from operations.........     (39,103)     (84,713)     189,959    113,841     79,237
Other income (expense):
  Interest expense....................        (105)      (8,438)     (15,253)      (820)    (3,140)
  Other income........................          --          474           29      1,315         --
                                        ------------   --------   ----------   --------   --------
                                              (105)      (7,964)     (15,224)       495     (3,140)
                                        ------------   --------   ----------   --------   --------
Income (loss) before federal and state
  income taxes........................     (39,208)     (92,677)     174,735    114,336     76,097
Provision (benefit) for income taxes:
  Current.............................          --           --       41,000     39,527     16,119
  Deferred............................          --           --      (19,500)    (4,772)     4,120
                                        ------------   --------   ----------   --------   --------
                                                --           --       21,500     34,755     20,239
                                        ------------   --------   ----------   --------   --------
Net income (loss).....................    $(39,208)    $(92,677)  $  153,235   $ 79,581   $ 55,858
                                        ============   ========    =========   ========   ========

                            See accompanying notes.

                     SERVICE EXPERTS OF PALM SPRINGS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                 COMMON STOCK,                 (ACCUMULATED
                                                 $1 PAR VALUE     ADDITIONAL     DEFICIT)
                                                ---------------    PAID-IN       RETAINED
                                                SHARES   AMOUNT    CAPITAL       EARNINGS       TOTAL
                                                ------   ------   ----------   ------------   ---------
Beginning balance.............................     --     $ --     $     --     $       --    $      --
  Issuance of stock...........................    100      100       59,900             --       60,000
  Net loss....................................     --       --           --        (39,208)     (39,208)
                                                ------   ------   ----------   ------------   ---------
Balance at December 31, 1993..................    100      100       59,900        (39,208)      20,792
  Net loss....................................     --       --           --        (92,677)     (92,677)
                                                ------   ------   ----------   ------------   ---------
Balance at December 31, 1994..................    100      100       59,900       (131,885)     (71,885)
  Net income..................................     --       --           --        153,235      153,235
                                                ------   ------   ----------   ------------   ---------
Balance at December 31, 1995..................    100      100       59,900         21,350       81,350
  Net income (unaudited)......................     --       --           --         55,858       55,858
                                                ------   ------   ----------   ------------   ---------
Balance at June 30, 1996 (unaudited)..........    100     $100     $ 59,900     $   77,208    $ 137,208
                                                =====    ======     =======     ==========    =========

                            See accompanying notes.

                     SERVICE EXPERTS OF PALM SPRINGS, INC.

                            STATEMENTS OF CASH FLOWS

                                     PERIOD FROM
                                     OCTOBER 15,     YEAR ENDED DECEMBER     SIX MONTHS ENDED JUNE
                                     1993 THROUGH            31,                      30,
                                     DECEMBER 31,   ----------------------   ---------------------
                                         1993         1994          1995       1995         1996
                                     ------------   ---------     --------   --------     --------
                                                                                  (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss)..................    $(39,208)    $ (92,677)    $153,235   $ 79,581     $ 55,858
Adjustments to reconcile net income
  (loss) to net cash provided by
  (used in) operating activities:
  Depreciation and amortization....         197         7,775       15,551      4,200        4,535
  Deferred income taxes............          --            --      (19,500)    (4,772)       4,120
  Provisions for loss on accounts
     receivable....................          --         2,400        6,600         --           --
  Changes in assets and
     liabilities:
     Receivables...................      (9,262)       (8,701)     (25,907)   (16,041)      16,955
     Inventories...................        (525)      (21,025)       2,775    (10,485)     (46,032)
     Prepaid expenses and other
       current assets..............     (19,405)       (6,915)      (3,140)     9,918       (2,780)
     Trade accounts payable and
       accrued liabilities.........       2,903        44,331      (44,429)   (37,292)      30,407
     Accrued compensation..........       6,721        10,745       13,294    (11,160)      (6,161)
     Accrued warranties............         406         6,652        2,537     (4,192)       1,291
     Deferred revenue..............          --        34,511        7,521      5,024       (2,340)
     Income taxes payable..........          --            --       41,000     48,992       16,119
                                     ------------   ---------     --------   --------     --------
Net cash flows provided by (used
  in) operating activities.........     (58,173)      (22,904)     149,537     63,773       71,972
INVESTING ACTIVITIES
Purchase of property and
  equipment........................      (7,860)      (36,163)     (43,492)    (6,351)      (1,401)
Purchase of customer lists.........      (2,400)      (45,000)          --     (2,455)         798
                                     ------------   ---------     --------   --------     --------
Net cash used in investing
  activities.......................     (10,260)      (81,163)     (43,492)    (8,806)        (603)
FINANCING ACTIVITIES
Issuance of common stock, including
  additional paid-in-capital.......      60,000            --           --         --           --
Proceeds of long-term debt.........      14,891       125,009       38,384         --           --
Payments on long-term debt and
  capital leases...................      (1,609)      (22,858)     (65,354)   (25,137)     (88,461)
                                     ------------   ---------     --------   --------     --------
Net cash provided by (used in)
  financing activities.............      73,282       102,151      (26,970)   (25,137)     (88,461)
                                     ------------   ---------     --------   --------     --------
Increase (decrease) in cash........       4,849        (1,916)      79,075     29,830      (17,092)
Cash at beginning of year..........          --         4,849        2,933      2,933       82,008
                                     ------------   ---------     --------   --------     --------
Cash at end of year................    $  4,849     $   2,933     $ 82,008   $ 32,763     $ 64,916
                                     ============   =========     ========   ========     ========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid......................    $    105     $   6,952     $ 16,739   $  4,240     $  2,270
                                     ============   =========     ========   ========     ========
Income tax paid....................    $     --     $     800     $    800   $    800     $ 12,000
                                     ============   =========     ========   ========     ========

                            See accompanying notes.

                     SERVICE EXPERTS OF PALM SPRINGS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                  DECEMBER 31, 1994 AND 1995 AND JUNE 30, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

     The Company was incorporated in the state of California during October of 1993. At that time, 1,000 shares of capital stock were authorized with a par value of $1 per share. Capital of $60,000 was received in exchange for 100 shares of the Company's stock during 1993, resulting in additional paid-in capital of $59,900.

REPORTING ENTITY

     Service Experts of Palm Springs, Inc. ("the Company") is primarily engaged in the installation and servicing of air conditioning and heating systems for residential customers in and around Palm Springs, California. The Company commenced operations in October of 1993. Accordingly, 1993 includes approximately three months of operations, compared to twelve months during 1994 and 1995.

RECOGNITION OF INCOME

     Revenues on all of the Company's heating and air conditioning installation and other services are recognized upon completion of the services.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash

     The carrying amounts reported in the balance sheets for cash and cash equivalents approximate fair value.

  Accounts Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value.

  Long-Term Debt and Capital Lease Obligations

     Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the balance sheets for long-term debt and capital lease obligations approximate fair value.

INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is determined principally by the first-in, first-out (FIFO) method for all inventories.

PROPERTY AND EQUIPMENT

     Property and equipment are stated on the basis of cost. Depreciation and amortization, including that associated with equipment acquired under capital leases, are provided on the straight-line method over the following useful lives:

                                                                                    YEARS
                                                                                    -----
    Furniture and fixtures........................................................    5
    Machinery and equipment.......................................................    5
    Vehicles......................................................................    5

                     SERVICE EXPERTS OF PALM SPRINGS, INC.

INTANGIBLE ASSETS

     Intangible assets include customer lists purchased from outside parties and are recorded at cost, net of accumulated amortization. Such assets are amortized on a straight-line basis over a period of 15 years.

WARRANTIES

     The Company provides customers with a one-year warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

ADVERTISING COSTS

     Costs associated with advertising are expensed at the time of the advertisement's first showing. Advertising expenses totaled approximately $200, $54,000 and $92,000 for the period from October 15, 1993 through December 31, 1993 and years ended December 31, 1994 and 1995, respectively.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     The Company uses the liability method of accounting for income taxes as provided in Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     For the period October 15, 1993 (date operations commenced), through December 31, 1993, and the years ended December 31, 1994 and December 31, 1995 amounts charged to bad debt expense totaled $0, $2,400 and $9,323, respectively and accounts written off, net of recoveries were $0, $0 and $2,723, respectively.

NEWLY ISSUED ACCOUNTING STANDARDS

     The Company has considered the impact of newly issued financial accounting pronouncements, principally Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and does not believe that adoption of this and any other newly issued pronouncements would have a significant impact on the Company's financial statements.

                     SERVICE EXPERTS OF PALM SPRINGS, INC.

2. LONG-TERM DEBT

     Long-term debt consist of the following:

                                                                          DECEMBER 31,
                                                                      --------------------
                                                                        1994        1995
                                                                      --------     -------
    Notes payable to related party..................................  $ 69,842     $33,254
    Note payable for insurance coverage.............................    24,838      17,859
    Loan payable to a bank..........................................    20,751      14,410
    Capital leases..................................................        --      22,938
                                                                      --------     -------
                                                                       115,431      88,461
    Less current portion............................................    46,069      40,775
                                                                      --------     -------
                                                                      $ 69,362     $47,686
                                                                      ========     =======

     The Company has notes payable to a party related through similar ownership. These notes are due through 1999 and were given in exchange for cash to fund operations and finance capital purchases. The notes require monthly payments of $1,500 including principal and interest at 8%. Subsequent to December 31, 1995, the Company used available funds to pay down a significant portion of these notes, leaving approximately $1,300 due as of March 31, 1996.

     Insurance coverage is financed annually through an outside lending institution. The Company has a note payable to this institution that requires monthly payments of $2,575 including principal and interest at 8%.

     The Company has a term loan with a bank that expires in 1997. The loan is secured by equipment and requires monthly payments of approximately $630 including principal and interest at 9.4%.

     Certain computer software is leased under capital lease agreements with parties related to the Company through similar ownership. The leases continue through 1999. Ownership of this software will transfer to the Company at the end of the lease term. The leases are payable in monthly installments of approximately $700 including implicit interest at 8%.

     As of December 31, 1995, the aggregate amounts of annual principal maturities of long-term debt (excluding capital lease obligations) are as follows:

          1996............................................................  $33,933
          1997............................................................   16,159
          1998............................................................   10,079
          1999............................................................    5,352
                                                                            -------
                                                                            $65,523
                                                                            =======

3. LEASES

     Total rental expense for all operating leases was approximately $7,500, $53,000 and $49,000 for the years ended December 31, 1993, 1994 and 1995, respectively. The Company leases certain office and warehouse facilities and equipment, as well as vehicles under terms of noncancellable operating lease agreements which

                     SERVICE EXPERTS OF PALM SPRINGS, INC.

expire at various dates through 1998. Minimum rental commitments at December 31, 1995 under capital and operating leases having an initial noncancellable term of one year or more are as follows:

                                                                        CAPITAL   OPERATING
                                                                        LEASES     LEASES
                                                                        -------   ---------
    1996..............................................................  $ 8,430    $41,000
    1997..............................................................    8,430     27,500
    1998..............................................................    7,620      1,300
    1999..............................................................    1,500         --
                                                                        -------   ---------
                                                                         25,980    $69,800
                                                                                   =======
    Amounts representing interest.....................................    3,042
                                                                        -------
    Present value of net minimum rentals, including $1,588 classified as current......................................................  $22,938
                                                                        =======

     The carrying values of assets under capital leases, which are included with owned assets in the accompanying balance sheets, are as follows:

                                                                           DECEMBER 31,
                                                                         -----------------
                                                                          1994      1995
                                                                         -------   -------
    Machinery and equipment............................................  $    --   $24,885
    Less accumulated amortization......................................       --     1,786
                                                                         -------   -------
    Net property and equipment under capital leases....................  $    --   $23,099
                                                                         =======   =======

4. EMPLOYEE BENEFIT PLANS

     The Company has a defined-contribution employee benefit plan incorporating provisions of Section 401(k) of the Internal Revenue Code. Substantially all employees are eligible to participate in the plan. Under the plan's provisions, a plan member may annually contribute, on a tax-deferred basis, 2% to 12% of total compensation, not to exceed the maximum established annually by the Internal Revenue Service. Matching contributions are made by the Company in an amount determined at the discretion of management. The Company's matching contributions for 1995 totaled approximately $3,000. No contributions were made during 1994 or 1993.

5. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company maintains general liability insurance coverage to insure itself against liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

                     SERVICE EXPERTS OF PALM SPRINGS, INC.

6. INCOME TAXES

     Significant components of the deferred tax assets and liabilities are as follows:

                                                                          DECEMBER 31,
                                                                      --------------------
                                                                        1994        1995
                                                                      --------     -------
    Deferred tax liabilities:
      Depreciation and amortization.................................  $  1,800     $ 5,500
                                                                      --------     -------
              Total deferred tax liabilities........................     1,800       5,500
    Deferred tax assets:
      Net operating loss carryforwards..............................    39,500          --
      Deferred revenue..............................................     8,800      17,200
      Other.........................................................     4,000       7,800
                                                                      --------     -------
              Total deferred tax assets.............................    52,300      25,000
    Valuation allowance for deferred tax assets.....................   (50,500)         --
                                                                      --------     -------
    Net deferred tax assets.........................................     1,800      25,000
                                                                      --------     -------
    Net deferred tax assets.........................................  $     --     $19,500
                                                                      ========     =======

     Management has evaluated the need for a valuation allowance for all or a portion of the deferred tax assets and believes that the deferred tax assets will be more likely than not realized during the carryforward period. Accordingly, no valuation allowance has been recorded for the year ended December 31, 1995. The valuation allowance was decreased by $50,500 during the year ended December 31, 1995.

     Significant components of the (benefit) provision for income taxes attributable to continuing operations are as follows:

                                                                      DECEMBER 31,
                                                             ------------------------------
                                                               1993       1994       1995
                                                             --------   --------   --------
    Current:
      Federal..............................................  $     --   $     --   $ 31,000
      State................................................        --         --     10,000
                                                             --------   --------   --------
                                                                   --         --     41,000
    Deferred:
      Federal..............................................        --         --    (16,100)
      State................................................        --         --     (3,400)
                                                             --------   --------   --------
                                                                  --          --    (19,500)
                                                             --------   --------   --------
    Provision for income taxes                               $     --   $     --   $ 21,500
                                                             ========   ========   ========

     The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 34% to income (loss) before income taxes. The differences are summarized as follows:

                                                                      DECEMBER 31,
                                                             ------------------------------
                                                               1993       1994       1995
                                                             --------   --------   --------
    Tax (benefit) provision at federal statutory rate......  $(13,300)  $(22,500)  $ 59,500
    State income tax less applicable federal tax benefit...    (1,400)    (2,300)    12,500
    Change in valuation allowance..........................        --         --    (50,500)
    Net operating losses for which no benefit was
      recognized...........................................    14,700     24,800         --
                                                             --------   --------   --------
                                                             $     --   $     --   $ 21,500
                                                             ========   ========   ========

                     SERVICE EXPERTS OF PALM SPRINGS, INC.

7. RELATED PARTY TRANSACTIONS

     The Company paid management and other service fees of approximately $2,000, $28,500 and $34,500 during the period from October 15, 1993 through December 31, 1993 and for years ended December 31, 1994 and 1995, respectively, to parties with similar ownership to that of the Company.

8. RECAPITALIZATION AND INITIAL PUBLIC OFFERING

     The Company plans to exchange shares of its common stock in exchange for shares of common stock and cash of Service Experts, Inc. simultaneously with Service Experts, Inc. closing the initial public offering of its common stock. Service Experts, Inc. was formed primarily for the purpose of acquiring air conditioning and heating companies, similar to the Company, in exchange for shares of its common stock and cash. The combination is to be effected in accordance with executed combination agreements with air conditioning and heating companies and Service Experts, Inc.

9. UNAUDITED INTERIM FINANCIAL INFORMATION

     The statements of operations and cash flows for the six months ended June 30, 1995 and 1996 (interim financial statements) have been prepared by management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1993, 1994 and 1995 audited financial statements appearing herein. The results of the six months ended June 30, 1995 and 1996 may not be indicative of operating results for the full respective years.

- ------------------------------------------------------
- ------------------------------------------------------

     NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SELLING STOCKHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                             ---------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................    2
Prospectus Summary....................    3
Summary Combined Financial Data.......    5
Risk Factors..........................    8
Selected Combined Financial Data......   12
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operation........................   19
The Company...........................   37
Management............................   47
Certain Transactions..................   51
Principal Stockholders................   53
Ratio of Earnings to Fixed Charges....   54
Market and Dividend Information.......   54
Description of Capital Stock..........   55
Description of Common Stock
  Warrants............................   57
Description of Debt Securities........   57
Shares Eligible for Future Sale.......   62
Selling Stockholders..................   63
Legal Matters.........................   63
Experts...............................   63
Index to Financial Statements.........  F-1

- ------------------------------------------------------
- ------------------------------------------------------

- ------------------------------------------------------
- ------------------------------------------------------
                          [LOGO] SERVICE EXPERTS (R)

                                  $50,000,000

                                  COMMON STOCK
                             COMMON STOCK WARRANTS
                              AND DEBT SECURITIES

                              --------------------
                                   PROSPECTUS
                              --------------------

                               September 19, 1996
- ------------------------------------------------------
- ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     (a) The Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person made party to an action by reason of such person's status as a director, officer, employee or agent of the corporation against expenses, judgments, fines and settlements provided such person acted
(i) in good faith, (ii) in a manner reasonably believed to be in or not opposed to the best interests of the Corporation and (iii) with respect to a criminal action, had no reasonable cause to believe such person's conduct was unlawful. The termination of an action by a judgment, order, settlement, conviction or plea of nolo contendere shall not create a presumption that a person did not meet the standard of conduct set forth above. In actions brought by or in the right of the corporation, however, the DGCL provides that no indemnification may be made if the person was adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. To the extent that a person is successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director, officer, employee or agent of a corporation, the DGCL mandates that the corporation indemnify such person against reasonable expenses incurred in the proceeding. A corporation may advance litigation expenses, including attorneys' fees, to a person who is a party to a proceeding upon such person undertaking to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. The indemnification and advancement of expenses under the DGCL are not deemed exclusive of any other rights to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

     (b) Article VII of the Registrant's Restated Certificate of Incorporation provides as follows:

          (i) The Corporation shall indemnify, and upon request shall advance expenses (including attorneys' fees) to, in the manner and to the fullest extent permitted by law, any officer or director (or the estate of any such person) who was or is a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan (an "indemnitee"). The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against any liability which may be asserted against such person. To the fullest extent permitted by law, the indemnification and advances provided for herein shall include expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify and any other person for any such expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the fullest extent permitted by law, both as to action in his official capacity and as to action in another capacity while holding such office.

          (ii) Notwithstanding the foregoing, the Corporation shall not indemnify any such indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to secure a judgment in its favor against such indemnitee with the Corporation, unless and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (iii) The rights to indemnification and advancement of expenses set forth in this Article VII are intended to be greater than those which are otherwise provided for in the General Corporation Law of the

     State of Delaware, are contractual between the Corporation and the person being indemnified, his heirs, executors and administrators, and, with respect to this Article VII are mandatory, notwithstanding a person's failure to meet the standard of conduct required for permissive indemnification under the General Corporation Law of the State of Delaware, as amended from time to time. The rights to indemnification and advancement of expenses set forth in this Article VII are nonexclusive of other similar rights which may be granted by law, this Certificate, the Bylaws, a resolution of the Board of Directors or stockholders or an agreement with the Corporation, which means of indemnification and advancement of expenses are hereby specifically authorized.

          (iv) Any repeal or modification of the provisions of this Article VII, either directly or by the adoption of an inconsistent provision of this Certificate, shall be prospective only and shall not adversely affect any right or protection set forth herein existing in favor of a particular individual at the time of such repeal or modification. In addition, if an amendment to the General Corporation Law of the State of Delaware limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of persons subject to indemnification under this
     Article VII which occur subsequent to the effective date of such amendment.

     (c) The Company has obtained insurance for its directors and executive officers in amounts of $3,000,000 per claim and $3,000,000 for aggregate claims.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

EXHIBIT
NUMBER                                     DESCRIPTION OF EXHIBITS
- ------       -----------------------------------------------------------------------------------
  3.1    --  Restated Certificate of Incorporation of the Registrant(a)
  3.2    --  Bylaws of the Registrant(a)
  4.1    --  Form of Common Stock Certificate(b)
  4.2    --  Form of Subordinated Indenture
  5      --  Opinion of Waller Lansden Dortch & Davis, A Professional Limited Liability Company
 10.1    --  Registrant's 1996 Incentive Stock Plan(a)
 10.2    --  Registrant's 1996 Non-Employee Director Stock Option Plan(a)
 10.3    --  Registrant's 1996 Employee Stock Purchase Plan(a)
 10.4    --  Form of Combination Agreement by and among each of the Subsidiaries, each of its respective stockholders and the Registrant(a)
 10.5    --  Employment Agreement, dated June 26, 1996, between the Registrant and Alan R.
             Sielbeck(a)
 10.6    --  Employment Agreement, dated June 26, 1996, between the Registrant and James D.
             Abrams(a)
 10.7    --  Employment Agreement, dated June 26, 1996, between the Registrant and Anthony M.
             Schofield(a)
 10.8    --  Form of Employment Agreement between the Registrant and certain of its employees(a)
 10.9    --  Form of Escrow Agreement between the Registrant, each of the stockholders of the
             Subsidiaries and the escrow agent(a)
 10.10   --  Form of Equitable Securities Corporation Stock Purchase Warrant(a)
 10.11   --  Loan Agreement, dated September 10, 1996, between the Registrant and SunTrust Bank,
             Nashville, N.A.
 21      --  List of subsidiaries of the Registrant (c)
 23.1    --  Consent of Ernst & Young LLP
 23.2    --  Consent of Waller Lansden Dortch & Davis, A Professional Limited Liability Company
             (included in Exhibit 5)
 24      --  Power of Attorney (set forth on Page II-5)

- ---------------

(a) Incorporated by reference to the exhibits filed with the Registrant's Registration Statement on Form S-1, Registration No. 333-07037.

(b) Incorporated by reference to the exhibits filed with the Registrant's Registration Statement on Form 8-A, File No. 000-21173.
(c) Incorporated by reference to the exhibits filed with the Registrant's Registration Statement on Form S-8, Registration No. 333-11791.

     (b) Financial Statement Schedules

          All other schedules for which provision is made in the applicable accounting regulations of the Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.

ITEM 22.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of section 310 of the Trust Indenture Act (the "TIA") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the TIA.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on September 19, 1996.

                                          SERVICE EXPERTS, INC.

                                          By:     /s/  ALAN R. SIELBECK
                                            ------------------------------------
                                                      Alan R. Sielbeck
                                                        Chairman and
                                                  Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Alan R. Sielbeck and Anthony M. Schofield his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    NAME                                 TITLE(S)                    DATE
- ---------------------------------------------   ---------------------------   -------------------
         /s/  ALAN R. SIELBECK                  Chairman of the Board and      September 19, 1996
- ---------------------------------------------     Chief Executive Officer
              Alan R. Sielbeck                    (principal executive
                                                  officer)

          /s/  JAMES D. ABRAMS                  President and Chief            September 19, 1996
- ---------------------------------------------     Operating Officer;
               James D. Abrams                    Director

       /s/  ANTHONY M. SCHOFIELD                Chief Financial Officer        September 19, 1996
- ---------------------------------------------     (principal financial and
            Anthony M. Schofield                  accounting officer)

        /s/  RAYMOND J. DERIGGI                 Director                       September 19, 1996
- ---------------------------------------------
             Raymond J. DeRiggi

           /s/  NORMAN T. ROLF                  Director                       September 19, 1996
- ---------------------------------------------
               Norman T. Rolf

          /s/  WILLIAM G. ROTH                  Director                       September 19, 1996
- ---------------------------------------------
               William G. Roth

                                                Director                       September   , 1996
- ---------------------------------------------
             Timothy G. Wallace

                                 EXHIBIT INDEX

EXHIBIT                                                                                    PAGE
NUMBER                                 DESCRIPTION OF EXHIBITS                            NUMBER
- ------       -------------------------------------------------------------------------------------
  3.1    --  Restated Certificate of Incorporation of the Registrant(a)
  3.2    --  Bylaws of the Registrant(a)
  4.1    --  Form of Common Stock Certificate(b)
  4.2    --  Form of Subordinated Indenture
  5      --  Opinion of Waller Lansden Dortch & Davis, A Professional Limited Liability
             Company
 10.1    --  Registrant's 1996 Incentive Stock Plan(a)
 10.2    --  Registrant's 1996 Non-Employee Director Stock Option Plan(a)
 10.3    --  Registrant's 1996 Employee Stock Purchase Plan(a)
 10.4    --  Form of Combination Agreement by and among each of the Subsidiaries, each of its respective stockholders and the Registrant(a)
 10.5    --  Employment Agreement, dated June 26, 1996, between the Registrant and Alan
             R. Sielbeck(a)
 10.6    --  Employment Agreement, dated June 26, 1996, between the Registrant and James
             D. Abrams(a)
 10.7    --  Employment Agreement, dated June 26, 1996, between the Registrant and
             Anthony M. Schofield(a)
 10.8    --  Form of Employment Agreement between the Registrant and certain of its employees(a)
 10.9    --  Form of Escrow Agreement between the Registrant, each of the stockholders of the Subsidiaries and the escrow agent(a)
 10.10   --  Form of Equitable Securities Corporation Stock Purchase Warrant(a)
 10.11   --  Loan Agreement, dated September 10, 1996, between the Registrant and
             SunTrust Bank, Nashville, N.A.
 21      --  List of subsidiaries of the Registrant (c)
 23.1    --  Consent of Ernst & Young LLP
 23.2    --  Consent of Waller Lansden Dortch & Davis, A Professional Limited Liability
             Company (included in Exhibit 5)
 24      --  Power of Attorney (set forth on Page II-5)

- ---------------

(a) Incorporated by reference to the exhibits filed with the Registrant's Registration Statement on Form S-1, Registration No. 333-07037.
(b) Incorporated by reference to the exhibits filed with the Registrant's Registration Statement on Form 8-A, File No. 000-21173.
(c) Incorporated by reference to the exhibits filed with the Registrant's Registration Statement on Form S-8, Registration No. 333-11791.